As filed with the Securities and Exchange Commission on August 3, 2006

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-4

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Saxon Capital, Inc.

(Exact name of registrant as specified in its charter)

Maryland	6798	30-0228584
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

Saxon Funding Management, Inc.

(Exact name of registrant as specified in its charter)

Delaware	6798	20-0870693
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

Saxon Capital Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware	6700	20-0804949
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

SCI Services, Inc.

(Exact name of registrant as specified in its charter)

Virginia	7380	54-1802882
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

Saxon Mortgage Services, Inc.

(Exact name of registrant as specified in its charter)

Texas	7380	75-1071561
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

Saxon Mortgage, Inc.

(Exact name of registrant as specified in its charter)

Virginia	6162	52-1805887
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

Saxon Holding, Inc.

(Exact name of registrant as specified in its charter)

Delaware	6700	80-0083863
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

4860 Cox Road

Suite 300

Glen Allen, Virginia 23060

(804) 967-7400

(Address, including zip code, and telephone number, including area code, of registrants’ principal executive offices)

Michael L. Sawyer

Chief Executive Officer

Saxon Capital, Inc.

4860 Cox Road, Suite 300

Glen Allen, Virginia 23060

(804) 967-7400

(Name, address, including zip code, and telephone number, including area code, of agent for service)

With a copy to:

Howard B. Adler, Esq.

Gibson, Dunn & Crutcher LLP

1050 Connecticut Avenue, N.W.

Washington, DC 20036

(202) 955-8500

Joerg H. Esdorn, Esq.

Gibson, Dunn & Crutcher LLP

200 Park Avenue

New York, New York 10166

(212) 351-4000

Approximate date of commencement of proposed sale of the securities to the public:    As soon as practicable after this registration statement becomes effective.

If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box.  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered	Proposed maximum offering price per unit(1)	Proposed maximum aggregate offering price(1)	Amount of registration fee
12% Senior Notes due 2014	$150,000,000	100%	$150,000,000	$16,050
Guarantees of 12% Senior Notes due 2014	—	—	—	(2)

(1)	Exclusive of accrued interest, if any, and estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(f) under the Securities Act of 1933, as amended.
(2)	The guarantees by Saxon Funding Management, Inc., Saxon Capital Holdings, Inc., SCI Services, Inc., Saxon Mortgage Services, Inc., Saxon Mortgage, Inc. and Saxon Holding, Inc. of the obligations of Saxon Capital, Inc. under the notes are also being registered hereby. No additional registration fee is due for the guarantees pursuant to Rule 457(n) under the Securities Act of 1933, as amended.

The registrants hereby amend this registration statement on such date or dates as may be necessary to delay its effective date until the registrants shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until this registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. This prospectus is not an offer to sell these securities nor a solicitation of an offer to buy these securities in any jurisdiction where the offer or sale is not permitted. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective.

Subject to Completion, dated August 3, 2006

PROSPECTUS

$150,000,000

Saxon Capital, Inc.

Guaranteed by

Saxon Funding Management, Inc.

Saxon Capital Holdings, Inc.

SCI Services, Inc.

Saxon Mortgage Services, Inc.

Saxon Mortgage, Inc.

Saxon Holding, Inc.

Exchange Offer for All Outstanding

12% Senior Notes due 2014

(CUSIP Nos. 80556PAA2, U8038TAA0 and 80556PAB0)

for new 12% Senior Notes due 2014

in an offering registered under the Securities Act of 1933

This exchange offer will expire at 5:00 p.m., New York City time, on                     , 2006, unless extended.

The exchange notes:

•	The terms of the registered 12% Senior Notes due 2014 to be issued in the exchange offer are substantially identical to the terms of the outstanding 12% Senior Notes due 2014, except that the exchange notes will not be subject to the transfer restrictions, registration rights and liquidated damages provisions that relate to the outstanding notes.

•	We are offering the exchange notes pursuant to a registration rights agreement that we entered into in connection with the issuance of the outstanding notes.

Material terms of the exchange offer:

•	The exchange offer expires at 5:00 p.m., New York City time, on , 2006, unless extended.

•	Upon expiration of the exchange offer, all outstanding notes that are validly tendered and not withdrawn will be exchanged for an equal principal amount of exchange notes.

•	You may withdraw tendered outstanding notes at any time prior to the expiration of the exchange offer.

•	The exchange offer is not subject to any minimum tender condition, but is subject to customary conditions.

•	The exchange of the exchange notes for outstanding notes will not be a taxable exchange for U.S. federal income tax purposes.

•	There is no existing public market for the outstanding notes or the exchange notes. We do not intend to list the exchange notes on any securities market.

You should carefully consider the risk factors beginning on page 10 of this prospectus before deciding whether or not to participate in the exchange offer.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or the accuracy of this prospectus. Any representation to the contrary is a criminal offense.

Prospectus dated                     , 2006

We have not authorized anyone to give any information or make any representation about us that is different from or in addition to that contained in this prospectus. Therefore, if anyone does give you information of this sort, you should not rely on it as authorized by us. If you are in a jurisdiction where offers to sell, or solicitations of offers to purchase, the securities offered by this document are unlawful, or if you are a person to whom it is unlawful to direct these types of activities, then the offer presented in this document does not extend to you. You should assume that the information contained in this prospectus is accurate only as of the date on the front of this prospectus, regardless of the date of delivery of this prospectus or the sale of the securities made hereunder.

Where you can find more information

We have filed with the Securities and Exchange Commission (the “Commission”) a registration statement on Form S-4 (File No. 333-            ) with respect to the securities we are offering for exchange. This prospectus, which forms part of the registration statement, does not contain all of the information included in the registration statement, including its exhibits. For further information about us and the securities described in this prospectus, you should refer to the registration statement and its exhibits. We will provide without charge to each person to whom a copy of this prospectus has been delivered, who makes a written or oral request, this information and any and all of the documents referred to herein, except the exhibits to those documents (unless they are specifically incorporated by reference in those documents), including the registration rights agreement and indenture for the notes, which are summarized in this prospectus, by writing or calling us at the following address or telephone number.

Investor Relations

Saxon Capital, Inc.

4860 Cox Road, Suite 300

Glen Allen, Virginia 23060

(804) 967-7400

email address: InvestorRelations@saxonmtg.com

In order to ensure timely delivery, you must request the information no later than five business days before the expiration of the exchange offer. Therefore, you must request this information no later than                     , 2006.

i

We are subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). We file annual, quarterly and current reports, proxy statements and other information required by the Exchange Act with the Commission. You may read and copy our filings, including the registration statement of which this prospectus forms a part, at the Commission’s public reference room located at 100 F Street, N.E., Washington, D.C. 20549. Please call the Commission at 1-800-SEC-0330 for further information regarding the Commission’s public reference room. Our Commission filings are also available to the public from the Commission’s website at www.sec.gov.

Our website is www.saxonmortgage.com. We make available free of charge on our website, via a link to a third-party website, our annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K and proxy statements, and forms 3, 4 and 5 filed on behalf of directors and executive officers, and any amendments to such reports filed or furnished pursuant to the Exchange Act as soon as reasonably practicable after such material is electronically filed with, or furnished to, the Commission. Information contained on our website is not, and should not be interpreted to be, part of this prospectus.

We incorporate by reference into this prospectus some of the information that we file with the Commission, which means that we can disclose important business and financial information to you by referring you to those filings. We incorporate by reference into this prospectus the documents listed below and any future filings made by us with the Commission under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus and prior to the completion of the exchange offer:

•	our Annual Report on Form 10-K for the year ended December 31, 2005, filed on March 31, 2006 (the “2005 Form 10-K”), which incorporates by reference certain portions of our proxy statement dated April 20, 2006;

•	our Quarterly Report on Form 10-Q for the quarter ended March 31, 2006, filed on May 9, 2006 (the “First Quarter 2006 Form 10-Q”); and

•	our Current Reports on Form 8-K filed on March 10, 2006, March 16, 2006, March 24, 2006, May 2, 2006, May 5, 2006, May 12, 2006, June 9, 2006, June 20, 2006, and June 23, 2006.

Nothing in this prospectus is to be deemed to incorporate information furnished but not filed with the Commission pursuant to Item 2.02 or Item 7.01 of Form 8-K other than the information furnished in our Current Reports on Form 8-K filed on March 24, 2006 and June 23, 2006.

Our Commission file number is 001-32447. Any statements made in future Commission filings that are incorporated by reference into this prospectus will automatically update this prospectus, and any statements made in this prospectus update and supersede the information contained in past Commission filings incorporated by reference into this prospectus.

Saxon Funding Management, Inc., Saxon Capital Holdings, Inc., SCI Services, Inc., Saxon Mortgage Services, Inc., Saxon Mortgage, Inc. and Saxon Holding, Inc., which are guaranteeing the obligations of Saxon Capital, Inc. under the notes, are consolidated wholly-owned subsidiaries of Saxon Capital, Inc. Under Commission rules, the guarantors are not required to file separate reports with the Commission, although certain consolidated financial information about the guarantors can be found in the footnotes to our financial statements.

Special note regarding forward-looking statements

Certain information contained in this prospectus constitutes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, or the Securities Act, and Section 21E of the Exchange Act. Generally, forward-looking statements can be identified by the use of forward-looking terminology including, but not limited to, “may,” “expect,” “intend,” “should,” “anticipate,” “estimate,” “is likely to,” “could,” “are confident that” or “believe” or comparable terminology. All statements in this prospectus addressing our operating performance, events or developments that we expect or anticipate will occur in the future, including statements relating to net interest income growth, earnings or earnings per share growth and market share, as well as statements expressing optimism or pessimism about future operating results, are forward-looking statements. The forward-looking statements are based upon management’s views and assumptions as of the date of this prospectus, regarding future events and operating performance and are applicable only as of the dates of such statements. By their nature, all forward-looking statements involve risk and uncertainties. Actual results may differ materially from those contemplated by the forward-looking statements for a number of reasons, including, but not limited to, those addressed in “Risk factors” below and in the 2005 Form 10-K and the First Quarter 2006 Form 10-Q, as well as the following risks and uncertainties:

•	decreases in residential real estate values, which could reduce both the credit quality of our mortgage loan portfolio and the ability of borrowers to use their home equity to obtain cash through mortgage loan refinancings, would adversely impact our ability to produce new mortgage loans;

•	changes in overall regional or local economic conditions or changes in interest rates, particularly those conditions that affect demand for new housing, housing resales or the value of houses;

•	our ability to successfully implement our growth strategy throughout the various cycles experienced by our industry;

•	greater than expected declines in consumer demand for residential mortgage loans, particularly sub-prime loans;

•	our ability to sustain loan production growth at historical levels;

•	continued availability of financing facilities and access to the securitization markets or other funding sources;

•	our ability to securitize our loans at favorable financing rates;

•	deterioration in the credit quality of our loan portfolio and the loan portfolios of others serviced by us;

•	lack of access to the capital markets for additional funding if our existing sources of funding become unavailable;

•	challenges in successfully expanding our servicing platform and technological capabilities;

•	our ability to maintain our current servicer ratings;

•	difficulty in satisfying complex rules in order for us to maintain qualification as a real estate investment trust, or REIT, for federal income tax purposes;

•	the ability of certain of Saxon Capital’s subsidiaries to continue to qualify as qualified REIT subsidiaries for federal income tax purposes;

•	our ability to operate effectively within the limitations imposed by the federal income tax laws and regulations applicable to REITs;

•	changes in federal income tax laws and regulations applicable to REITs;

•	changes in mortgage loan prepayment speeds;

•	decreased valuations of our mortgage loan portfolio and mortgage servicing rights, or MSRs, due to a variety of factors, including catastrophic environmental influences or natural disasters such as hurricanes, tornados and earthquakes;

•	future litigation developments or regulatory or enforcement actions;

•	continued increased competitive conditions; and

•	changes in the legal and regulatory environment in our industry.

These risks and uncertainties should be considered in evaluating forward-looking statements, and undue reliance should not be placed on such statements. We undertake no obligation to update publicly any of these statements in light of future events except as required in subsequent periodic reports we file with the Commission.

Summary

The following summary contains basic information about us and this exchange offer, but does not contain all the information that may be important to you. For a more complete understanding of this exchange offer, we encourage you to read this entire prospectus and the documents incorporated by reference in this prospectus before making a decision whether to tender your outstanding notes in exchange for exchange notes.

In this prospectus, unless the context states or suggests otherwise, references to “we,” “us,” and “our” refer to Saxon Capital, Inc., a Maryland corporation formerly known as Saxon REIT, Inc., which we refer to as “Saxon Capital,” and its direct and indirect subsidiaries, including, among others: Saxon Capital Holdings, Inc., a Delaware corporation, which we refer to as “Saxon Capital Holdings;” Saxon Mortgage, Inc., a Virginia corporation, which we refer to as “Saxon Mortgage;” Saxon Mortgage Services, Inc., a Texas corporation, which we refer to as “Saxon Mortgage Services;” Saxon Funding Management, Inc., a Delaware corporation, which we refer to as “Saxon Funding Management;” and SCI Services, Inc., a Virginia corporation, which we refer to as “SCI Services.” References to “Old Saxon” refer to Saxon Capital, Inc., a Delaware corporation, which was formed on April 23, 2001 and acquired all of the issued and outstanding capital stock of our predecessor from Dominion Capital, Inc., a wholly-owned subsidiary of Dominion Resources, Inc., which we refer to as “Dominion Capital,” on July 6, 2001. Saxon Capital succeeded to the business of Old Saxon effective September 24, 2004. References to “America’s MoneyLine” refer to America’s MoneyLine, Inc., a Virginia corporation, which was merged into Saxon Mortgage effective December 31, 2005. In this prospectus, all references to our mortgage loans and the loans we service for others are references to primarily sub-prime mortgage loans unless the context otherwise requires.

Unless otherwise indicated, financial information included in this prospectus is presented on a historical basis, consolidated to include the financial information of Saxon Capital and its subsidiaries. The historical financial results may not be indicative of future financial performance.

In this prospectus, the term “initial notes” refers to Saxon Capital’s outstanding 12% senior notes due 2014, which were issued on May 4, 2006, and the term “exchange notes” refers to Saxon Capital’s 12% senior notes due 2014 offered by this prospectus. Unless the context states or suggests otherwise, the term “notes” refers to the initial notes and the exchange notes, and the term “indenture” refers to the indenture that governs both the initial notes and the exchange notes.

Our company

We are a real estate investment trust, or REIT, that originates, purchases, securitizes and services residential mortgage loans and manages a portfolio of mortgage assets. Our mortgage loans and the mortgage loans we service for others are considered non-conforming because of the credit profiles of the borrowers (generally referred to as sub-prime mortgage loans) or the size of the loans (generally referred to as jumbo mortgage loans), or both.

We have been originating, purchasing and managing a portfolio of mortgage loans and servicing mortgage loans since 1995. We have been securitizing mortgage loans since 1996, and we began operating as a REIT in September 2004. We believe that the combination of our disciplined underwriting standards and our strong servicing capabilities differentiates us from our competitors. As of December 31, 2005 and March 31, 2006, the principal balance of our owned mortgage loan portfolio was $6.4 billion and $6.5 billion, respectively, and our servicing portfolio consisted of $24.8 billion and $26.8 billion, respectively, in principal balances of mortgage loans.

Our primary business strategy is to generate stable income from managing and growing our on-balance sheet portfolio of mortgage loans and from servicing our own and third-party mortgage loans. We operate through three business segments:

•	Mortgage loan production. We originate and purchase mortgage loans through our three loan production channels—wholesale, correspondent and retail. We conduct our mortgage loan production and limited whole loan sale activities, as well as administrative functions, primarily through Saxon Mortgage, a taxable REIT subsidiary, or TRS.

•	Portfolio. We hold and securitize our mortgage loans primarily in Saxon Funding Management, a qualified REIT subsidiary, or QRS. We also securitize mortgage servicing advance receivables and perform master servicing primarily through Saxon Funding Management. In addition, we originate a portion of our mortgage loans through Saxon Funding Management.

•	Mortgage loan servicing. We service our owned mortgage loan portfolio, as well as loans owned by third parties, through Saxon Mortgage Services, a TRS.

Our borrowers typically have limited credit histories, have high levels of consumer debt or have experienced credit difficulties in the past. Mortgage loans to such borrowers are generally classified as “non-conforming” because they do not conform to or meet the underwriting guidelines of government-sponsored entities, or GSEs, such as the Government National Mortgage Association, or Ginnie Mae, Fannie Mae, or the Federal Home Loan Mortgage Corporation, or Freddie Mac, and “sub-prime” because of the borrowers’ credit profiles. We originate and purchase loans on the basis of our assessment of the borrower’s ability to repay the mortgage loan, the borrower’s historical pattern of debt repayment and the sufficiency of the loan collateral, including the amount of equity in the borrower’s property (as measured by the borrower’s loan-to-value ratio, or LTV). With respect to the loans we originate, the interest rate we charge on a loan and the maximum loan amount we extend are determined based upon our underwriting guidelines and risk-based pricing matrices.

We generate revenues primarily from the net interest income earned on our mortgage loans as well as from mortgage loan servicing fees from third parties. For the year ended December 31, 2005, net interest income after provision for mortgage loan losses was 59%, and servicing income, net of amortization and impairment was 28%, of our total net revenues and gains. The remainder of our total net revenues and gains for the year ended December 31, 2005 consisted of derivatives gains and gains on sale of assets (primarily mortgage loans). For the three months ended March 31, 2006, net interest income after provision for mortgage loan losses was 55%, and servicing income, net of amortization and impairment was 31%, of our total net revenues and gains. Derivatives gains contributed the remainder of our total net revenues and gains for the three months ended March 31, 2006, offset by losses on sale of assets. For the year ended December 31, 2005 and the three months ended March 31, 2006, we generated total net revenues and gains of $258.5 million and $63.8 million, respectively.

For the years ended December 31, 2004 and 2005, we originated or purchased (including loans acquired in clean-up calls of securitization pools serviced by us in 2004) $3.8 billion and $3.3 billion, respectively, in principal balances, of residential mortgage loans. For the three months ended March 31, 2005 and 2006, we originated or purchased $0.7 billion and $0.8 billion, respectively, in principal balances, of residential mortgage loans. Of the loans we originated and purchased in the year ended December 31, 2005, 45% came from our wholesale channel, 34% came from our correspondent channel and 21% came from our retail channel. Of the loans we originated and purchased in the three months ended March 31, 2006, 49% came from our wholesale channel, 33% came from our correspondent channel and 18% came from our retail channel.

Generally, we initially finance our mortgage loan originations and purchases, and our acquisition of mortgage servicing rights, or MSRs, through one of several short-term committed warehouse lines of credit or repurchase facilities. Subsequently, we finance the mortgage loans on a long-term basis using asset-backed securities issued through securitization trusts. We structure our mortgage loan securitizations as financing transactions, which means that the mortgage loans and asset-backed securitizations remain on our balance sheet as assets and liabilities, respectively. For the years ended December 31, 2004 and 2005, we securitized $3.2 billion and $3.4 billion, respectively, of residential mortgage loans. For the three months ended March 31, 2005 and 2006, we securitized $1.0 billion and $0.1 billion, respectively, of residential mortgage loans.

Our mortgage loan servicing portfolio grew from $20.2 billion as of December 31, 2004 to $24.8 billion as of December 31, 2005, including $18.4 billion of loans serviced for third parties as of December 31, 2005. Our mortgage loan servicing portfolio was $26.8 billion as of March 31, 2006, including $20.3 billion of loans serviced for third parties.

Corporate information

Saxon Capital was incorporated in Maryland on February 5, 2004 and is the issuer of the notes.

Saxon Funding was incorporated in Delaware on March 12, 2004 and is guaranteeing the notes.

Saxon Capital Holdings was incorporated in Delaware on February 18, 2004 and is guaranteeing the notes.

SCI Services was incorporated in Virginia on April 1, 1996 and is guaranteeing the notes.

Saxon Mortgage Services was incorporated in Texas on August 10, 1960 and is guaranteeing the notes.

Saxon Mortgage was incorporated in Virginia on January 15, 1993 and is guaranteeing the notes.

Saxon Holding, Inc. was incorporated in Delaware on November 4, 2003 and is guaranteeing the notes.

Our principal executive offices are located at 4860 Cox Road, Suite 300, Glen Allen, Virginia 23060, and our telephone number is (804) 967-7400. Our Internet website address is www.saxonmortgage.com. None of the information contained on our website is a part of this prospectus. Saxon Capital’s common stock currently trades on the New York Stock Exchange under the symbol “SAX.”

Our organizational structure

The following chart shows our organizational structure as of the date of this prospectus. This chart is provided for illustrative purposes only and does not represent all of our legal entities or all obligations of such entities. For more information about our outstanding indebtedness, see “Description of certain indebtedness.”

Saxon Capital, Inc.
(REIT)
(Issuer)
Saxon Capital Holdings, Inc. (TRS)(1)
Saxon Funding Management, Inc. (QRS)(2)
SCI Services, Inc. (TRS)(1)
Saxon Asset Securities Company (QRS)(2)
Saxon Securities and Certificates, Inc. (QRS)(2)
Saxon Mortgage Services, Inc. (TRS)(1)(3)
Saxon Mortgage, Inc. (TRS)(1)
Saxon Advance Receivables Company, Inc. (QRS)(2)
Loans
Saxon Holding, Inc. (TRS)(1)
Trusts
Servicing advance receivables
TRS Securities and Certificates, Inc. (TRS)(1)
Trusts
Guarantor

(1) Taxable REIT subsidiary
(2) Qualified REIT subsidiary
(3) The guarantee of the notes by this subsidiary will be subordinated in right of payment to MSR Advances (as defined under "Description of notes – Certain definitions").

Summary of the exchange offer

The following is a summary of the principal terms of the exchange offer. A more detailed description is contained in the section of this prospectus entitled “The exchange offer.”

Exchange notes offered

$150,000,000 aggregate principal amount of exchange 12% senior notes due 2014, the offering and sale of which will have been registered under the Securities Act. The terms of the exchange notes are substantially identical to the terms of the initial notes, except that the transfer restrictions, registration rights and rights to increased interest in addition to the stated interest rate on the initial notes (“Liquidated Damages”) provisions relating to the initial notes will not apply to the exchange notes. See “Description of notes” for a full description of which restrictions, rights and interest provisions do not apply to the exchange notes.

Initial notes	$150,000,000 aggregate principal amount of outstanding 12% senior notes due 2014 issued on May 4, 2006.

The exchange offer

We are offering to issue exchange notes in a registered offering in exchange for a like principal amount and like denomination of our initial notes. We are offering to issue these exchange notes in this registered offering to satisfy our obligations under a registration rights agreement that we entered into with the initial purchaser of the initial notes when we sold the initial notes in a transaction that was exempt from the registration requirements of the Securities Act. You may tender your initial notes for exchange in whole or in part in minimum denominations of $2,000 and integral multiples of $1,000 by following the procedures described under the caption “The exchange offer.”

Tenders; Expiration date; Withdrawal

The exchange offer will expire at 5:00 p.m., New York City time, on                     ,             , which is 20 business days after the date of mailing of notice of the exchange offer, unless we extend it. If you decide to exchange your initial notes for exchange notes, you must acknowledge that you are not engaging in, and do not intend to engage in, a distribution of the exchange notes. You may withdraw any initial notes that you tender for exchange at any time prior to the expiration of the exchange offer. If we decide for any reason not to accept any initial notes you have tendered for exchange, those initial notes will be returned to you without cost promptly after the expiration or termination of the exchange offer. See “The exchange offer—Terms of the exchange offer” for a more complete description of the tender and withdrawal provisions.

Conditions to the exchange offer

The exchange offer is subject to customary conditions, some of which we may waive. See “The exchange offer—Conditions to the exchange offer” for a description of the conditions. Other than the federal securities laws, we are not subject to federal or state regulatory requirements in connection with the exchange offer.

U.S. federal income tax considerations	Your exchange of initial notes for exchange notes to be issued in the exchange offer will not result in any gain or loss to you for U.S. federal income tax purposes.

Regulatory approvals

No material federal or state regulatory approval will be necessary in connection with the exchange offer, other than the effectiveness of the exchange offer registration statement under the Securities Act.

Use of proceeds	We will not receive any cash proceeds from the exchange offer.

Exchange agent	We expect to appoint Deutsche Bank Trust Company Americas as our exchange agent for the exchange offer.

Consequences of failure to exchange your initial notes

Initial notes that are not tendered or that are tendered but not accepted will remain outstanding, continue to accrue interest and continue to be subject to the restrictions on transfer that are described in the legend on those notes. In general, you may offer or sell your initial notes only in a transaction registered under, or pursuant to an exemption from, the Securities Act and applicable state securities laws. Except in limited circumstances with respect to specific types of holders of initial notes, we, however, will have no further obligation to register the offering and sale of initial notes. If you do not participate in the exchange offer, the liquidity of your initial notes could be adversely affected.

Consequences of exchanging our initial notes

Based on interpretations of the staff of the Commission, we believe that you may offer for resale, resell or otherwise transfer the exchange notes that we issue in the exchange offer without complying with the registration and prospectus delivery requirements of the Securities Act if you:

•	acquire the exchange notes issued in the exchange offer in the ordinary course of your business;

•	are not participating, do not intend to participate, and have no arrangement or undertaking with anyone to participate, in the distribution of the exchange notes issued to you in the exchange offer; and

•	are not an “affiliate” of our company as defined in Rule 405 of the Securities Act.

If any of these conditions is not satisfied and you transfer any exchange notes issued to you in the exchange offer without delivering a proper prospectus or without qualifying for a registration exemption, you may incur liability under the Securities Act. We will not be responsible for or indemnify you against any liability you may incur.

Any broker-dealer that acquires exchange notes in the exchange offer for its own account in exchange for initial notes which it acquired through market-making or other trading activities, must acknowledge that it will deliver a prospectus when it resells or transfers any exchange notes issued in the exchange offer. See “Plan of distribution” for a description of the prospectus delivery obligations of broker-dealers in the exchange offer.

Summary of the terms of the exchange notes

The terms of the exchange notes are substantially the same as the initial notes, except that the exchange notes:

•	will be issued and sold in an offering registered under the Securities Act;

•	will not contain transfer restrictions and registration rights that relate to the initial notes; and

•	will not contain Liquidated Damages provisions, which relate to the payment of additional interest to be made to the holders of the initial notes under circumstances related to the timing of the exchange offer.

The indenture governing the initial notes will also govern the exchange notes. The following summary contains basic information about the notes upon completion of the exchange offer and is not intended to be complete. It does not contain all the information that is important to you. For a more complete understanding of the exchange notes, please refer to the section of this prospectus entitled “Description of notes.”

Issuer	Saxon Capital, Inc.

Securities offered	$150.0 million aggregate principal amount of 12% Senior Notes due 2014 in exchange for a like amount of initial notes.

Maturity	May 1, 2014.

Interest payment dates	May 1 and November 1 of each year, beginning November 1, 2006.

Guarantees	The notes will be guaranteed by certain of Saxon Capital’s subsidiaries.

Ranking

The notes will be Saxon Capital’s general unsecured obligations and will rank senior to all of Saxon Capital’s future debt that is expressly subordinated in right of payment to the notes. The notes will rank equally with all of Saxon Capital’s existing and future liabilities that are not so subordinated and will be effectively subordinated to all of Saxon Capital’s secured debt (to the extent of the value of the collateral securing such debt) and structurally subordinated to all of the liabilities of any of Saxon Capital’s subsidiaries that do not guarantee the notes.

The guarantees will be general unsecured obligations of the guarantors and will rank senior to all of their existing and future debt that is expressly subordinated in right of payment to the guarantees. The guarantees will rank equally with all existing and future liabilities of such guarantors that are not so subordinated and will be effectively subordinated to all of such guarantors’ secured debt to the extent of the collateral securing such debt. However, the guarantee of certain guarantors will be subordinated in right of payment to the obligations of such guarantors under any warehouse facility with respect to, and to the extent of, MSR Advances (as defined under “Description of notes—Certain definitions”).

Optional redemption upon equity offerings

At any time (which may be more than once), on or prior to May 1, 2009, Saxon Capital may, at its option, redeem up to 35% of the outstanding principal amount of outstanding notes with money raised in certain equity offerings, at a redemption price of 112.000%, plus accrued interest, if any.

Make whole redemption	Saxon Capital may redeem the notes, in whole or in part, at any time, at a redemption price equal to 100% of the principal amount of the notes redeemed plus accrued interest and a make whole premium.

Change of control; asset sales; and excess cash flow

If Saxon Capital experiences specific kinds of changes of control and unless Saxon Capital has previously exercised its right to redeem all of the outstanding notes as described under “Description of notes— Redemption,” Saxon Capital will be required to make an offer to purchase the notes at a purchase price of 101% of the principal amount thereof, plus accrued but unpaid interest to the purchase date. See “Description of notes—Change of control.”

If Saxon Capital sells assets under certain circumstances, it will be required to make an offer to purchase the notes at their face amount, plus accrued and unpaid interest to the purchase date. See “Description of notes—Limitation on asset sales.”

For certain six-month periods, if we have Excess Cash Flow (as defined under “Description of notes—Certain definitions”), Saxon Capital may be required to offer to purchase an aggregate principal amount of notes equal to the lesser of such Excess Cash Flow and $10.0 million for such periods at a purchase price of 100% of their principal amount, plus any accrued and unpaid interest to the date of repurchase. See “Description of notes—Excess cash flow offer.”

Certain covenants	The indenture restricts Saxon Capital’s ability and the ability of Saxon Capital’s restricted subsidiaries to, among other things:

•	incur certain additional indebtedness;

•	make certain distributions, investments and other restricted payments;

•	sell certain assets;

•	agree to any restrictions on the ability of restricted subsidiaries to make payments to Saxon Capital;

•	create certain liens;

•	merge, consolidate or sell substantially all of Saxon Capital’s assets; and

•	enter into certain transactions with affiliates.

The indenture also includes a maintenance of total unencumbered assets covenant (as defined under “Description of notes—Maintenance of total unencumbered assets”).

These covenants are subject to important exceptions and qualifications described under the heading “Description of notes.” The indenture does not restrict the ability of Saxon Capital or its restricted subsidiaries to incur Funding Indebtedness (as defined in the indenture). In addition, the indenture does not restrict Saxon Capital from paying a dividend on its common stock to the extent necessary to maintain its status as a REIT so long as no Default or Event of Default (as defined in the indenture) has occurred and is continuing with respect to the notes. Most of these covenants will be suspended during any time that the notes have investment grade ratings by both Standard & Poor’s and Moody’s Investors Service. However, such covenants will apply and such suspension will no longer be in effect if and when the notes cease to have investment grade ratings from either Standard & Poor’s or Moody’s Investors Service.

Risk factors

See “Risk factors” and other information included in this prospectus and in the 2005 Form 10-K and the First Quarter 2006 Form 10-Q for a discussion of factors you should consider carefully before investing in the exchange notes.

Risk factors

The exchange notes involve substantial risks similar to those associated with the initial notes. Before you tender your initial notes in the exchange offer, you should carefully consider the following factors in addition to the other information contained in or incorporated by reference in this prospectus and the risks and information contained in the 2005 Form 10-K and the First Quarter 2006 Form 10-Q.

Risks relating to the exchange

We cannot assure you that an active trading market for the exchange notes will exist if you desire to sell the exchange notes.

There is no existing public market for the initial notes or the exchange notes. The liquidity of any trading market in the exchange notes, and the market prices quoted for the exchange notes, may be adversely affected by changes in the overall market for these types of securities, and by changes in our financial performance or prospects or in the prospects for companies in our industry generally. As a result, we cannot assure you that you will be able to sell the exchange notes or that, if you can sell your exchange notes, you will be able to sell them at an acceptable price.

You may have difficulty selling any initial notes that you do not exchange.

If you do not exchange your initial notes for exchange notes in the exchange offer, you will continue to hold initial notes subject to restrictions on their transfer. Those transfer restrictions are described in the indenture governing the initial notes and in the legend set forth on the initial notes, and arose because we originally issued the initial notes under an exemption from the registration requirements of the Securities Act.

In general, you may offer or sell your initial notes only in a transaction registered under the Securities Act and applicable state securities laws or pursuant to an exemption from those requirements. We do not currently intend to register the offering and sale of initial notes under the Securities Act or any state securities laws. If a substantial amount of the initial notes is exchanged for a like amount of the exchange notes issued in the exchange offer, the liquidity of your initial notes could be adversely affected. See “The exchange offer—Consequences of failure to exchange initial notes” for a discussion of additional consequences of failing to exchange your initial notes.

If you do not exchange your initial notes for exchange notes, you will continue to have restrictions on your ability to resell them.

The offering and sale of the initial notes was not registered under the Securities Act or under the securities laws of any state and the initial notes may not be resold, offered for resale or otherwise transferred other than in a registered offering or pursuant to an exemption from the registration requirements of the Securities Act and applicable state securities laws. If you do not exchange your initial notes for exchange notes pursuant to the exchange offer, you will not be able to resell, offer to resell or otherwise transfer the initial notes other than in an offering registered under the Securities Act or unless you resell them, offer to resell them or otherwise transfer them under an exemption from the registration requirements of, or in a transaction not subject to, the Securities Act. In addition, once the exchange offer has terminated, we will no longer be under an obligation to register the initial notes under the Securities Act except in the limited circumstances provided in the registration rights agreement. In addition, to the extent that initial notes are tendered for exchange and accepted in the exchange offer, any trading market for the untendered and tendered but unaccepted initial notes could be adversely affected.

Risks relating to the notes

Our substantial indebtedness could adversely affect our operations and financial condition and such indebtedness (together with our annual REIT dividend requirement) could prevent us from fulfilling our obligations under the notes.

We have a substantial amount of indebtedness. As of March 31, 2006, we had $6,655 million of total debt outstanding. On a pro forma basis, as of March 31, 2006, assuming we had completed, but had not applied the proceeds from, the offering of the initial notes, our aggregate outstanding indebtedness would have been $6,805 million. Our substantial indebtedness could have important consequences. For example, it may:

•	limit our ability to invest operating cash flows in our business due to debt service requirements;

•	increase our vulnerability to economic downturns and changing market conditions;

•	make it more difficult for us to meet our debt service requirements if we experience a substantial decrease in our revenues or an increase in our expenses or a decline in the market value of the mortgage loans securing our borrowings;

•	increase our vulnerability to fluctuations in market interest rates, to the extent that the spread we earn between the interest we receive on our mortgage loans and the interest we pay under our indebtedness is reduced.

•	limit our ability to obtain short-term credit, including warehouse lines of credit or repurchase facilities, and to securitize our mortgage loans;

•	limit our ability to obtain additional financing to fund growth, working capital, acquisitions, capital expenditures, debt service requirements, including relating to the notes, or other cash requirements;

•	limit our operational flexibility in planning for and reacting to changes in our business, the industry in which we operate and the economy in general; and

•	place us at a competitive disadvantage compared to competitors that are not as highly leveraged and that may be better positioned to withstand economic downturns.

Certain of our indebtedness contains financial covenants and other covenants that, if breached, would result in an event of default under such indebtedness.

In addition, to maintain our status as a REIT, we intend to pay annual cash dividends to our shareholders in an amount equal to at least 90% of our REIT taxable income (determined without regard to the dividends paid deduction and by excluding net capital gains and including, in some instances, taxable income recognized where we do not receive corresponding cash).

The notes and the guarantees are effectively junior to all of Saxon Capital’s and the guarantors’ secured indebtedness, structurally junior to all of the liabilities of Saxon Capital’s non-guarantor subsidiaries and are subordinated in right of payment to obligations of certain of Saxon Capital’s subsidiaries under any warehouse facility with respect to, and to the extent of, MSR Advances.

The notes are Saxon Capital’s general unsecured obligations. The notes are effectively junior to all of Saxon Capital’s secured debt (to the extent of the value of the collateral securing such debt) and structurally junior to all liabilities of any of Saxon Capital’s subsidiaries that do not guarantee the notes.

The notes are guaranteed by certain of Saxon Capital’s restricted subsidiaries. The guarantees are effectively junior to all of such guarantors’ secured debt to the extent of the collateral securing such debt. The guarantee of Saxon Mortgage Services is subordinated to its obligations under any warehouse facility with respect to, and to the extent of, MSR Advances. Saxon Capital’s subsidiaries that issue mortgage or asset-backed securities or mortgage pass-through securities, Saxon Capital’s special purpose, bankruptcy remote subsidiaries established in connection with the issuance of any such securities and Saxon Capital’s bankruptcy remote subsidiaries principally engaged in holding residual interests and other interest in securitizations do not guarantee the notes.

In the event of a bankruptcy, liquidation or reorganization or similar proceeding relating to Saxon Capital or the guarantors, upon any distribution to Saxon Capital’s creditors or the creditors of the guarantors in a bankruptcy or similar proceeding relating to Saxon Capital or the guarantors, or if there is a payment default under, or an acceleration of, any secured indebtedness, the holders of Saxon Capital’s and the guarantors’ secured indebtedness will be entitled to claim their collateral. Because Saxon Mortgage Services has agreed that its obligations under any warehouse facility with respect to, and to the extent of, MSR Advances must be paid before it makes any payment on the notes, you may receive proportionately less than other unsubordinated creditors in any such proceeding. Accordingly Saxon Capital and the guarantors may not have enough assets remaining to pay you.

In the event of a bankruptcy, liquidation or reorganization or similar proceeding relating to any of Saxon Capital’s non-guarantor subsidiaries, holders of those entities’ indebtedness and their trade creditors will generally be entitled to payment of their claims from the assets of those subsidiaries before any assets are made available for distribution to Saxon Capital or the guarantor subsidiaries.

The indenture allows Saxon Capital and its subsidiaries to (1) incur substantial additional debt in the future without compliance with any incurrence-based test, (2) make substantial dividends and other restricted payments and (3) make investments, which could adversely affect our operations and financial condition and prevent Saxon Capital from fulfilling its obligations under the notes.

The terms of the indenture allow us to incur additional debt or to take other actions under certain specified circumstances that could substantially increase our debt-to-equity ratio or otherwise materially change our operations. Specifically, the indenture permits us to, among other things:

•	incur unlimited debt under our warehouse lines of credit, repurchase facilities, securitizations and other Funding Indebtedness;

•	pay dividends to our shareholders of up to (1) while we are a REIT, the sum of 95% of our consolidated net income plus amortization expense associated with mortgage servicing rights, which expense (together with 95% of our consolidated net income) may not exceed the amount necessary to be paid as a dividend to maintain our status as a REIT or (2) if we are not a REIT, 50% of our cumulative consolidated net income (or, in either case, minus cumulative consolidated net loss); and

•	make investments.

If new debt is added to our current debt levels, we make substantial dividend distributions or we otherwise enter into transactions that affect our operations, the related risks that we now face could intensify.

The agreements and instruments governing Saxon Capital’s debt and the debt of its subsidiaries contain restrictions and limitations that could significantly affect our ability to operate our business, as well as significantly affect our liquidity, and adversely affect the holders of the notes.

The warehouse lines of credit and repurchase facilities and the indenture contain a number of significant covenants that could adversely affect the holders of the notes and our ability to operate our business, as well as significantly affect our liquidity. These covenants will restrict Saxon Capital’s and its subsidiaries’ ability to:

•	incur additional debt, except for warehouse lines of credit, repurchase facilities, securitizations and other Funding Indebtedness;

•	repurchase or redeem debt;

•	make certain investments or acquisitions;

•	receive distributions from subsidiaries;

•	dispose of assets or merge;

•	enter into related party transactions; and

•	grant liens.

Furthermore, our warehouse lines of credit and repurchase facilities require us to, among other things, comply with specified financial ratio requirements, meet specified financial tests and provide audited financial statements. Our ability to comply with these provisions may be affected by events beyond our control.

The breach of any covenants or obligations in the foregoing indebtedness, not otherwise waived or amended, could result in a default under the applicable debt agreement or instrument and could trigger acceleration of the related debt, which in turn could trigger defaults under other agreements governing our other indebtedness. Our warehouse lines of credit and repurchase facilities prohibit Saxon Capital’s subsidiaries from making distributions to Saxon Capital if a default has occurred and is continuing under those agreements. In addition, the secured lenders under our facilities could foreclose on their collateral and exercise other rights of secured creditors. Any default under those facilities, the indenture or our other debt could adversely affect our growth, our financial condition and our results of operations and our ability to make payments on the notes.

If our cash flow from operations is not sufficient to enable us to manage our debt levels, our interest expense could be materially higher than anticipated and our financial performance could be adversely affected and we may be required to refinance our debt, sell assets, borrow additional money or raise equity.

Our ability to generate the funds necessary to pay our expenses (in addition to the cash dividends to our shareholders required to maintain our status as a REIT) and to pay the principal and interest on the notes issued in connection with this offering, and our other outstanding debt, from the net interest earned on our mortgage loan portfolio, our servicing income and our other operations depends on many factors, some of which are beyond our control. Our ability to meet our expenses and debt service obligations will depend on our future performance, which will be affected by financial, business, economic, legislative, regulatory and other factors, including the demand for our mortgage loans, interest rate levels, our ability to securitize or otherwise monetize our inventory of mortgage loans, regulatory developments, prepayment speeds on our servicing portfolio and pressure from competitors. Any factor that negatively affects our results of operations, including our cash flow, may also negatively affect our ability to pay the principal and interest on our outstanding debt. If we are unable to manage our debt levels, our interest expense could be materially higher than anticipated and our financial performance could be adversely affected. We also may not be able to raise additional equity.

If we do not have enough funds to pay our debt service obligations, we may be required to refinance all or part of our existing debt, sell assets, borrow more money or raise equity. We may not be able to refinance any of our indebtedness, including the notes, on commercially reasonable terms or at all.

The issuer, Saxon Capital, is a holding company with no business operations or assets other than the equity interests it holds in its subsidiaries.

The issuer, Saxon Capital, is a holding company with no business operations or assets other than the equity interests it holds in its subsidiaries. It conducts substantially all of its operations through its subsidiaries. Saxon Capital’s access to cash comes from external financings, from dividends and advances from its subsidiaries and from cash flow on investments. The amount of dividends available to Saxon Capital depends largely upon the subsidiaries’ earnings and operating capital requirements. In addition, the terms of Saxon Capital’s subsidiaries’ warehouse lines of credit and repurchase facilities, other borrowing arrangements and restrictions relating to our securitizations may limit their ability to provide liquidity to Saxon Capital. Saxon Capital’s subsidiaries’ warehouse lines of credit and repurchase facilities prohibit them from making distributions to Saxon Capital if a default has occurred and is continuing under those agreements. The ability of the subsidiaries to make any payments to Saxon Capital also depends on their business and tax considerations and legal restrictions as well as regulatory and rating agency considerations that may be applicable to our mortgage loan production, securitization trusts or servicing subsidiaries. The subsidiaries are separate and distinct legal entities and the non-guarantor subsidiaries are not obligated to pay any amounts due under the notes or to make any funds available therefor, whether by dividend, loan or other payment.

The guarantees may be unenforceable due to fraudulent conveyance statutes.

The guarantee obligations of Saxon Capital’s subsidiary guarantors may be subject to a challenge under state or federal fraudulent transfer laws. In general, under fraudulent transfer laws, a court can subordinate or void an obligation such as a guarantee if it determines that the obligation was incurred with actual intent to hinder, delay or defraud creditors or if the guarantor did not receive fair consideration or reasonably-equivalent value for the guarantee and:

•	was insolvent or rendered insolvent as a result of the guarantee;

•	was engaged in a business or transaction for which the guarantor’s remaining assets constituted unreasonably small capital; or

•	intended to incur, or believed that it would incur, debts beyond its ability to pay as they mature.

In addition, if a guarantee is voided, a court could void any payment by a guarantor pursuant to its guarantee and require that payment to be returned to the guarantor or to a fund for the benefit of the creditors of the guarantor.

The measures of insolvency for purposes of fraudulent transfer laws vary depending upon the law of the jurisdiction that is being applied in any proceeding to determine whether a fraudulent transfer had occurred. Generally an entity is insolvent if:

•	the sum of its debts, including contingent or unliquidated debts, is greater than all of its property at a fair valuation; or

•	the present fair saleable value of its assets is less than the amount required to pay its probable liability on existing debts as they become due.

The liability of each guarantor under the indenture is limited to the amount that will result in its guarantee not constituting a fraudulent conveyance, and there can be no assurance as to what standard a court would apply in making a determination as to what would be the maximum liability of each guarantor.

Your ability to resell the exchange notes may be limited by a number of factors; prices for the exchange notes may be volatile.

For purposes of resales, the exchange notes will be a new class of securities for which there currently is no established market, and an active or liquid trading market may never develop for the exchange notes. Although we intend to apply for the exchange notes to be eligible for reporting in The PORTAL® Market, a subsidiary of The Nasdaq Stock Market, Inc.®, we do not intend to apply for listing of the exchange notes on any securities exchange or on any automated dealer quotation system. A market may not develop for the exchange notes. Although we were informed by the initial purchaser of the initial notes that it intended to make a market in the exchange notes if they are issued, it is not obligated to do so, and any market-making may be discontinued at any time without notice by it. If a market for the exchange notes were to develop, the exchange notes could trade at prices that may be higher or lower than reflected by their initial offering price, depending on many factors, including among other things:

•	changes in the overall market for non-investment grade securities;

•	changes in our financial performance or prospects;

•	rating agency downgrades;

•	the prospects for companies in our industry generally;

•	the number of holders of the notes;

•	the interest of securities dealers in making a market for the notes; and

•	prevailing interest rates.

In addition, the market for non-investment grade indebtedness has been historically subject to disruptions that have caused substantial volatility in the prices of securities similar to the notes offered hereby. The market for the exchange notes, if any, may be subject to similar disruptions. Any such disruption could adversely affect the value of your exchange notes.

We may be unable to purchase your notes upon a change of control.

Upon the occurrence of specified “change of control” events, Saxon Capital will be required to offer to purchase all outstanding notes at 101% of the principal amount thereof, plus accrued and unpaid interest to the date of repurchase. The occurrence of a change of control or the financial effect of such repurchase also could constitute an event of default under the terms of our other indebtedness, which may entitle the holders thereof to declare such indebtedness to be immediately due and payable. In addition, the terms of our other indebtedness may prohibit Saxon Capital from repurchasing the notes. We may not have sufficient financial resources for Saxon Capital to purchase all of the notes that holders tender to it upon a change of control offer and to pay any such indebtedness that may be declared due and payable. See “Description of notes—Change of control.”

Use of proceeds

We will not receive any cash proceeds from the issuance of the exchange notes.

Capitalization

The following table sets forth the following as of March 31, 2006:

•	our capitalization on an actual basis; and

•	our capitalization on an as adjusted basis to give effect to (a) the sale of the initial notes and our receipt of the net proceeds therefrom, after deducting the initial purchaser’s discounts and commissions and our expenses of that offering and (b) the temporary application of the net proceeds to pay down outstanding balances under our committed facilities, in each case as if they had occurred on March 31, 2006.

This table should be read in conjunction with the sections captioned “Management’s discussion and analysis of financial condition and results of operations” in our 2005 Form 10-K and our First Quarter 2006 Form 10-Q and “Selected consolidated historical financial data” and our historical financial statements and the related notes and other information included elsewhere in this prospectus.

	As of March 31, 2006
(In thousands)	Actual	As adjusted
Total debt:
Mortgage loan-related debt:
Committed facilities(1)	$980,669	$836,137
Securitization financing	5,599,832	5,599,832

Total mortgage loan-related debt	6,580,501	6,435,969
12% Senior Notes due 2014	—	150,000

Total debt	6,580,501	6,585,969
Total shareholders’ equity	595,268	595,268

Total capitalization	$7,175,769	$7,181,237

(1)	As of March 31, 2006, our committed facilities consisted of $1.7 billion of committed warehouse lines of credit and repurchase agreement facilities.

Selected consolidated historical financial data

The following selected statement of operations data for the years ended December 31, 2003, 2004 and 2005, the following selected statement of cash flow data for the years ended December 31, 2004 and 2005 and the following selected balance sheet data as of December 31, 2004 and 2005 have been derived from, and should be read in conjunction with, our audited consolidated financial statements that are included elsewhere in this prospectus. The following selected statement of operations data for the period from July 6, 2001 to December 31, 2001 and for the year ended December 31, 2002 and the following selected balance sheet data as of December 31, 2001, 2002 and 2003 have been derived from our consolidated financial statements that are not included in this prospectus. The following selected statement of operations data for the period January 1, 2001 to July 5, 2001 have been derived from our predecessor’s audited consolidated financial statements which are not included in this prospectus. The following selected statement of operations and statement of cash flow data for the three months ended March 31, 2005 and 2006 and the following selected balance sheet data as of March 31, 2006 have been derived from, and should be read in conjunction with, our unaudited consolidated financial statements that are included elsewhere in this prospectus. The selected statement of operations data for the period from July 6, 2001 to December 31, 2001, for the years ended December 31, 2002, 2003 and 2004 and for the three months ended March 31, 2005 and the selected balance sheet data as of December 31, 2001, 2002, 2003 and 2004 have been restated primarily to reflect the elimination of the use of hedge accounting treatment for our derivative instruments held during these periods as well as to restate certain amounts previously recorded in interest income to provision for mortgage loan losses and servicing income on our consolidated statement of operations. See Note 25 to our audited consolidated financial statements and Note 12 to our unaudited consolidated financial statements contained elsewhere in this prospectus. You should read the information below along with all other financial information and analysis presented and incorporated by reference in this prospectus, including the section captioned “Management’s discussion and analysis of financial condition and results of operations” in the 2005 Form 10-K and the First Quarter 2006 Form 10-Q, and our consolidated financial statements and related notes included elsewhere in this prospectus.

Prior to July 6, 2001, we sold our mortgage loans, while retaining certain residual interests, through securitizations structured as sales, with a corresponding one-time recognition of gain or loss, under generally accepted accounting principles in the United States, or GAAP. Since July 6, 2001, we structure our securitizations as financing transactions. These securitizations do not meet the qualifying special purpose entity criteria under Statement of Financial Accounting Standards No. 140, or SFAS No. 140, Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities, because after the loans are securitized, the securitization trust may acquire derivatives relating to beneficial interests retained by us; also we as servicer, subject to applicable contractual provisions, have sole discretion to use our best commercial judgment in determining whether to sell or work out any loans securitized through the securitization trust that become troubled. Accordingly, following a securitization, the mortgage loans remain on our consolidated balance sheet, and the securitization indebtedness replaces the warehouse and repurchase debt associated with the securitized mortgage loans. We record interest income on the mortgage loans and interest expense on the securities issued in the securitization over the life of the securitization and do not recognize a gain or loss upon completion of the securitization. We believe this accounting treatment more closely matches the recognition of income with the actual receipt of cash payments.

	Predecessor	Saxon Capital, Inc.
	January 1, 2001 to July 5, 2001	July 6, 2001 to December 31, 2001 (as restated)**	Year ended December 31,				Three months ended March 31,
(In thousands)			2002 (as restated)**	2003 (as restated)*	2004 (as restated)*	2005	2005 (as restated)#	2006
Statement of operations data:
Interest income	$15,331	$53,024	$233,446	$350,851	$407,845	$458,658	$112,422	$121,280
Interest expense	(11,524)	(23,457)	(88,450)	(120,293)	(152,498)	(263,809)	(54,991)	(85,767)

Net interest income	3,807	29,567	144,996	230,558	255,347	194,849	57,431	35,513
Provision for mortgage loan losses	(8,423)	(11,565)	(26,367)	(19,364)	(31,627)	(42,344)	(2,308)	(577)

Net interest income after provision for mortgage loan losses	(4,616)	18,002	118,629	211,194	223,720	(152,505)	55,123	34,936
Servicing income, net of amortization and impairment(1)	16,670	11,459	19,967	27,214	28,260	71,222	13,566	19,640
Derivatives (losses) gains	—	(18,082)	(50,625)	(23,885)	(510)	32,436	21,234	10,639
Gain (loss) on sale of assets	32,892	—	365	2,533	3,500	2,359	1,701	(1,422)

Total net revenues and gains	44,946	11,379	88,336	217,056	254,970	258,522	91,624	63,793
Total operating expenses	(96,062)	(37,122)	(90,824)	(109,269)	(143,661)	(153,795)	(40,982)	(34,482)

(Loss) income before taxes	(51,116)	(25,743)	(2,488)	107,787	111,309	104,727	50,642	29,311
Income tax (benefit) expense	(21,609)	(9,944)	(850)	40,105	4,987	(5,902)	(3,327)	2,912

Cumulative effect of change in accounting principle (SFAS 123(R))	—	—	—	—	—	31	—	—

Net (loss) income	$(29,507)	$(15,799)	$(1,638)	$67,682	$106,322	$110,660	$53,969	$26,399

Statement of cash flow data:
Payment of dividends(2)(3)	—	—	—	—	$85,732	$110,032	$28,909	$32,539

	December 31,					March 31, 2006
(In thousands)	2001 (as restated)**	2002 (as restated)**	2003 (as restated)**	2004 (as restated)*	2005
Balance sheet data:
Mortgage loan portfolio, net allowance for loan losses	$1,692,516	$3,514,511	$4,648,867	$5,972,484	$6,408,233	$6,522,669
Mortgage servicing rights, net	33,847	24,971	41,255	98,995	129,742	143,748
Servicing related advances	101,429	101,416	96,749	109,848	185,297	204,106
Total assets	1,893,047	4,111,785	5,031,502	6,508,529	7,232,078	7,250,738
Warehouse financing(4)	283,370	474,442	427,969	600,646	378,144	980,669
Securitization financing	1,326,660	3,347,251	4,237,375	5,258,344	6,182,389	5,599,832
Total liabilities	1,650,561	3,869,201	4,717,772	5,921,456	6,638,943	6,655,470
Shareholders’ equity	242,486	242,584	313,730	587,073	593,135	595,268

The following data are derived from our financial records, which are unaudited.

	Predecessor		Saxon Capital, Inc.
	January 1, 2001 to July 5, 2001		July 6, 2001 to December 31, 2001 (as restated)**		Year ended December 31,								Three months ended March 31, 2006
					2002 (as restated)**		2003 (as restated)*		2004 (as restated)*		2005
Other financial data:
Ratio of earnings to fixed charges(5)	2.0	x	1.3	x	1.0	x	1.9	x	1.7	x	1.4	x	1.3	x
Average equity to average assets(6)(7)	36.9	x	15.1	x	8.1	x	6.1	x	7.8	x	8.6	x	8.2	x
Return on average equity(6)(7)	(23.2)%		(15.5)%		(0.7)%		24.3%		23.6%		18.8%		17.8%
Return on average assets(6)(7)	(8.6)%		(2.3)%		(0.1)%		1.5%		1.8%		1.6%		1.5%

(1)	Servicing income, net of amortization and impairment does not include contractual servicing fees relating to our owned mortgage loan portfolio, as those fees are recorded as a component of interest income.
(2)	We began operating as a REIT in 2004. In order to remain qualified as a REIT, we generally must distribute annually to our shareholders at least 90% of our REIT taxable income (determined without regard to the dividends paid deduction and by excluding any net capital gain or loss). In addition, we are subject to a 4% nondeductible excise tax on the amount, if any, by which certain distributions we make with respect to the calendar year are less than the sum of (a) 85% of our ordinary income, (b) 95% of our capital gain net income for that year and (c) any undistributed taxable income from prior periods. Prior to becoming a REIT, we had not paid dividends on our common stock.
(3)	Dividends paid in 2004 consist of a $1.72 per share special dividend declared and paid in the fourth quarter of 2004. Dividends paid in 2005 consist of: a $0.58 per share regular dividend declared in 2004 and paid in the first quarter of 2005; and regular dividends in the aggregate amount of $1.60 per share declared and paid in 2005. Dividends paid in the first quarter of 2006 consist of a regular dividend of $0.50 per share and a special dividend of $0.14 per share declared in the fourth quarter of 2005.
(4)	Includes borrowings under warehouse lines of credit and repurchase facilities.
(5)	Calculated as (a) net income adjusted for income tax expense (benefit) and fixed charges and (b) fixed charges. As of the date of this prospectus, we do not have any preferred stock outstanding. Under Regulation S-K, “fixed charges” means the sum of the following: (a) interest expensed and capitalized; (b) amortized premiums, discounts and capitalized expenses related to indebtedness; (c) an estimate of the interest within rental expense; and (d) preference security dividend requirements of consolidated subsidiaries.
(6)	Average equity and average assets are calculated as a simple average over the relevant year.
(7)	Ratios are annualized.
*	See Note 25 to our audited consolidated financial statements appearing elsewhere in this prospectus.
**	Gives effect to the restatement discussed in Note 25 to our audited consolidated financial statements appearing elsewhere in this prospectus.
#	See Note 12 to our unaudited consolidated financial statements appearing elsewhere in this prospectus.

The exchange offer

Terms of the exchange offer

General. We issued the initial notes on May 4, 2006 in a transaction exempt from the registration requirements of the Securities Act.

In connection with the sale of initial notes, the holders of the initial notes became entitled to the benefits of the registration rights agreement, dated May 4, 2006, among Saxon Capital, the guarantors and the initial purchaser.

Under the registration rights agreement, we became obligated to use our commercially reasonable efforts to have the exchange offer completed on or prior to the 270th day after May 4, 2006. The exchange offer being made by this prospectus, if consummated within the required time period, will satisfy our obligations under the registration rights agreement. This prospectus, together with the letter of transmittal, is being sent to all beneficial holders of initial notes known to us.

Upon the terms and subject to the conditions set forth in this prospectus and in the accompanying letter of transmittal, we will accept for exchange all initial notes properly tendered and not withdrawn on or prior to the expiration date. We will issue $2,000 minimum and $1,000 integral principal amount of exchange notes in exchange for each $2,000 minimum and $1,000 integral principal amount of initial notes accepted in the exchange offer. Holders may tender some or all of their initial notes pursuant to the exchange offer.

Based on no-action letters issued by the staff of the Commission to third parties, we believe that holders of the exchange notes issued in exchange for initial notes may offer for resale, resell and otherwise transfer the exchange notes, other than any holder that is an affiliate of ours within the meaning of Rule 405 under the Securities Act, without compliance with the registration and prospectus delivery provisions of the Securities Act. This is true as long as the exchange notes are acquired in the ordinary course of the holder’s business, the holder has no arrangement or understanding with any person to participate in the distribution of the exchange notes and neither the holder nor any other person is engaging in or intends to engage in a distribution of the exchange notes. Any holder who tenders in the exchange offer for the purpose of participating in a distribution of the exchange notes cannot rely on the no-action letters of the staff of the Commission and must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction.

Each broker-dealer that receives exchange notes for its own account in exchange for initial notes, where initial notes were acquired by such broker-dealer as a result of market-making or other trading activities, must represent that it will comply with the applicable provisions of the Securities Act, including an acknowledgement that it will deliver a prospectus in connection with any resale of such exchange notes. See “Plan of distribution” for additional information.

We will be deemed to have accepted validly tendered initial notes when, as and if we have given oral or written notice of the acceptance of such notes to the exchange agent. The exchange agent will act as agent for the tendering holders of initial notes for the purposes of receiving the exchange notes from the issuers and delivering exchange notes to such holders.

If any tendered initial notes are not accepted for exchange because of an invalid tender or the occurrence of the conditions set forth under “—Conditions” without waiver by us, certificates for any such unaccepted initial notes will be returned, without expense, to the tendering holder of any such initial notes as promptly as practicable after the expiration date.

Holders of initial notes who tender in the exchange offer will not be required to pay brokerage commissions or fees or, subject to the instructions in the letter of transmittal, transfer taxes with respect to the exchange of initial notes pursuant to the exchange offer. We will pay all charges and expenses, other than certain applicable taxes in connection with the exchange offer. See “—Fees and expenses.”

Shelf registration statement. Pursuant to the registration rights agreement, if the exchange offer is not completed prior to the date on which the earliest of any of the following events occurs:

(a) we determine that the exchange offer registration is not available or may not be completed as soon as reasonably practicable after the exchange date because it would violate any applicable law or applicable interpretation of the staff of the Commission;

(b) the exchange offer is, for any reason, not completed on or prior to the 270th calendar day after May 4, 2006; or

(c) the initial purchaser, based upon the reasonable advice of counsel for the initial purchaser that it is not permitted to exchange initial notes held by it for exchange notes, requests a shelf registration statement covering resales of the initial notes, then we will:

•	file a shelf registration statement covering resales of the initial notes;

•	use our commercially reasonable efforts to cause the shelf registration statement to be declared effective under the Securities Act as soon as reasonably practicable after the time such obligation to file arises; and

•	use our commercially reasonable efforts to keep the shelf registration statement continuously effective until the earlier of two years after May 4, 2006 or when all the initial notes covered thereby have been exchanged or sold pursuant to such shelf registration statement or in certain other circumstances.

If any of the events described occurs, we will refuse to accept any initial notes and will return all tendered initial notes.

We will, if and when we file the shelf registration statement, provide to each holder of the initial notes copies of the prospectus that forms a part of the shelf registration statement, notify each holder when the shelf registration statement has become effective and take other actions as are required to permit unrestricted resales of the initial notes. A holder that sells initial notes pursuant to the shelf registration statement generally must be named as a selling security holder in the related prospectus and must deliver a prospectus to purchasers, and such a seller will be subject to civil liability provisions under the Securities Act in connection with these sales. A seller of the initial notes also will be bound by applicable provisions of the registration rights agreement, including indemnification obligations. In addition, each holder of initial notes must deliver information to be used in connection with the shelf registration statement in order to have its initial notes included in the shelf registration statement and benefit from the provisions regarding any liquidated damages in the registration rights agreement.

Expiration date; Extensions; Amendment. We will keep the exchange offer open for a period not less than 20 business days, or longer if required by applicable law, after the date on which notice of the exchange offer is mailed to the holders of the initial notes. The term “expiration date” means the expiration date set forth on the cover page of this prospectus, unless we extend the exchange offer, in which case the term “expiration date” means the latest date to which the exchange offer is extended.

In order to extend the expiration date, we will notify the exchange agent of any extension by oral or written notice and will issue a public announcement of the extension, each prior to 5:00 p.m., New York City time, on the next business day after the previously scheduled expiration date.

We reserve the right:

(a) to delay accepting any initial notes, to extend the exchange offer or to terminate the exchange offer and not accept initial notes not previously accepted if any of the conditions set forth under “—Conditions” shall have occurred and shall not have been waived by us, if permitted to be waived by us, by giving oral or written notice of such delay, extension or termination to the exchange agent; or

(b) to amend the terms of the exchange offer in any manner deemed by us to be advantageous to the holders of the initial notes.

Any delay in acceptance, extension, termination or amendment will be followed as promptly as practicable by oral or written notice. If the exchange offer is amended in a manner determined by us to constitute a material change, we promptly will disclose such amendment in a manner reasonably calculated to inform the holders of the initial notes of such amendment. Depending upon the significance of the amendment, we may extend the exchange offer if it otherwise would expire during such extension period.

Without limiting the manner in which we may choose to make a public announcement of any extension, amendment or termination of the exchange offer, we will not be obligated to publish, advertise, or otherwise communicate any such announcement, other than by making a timely release to an appropriate news agency.

Procedures for tendering

To tender in the exchange offer, a holder must complete, sign and date the letter of transmittal, or a facsimile of the letter of transmittal, have the signatures on the letter of transmittal guaranteed if required by instruction 2 of the letter of transmittal, and mail or otherwise deliver such letter of transmittal or such facsimile or an agent’s message in connection with a book entry transfer, together with the initial notes and any other required documents, to the exchange agent at its address set forth below. To be validly tendered, such documents must reach the exchange agent before 5:00 p.m., New York City time, on the expiration date. Delivery of the initial notes may be made by book-entry transfer in accordance with the procedures described below. Confirmation of such book-entry transfer must be received by the exchange agent prior to the expiration date.

The term “agent’s message” means a message, transmitted by a book-entry transfer facility to, and received by, the exchange agent, forming a part of a confirmation of a book-entry transfer, which states that such book-entry transfer facility has received an express acknowledgment from the participant in such book-entry transfer facility tendering the initial notes that such participant has received and agrees to be bound by the terms of the letter of transmittal and that we may enforce such agreement against such participant.

The tender by a holder of initial notes will constitute an agreement between such holder and us in accordance with the terms and subject to the conditions set forth in this prospectus and in the letter of transmittal.

Delivery of all documents must be made to the exchange agent at its address set forth below. Holders may also request their respective brokers, dealers, commercial banks, trust companies or nominees to effect such tender for such holders.

The method of delivery of initial notes and the letter of transmittal and all other required documents to the exchange agent is at the election and risk of the holders. Instead of delivery by regular mail, it is recommended that holders use an overnight or hand delivery service. In all cases, sufficient time should be allowed to assure timely delivery to the exchange agent before 5:00 p.m., New York City time, on the expiration date. No letter of transmittal or initial notes should be sent to us.

There will be no fixed record date for determining registered holders of initial notes entitled to participate in the exchange offer.

Any beneficial holder whose initial notes are registered in the name of its broker, dealer, commercial bank, trust company or other nominee and who wishes to tender should contact such registered holder promptly and instruct such registered holder to tender on its behalf. If such beneficial holder wishes to tender on its own behalf, such registered holder must, prior to completing and executing the letter of transmittal and delivering its initial notes, either make appropriate arrangements to register ownership of the initial notes in such holder’s name or obtain a properly completed bond power from the registered holder. The transfer of record ownership may take considerable time.

Signatures on a letter of transmittal or a notice of withdrawal, must be guaranteed by a member firm of a registered national securities exchange or of the National Association of Securities Dealers, Inc. or a commercial bank or trust company having an office or correspondent in the United States referred to as an “eligible institution”, unless the initial notes are tendered:

(a) by a registered holder who has not completed the box entitled “Special Issuance Instructions” or “Special Delivery Instructions” on the letter of transmittal; or

(b) for the account of an eligible institution. In the event that signatures on a letter of transmittal or a notice of withdrawal, are required to be guaranteed, such guarantee must be by an eligible institution.

If the letter of transmittal is signed by a person other than the registered holder of any initial notes listed therein, such initial notes must be endorsed or accompanied by appropriate bond powers and a proxy which authorizes such person to tender the initial notes on behalf of the registered holder, in each case signed as the name or names of the registered holder or holders appear on the initial notes.

If the letter of transmittal or any initial notes or bond powers are signed by trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations or others acting in a fiduciary or representative capacity, such persons should so indicate when signing, and unless waived by us, evidence satisfactory to us of their authority so to act must be submitted with the letter of transmittal.

All questions as to the validity, form, eligibility, including time of receipt, and withdrawal of the tendered initial notes will be determined by us in our sole discretion, which determination will be final and binding. We reserve the absolute right to reject any and all initial notes not properly tendered or any initial notes our acceptance of which, in the opinion of counsel for us, would be unlawful. We also reserve the right to waive any irregularities or conditions of tender as to particular initial notes. Our interpretation of the terms and conditions of the exchange offer, including the instructions in the letter of transmittal, will be final and binding on all parties. Unless waived, any defects or irregularities in connection with tenders of initial notes must be cured within such time as we shall determine. None of us, the exchange agent or any other person shall be under any duty to give notification of defects or irregularities with respect to tenders of initial notes, nor shall any of them incur any liability for failure to give such notification. Tenders of initial notes will not be deemed to have been made until such irregularities have been cured or waived. Any initial notes received by the exchange agent that are not properly tendered and as to which the defects or irregularities have not been cured or waived will be returned without cost to such holder by the exchange agent to the tendering holders of initial notes, unless otherwise provided in the letter of transmittal, as soon as practicable following the expiration date.

In addition, we reserve the right in our sole discretion to:

(a) purchase or make offers for any initial notes that remain outstanding subsequent to the expiration date or, as set forth under “—Conditions,” to terminate the exchange offer in accordance with the terms of the registration rights agreement; and

(b) to the extent permitted by applicable law, purchase initial notes in the open market, in privately negotiated transactions or otherwise. The terms of any such purchases or offers may differ from the terms of the exchange offer.

By tendering, each holder will represent to us that, among other things:

(a) the exchange notes acquired pursuant to the exchange offer are being obtained in the ordinary course of business of such holder or other person;

(b) neither such holder nor such other person is engaged in or intends to engage in a distribution of the exchange notes;

(c) neither such holder or other person has any arrangement or understanding with any person to participate in the distribution of such exchange notes; and

(d) such holder or other person is not our “affiliate,” as defined under Rule 405 of the Securities Act, or, if such holder or other person is such an affiliate, will comply with the registration and prospectus delivery requirements of the Securities Act to the extent applicable.

We understand that the exchange agent will make a request promptly after the date of this prospectus to establish accounts with respect to the initial notes at The Depository Trust Company, or DTC, for the purpose of facilitating the exchange offer, and subject to the establishment of such accounts, any financial institution that is a participant in DTC’s system may make book-entry delivery of initial notes by causing DTC to transfer such initial notes into the exchange agent’s account with respect to the initial notes in accordance with DTC’s procedures for such transfer. Although delivery of the initial notes may be effected through book-entry transfer into the exchange agent’s account at DTC, an appropriate letter of transmittal properly completed and duly executed with any required signature guarantee, or an agent’s message in lieu of the letter of transmittal, and all other required documents must in each case be transmitted to and received or confirmed by the exchange agent at its address set forth below on or prior to the expiration date, or, if the guaranteed delivery procedures described below are complied with, within the time period provided under such procedures. Delivery of documents to DTC does not constitute delivery to the exchange agent.

Guaranteed delivery procedures

Holders who wish to tender their initial notes and

(a) whose initial notes are not immediately available or

(b) who cannot deliver their initial notes, the letter of transmittal or any other required documents to the exchange agent prior to the expiration date may effect a tender if:

(1) the tender is made through an eligible institution;

(2) prior to the expiration date, the exchange agent receives from such eligible institution a properly completed and duly executed Notice of Guaranteed Delivery, by facsimile transmission, mail or hand delivery, setting forth the name and address of the holder of the initial notes, the certificate number or numbers of such initial notes and the principal amount of initial notes tendered, stating that the tender is being made thereby, and guaranteeing that, within three business days after the expiration date, the letter of transmittal, or facsimile thereof or agent’s message in lieu of the letter of transmittal, together with the certificate(s) representing the initial notes to be tendered in proper form for transfer and any other documents required by the letter of transmittal will be deposited by the eligible institution with the exchange agent; and

(3) such properly completed and executed letter of transmittal (or facsimile thereof) together with the certificate(s) representing all tendered initial notes in proper form for transfer and all other documents required by the letter of transmittal are received by the exchange agent within three business days after the expiration date.

Withdrawal of tenders

Except as otherwise provided in this prospectus, tenders of initial notes may be withdrawn at any time prior to 5:00 p.m., New York City time, on the expiration date. However, where the expiration date has been extended, tenders of initial notes previously accepted for exchange as of the original expiration date may not be withdrawn.

To withdraw a tender of initial notes in the exchange offer, a written or facsimile transmission notice of withdrawal must be received by the exchange agent as its address set forth in this prospectus prior to 5:00 p.m., New York City time, on the expiration date. Any such notice of withdrawal must:

(a) specify the name of the depositor, who is the person having deposited the initial notes to be withdrawn;

(b) identify the initial notes to be withdrawn, including the certificate number or numbers and principal amount of such initial notes or, in the case of initial notes transferred by book-entry transfer, the name and number of the account at DTC to be credited;

(c) be signed by the depositor in the same manner as the original signature on the letter of transmittal by which such initial notes were tendered, including any required signature guarantees, or be accompanied by documents of transfer sufficient to have the trustee with respect to the initial notes register the transfer of such initial notes into the name of the depositor withdrawing the tender; and

(d) specify the name in which any such initial notes are to be registered, if different from that of the depositor. All questions as to the validity, form and eligibility, including time of receipt, of such withdrawal notices will be determined by us, and our determination shall be final and binding on all parties. Any initial notes so withdrawn will be deemed not to have been validly tendered for purposes of the exchange offer and no exchange notes will be issued with respect to the initial notes withdrawn unless the initial notes so withdrawn are validly retendered. Any initial notes which have been tendered but which are not accepted for exchange will be returned to its holder without cost to such holder as soon as practicable after withdrawal, rejection of tender or termination of the exchange offer. Properly withdrawn initial notes may be retendered by following one of the procedures described above under “—Procedures for tendering” at any time prior to the expiration date.

Conditions

Notwithstanding any other term of the exchange offer, we will not be required to accept for exchange, or exchange, any exchange notes for any initial notes, and may terminate or amend the exchange offer before the expiration date, if the exchange offer violates any applicable law or interpretation by the staff of the Commission.

If we determine in our reasonable discretion that the foregoing condition exists, we may:

(1) refuse to accept any initial notes and return all tendered initial notes to the tendering holders;

(2) extend the exchange offer and retain all initial notes tendered prior to the expiration of the exchange offer, subject, however, to the rights of holders who tendered such initial notes to withdraw their tendered initial notes; or

(3) waive such condition, if permissible, with respect to the exchange offer and accept all properly tendered initial notes which have not been withdrawn. If such waiver constitutes a material change to the exchange offer, we will promptly disclose such waiver by means of a prospectus supplement that will be distributed to the holders, and we will extend the exchange offer as required by applicable law.

The exchange agent

We expect to appoint Deutsche Bank Trust Company Americas as our exchange agent for the exchange offer. All executed letters of transmittal should be directed to the exchange agent at one of its addresses set forth below. Questions and requests for assistance, requests for additional copies of this prospectus or of the letter of transmittal and requests for notices of guaranteed delivery should also be directed to the exchange agent at one of its addresses below:

Deliver to:

Deutsche Bank Trust Company Americas

By mail at:	By overnight mail or courier at:

c/o DB Services Tennessee, Inc. Trust and Securities Services Reorganization Unit P.O. Box 292737 Nashville, TN 37229-2737	c/o DB Services Tennessee, Inc. Trust and Securities Services Reorganization Unit 648 Grassmere Park Road Nashville, TN 37211

or

By facsimile transmission

(for eligible institutions only):

(615) 835-3701

Direct inquiries to:

SPU-Reorg.Operations@db.com

(800) 735-7777

Delivery of the letter of transmittal to an address other than as set forth above or transmission of such letter of transmittal via facsimile other than as set forth above will not constitute a valid delivery.

Fees and expenses

We have agreed to bear the expenses of the exchange offer pursuant to the registration rights agreement. We have not retained any dealer-manager in connection with the exchange offer and will not make any payments to brokers, dealers or others soliciting acceptances of the exchange offer. We, however, will pay the exchange agent reasonable and customary fees for its services and will reimburse it for its reasonable out-of-pocket expenses in connection with providing the services.

The cash expenses to be incurred in connection with the exchange offer will be paid by us. Such expenses include fees and expenses of Deutsche Bank Trust Company Americas as exchange agent, accounting and legal fees and printing costs, among others.

U.S. federal income tax considerations

The exchange of initial notes for exchange notes to be issued in the exchange offer will not result in any gain or loss to you for U.S. federal income tax purposes. See “Certain U.S. federal income tax considerations.”

Accounting treatment

The exchange notes will be recorded at the same carrying value as the initial notes as reflected in our accounting records on the date of exchange. Accordingly, no gain or loss for accounting purposes will be recognized by us from the exchange. The expenses of the exchange offer and the unamortized expenses related to the issuance of the initial notes will be amortized over the term of the notes.

Consequences of failure to exchange

Holders of initial notes who are eligible to participate in the exchange offer but who do not tender their initial notes will not have any further registration rights, and their initial notes will continue to be subject to restrictions on transfer. Accordingly, such initial notes may be resold only:

•	to us, upon redemption of these notes or otherwise;

•	so long as the initial notes are eligible for resale pursuant to Rule 144A under the Securities Act, to a person inside the United States who the seller reasonably believes is a qualified institutional buyer within the meaning of Rule 144A in a transaction meeting the requirements of Rule 144A;

•	in accordance with Rule 144 under the Securities Act, or under another exemption from the registration requirements of the Securities Act, and based upon an opinion of counsel reasonably acceptable to us;

•	outside the United States to a foreign person in a transaction meeting the requirements of Rule 904 under the Securities Act; or

•	under an effective registration statement under the Securities Act,

in each case in accordance with any applicable securities laws of any state of the United States.

Regulatory approvals

We believe that no material federal or state regulatory approval will be necessary in connection with the exchange offer, other than the effectiveness of the exchange offer registration statement under the Securities Act.

Other

Participation in the exchange offer is voluntary and holders of initial notes should carefully consider whether to accept the terms and conditions of this exchange offer. Holders of the initial notes are urged to consult their financial and tax advisors in making their own decision on what action to take with respect to the exchange offer.

Description of certain indebtedness

The following description is a summary of certain material provisions of our warehouse and repurchase credit facilities. The summary does not restate the terms of the warehouse and repurchase credit facilities in their entirety, nor does it describe all of the terms of the warehouse and repurchase credit facilities.

Warehouse and repurchase facilities

As of March 31, 2006, we had committed revolving warehouse and repurchase credit facilities in the amount of $1.7 billion. Our warehouse and repurchase credit facilities are committed, which means that the lenders are obligated to fund up to the committed amount subject to our pledging eligible collateral and meeting various financial and other covenants. The table below summarizes our facilities and their expiration dates as of August 1, 2006.

Counterparty committed lines (Dollars in thousands)	Facility amount	Expiration date
JPMorgan Chase Bank, N.A.	$375,000	August 23, 2006
Greenwich Capital Financial Products, Inc.(1)	300,000	September 28, 2006
DB Structured Products, Inc.	300,000	July 18, 2007
CS First Boston Mortgage Capital, LLC	300,000	April 25, 2007
Merrill Lynch Bank USA	400,000	November 20, 2006

Total committed facilities	$1,675,000

(1)	Our agreement with Greenwich Capital Financial Products. Inc. also provides us with an uncommitted line of credit of up to $1.0 billion.

Our borrowings under the warehouse and repurchase credit facilities are primarily secured by the loans or other assets such as mortgage servicing rights and mortgage-backed securities we purchase or originate with the borrowed funds. In addition to funding loans and such other assets, some of our committed facilities allow us to finance advances that we make in our capacity as servicer pursuant to our mortgage servicing contracts. Such borrowings are secured by the receivables that we hold as a result of making the servicing advances. Our warehouse lines of credit and repurchase facilities enable us to finance less than 100% of the principal balance of the financed mortgage loans (in the case of financed servicing advances and mortgage-backed securities, less than 100% of the balance of the related receivable or security; and in the case of financed mortgage servicing rights, less than 100% of the lesser of our cost, or the current value, thereof). This requires us to use working capital to fund the remaining portion of our investment in these assets. Some of our warehouse lines of credit and repurchase facilities contain sub-limits that provide us with the ability to finance assets such as non-performing loans, mortgage bonds, mortgage servicing rights, advances required by our mortgage servicing contracts and “wet” loans. “Wet” loans are mortgage loans for which the collateral custodian has not yet received the related loan documentation.

Under our warehouse and repurchase credit facilities, interest is payable monthly in arrears and outstanding principal is payable upon receipt of loan sale proceeds or transfer of a loan into a securitization trust. Interest on our warehouse lines of credit and repurchase facilities is based on a margin over the London Inter-Bank Offered Rate, or LIBOR. This margin varies by facility and depends on the type of asset that is being financed. Dry funded loans carry the lowest rate and mortgage servicing rights carry the highest rate. As of March 31, 2006, the weighted-average cost of our securitizations, warehouse lines of credit and repurchase facilities was one-month LIBOR (4.83% as of March 31, 2006) plus 0.54%. Outstanding principal related to a particular mortgage loan is also repayable upon the occurrence of certain events, such as a mortgage loan which is in default for a period of time, a repaid mortgage loan, a mortgage loan obtained with fraudulent information or the failure to cure a defect in a mortgage loan’s documentation. In addition, our facilities contain terms requiring principal repayment of amounts borrowed on a loan if the loan remains on the line longer than a contractual period of time from the date of funding or on the maturity date of the facility.

Our warehouse lines of credit and repurchase facilities are the obligation of our indirect wholly-owned subsidiaries. Saxon Capital generally guarantees its subsidiaries’ obligations under the warehouse lines of credit and repurchase facilities.

Loans, mortgage bonds and mortgage servicing rights financed under our warehouse and repurchase credit facilities are subject to changes in market valuation and margin calls. The market value of our loans, mortgage bonds, mortgage servicing rights, and servicing advance receivables depends on a variety of economic conditions, including interest rates and demand for our asset-backed securities. To the extent the value of the loans, mortgage bonds, mortgage servicing rights or servicing advance receivables declines significantly, we would be required to repay portions of the amounts we have borrowed.

Our warehouse and repurchase credit facilities require us to comply with various customary operating and financial covenants, including, without limitation, the following tests:

•	maximum ratio of debt (excluding nonrecourse debt) to tangible net worth;

•	maximum ratio of debt (including nonrecourse debt) to tangible net worth;

•	minimum tangible net worth;

•	minimum adjusted liquidity;

•	minimum servicing portfolio;

•	maximum servicing portfolio delinquencies; and

•	minimum quarterly net income.

In the event that we were to fail to comply with the covenants contained in our warehouse and repurchase credit facilities or otherwise were to default under the terms of such agreements, we may be restricted from paying dividends or from engaging in other transactions that are necessary for us to maintain our REIT status. Our failure to qualify as a REIT could reduce materially our value. We were in compliance with all covenants under the agreements for the year ended December 31, 2005 and for the three months ended March 31, 2006.

Description of notes

Saxon Capital will issue the exchange notes under the indenture (the “Indenture”), dated May 4, 2006, among itself, the Guarantors and Deutsche Bank Trust Company Americas, as Trustee (the “Trustee”). The following is a summary of the material provisions of the Indenture. It does not include all of the provisions of the Indenture. We urge you to read the Indenture because it defines your rights as a holder of exchange notes. You may request a copy of the Indenture, which is included as an exhibit to the registration statement of which this prospectus forms a part, at our address shown under the caption “Where you can find additional information.” Upon issuance of the exchange notes, the Indenture will be subject to, and governed by, the Trust Indenture Act of 1939, as amended (the “TIA”). You can find definitions of certain capitalized terms used in this description under “—Certain Definitions” below.

The terms of the exchange notes will be identical to those of the initial notes, except that the exchange notes will be offered and sold in an offering registered under the Securities Act and will not have the transfer restrictions, registration rights and Liquidated Damages provisions that relate to the initial notes.

Saxon Capital may issue additional notes from time to time, subject to the limitations set forth under “—Certain Covenants—Limitation on Incurrence of Additional Non-Funding Indebtedness.” For purposes of this description of notes and the Indenture upon the completion of the exchange offer, references to the “Notes” include any initial notes that remain outstanding after the completion of the exchange offer, any additional notes issued under the Indenture as described in the preceding sentence and the exchange notes. Unless expressly stated otherwise, the initial notes, any such additional notes and the exchange notes will be treated as a single class of securities, including with respect to matters requiring approval of holders. Saxon Capital will issue the exchange notes in fully registered form in minimum denominations of $2,000 and integral multiples of $1,000. The Trustee will initially act as Paying Agent and Registrar for the exchange notes. The exchange notes may be presented for registration or transfer and exchange at the offices of the Registrar. Saxon Capital may change any Paying Agent and Registrar without notice to holders of record of the exchange notes (the “Holders”). Saxon Capital will pay principal (and premium, if any) on the exchange notes at the Trustee’s corporate office in New York, New York. At Saxon Capital’s option, interest may be paid at the Trustee’s corporate trust office or by check mailed to the registered address of Holders. Saxon Capital or any of its Restricted Subsidiaries may act as Paying Agent or Registrar. For so long as the exchange notes remain in the form of a global security, Saxon Capital will pay all principal and interest (and premium, if any) on the exchange notes to the applicable depositary or its nominee as the registered holder of the global security representing the exchange notes.

Principal, maturity and interest

Saxon Capital is offering to exchange $150.0 million aggregate principal amount of exchange notes for $150.0 million aggregate principal amount of initial notes. The exchange notes will mature on May 1, 2014. Interest on the Notes will accrue at the rate of 12% per annum and all interest will be payable semiannually in cash on each May 1 and November 1, commencing on November 1, 2006, to the persons who are registered Holders at the close of business on the April 15 and October 15 immediately preceding the applicable interest payment date. Interest on the Notes will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from and including the date of issuance. Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months.

The Notes will not be entitled to the benefit of any mandatory sinking fund.

Redemption

Optional redemption upon equity offerings. At any time, or from time to time, on or prior to May 1, 2009, Saxon Capital may, at its option, use the net cash proceeds of one or more Equity Offerings (as defined below) to redeem up to 35% of the aggregate principal amount of the Notes issued under the Indenture at a redemption price of 112.000% of the principal amount thereof plus accrued and unpaid interest thereon, if any, to the date of redemption; provided that Saxon Capital makes such redemption not more than 90 days after the consummation of any such Equity Offering.

“Equity Offering” means an underwritten public offering of Qualified Capital Stock of Saxon Capital pursuant to a registration statement filed with the Commission in accordance with the Securities Act.

Make-whole redemption. In addition, the Notes may be redeemed, in whole or in part, at any time prior to the maturity date at the option of Saxon Capital upon not less than 30 nor more than 60 days’ prior notice, at a redemption price equal to 100% of the principal amount of the Notes redeemed plus the Applicable Premium (as defined below) as of, and accrued and unpaid interest to, the applicable redemption date.

“Applicable Premium” means, with respect to any Note on any applicable redemption date, the greater of:

(1) 1.0% of the principal amount of such Note; and

(2) the excess, if any, of:

(a) the present value at such redemption date of (i) the outstanding principal amount of such Note at its final maturity plus (ii) all required interest payments (excluding accrued and unpaid interest to such redemption date) due on such Note through its final maturity, computed using a discount rate equal to the Treasury Rate (as defined below) as of such redemption date plus 50 basis points; over

(b) the principal amount of such Note.

“Treasury Rate” means, as of any redemption date, the yield to maturity at the time of computation of United States Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H.15 (519) which has become publicly available at least two Business Days prior to the redemption date (or, if such Statistical Release is no longer published, any publicly available source or similar market data)) most nearly equal to the period from the redemption date to May 1, 2014; provided, however, that if the period from the redemption date to May 1, 2014 is not equal to the constant maturity of a United States Treasury security for which a weekly average yield is given, the Treasury Rate shall be obtained by linear interpolation (calculated to the nearest one-twelfth of a year) from the weekly average yields of United States Treasury securities for which such yields are given, except that if the period from the redemption date to May 1, 2014 is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year shall be used.

Selection and notice of redemption

In the event that Saxon Capital chooses to redeem less than all of the Notes, selection of the Notes for redemption will be made by the Trustee either:

(1) in compliance with the requirements of the principal national securities exchange, if any, on which the Notes are listed; or,

(2) on a pro rata basis, by lot or by such method as the Trustee shall deem fair and appropriate.

No Notes of a principal amount of $2,000 or less shall be redeemed in part. If a partial redemption is made with the proceeds of an Equity Offering, the Trustee will select the Notes only on a pro rata basis or on as nearly a pro rata basis as is practicable (subject to the procedures of DTC). Notice of redemption will be mailed by first-class mail at least 30 but not more than 60 days before the Redemption Date to each Holder of Notes to be redeemed at its registered address. If any Note is to be redeemed in part only, then the notice of redemption that relates to such Note must state the portion of the principal amount thereof to be redeemed. A new Note in a principal amount equal to the unredeemed portion thereof will be issued in the name of the Holder thereof upon cancellation of the original Note. On and after the Redemption Date, interest will cease to accrue on Notes or portions thereof called for redemption as long as Saxon Capital has deposited with the Paying Agent funds in satisfaction of the applicable redemption price.

Ranking

The Notes will be general unsecured obligations of Saxon Capital that rank senior in right of payment to all future Indebtedness that is expressly subordinated in right of payment to the Notes. The Notes will rank equally in right of payment with all existing and future liabilities of Saxon Capital that are not so subordinated and will be effectively subordinated to all of Saxon Capital’s Secured Indebtedness (to the extent of the value of the collateral securing such Indebtedness) and will be structurally subordinated to the liabilities of any of Saxon Capital’s Subsidiaries that do not guarantee the Notes.

Each Guarantee by a Guarantor will be a general unsecured obligation of such Guarantor that ranks senior in right of payment to all future Indebtedness that is expressly subordinated in right of payment to such Guarantee, ranks equally in right of payment with all existing and future liabilities of such Guarantor that is not so subordinated and will be effectively subordinated to all of such Guarantor’s Secured Indebtedness to the extent of the collateral securing such Indebtedness; provided that the guarantee of a Servicing Guarantor will be subordinated in right of payment to the obligations of such Servicing Guarantor under any Warehouse Facility with respect to, and to the extent of MSR Advances. In the event of bankruptcy, liquidation, reorganization or other winding up of Saxon Capital or a Guarantor or upon a default in payment with respect to, or the acceleration of, any Funding Indebtedness or other Secured Indebtedness of Saxon Capital or a Guarantor, the assets of Saxon Capital and such Guarantor that secure Funding Indebtedness or other Secured Indebtedness will be available to pay obligations on the Notes and the Guarantees only after all Indebtedness under such Secured Indebtedness has been repaid in full from such assets. We advise you that there may not be sufficient assets remaining to pay amounts due on any or all the Notes and the Guarantees then outstanding.

Guarantees

The Guarantors will jointly and severally guarantee Saxon Capital’s obligations under the Indenture and the Notes. See “Ranking.” The obligations of each Guarantor under its Guarantee will be limited as necessary to prevent a fraudulent conveyance or fraudulent transfer under applicable law. See Risk Factors “The guarantees may be unenforceable due to fraudulent conveyance statutes.”

Each Guarantor may consolidate with or merge into or sell its assets to Saxon Capital or another Guarantor without limitation, or with other Persons upon the terms and conditions set forth in the Indenture. See “—Certain Covenants—Merger, Consolidation and Sale of Assets.” In the event that any of the Capital Stock of a Guarantor is sold by Saxon Capital and, as a result of such sale, such Guarantor ceases to be a Subsidiary of Saxon Capital and the sale complies with the provisions set forth in “—Certain Covenants—Limitation on Asset Sales,” such Guarantor’s Guarantee will be released (it being understood that only such portion of the Net Cash Proceeds as is or is required to be applied on or before the date of such release in accordance with the terms of the Indenture needs to be so applied). In addition, any Guarantor that is designated as an Unrestricted Subsidiary in accordance with the provisions of the Indenture will be automatically released from its Guarantee and the Indenture upon effectiveness of such designation.

Change of control

Upon the occurrence of a Change of Control and unless Saxon Capital has previously exercised its right to redeem all of the outstanding Notes as described under “Redemption”, each Holder will have the right to require that Saxon Capital purchase all or a portion of such Holder’s Notes pursuant to the offer described below (the “Change of Control Offer”), at a purchase price equal to 101% of the principal amount thereof plus accrued and unpaid interest to the date of purchase. Saxon Capital is not required to make a Change of Control Offer upon a Change of Control if a third party makes and consummates a Change of Control Offer in a manner, at the times and otherwise in compliance with the requirements set forth in the Indenture applicable to a Change of Control Offer made by Saxon Capital and purchases all Notes validly tendered and not withdrawn under the Change of Control Offer.

Within 30 days following the date upon which the Change of Control occurred, Saxon Capital must send, by first class mail, a notice to each Holder, with a copy to the Trustee, which notice shall govern the terms of the Change of Control Offer. Such notice shall state, among other things, the purchase date, which must be no earlier than 30 days nor later than 60 days from the date such notice is mailed, other than as may be required by law (the “Change of Control Payment Date”). Holders electing to have a Note purchased pursuant to a Change of Control Offer will be required to surrender the Note, with the form entitled “Option of Holder to Elect Purchase” on the reverse of the Note completed, to the Paying Agent at the address specified in the notice prior to the close of business on the third business day prior to the Change of Control Payment Date.

If a Change of Control Offer is made, we cannot assure you that Saxon Capital will have available funds sufficient to pay the Change of Control purchase price for all the Notes that might be delivered by Holders seeking to accept the Change of Control Offer. In the event Saxon Capital is required to purchase outstanding Notes pursuant to a Change of Control Offer, Saxon Capital expects that it would seek third party financing to the extent it does not have available funds to meet its purchase obligations. However, we cannot assure you that Saxon Capital would be able to obtain such financing.

One of the events that constitutes a Change of Control under the Indenture is the disposition of “all or substantially all” of Saxon Capital’s assets. This term has not been interpreted under New York law, which governs the Indenture, to represent a specific quantitative test. As a consequence, if holders of the Notes elect to require Saxon Capital to purchase the Notes and Saxon Capital elects to contest such election, there is uncertainty as to whether a court interpreting New York law would interpret the phrase to require Saxon Capital to make a Change of Control Offer.

Restrictions in the Indenture described herein on the ability of Saxon Capital and its Restricted Subsidiaries to incur additional Indebtedness, to grant Liens on their property, to make Restricted Payments and to make Asset Sales and the Change of Control provisions described above may also make more difficult or discourage certain mergers, tender offers and other takeover attempts involving Saxon Capital. Consummation of any such transaction in certain circumstances may require redemption or repurchase of the Notes, and we cannot assure you that Saxon Capital or the acquiring party will have sufficient financial resources to effect such redemption or repurchase. Such restrictions and the restrictions on transactions with Affiliates may, in certain circumstances, make more difficult or discourage any leveraged buyout of Saxon Capital or any of its Restricted Subsidiaries by the management of Saxon Capital. While such restrictions cover a wide variety of arrangements that have traditionally been used to effect highly leveraged transactions, the Indenture may not afford the Holders protection in all circumstances from the adverse aspects of a highly leveraged transaction, reorganization, restructuring, merger or similar transaction. The Change of Control purchase feature is a result of negotiations between the initial purchaser and Saxon Capital.

Saxon Capital will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of Notes pursuant to a Change of Control Offer. To the extent that the provisions of any securities laws or regulations conflict with the “Change of Control” provisions of the Indenture, Saxon Capital shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under the “Change of Control” provisions of the Indenture by virtue thereof.

Our ability to repurchase Notes pursuant to a Change of Control Offer may be limited by a number of factors. The occurrence of certain of the events that constitute a Change of Control would constitute a default under the agreements governing our Funding Indebtedness. In addition, certain events that may constitute a change of control under the agreements governing our Funding Indebtedness and cause a default thereunder will not constitute a Change of Control under the Indenture. Future Indebtedness of Saxon Capital and its Restricted Subsidiaries may also contain prohibitions of certain events that would constitute a Change of Control or require such Indebtedness to be repurchased upon a Change of Control. Moreover, the exercise by the Holders of their right to require Saxon Capital to repurchase the Notes could cause a default under such Indebtedness, even if the

Change of Control itself does not, due to the financial effect of such repurchase on Saxon Capital. Finally, Saxon Capital’s ability to pay cash to the Holders upon a repurchase may be limited by Saxon Capital’s then existing financial resources. There can be no assurance that sufficient funds will be available when necessary to make any required repurchases.

Even if sufficient funds were otherwise available, the terms of the agreements governing our Funding Indebtedness will, and other and/or future Indebtedness may, prohibit Saxon Capital’s prepayment or repurchase of Notes before their scheduled maturity. Consequently, if Saxon Capital is not able to prepay the Indebtedness under the agreements governing our Funding Indebtedness and any such other Indebtedness containing similar restrictions or obtain requisite consents, Saxon Capital will be unable to fulfill its repurchase obligations if holders of Notes exercise their repurchase rights following a Change of Control, resulting in a default under the Indenture. A default under the Indenture may result in a cross-default under the agreements governing our Funding Indebtedness and any such other Indebtedness containing similar provisions.

Suspension period

Notwithstanding anything to the contrary, during a Suspension Period, Saxon Capital and the Restricted Subsidiaries will not be subject to the following provisions under the Indenture (collectively, the “Suspendable Covenants”):

“Limitation on Incurrence of Additional Non-Funding Indebtedness,”

“Limitation on Restricted Payments,”

“Limitation on Asset Sales,”

“Limitation on Dividend and Other Payment Restrictions Affecting Subsidiaries,”

“Limitation on Liens,”

“Maintenance of Total Unencumbered Assets,”

clause (2) of the first paragraph of “Merger, Consolidation and Sale of Assets,”

“Limitation on Transactions with Affiliates,”

“Conduct of Business,” and

“Excess Cash Flow Offer.”

All other covenants and provisions of the Indenture will apply at all times so long as any Notes remain outstanding.

“Suspension Period” means the period (a) beginning on the date that: (1) the Notes are rated Investment Grade; provided that, prior to the assignment of the Investment Grade ratings, Saxon Capital has advised the applicable rating agencies that the Suspendable Covenants will not apply during the Suspension Period; (2) no Default or Event of Default has occurred and is continuing; and (3) Saxon Capital has delivered an officers’ certificate to the Trustee certifying that the conditions set forth in clauses (1) and (2) above are satisfied; and (b) ending on the date (the “Reversion Date”) that the Notes are no longer rated Investment Grade.

For purposes of calculating the amount available to be made as Restricted Payments under clause (iii) of the first paragraph of the “Limitation on Restricted Payments” covenant following a Suspension Period, calculations under the applicable clause will be made with reference to such Measurement Date as set forth in that clause.

Accordingly, subject to the third to last paragraph of such covenant, Restricted Payments made during the Suspension Period will reduce the amount available to be made as Restricted Payments under clause (iii) and the items specified in subclauses (u) through (z) of clause (iii) that occur during the Suspension Period will increase the amount available to be made as Restricted Payments under clause (iii), in each case following the Reversion Date. Any Restricted Payments made during the Suspension Period that are of the type described in clause (4) under the second paragraph of the “Limitations on Restricted Payments” covenant shall reduce the amounts permitted to be incurred under such clause (4) on the Reversion Date. In addition, during the Suspension Period, all references herein to “Restricted Subsidiaries” or “Unrestricted Subsidiaries” will be deemed to be references to “Subsidiaries” and the definitions of “Restricted Subsidiary” and “Unrestricted Subsidiary” shall be deemed deleted. Also, any encumbrance or restriction of the type referred to in the “Limitation on Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries” covenant incurred during the Suspension Period shall not result in a Default when such covenant is re-instituted.

For purposes of the “Limitation on Asset Sales” covenant, on the Reversion Date, the Net Proceeds Offer Amount will be reset at zero.

Certain covenants

The Indenture contains, among others, the following covenants:

Limitation on incurrence of additional non-funding indebtedness. Saxon Capital will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, assume, guarantee, become liable, contingently or otherwise, with respect to, or otherwise become responsible for payment of (collectively, “incur”) any Non-Funding Indebtedness (including Acquired Indebtedness) other than Permitted Indebtedness.

Notwithstanding the foregoing, if no Default or Event of Default shall have occurred and be continuing at the time of or as a consequence of the incurrence of any such Non-Funding Indebtedness (including Acquired Indebtedness), Saxon Capital or any of its Restricted Subsidiaries may incur Non-Funding Indebtedness (including Acquired Indebtedness), in each case if on the date of the incurrence of such Non-Funding Indebtedness (including Acquired Indebtedness), after giving effect to the incurrence thereof and the use of proceeds thereof:

•	the Consolidated Non-Funding Indebtedness Interest Coverage Ratio of Saxon Capital is greater than 3.25 to 1.0; and

•	the ratio of Consolidated Tangible Net Worth of Saxon Capital to the aggregate amount of Non-Funding Indebtedness outstanding on a consolidated basis is greater than 2.0 to 1.0.

If Saxon Capital or any Restricted Subsidiary incurs any Non-Funding Indebtedness on any date and also incurs any Permitted Indebtedness on such date, such Permitted Indebtedness shall be disregarded for purposes of calculating the ratios described above on such date.

Limitation on restricted payments. Saxon Capital will not, and will not cause or permit any of its Restricted Subsidiaries to, directly or indirectly:

(1) declare or pay any dividend or make any distribution (other than dividends or distributions payable solely in Qualified Capital Stock of Saxon Capital) on or in respect of shares of Saxon Capital’s Capital Stock to holders of such Capital Stock (including any payment or distribution in connection with any merger or acquisition);

(2) purchase, redeem or otherwise acquire or retire for value any Capital Stock of Saxon Capital or any warrants, rights or options to purchase or acquire shares of any class of such Capital Stock (other than in exchange for Qualified Capital Stock of Saxon Capital);

(3) make any principal payment on, purchase, defease, redeem, prepay, decrease or otherwise acquire or retire for value, prior to any scheduled final maturity, scheduled repayment or scheduled sinking fund payment, any Subordinated Indebtedness (other than Indebtedness owed by Saxon Capital or any Restricted Subsidiary to another Restricted Subsidiary or Saxon Capital) of Saxon Capital or any of its Restricted Subsidiaries (other than principal payments on, purchases, defeasance, redemption, prepayment, decreases or other acquisition or retirement for value of such Subordinated Indebtedness due within one year of the date of such principal payment, purchase, defeasance, redemption, prepayment, decrease or other acquisition or retirement for value); or

(4) make any Restricted Investment

if at the time of such action (each, a “Restricted Payment”) or immediately after giving effect thereto,

(i) a Default or an Event of Default shall have occurred and be continuing or would result therefrom;

(ii) Saxon Capital is not able to incur at least $1.00 of additional Non-Funding Indebtedness (other than Permitted Indebtedness) in compliance with the “Limitation on Incurrence of Additional Non-Funding Indebtedness” covenant; or

(iii) the aggregate amount of Restricted Payments (including such proposed Restricted Payment) made subsequent to the Measurement Date (the amount expended for such purposes, if other than in cash, being the Fair Market Value of the property comprising such Restricted Payment) shall exceed the sum of:

(u) the sum of (A) 95% of the cumulative Consolidated Net Income of Saxon Capital (or, while Saxon Capital is not a REIT, 50% of the cumulative Consolidated Net Income of Saxon Capital) (or if cumulative Consolidated Net Income shall be a loss, minus 100% of such loss) earned during the period from April 1, 2006 through the last day of Saxon Capital’s most recent fiscal quarter which ends prior to the date (the “Reference Date”) on which the Restricted Payment occurs (treating such period as a single accounting period) plus (B) while Saxon Capital is a REIT, amortization expense associated with Mortgage Servicing Rights of Saxon Capital for such period which amount under this clause (B) shall not exceed, together with the amount in clause (A), the amount that the senior management of Saxon Capital determines in good faith to be necessary to be paid as a dividend or distribution for Saxon Capital to maintain its status as a REIT under the Code; plus

(v) 100% of the aggregate net cash proceeds and 100% of the aggregate Fair Market Value of property other than cash, in each case received by Saxon Capital from any Person (other than a Subsidiary of Saxon Capital) from the issuance and sale subsequent to the Measurement Date and on or prior to the Reference Date of Qualified Capital Stock of Saxon Capital (other than net cash proceeds received from the issuance or sale of such Qualified Capital Stock to (a) a Subsidiary of Saxon Capital or (b) an employee stock ownership plan, option plan or similar trust (to the extent such sale to an employee stock ownership plan, option plan or similar trust is financed by loans from or is guaranteed by Saxon Capital or any Restricted Subsidiary unless such loans have been repaid with cash on or prior to the Reference Date); plus

(w) without duplication of any amounts included in clause (iii)(v) above, 100% of the aggregate net cash proceeds of any equity contribution received by Saxon Capital from a holder of Saxon Capital’s Capital Stock subsequent to the Measurement Date; plus

(x) without duplication of any amounts included in clause (iii)(v) above, the amount by which Indebtedness of Saxon Capital or any Restricted Subsidiary of Saxon Capital (other than Subordinated Indebtedness) is reduced on Saxon Capital’s consolidated balance sheet upon the conversion or exchange of such Indebtedness into Qualified Capital Stock of Saxon Capital subsequent to the Measurement Date; plus

(y) 100% of the aggregate amount of net reduction in Restricted Investments made by Saxon Capital or any of its Restricted Subsidiaries in any Person resulting from:

(A) repurchases, repayments or redemptions of such Restricted Investments by such Person, proceeds realized upon the sale of such Restricted Investment (other than a sale to a Restricted

Subsidiary of Saxon Capital), repayments of loans or advances or other transfers of assets (including by way of dividend, interest payment or distribution) by such Person to Saxon Capital or any Restricted Subsidiary; and

(B) the sale (other than to Saxon Capital or a Restricted Subsidiary) of the Capital Stock of an Unrestricted Subsidiary or a distribution or a dividend from an Unrestricted Subsidiary or an interest payment by an Unrestricted Subsidiary; plus

(z) upon the redesignation of any Unrestricted Subsidiary as a Restricted Subsidiary, the Fair Market Value of the Investments of Saxon Capital or a Restricted Subsidiary (other than such Restricted Subsidiary) in such Unrestricted Subsidiary as of the date of such redesignation.

The foregoing provisions do not prohibit:

(1) the payment of any dividend (i) within 60 days after the date of declaration of such dividend if the dividend would have been permitted on the date of declaration or (ii) to the extent such dividend was declared prior to the Measurement Date;

(2) the acquisition of any shares of Capital Stock of Saxon Capital, either (i) solely in exchange for shares of Qualified Capital Stock of Saxon Capital or (ii) through the application of net proceeds of a substantially concurrent sale for cash (other than to a Subsidiary of Saxon Capital or an employee stock ownership plan or similar trust to the extent such sale to an employee stock ownership plan or similar trust is financed by loans from or is guaranteed by Saxon Capital or any Restricted Subsidiary (unless such loans have been repaid with cash on or prior to the Reference Date)) of shares of Qualified Capital Stock of Saxon Capital; provided that the net cash proceeds from such sale of Qualified Capital Stock will be excluded from clause (iii)(v) above;

(3) the acquisition of any Subordinated Indebtedness of Saxon Capital or any of its Restricted Subsidiaries either (i) solely in exchange for shares of Qualified Capital Stock of Saxon Capital, or (ii) through the application of net proceeds of a substantially concurrent sale for cash (other than to a Subsidiary of Saxon Capital or an employee stock ownership plan or similar trust to the extent such sale to an employee stock ownership plan or similar trust is financed by loans from or is guaranteed by Saxon Capital or any Restricted Subsidiary (unless such loans have been repaid with cash on or prior to the Reference Date)) of (a) shares of Qualified Capital Stock of Saxon Capital; provided that the net cash proceeds from such sale of Qualified Capital Stock will be excluded from clause (iii)(v) above, or (b) Refinancing Indebtedness;

(4) repurchases by Saxon Capital of Common Stock of Saxon Capital from current or former employees, officers and directors or consultants of Saxon Capital or any of its Restricted Subsidiaries or their authorized representatives (a) upon the death, disability or termination of employment of such employees, officers or directors or (b) pursuant to any management equity subscription agreement, stock option agreement, stock ownership plan, put agreement, stockholder agreement or similar agreement that may be in effect from time to time, in an aggregate amount for clauses (a) and (b) not to exceed $2.0 million in any calendar year (with unused amounts in any calendar year (before giving effect to any carryforward) being carried over to the next succeeding (but not any other) calendar year);

(5) if no Event of Default or payment Default shall have occurred and be continuing, the declaration or payment, from time to time, by Saxon Capital of any dividend or distribution so long as the amount of such dividends and distributions (taken together with all other dividends and distributions made by Saxon Capital with respect to the applicable taxable year) does not exceed the amount that the senior management of Saxon Capital determines in good faith to be necessary for Saxon Capital to (x) maintain its status as a REIT under the Code and (y) reduce excise taxes (in an amount not to exceed the amount of such excise taxes that would have been imposed for such taxable year if no such dividend or distribution had been made); provided that the senior management’s determination of such amount shall be based on senior management’s estimates of Saxon Capital’s REIT taxable income for the taxable year to which such dividend or distribution relates; and

(6) repurchases of (A) Capital Stock deemed to occur upon exercise of stock options if such Capital Stock represents a portion of the exercise price of such options, (B) Capital Stock from directors, officers, and employees in connection with the vesting of such person’s restricted stock to the extent necessary to allow such employees to pay taxes in connection with restricted stock that has vested and (C) Capital Stock or options to purchase Capital Stock deemed to occur in connection with the exercise of stock options to the extent necessary to pay applicable withholding taxes;

(7) cash payments in lieu of the issuance of fractional shares in connection with the exercise of warrants, options or other securities convertible into or exchangeable for Capital Stock of Saxon Capital;

(8) Restricted Payments in an amount not to exceed $35.0 million; and

(9) the purchase, repurchase, redemption, defeasance or other acquisition or retirement for value of any Subordinated Indebtedness (i) at a purchase price not greater than 101% of the principal amount of such Subordinated Indebtedness in the event of a Change of Control in accordance with provisions similar to the covenant described under “Change of Control” or (ii) at a purchase price not greater than 100% of the principal amount thereof in accordance with provisions similar to the covenant described under “Limitation on Asset Sales;” provided that prior to or simultaneously with such purchase, repurchase, redemption, defeasance or other acquisition or retirement for value, Saxon Capital has made the Change of Control Offer or Net Proceeds Offer, as applicable, as provided in such covenant with respect to the Notes and has completed the repurchase or redemption of all Notes validly tendered for payment in connection with such Change of Control Offer or Net Proceeds Offer.

In determining the aggregate amount of Restricted Payments made subsequent to the Measurement Date in accordance with clause (iii) of the immediately preceding paragraph, amounts expended pursuant to clauses (1)(i), (2)(ii), (4), (5), (6)(B), (8) and (9) shall be included in such calculation and the amounts under (1)(ii), 2(i), 3, 6(A), 6(C) and (7) and the dividend declared by Saxon Capital on March 24, 2006 and paid on or about April 28, 2006 shall be excluded.

The amount of all Restricted Payments (other than cash) shall be the Fair Market Value on the date of such Restricted Payment of the asset(s) or securities proposed to be paid, transferred or issued by Saxon Capital or such Restricted Subsidiary, as the case may be, pursuant to such Restricted Payment. Not later than the date on which Saxon Capital is required to deliver financial statements pursuant to the covenant described under “Reports to Holders” below with respect to the fiscal quarter during which any Restricted Payment is made, Saxon Capital shall deliver to the Trustee an officers’ certificate stating that such Restricted Payment is permitted and setting forth the basis upon which the calculations required by the covenant described under “Limitation on Restricted Payments” were computed, together with a copy of any fairness opinion or appraisal required by the Indenture.

In making the computations required by clause (iii)(u) of the first paragraph of this covenant, Saxon Capital may rely on projections prepared in good faith by senior management of Saxon Capital for the fiscal quarter ending on the Reference Date, whether or not financial statements for such period are internally available.

Limitation on Asset Sales. Saxon Capital will not, and will not permit any of its Restricted Subsidiaries to, consummate an Asset Sale unless:

(1) Saxon Capital or the applicable Restricted Subsidiary, as the case may be, receives consideration at the time of such Asset Sale at least equal to the Fair Market Value of the assets sold or otherwise disposed of;

(2) at least 75% of the consideration received by Saxon Capital or the Restricted Subsidiary, as the case may be, from such Asset Sale shall be in the form of cash, Cash Equivalents and/or Replacement Assets (as defined in clause 3(b) below) and/or any securities, notes or other obligations received by Saxon Capital or any such Restricted Subsidiary from such transferee that are converted by Saxon Capital or such Restricted Subsidiary into cash (to the extent of the cash received) within 60 days after receipt and is received at the time of such disposition; provided that the amount of any liabilities of Saxon Capital or any such Restricted Subsidiary as shown on Saxon Capital’s or such Restricted Subsidiary’s most recent balance sheet (other than liabilities that are by their terms subordinated to the Notes or any Guarantee of a Guarantor) that are assumed by the transferee of any such assets shall be deemed to be cash for purposes of this provision; and

(3) except as provided in the next paragraph upon the consummation of an Asset Sale, Saxon Capital shall apply, or cause such Restricted Subsidiary to apply, the Net Cash Proceeds relating to such Asset Sale within 360 days of receipt thereof:

(a) to permanently reduce Indebtedness under any Non-Funding Credit Facility (including revolving and/or term Indebtedness) and, in the case of any such Indebtedness under any revolving credit facility, effect a dollar-for-dollar reduction in the commitments under such revolving credit facility;

(b) to make an investment in properties and assets that replace the properties and assets that were the subject of such Asset Sale or in properties and assets (including Capital Stock) that will be used in any Related Business (“Replacement Assets”); and/or

(c) a combination of prepayment and investment permitted by the foregoing clauses (3)(a) and (3)(b).

On the 361st day after an Asset Sale or such earlier date, if any, as the Board of Directors of Saxon Capital or of such Restricted Subsidiary determines not to apply the Net Cash Proceeds relating to such Asset Sale as set forth in clauses (3)(a), (3)(b) and/or (3)(c) of the preceding paragraph (each, a “Net Proceeds Offer Trigger Date”), such aggregate amount of Net Cash Proceeds which have not been applied on or before such Net Proceeds Offer Trigger Date as permitted in clauses (3)(a), (3)(b) and/or (3)(c) of the preceding paragraph (each a “Net Proceeds Offer Amount”) shall be applied by Saxon Capital or such Restricted Subsidiary to make an offer to purchase to all Holders (the “Net Proceeds Offer”) on a date (the “Net Proceeds Offer Payment Date”) not less than 30 nor more than 45 days following the applicable Net Proceeds Offer Trigger Date, and to all holders of Pari Passu Indebtedness in accordance with provisions governing any Pari Passu Indebtedness requiring Saxon Capital or such Restricted Subsidiary to prepay, purchase or redeem such Pari Passu Indebtedness with the proceeds from any Asset Sales (or offer to do so), from all Holders (and holders of any such Pari Passu Indebtedness) on a pro rata basis, that amount of Notes (and Pari Passu Indebtedness) equal to the Net Proceeds Offer Amount at a price (the “Net Proceeds Offer Price”) equal to 100% of the principal amount of the Notes (and Pari Passu Indebtedness) to be purchased, plus accrued and unpaid interest thereon, if any, to the date of purchase; provided, however, that (i) if at any time any non-cash consideration received by Saxon Capital or any Restricted Subsidiary of Saxon Capital, as the case may be, in connection with any Asset Sale is converted into or sold or otherwise disposed of for cash (other than interest received with respect to any such non-cash consideration), then such conversion or disposition shall be deemed to constitute an Asset Sale hereunder and the Net Cash Proceeds thereof shall be applied in accordance with this covenant and (ii) the Net Proceeds Offer Price for any such Pari Passu Indebtedness may exceed 100% of principal amount plus accrued and unpaid interest thereon to the date of purchase if so provided under the relevant documentation, in which case Saxon Capital shall use other funds to pay such excess, including any Net Cash Proceeds that would otherwise remain after consummation of the Net Proceeds Offer.

Saxon Capital may defer the Net Proceeds Offer until there is an aggregate unutilized Net Proceeds Offer Amount equal to or in excess of $15.0 million resulting from one or more Asset Sales (at which time, the entire unutilized Net Proceeds Offer Amount, and not just the amount in excess of $15.0 million, shall be applied as required pursuant to this paragraph). Pending the final application of any Net Cash Proceeds, Saxon Capital or any Restricted Subsidiary may temporarily reduce borrowings under any revolving credit facility, including any Warehouse Facility, or otherwise temporarily invest such Net Cash Proceeds in any manner that is not prohibited by the Indenture.

Each Net Proceeds Offer will be mailed to the record Holders as shown on the register of Holders within 25 days following the Net Proceeds Offer Trigger Date, with a copy to the Trustee, and shall comply with the procedures set forth in the Indenture. Upon receiving notice of the Net Proceeds Offer, Holders may elect to tender their Notes in whole or in part in minimum amounts of $2,000 and integral multiples of $1,000 in exchange for cash.

To the extent Holders properly tender Notes and holders of Pari Passu Indebtedness properly tender such Pari Passu Indebtedness in an aggregate principal amount exceeding the Net Proceeds Offer Amount, the tendered Notes and Pari Passu Indebtedness will be purchased, repaid or redeemed out of Net Cash Proceeds on a pro rata basis based on the aggregate principal amounts of Notes and Pari Passu Indebtedness tendered (and the Trustee shall select the tendered Notes of tendering Holders on a pro rata basis based on the amount of Notes tendered), provided that the Net Proceeds Offer Price of any Pari Passu Indebtedness for this purpose shall be deemed equal to 100% of principal amount plus accrued and unpaid interest thereon to the date of purchase. A Net Proceeds Offer shall remain open for a period of 20 business days or such longer period as may be required by law. If any Net Cash Proceeds remain after the consummation of any Net Proceeds Offer, Saxon Capital may use those Net Cash Proceeds for any purpose not otherwise prohibited by the Indenture. Upon completion of each Net Proceeds Offer, the amount of Net Cash Proceeds will be reset at zero.

Saxon Capital will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of Notes pursuant to a Net Proceeds Offer. To the extent that the provisions of any securities laws or regulations conflict with the “Asset Sale” provisions of the Indenture, Saxon Capital shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under the “Asset Sale” provisions of the Indenture by virtue thereof.

Limitation on dividend and other payment restrictions affecting Restricted Subsidiaries. Saxon Capital will not, and will not cause or permit any of its Restricted Subsidiaries to, directly or indirectly, create or otherwise cause or permit to exist or become effective any consensual encumbrance or restriction on the ability of any Restricted Subsidiary of Saxon Capital to:

(1) pay dividends or make any other distributions on or in respect of its Capital Stock (it being understood that the priority of any Preferred Stock in receiving dividends or liquidating distributions prior to dividends or liquidating distributions being paid on Common Stock shall not be deemed a restriction on the ability to make distributions on Capital Stock);

(2) make loans or advances or to pay any Indebtedness or other obligation owed to Saxon Capital or any other Restricted Subsidiary of Saxon Capital (it being understood that the subordination of loans or advances made to Saxon Capital or any Restricted Subsidiary to other Indebtedness Incurred by Saxon Capital or any Restricted Subsidiary shall not be deemed a restriction on the ability to make loans or advances); or

(3) transfer any of its property or assets to Saxon Capital or any other Restricted Subsidiary of Saxon Capital,

except for such encumbrances or restrictions existing under or by reason of:

(a) applicable law, rule, regulation or order (including any restrictions imposed by Ginnie Mae or Fannie Mae or similar organizations);

(b) the Indenture and the Notes;

(c) customary non-assignment provisions of any contract or any lease governing a leasehold interest of any Restricted Subsidiary of Saxon Capital;

(d) any instrument governing Acquired Indebtedness, which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person or the properties or assets of the Person so acquired;

(e) (i) agreements existing on the Measurement Date including each Warehouse Facility and agreements governing other Indebtedness existing on the Measurement Date to the extent and in the manner such agreements are in effect on the Measurement Date and (ii) any new Indebtedness incurred after the Measurement Date in accordance with the Indenture on terms that (A) are not less favorable to Saxon Capital than the Warehouse Facility and agreements governing other Indebtedness existing on the Measurement Date in any material respect as determined by the senior management in their reasonable and good faith judgment or (B) are not materially more restrictive, taken as a whole, than customary provisions in comparable financings and that the Board of Directors determines (as evidenced by a resolution of the Board of Directors) in good faith would not reasonably be expected to impair the ability of Saxon Capital to make scheduled payments of interest on and principal of the Notes as and when due;

(f) provisions of any agreement governing Indebtedness incurred in accordance with the Indenture that impose such encumbrances or restrictions upon the occurrence of a default or failure to meet financial covenants or conditions under the agreement;

(g) restrictions on the transfer of assets (other than cash) held in a Restricted Subsidiary of Saxon Capital imposed under any agreement governing Indebtedness incurred in accordance with the Indenture;

(h) provisions of any agreement governing Indebtedness incurred in accordance with the Indenture that require a Restricted Subsidiary to service its debt obligations before making dividends, distributions or advancements in respect of its Capital Stock;

(i) an agreement governing Indebtedness incurred to Refinance all or part of the Indebtedness issued, assumed or incurred pursuant to an agreement referred to in clause (b), (d) or (e) above; provided, however, that the provisions relating to such encumbrance or restriction contained in any such Indebtedness are not materially less favorable to Saxon Capital in any material respect as determined by the senior management of Saxon Capital in their reasonable and good faith judgment than the provisions relating to such encumbrance or restriction contained in agreements referred to in such clause (b), (d) or (e);

(j) agreements governing any Securitization Vehicle or group of Securitization Vehicles (and limited to such Securitization Vehicle or group of Securitization Vehicles) that, in the good faith determination of the Board of Directors or senior management of Saxon Capital, are necessary or advisable to effect a Securitization after the Measurement Date; and

(k) with respect to clause (3) only, (i) any security agreements or mortgages securing Indebtedness of a Restricted Subsidiary to the extent such encumbrance or restriction restricts the transfer of the property subject to such security agreements or mortgages or (ii) any transfer of, agreement to transfer, option or right with respect to, or Lien on, any property or assets of Saxon Capital or any Restricted Subsidiary not otherwise prohibited by the Indenture;

(l) contracts for the sale of assets, including any restriction with respect to a Restricted Subsidiary imposed pursuant to an agreement entered into for the sale or disposition of all or substantially all of the Capital Stock or assets of such Restricted Subsidiary pending the closing of such sale or disposition; or

(m) any requirement to obtain Board of Directors or independent board member approval prior to payment of any dividend or other distribution.

Limitation on Liens. Saxon Capital will not, and will not cause or permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, assume or permit or suffer to exist any Liens of any kind on the assets of Saxon Capital or any of its Restricted Subsidiaries securing Indebtedness of Saxon Capital or any of its Restricted Subsidiaries unless:

(1) in the case of Liens securing Indebtedness of Saxon Capital or any Guarantor that is expressly subordinate or junior in right of payment to the Notes, or the Guarantee of such Guarantor, as the case may be, the Notes or the Guarantee of such Guarantor, as the case may be, are secured by a Lien on such property, assets or proceeds that is senior in priority to such Liens; and

(2) in all other cases, the Notes or the Guarantee of such Guarantor, as the case may be, are equally and ratably secured except for:

(a) Liens existing as of the Measurement Date to the extent and in the manner such Liens are in effect on the Measurement Date;

(b) Liens securing the Notes and the Guarantees;

(c) Liens securing Refinancing Indebtedness that is incurred to Refinance any Indebtedness that has been secured by a Lien permitted under the Indenture and that has been incurred in accordance with the provisions of the Indenture; provided, however, that such Liens do not extend to or cover any property or assets of Saxon Capital not securing the Indebtedness so Refinanced; and

(d) Permitted Liens.

Maintenance of Total Unencumbered Assets. The Total Unencumbered Assets of Saxon Capital and its Consolidated Restricted Subsidiaries shall be at least 200% of the aggregate principal amount of the Unsecured Indebtedness of Saxon Capital and its Consolidated Restricted Subsidiaries, in each case as of the last day of any fiscal quarter of Saxon Capital during the term of the Notes (it being understood that compliance with this covenant shall be determined on the date financial statements are required to be delivered with respect to such fiscal quarter pursuant to the covenant described below under “Reports to Holders” or, if earlier, the date such financial statements are actually delivered).

Merger, consolidation and sale of assets. Saxon Capital will not, in a single transaction or series of related transactions, consolidate or merge with or into any Person, or sell, assign, transfer, lease, convey or otherwise dispose of (or cause or permit any Restricted Subsidiary of Saxon Capital to sell, assign, transfer, lease, convey or otherwise dispose of) all or substantially all of Saxon Capital’s assets (determined on a consolidated basis for Saxon Capital and Saxon Capital’s Restricted Subsidiaries) whether as an entirety or substantially as an entirety to any Person unless:

(1) either:

(a) Saxon Capital shall be the surviving or continuing entity; or

(b) the Person (if other than Saxon Capital) formed by or surviving such consolidation or into which Saxon Capital is merged or the Person which acquires by sale, assignment, transfer, lease, conveyance or other disposition the properties and assets of Saxon Capital and of Saxon Capital’s Restricted Subsidiaries substantially as an entirety (the “Surviving Entity”):

(i) shall be a corporation, limited partnership, trust or limited liability company organized and validly existing under the laws of the United States or any State thereof or the District of Columbia; provided that if such surviving person is not a corporation, a corporate Wholly Owned Restricted Subsidiary of such Person organized under the laws of the United States, any state or the District of Columbia becomes a co-issuer of the Notes in connection therewith; and

(ii) shall expressly assume, by supplemental indenture (in form and substance satisfactory to the Trustee), executed and delivered to the Trustee, the due and punctual payment of the principal of and premium, if any, and interest on all of the Notes and the performance of every covenant of the Notes, the Indenture and the Registration Rights Agreement on the part of Saxon Capital to be performed or observed;

(2) immediately after giving effect to such transaction and the assumption contemplated by clause (1)(b)(ii) above (including giving effect to any Acquired Indebtedness and other Indebtedness incurred in connection with or in respect of such transaction), Saxon Capital or such Surviving Entity, as the case may be, shall be able to incur at least $1.00 of additional Non-Funding Indebtedness (other than Permitted Indebtedness) in compliance with the “Limitation on Incurrence of Additional Non-Funding Indebtedness” covenant;

(3) immediately before and immediately after giving effect to such transaction and the assumption contemplated by clause (1)(b)(ii) above (including giving effect to any Acquired Indebtedness and other Indebtedness incurred and any Lien granted in connection with or in respect of the transaction), no Default or Event of Default shall have occurred or be continuing; and

(4) Saxon Capital or the Surviving Entity shall have delivered to the Trustee an officers’ certificate and an opinion of counsel, each stating that such consolidation, merger, sale, assignment, transfer, lease, conveyance or other disposition and, if a supplemental indenture is required in connection with such transaction, such supplemental indenture comply with the applicable provisions of the Indenture and that all conditions precedent in the Indenture relating to such transaction have been satisfied.

For purposes of the foregoing, the transfer (by lease, assignment, sale or otherwise, in a single transaction or series of transactions) of all or substantially all of the properties or assets of one or more Restricted Subsidiaries of Saxon Capital the Capital Stock of which constitutes all or substantially all of the properties and assets of Saxon Capital, shall be deemed to be the transfer of all or substantially all of the properties and assets of Saxon Capital.

Notwithstanding the foregoing:

(a) clauses (2) and (4) of the covenant described above will not apply to the consolidation or merger of Saxon Capital with or into a Restricted Subsidiary or the consolidation or merger of a Restricted Subsidiary with or into Saxon Capital; and

(b) clause (2) of the covenant described above will not apply to any merger or consolidation of Saxon Capital with an Affiliate formed solely for the purpose of reforming Saxon Capital in another jurisdiction or solely for the purpose of facilitating the formation of a holding company.

The Indenture provides that upon any consolidation or merger or any transfer, lease, conveyance or other disposition of all or substantially all of the assets of Saxon Capital in accordance with the foregoing, in which Saxon Capital is not the continuing corporation, the successor Person formed by such consolidation or into which Saxon Capital is merged or to which such transfer, lease, conveyance or other disposition is made shall succeed to, and be substituted for, and may exercise every right and power of, Saxon Capital under the Indenture and the Notes with the same effect as if such surviving entity had been named as such, and Saxon Capital, and in the case of a transfer of Saxon Capital’s assets (other than the Capital Stock of its Restricted Subsidiaries), the Guarantors (except in the case of a transfer of less than all of the consolidated assets of Saxon Capital) shall be released from the obligations under the Notes and the Guarantees.

Each Guarantor (other than any Guarantor whose Guarantee is to be released in accordance with the terms of the Guarantee and the Indenture) will not, and Saxon Capital will not cause or permit any Guarantor to, consolidate with or merge with or into any Person other than Saxon Capital or any other Guarantor unless:

(1) the entity formed by or surviving any such consolidation or merger (if other than the Guarantor) is a corporation, limited partnership, trust or limited liability company organized and existing under the laws of the United States or any State thereof or the District of Columbia;

(2) such entity assumes by supplemental indenture all of the obligations of the Guarantor on the Guarantee; and

(3) immediately after giving effect to such transaction, no Default or Event of Default shall have occurred and be continuing.

Limitations on transactions with Affiliates. Saxon Capital will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, enter into or permit to exist any transaction (including the purchase, sale, lease or exchange of any property or the rendering of any service) with, or for the benefit of, any of its Affiliates

(each an “Affiliate Transaction”), other than: (1) Affiliate Transactions permitted as described below; and (2) Affiliate Transactions on terms that are no less favorable to Saxon Capital or such Restricted Subsidiary than those that might reasonably have been obtained in a comparable transaction at such time on an arm’s-length basis from a Person that is not an Affiliate of Saxon Capital or such Restricted Subsidiary.

All Affiliate Transactions (and each series of related Affiliate Transactions which are part of a common plan) involving aggregate payments or other property with a fair market value in excess of $5.0 million shall be approved by the Board of Directors of Saxon Capital or of such Restricted Subsidiary, as the case may be, such approval to be evidenced by a Board Resolution stating that such Board of Directors has determined that such transaction complies with the foregoing provisions. If Saxon Capital or any Restricted Subsidiary of Saxon Capital enters into an Affiliate Transaction (or a series of related Affiliate Transactions which are part of a common plan) that involves an aggregate fair market value of more than $15.0 million, Saxon Capital or such Restricted Subsidiary, as the case may be, shall, prior to the consummation thereof, obtain a favorable opinion as to the fairness of such transaction or series of related transactions to Saxon Capital or the relevant Restricted Subsidiary, as the case may be, from a financial point of view, from an investment banking, appraisal or accounting firm, in each case of national standing, and file the same with the Trustee. The restrictions set forth in the first two paragraphs of this covenant shall not apply to:

(1) reasonable fees and compensation paid to and employee benefits plans or arrangements and indemnity provided to or on behalf of, officers, directors, employees or consultants of Saxon Capital or any Restricted Subsidiary of Saxon Capital as determined in good faith by Saxon Capital’s Board of Directors or senior management;

(2) transactions between or among Saxon Capital and any of its Restricted Subsidiaries or between or among such Restricted Subsidiaries; provided such transactions are not otherwise prohibited by the Indenture;

(3) any agreement as in effect as of the Measurement Date or any amendment thereto or any transaction contemplated thereby (including pursuant to any amendment thereto) in any replacement agreement thereto so long as any such amendment or replacement agreement is not more disadvantageous to the Holders in any material respect than the original agreement as in effect on the Measurement Date as determined in good faith by the Board of Directors or senior management of Saxon Capital;

(4) Restricted Payments and Permitted Investments permitted by the Indenture;

(5) transactions between Saxon Capital or one of its Restricted Subsidiaries and any Person in which Saxon Capital or one of its Restricted Subsidiaries has made an Investment and such Person is an Affiliate solely because of such Investment;

(6) any issuance of Capital Stock of or capital contributions to Saxon Capital;

(7) transactions with customers, clients, suppliers, or purchasers or sellers of goods or services, in each case in the ordinary course of business and otherwise in compliance with the terms of the Indenture, which are fair to Saxon Capital or its Restricted Subsidiaries, or are on terms at least as favorable as might reasonably have been obtained at such time from an unaffiliated party, in each case in the reasonable determination of the Board of Directors or the senior management thereof; and

(8) transactions between Saxon Capital or one of its Restricted Subsidiaries and any Securitization Vehicle in the ordinary course of business.

Additional restricted subsidiary guarantees. If Saxon Capital or any of its Restricted Subsidiaries transfers or causes to be transferred, in one transaction or a series of related transactions, any property to any Domestic Restricted Subsidiary (other than a Securitization Vehicle or an Excluded Subsidiary) that is not a Guarantor, or if Saxon Capital or any of its Restricted Subsidiaries shall organize, acquire or otherwise invest in another

Domestic Restricted Subsidiary (other than a Securitization Vehicle or an Excluded Subsidiary) having total assets with a book value in excess of $500,000, then such transferee, acquired or other Domestic Restricted Subsidiary shall:

(1) execute and deliver to the Trustee a supplemental indenture in form reasonably satisfactory to the Trustee pursuant to which such Domestic Restricted Subsidiary shall unconditionally guarantee all of Saxon Capital’s obligations under the Notes and the Indenture on the terms set forth in the Indenture; and

(2) deliver to the Trustee an opinion of counsel that such supplemental indenture has been duly authorized, executed and delivered by such Domestic Restricted Subsidiary and constitutes a legal, valid, binding and enforceable obligation of such Domestic Restricted Subsidiary subject to customary exceptions.

Thereafter, such Domestic Restricted Subsidiary shall be a Guarantor for all purposes of the Indenture until released from its Guarantee in accordance with the provisions of the Indenture.

Conduct of business. Saxon Capital and its Restricted Subsidiaries will engage primarily in the business of originating, purchasing, retaining, selling and servicing loans and other activities related, ancillary or complementary to or arising out of those activities.

Reports to Holders. Whether or not required by the rules and regulations of the Commission, so long as any Notes are outstanding, Saxon Capital will furnish the record Holders of Notes:

(1) all quarterly and annual financial information that would be required to be contained in a filing with the Commission on Forms 10-Q and 10-K if Saxon Capital were required to file such Forms, including a “Management’s Discussion and Analysis of Financial Condition and Results of Operations” that describes the financial condition and results of operations of Saxon Capital and its consolidated Subsidiaries and, with respect to the annual information only, a report thereon by Saxon Capital’s certified independent accountants; and

(2) all current reports that would be required to be filed with the Commission on Form 8-K if Saxon Capital were required to file such reports,

in each case within the time periods specified in the Commission’s rules and regulations.

If Saxon Capital has designated any of its Subsidiaries as an Unrestricted Subsidiary, then the quarterly and annual financial information required by the preceding paragraph shall include a reasonably detailed presentation, either on the face of the financial statements or in the footnotes to the financial statements and in Management’s Discussion and Analysis of Financial Condition and Results of Operations, of the financial condition and results of operations of Saxon Capital and its Restricted Subsidiaries.

In addition, whether or not required by the rules and regulations of the Commission, Saxon Capital will file a copy of all such information and reports with the Commission for public availability within the time periods specified in the Commission’s rules and regulations (unless the Commission will not accept such a filing) and make such information available to prospective investors upon request. In addition, Saxon Capital has agreed that, for so long as any Notes remain outstanding, it will furnish to the Holders and to prospective investors, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.

Notwithstanding anything to the contrary, Saxon Capital will be deemed to have complied with its obligations in the preceding three paragraphs if it has timely filed electronically with the Commission’s Electronic Data Gathering, Analysis and Retrieval System (or any successor system) the reports and information described above.

Excess Cash Flow Offer. (a) If Saxon Capital’s Excess Cash Flow for the two consecutive fiscal quarter period ending March 31, 2007 and any two fiscal quarter period thereafter (measured semi-annually) (each such two fiscal quarter period, an “Excess Cash Flow Period”) exceeds zero, Saxon Capital will, on or before the 60th day (the “Trigger Date”) following the last day of such Excess Cash Flow Period (subject to clause (d) below), be required to make an offer to all Holders of Notes to purchase the principal amount of Notes equal to the lesser of the amount of Excess Cash Flow for such Excess Cash Flow Period and $10.0 million (the “Excess Cash Flow Offer Amount”).

Each offer to purchase Notes pursuant to this covenant (each, an “Excess Cash Flow Offer”) shall be made to each Holder of Notes outstanding at the time of such offer, shall offer to purchase Notes at a purchase price of 100% of the principal amount thereof on the date of purchase, plus accrued and unpaid interest, if any, to the date of purchase and shall remain open for a period of not less than 20 Business Days (or any longer period as is required by law).

(b) If Saxon Capital is required to make an Excess Cash Flow Offer pursuant to this covenant, Saxon Capital will mail a notice (the date on which such notice is mailed being referred to as the “Excess Cash Flow Offer Date”) of such Excess Cash Flow Offer, on or before the Trigger Date, to each holder with a copy to the Trustee stating:

(1) that Saxon Capital is offering to purchase Notes in an amount equal to the Excess Cash Flow Offer Amount at a purchase price in cash equal to 100% of the principal amount thereof on the date of purchase, plus accrued and unpaid interest, if any, to the date of purchase (subject to the right of Holders of record on the relevant date to receive interest on the relevant interest payment date);

(2) the purchase date (which shall be no earlier than 30 days nor later than 60 days from the Excess Cash Flow Offer Date); and

(3) the instructions, as determined by Saxon Capital, consistent with the covenant described hereunder, that a Holder must follow in order to tender its Notes.

(c) If the aggregate purchase price of the Notes tendered exceeds the amount so offered, Saxon Capital will select the Notes to be purchased on a pro rata basis but in minimum denominations of $2,000 principal amount and integral multiples of $1,000.

(d) Notwithstanding the foregoing, Saxon Capital may, upon providing the Trustee with an officers’ certificate so stating, suspend an Excess Cash Flow Offer or postpone making an Excess Cash Flow Offer in each case, for a period not to exceed 60 consecutive days if (1) an event or circumstance occurs and is continuing as a result of which the written materials distributed (or any document incorporated by reference therein) to holders of Notes in connection with an Excess Cash Flow Offer would, in the good faith judgment of the Board of Directors contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading and (2)(i) the Board of Directors determines in its good faith judgment that the disclosure of such event or circumstance at such time would constitute material non-public information, is not otherwise required to be filed or furnished with the Commission and would have a material adverse effect on Saxon Capital’s business, operations or prospects or (ii) the Board of Directors otherwise determines, in its good faith judgment, that the disclosure would constitute material non-public information, is not otherwise required to be filed or furnished with the Commission and would relate to a material business transaction or development.

(e) Saxon Capital will comply with the requirements of Section 14(e) under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of Notes pursuant to this covenant. To the extent that the provisions of any securities laws or regulations conflict with provisions of this covenant, Saxon Capital shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under this covenant by virtue thereof.

Events of Default

The following events are defined in the Indenture as “Events of Default”:

(1) the failure to pay interest on any Notes when the same becomes due and payable and the default continues for a period of 30 days;

(2) the failure to pay the principal on any Notes when such principal becomes due and payable, at maturity, upon redemption or otherwise (including the failure to make a payment to purchase Notes tendered pursuant to a Change of Control Offer or a Net Proceeds Offer);

(3) a default in the observance or performance of any other covenant or agreement contained in the Indenture and such default continues for a period of 30 days after Saxon Capital receives written notice specifying the default (and demanding that such default be remedied) from the Trustee or the Holders of at least 25% of the outstanding principal amount of the Notes (except in the case of a default with respect to the “Merger, Consolidation and Sale of Assets” covenant as it relates to Saxon Capital, which will constitute an Event of Default with such notice requirement but without such passage of time requirement);

(4) the failure to pay at final maturity (giving effect to any applicable grace periods and any extensions thereof) the principal amount of any Indebtedness (other than Funding Indebtedness) of Saxon Capital or any Restricted Subsidiary of Saxon Capital, or the acceleration of the final stated maturity of any such Indebtedness (which acceleration is not rescinded, annulled or otherwise cured within 20 days of receipt by Saxon Capital or such Restricted Subsidiary of notice of any such acceleration) if the aggregate principal amount of such Indebtedness, together with the principal amount of any other such Indebtedness in default for failure to pay principal at final maturity or which has been accelerated, aggregates $5.0 million or more at any time;

(5) one or more judgments in an aggregate amount in excess of $5.0 million shall have been rendered against Saxon Capital or any of its Restricted Subsidiaries (other than a judgment or judgments in respect of Funding Indebtedness where the judgment creditor (in its capacity as such) does not have rights against assets of Saxon Capital and its Restricted Subsidiaries other than those assets that secure such Funding Indebtedness) and such judgments remain undischarged, unpaid or unstayed for a period of 60 days after such judgment or judgments become final and non-appealable (other than any judgments to the extent covered by an insurance company that has not contested coverage of such judgment or judgments in writing);

(6) certain events of bankruptcy affecting Saxon Capital or any of its Significant Subsidiaries; or

(7) any Guarantee of a Significant Subsidiary ceases to be in full force and effect or any Guarantee of a Significant Subsidiary is declared to be null and void and unenforceable or any Guarantee of a Significant Subsidiary is found to be invalid or any Significant Subsidiary that is a Guarantor denies its liability under its Guarantee (other than by reason of release of a Guarantor in accordance with the terms of the Indenture).

If an Event of Default (other than an Event of Default specified in clause (6) above with respect to Saxon Capital) shall occur and be continuing, the Trustee or the Holders of at least 25% of the then outstanding principal amount of the Notes may declare the principal of and accrued interest on all the then outstanding Notes to be due and payable by notice in writing to Saxon Capital and the Trustee specifying the respective Event of Default and that it is a “notice of acceleration” (the “Acceleration Notice”), and the same shall become immediately due and payable. If an Event of Default specified in clause (6) above with respect to Saxon Capital occurs and is continuing, then all unpaid principal of, and premium, if any, and accrued and unpaid interest on all of the then outstanding Notes shall become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holder.

The Indenture provides that, at any time after a declaration of acceleration with respect to the Notes as described in the preceding paragraph, the Holders of a majority in the then outstanding principal amount of the Notes may rescind and cancel such declaration and its consequences:

(1) if the rescission would not conflict with any judgment or decree;

(2) if all existing Events of Default have been cured or waived except nonpayment of principal or interest that has become due solely because of the acceleration;

(3) to the extent the payment of such interest is lawful, interest on overdue installments of interest and overdue principal, which has become due otherwise than by such declaration of acceleration, has been paid; and

(4) if Saxon Capital has paid the Trustee its reasonable compensation and reimbursed the Trustee for its expenses, disbursements and advances.

No such rescission shall affect any subsequent Default or impair any right consequent thereto.

The Holders of a majority in the then outstanding principal amount of the Notes may waive any existing Default or Event of Default under the Indenture, and its consequences, except a default in the payment of the principal of or interest on any Notes.

Holders of the Notes may not enforce the Indenture or the Notes except as provided in the Indenture and under the TIA. Subject to the provisions of the Indenture relating to the duties of the Trustee, the Trustee is under no obligation to exercise any of its rights or powers under the Indenture at the request, order or direction of any of the Holders, unless such Holders have offered to the Trustee reasonable indemnity. Subject to all provisions of the Indenture and applicable law, the Holders of a majority in aggregate principal amount of the then outstanding Notes have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee.

Under the Indenture, Saxon Capital is required to provide an officers’ certificate to the Trustee promptly upon any such officer obtaining knowledge of any Default or Event of Default (provided that such officers shall provide such certification at least annually whether or not they know of any Default or Event of Default) that has occurred and, if applicable, describe such Default or Event of Default and the status thereof.

Legal Defeasance and Covenant Defeasance

Saxon Capital may, at its option and at any time, elect to have all of its obligations and all of the obligations of the Guarantors discharged with respect to the outstanding Notes (“Legal Defeasance”). Such Legal Defeasance means that Saxon Capital shall be deemed to have paid and discharged the entire indebtedness represented by the outstanding Notes and cured all then existing Events of Default, except for:

(1) the rights of Holders to receive payments in respect of the principal of, premium, if any, and interest on the Notes when such payments are due from the trust referred to below;

(2) Saxon Capital’s obligations with respect to the Notes concerning issuing temporary Notes, registration of Notes, mutilated, destroyed, lost or stolen Notes and the maintenance of an office or agency for payments held in trust;

(3) the rights, powers, trust, duties and immunities of the Trustee and Saxon Capital’s obligations in connection therewith; and

(4) the Legal Defeasance provisions of the Indenture.

In addition, Saxon Capital may, at its option and at any time, elect to have the obligations of Saxon Capital and the Guarantors released with respect to certain covenants that are described in the Indenture (“Covenant Defeasance”) and thereafter any omission to comply with such obligations shall not constitute a Default or Event of Default. In the event Covenant Defeasance occurs, certain events (not including non-payment, bankruptcy, receivership, reorganization and insolvency events with respect to Saxon Capital or any of its Significant Subsidiaries) described under “Events of Default” will no longer constitute an Event of Default with respect to the Notes. In addition, upon Covenant Defeasance, the applicable Guarantees of each Guarantor will be released.

In order to exercise either Legal Defeasance or Covenant Defeasance:

(1) Saxon Capital must irrevocably deposit with the Trustee, in trust, for the benefit of the Holders cash in U.S. dollars, non-callable U.S. government obligations, or a combination thereof, in such amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay the principal of, premium, if any, and interest on the outstanding Notes on the stated date for payment thereof or on the applicable redemption date, as the case may be, and Saxon Capital and the Guarantors must specify whether the Notes are being defeased to maturity or to a particular redemption date;

(2) in the case of Legal Defeasance, Saxon Capital shall have delivered to the Trustee an opinion of counsel in the United States reasonably acceptable to the Trustee confirming that, subject to customary assumptions and exclusions:

(a) Saxon Capital has received from, or there has been published by, the Internal Revenue Service a ruling; or

(b) since the date of the Indenture, there has been a change in the applicable federal income tax law,

and in either case to the effect that, the Holders of the outstanding Notes will not recognize income, gain or loss for federal income tax purposes as a result of such Legal Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

(3) in the case of Covenant Defeasance, Saxon Capital shall have delivered to the Trustee an opinion of counsel in the United States reasonably acceptable to the Trustee confirming that, subject to customary assumptions and exclusions the Holders will not recognize income, gain or loss for federal income tax purposes as a result of such Covenant Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

(4) no Default (other than a Default resulting from the borrowing of funds to be applied to such deposit and grant of any Lien securing such borrowing) shall have occurred and be continuing on the date of such deposit;

(5) such Legal Defeasance or Covenant Defeasance shall not result in a breach or violation of, or constitute a default under the Indenture or any other material agreement or instrument to which Saxon Capital or any of its Subsidiaries is a party or by which Saxon Capital or any of its Subsidiaries is bound;

(6) Saxon Capital shall have delivered to the Trustee an officers’ certificate stating that the deposit was not made by Saxon Capital with the intent of preferring the Holders over any other creditors of Saxon Capital or any Guarantor or with the intent of defeating, hindering, delaying or defrauding any other creditors of Saxon Capital, any Guarantor or others;

(7) Saxon Capital shall have delivered to the Trustee an officers’ certificate and an opinion of counsel (which opinion of counsel may be subject to customary assumptions and exclusions), each stating that all conditions precedent provided for or relating to the Legal Defeasance or the Covenant Defeasance have been complied with; and

(8) certain other customary conditions precedent are satisfied.

Notwithstanding the foregoing, the opinion of counsel required by clause (2) above with respect to a Legal Defeasance need not be delivered if all Notes not theretofore delivered to the Trustee for cancellation (1) have become due and payable or (2) will become due and payable on the maturity date within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of Saxon Capital.

Satisfaction and discharge

The Indenture will be discharged and will cease to be of further effect (except as to surviving rights or registration of transfer or exchange of the Notes, as expressly provided for in the Indenture) as to all outstanding Notes when:

(1) either:

(a) all the Notes theretofore authenticated and delivered (except lost, stolen or destroyed Notes that have been replaced or paid and Notes for whose payment money has theretofore been deposited in trust or segregated and held in trust by Saxon Capital and thereafter repaid to Saxon Capital or discharged from such trust) have been delivered to the Trustee for cancellation; or

(b) all Notes not theretofore delivered to the Trustee for cancellation have become (or will become within one year) due and payable and Saxon Capital has irrevocably deposited or caused to be deposited with the Trustee funds in an amount sufficient to pay and discharge the entire Indebtedness on the Notes not theretofore delivered to the Trustee for cancellation, for principal of, premium, if any, and interest on the Notes to the date of maturity or redemption, as the case may be, together with irrevocable instructions from Saxon Capital directing the Trustee to apply such funds to the payment thereof at maturity or redemption, as the case may be;

(2) Saxon Capital has paid all other sums payable under the Indenture by Saxon Capital; and

(3) Saxon Capital has delivered to the Trustee an officers’ certificate and an opinion of counsel stating that all conditions precedent under the Indenture relating to the satisfaction and discharge of the Indenture have been complied with.

Modification of the Indenture

From time to time, Saxon Capital, the Guarantors and the Trustee, without the consent of the Holders, may amend the Indenture for certain specified purposes, including curing ambiguities, defects or inconsistencies, so long as such change does not adversely affect the rights of any of the Holders in any material respect. In formulating its opinion on such matters, the Trustee will be entitled to rely on such evidence as it deems appropriate, including solely on an opinion of counsel. Other modifications and amendments of the Indenture may be made with the consent (including consents obtained in connection with a purchase of, or tender offer or exchange offer for, Notes) of the Holders of a majority in principal amount of the then outstanding Notes issued under the Indenture, except that, without the consent of each Holder affected thereby, no amendment may:

(1) reduce the amount of Notes whose Holders must consent to an amendment;

(2) reduce the rate of or change the time for payment of interest, including defaulted interest, on any Notes;

(3) reduce the principal of or change the fixed maturity of any Notes, or change the date on which any Notes may be subject to redemption or reduce the redemption price therefor;

(4) make any Notes payable in money other than that stated in the Notes;

(5) make any change in provisions of the Indenture that impairs the right of each Holder to receive payment of principal of and interest on such Note on or after the due date thereof or to bring suit to enforce such payment, or permitting Holders of a majority in principal amount of Notes to waive payment Defaults or Events of Default;

(6) after Saxon Capital’s obligation to purchase Notes arises thereunder, amend, change or modify in any material respect the obligation of Saxon Capital to make and consummate a Change of Control Offer in the event of a Change of Control or make and consummate a Net Proceeds Offer with respect to any Asset Sale that has been consummated or modify any of the provisions or definitions with respect thereto;

(7) modify or change any provision of the Indenture or the related definitions affecting the subordination or ranking of the Notes or any Guarantee in a manner which adversely affects the Holders; or

(8) release any Guarantor from any of its obligations under its Guarantee or the Indenture otherwise than in accordance with the terms of the Indenture.

Governing law

The Indenture provides that it, the Notes and the Guarantees will be governed by, and construed in accordance with, the laws of the State of New York but without giving effect to applicable principles of conflicts of law to the extent that the application of the law of another jurisdiction would be required thereby.

The Trustee

The Indenture provides that, except during the continuance of an Event of Default, the Trustee will perform only such duties as are specifically set forth in the Indenture. During the existence of an Event of Default, the Trustee will exercise such rights and powers vested in it by the Indenture, and use the same degree of care and skill in its exercise as a prudent man would exercise or use under the circumstances in the conduct of his own affairs.

The Indenture and the provisions of the TIA contain certain limitations on the rights of the Trustee, should it become a creditor of Saxon Capital, to obtain payments of claims in certain cases or to realize on certain property received in respect of any such claim as security or otherwise. Subject to the TIA, the Trustee will be permitted to engage in other transactions; provided that if the Trustee acquires any conflicting interest, as defined in Section 310(b) of the TIA, it must eliminate such conflict or resign.

No personal liability of directors, officers, employees and stockholders

No past, present or future director, officer, employee, incorporator, agent or stockholder of Saxon Capital or any Guarantor, as such, will have any liability for obligations of Saxon Capital or the Guarantors under the Notes, the Indenture, the Guarantees, or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes. The waiver may not be effective to waive liabilities under the federal securities laws.

Certain Definitions

Set forth below is a summary of certain of the defined terms used in the Indenture. Reference is made to the Indenture for the full definition of all such terms, as well as any other terms used herein for which no definition is provided.

“Acquired Indebtedness” means Indebtedness of a Person or any of its Restricted Subsidiaries existing at the time such Person becomes a Restricted Subsidiary of Saxon Capital or at the time it merges or consolidates with Saxon Capital or any of its Restricted Subsidiaries or assumed in connection with the acquisition of assets from such Person and in each case not incurred by such Person in connection with, or in anticipation or contemplation of, such Person becoming a Restricted Subsidiary of Saxon Capital or such acquisition, merger or consolidation.

“Affiliate” means, with respect to any specified Person, any other Person who directly or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, such specified Person. The term “control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative of the foregoing.

“Asset Acquisition” means: (1) an Investment by Saxon Capital or any Restricted Subsidiary of Saxon Capital in any other Person pursuant to which such Person shall become a Restricted Subsidiary of Saxon Capital or of any Restricted Subsidiary of Saxon Capital, or shall be merged with or into Saxon Capital or any Restricted Subsidiary of Saxon Capital; or (2) the acquisition by Saxon Capital or any Restricted Subsidiary of Saxon Capital of the assets of any Person (other than a Restricted Subsidiary of Saxon Capital) that constitute all or substantially all of the assets of such Person or comprise any division or line of business of such Person or any other properties or assets of such Person other than in the ordinary course of business.

“Asset Sale” means any direct or indirect sale, issuance, conveyance, transfer, lease, assignment or other transfer for value by Saxon Capital or any of its Restricted Subsidiaries (including any sale and leaseback transaction) to any Person of (A) shares of Capital Stock of a Restricted Subsidiary, (B) all or substantially all the assets of any division or line of operating business of Saxon Capital or any Restricted Subsidiary or (C) any other assets of Saxon Capital or any Restricted Subsidiary.

Notwithstanding the preceding, the following items shall not be deemed to be Asset Sales:

(1) the sale, lease, conveyance, disposition or other transfer of all or substantially all of the assets of Saxon Capital as permitted by the covenant described under the caption “—Merger, Consolidation and Sale of Assets;”

(2) a transfer of assets or an issuance of Capital Stock by a Restricted Subsidiary to Saxon Capital or to another Restricted Subsidiary or a transfer of assets by Saxon Capital to a Restricted Subsidiary;

(3) solely for purposes of the covenant described above under the caption “—Limitation on Asset Sales,” a Permitted Investment or a Restricted Payment that is permitted by the covenant described above under the caption “—Certain Covenants—Limitation on Restricted Payments” (including any formation of or contribution of assets to a Subsidiary or a joint venture);

(4) leases or subleases to third parties, of real property owned in fee or leased by Saxon Capital or its Subsidiaries or a disposition or assignment (as lessor) of a lease of real property, or a license of intellectual property, in each case, in the ordinary course of business;

(5) any disposition of property or assets (including inventory and accounts receivable) of Saxon Capital or any of its Subsidiaries in the ordinary course of business, or that in the reasonable judgment of Saxon Capital, have become uneconomic, obsolete or worn out;

(6) the disposition of Cash Equivalents or cash;

(7) the sale or other disposition of Capital Stock of, or other Investments in, any Unrestricted Subsidiary;

(8) the sale or other disposition of Receivables, Residual Interests, net interest margin securities, Securitization Securities and other direct or indirect interests in Securitization Vehicles and related assets, in each case in the ordinary course of business (including by way of a Securitization);

(9) Permitted Liens;

(10) without limitation of clause (8), the sale of delinquent loans to unaffiliated third parties; and

(11) the disposition of assets with a Fair Market Value of less than $2.5 million.

“Board of Directors” means, as to any Person, the board of directors (or similar governing body) of such Person or any duly authorized committee thereof. Unless otherwise specified, “Board of Directors” means the Board of Directors of Saxon Capital.

“Board Resolution” means, with respect to any Person, a copy of a resolution certified by the Secretary or an Assistant Secretary of such Person to have been duly adopted by the Board of Directors of such Person and to be in full force and effect on the date of such certification. Unless otherwise specified “Board Resolution” means a Board Resolution of Saxon Capital.

“Capitalized Lease Obligation” means, as to any Person, the obligations of such Person under a lease that are required to be classified and accounted for as capital lease obligations under GAAP and, for purposes of this definition, the amount of such obligations at any date shall be the capitalized amount of such obligations at such date, determined in accordance with GAAP and the final maturity thereof will be the date of the last payment of rent or any other amount due under such lease prior to the first date such lease may be terminated without penalty.

“Capital Stock” means:

(1) with respect to any Person that is a corporation, any and all shares, interests, participations or other equivalents (however designated and whether or not voting) of corporate stock, including each class of Common Stock and Preferred Stock of such Person; and

(2) with respect to any Person that is not a corporation, any and all partnership, membership or other equity interests of such Person.

“Cash Equivalents” means:

(1) marketable direct obligations issued by, or unconditionally guaranteed by, the United States government or issued by any agency thereof and backed by the full faith and credit of the United States, in each case maturing within one year from the date of acquisition thereof;

(2) marketable direct obligations issued by any state of the United States of America or any political subdivision of any such state or any public instrumentality thereof maturing within one year from the date of acquisition thereof and, at the time of acquisition, having one of the two highest ratings obtainable from either Standard & Poor’s Ratings Group (“S&P”) or Moody’s Investors Service, Inc. (“Moody’s”);

(3) commercial paper maturing no more than one year from the date of creation thereof and, at the time of acquisition, having a rating of at least A-1 from S&P or at least P-1 from Moody’s;

(4) certificates of deposit or bankers’ acceptances maturing within one year from the date of acquisition thereof issued by any bank organized under the laws of the United States of America or any state thereof or the District of Columbia or any U.S. branch of a foreign bank having at the date of acquisition thereof combined capital and surplus of not less than $250.0 million;

(5) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clause (1) above entered into with any bank meeting the qualifications specified in clause (4) above; and

(6) investments in money market funds that invest substantially all their assets in securities of the types described in clauses (1) through (5) above.

“Change of Control” means the occurrence of one or more of the following events:

(1) any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all or substantially all of the assets of Saxon Capital to any Person or group of related Persons for purposes of Section 13(d) of the Exchange Act (a “Group”), together with any Affiliates thereof (whether or not otherwise in compliance with the provisions of the Indenture), unless more than 65% of the aggregate ordinary voting power represented by the issued and outstanding Capital Stock of such transferee Person is owned, immediately following such transaction, by Persons who owned ordinary voting stock of Saxon Capital immediately prior to such transaction;

(2) the approval by the holders of Capital Stock of Saxon Capital of any plan or proposal for the liquidation or dissolution of Saxon Capital (whether or not otherwise in compliance with the provisions of the Indenture);

(3) any Person or Group shall become the owner, directly or indirectly, beneficially or of record, of shares representing more than 35% of the aggregate ordinary voting power represented by the issued and outstanding Capital Stock of Saxon Capital; or

(4) the replacement of a majority of the Board of Directors over a two-year period from the directors who constituted the Board of Directors at the beginning of such period, and such replacement shall not have been approved by a vote of at least a majority of the Board of Directors then still in office who either were members of such Board of Directors at the beginning of such period or whose election as a member of such Board of Directors was previously so approved.

“Code” means the Internal Revenue Code of 1986, as amended.

“Commission” means the Securities and Exchange Commission.

“Common Stock” of any Person means any and all shares, interests or other participations in, and other equivalents (however designated and whether voting or non-voting) of such Person’s common stock, whether outstanding on the Measurement Date or issued after the Measurement Date, and includes, all series and classes of such common stock.

“Consolidated Depreciation of Fixed Assets” means, with respect to any Person for any period depreciation of fixed assets expense of such Person and its Restricted Subsidiaries for such period determined on a consolidated basis in accordance with GAAP.

“Consolidated EBITDA” means, with respect to any Person, for any period, the sum (without duplication) of:

(1) Consolidated Net Income; plus

(2) to the extent Consolidated Net Income has been reduced thereby:

(a) all income taxes, franchise and similar taxes of such Person and its Restricted Subsidiaries paid or accrued in accordance with GAAP for such period;

(b) Consolidated Interest Expense;

(c) Consolidated Depreciation of Fixed Assets for such period;

(d) amortization expense, including the amortization of Mortgage Servicing Rights and amortization of deferred financing costs, but excluding (i) amortization of loan origination and acquisition costs and (ii) amortization of deferred financing costs related to Funding Indebtedness;

(e) the amount of any severance or restructuring charge or reserve deducted (and not added back) in such period in computing Consolidated Net Income; and

(f) any other non-cash charges (including any write offs or write downs of goodwill, deferred financing costs (other than related to Funding Indebtedness) and other assets) reducing Consolidated Net Income for such period (provided that if any such non-cash charges represent an accrual or reserve for potential cash items in any future period, the cash payment in respect thereof in such future period shall be subtracted from Consolidated EBITDA to such extent during such future period, and excluding amortization of a prepaid cash item that was paid in a prior period),

(g) expenses and charges related to any equity offering, incurrence of Indebtedness, Permitted Investment or acquisition or divestiture permitted to be incurred or made under the Indenture (including any such expenses or charges relating to the success and transition bonuses); plus (minus)

(3) to the extent Consolidated Net Income has been reduced (increased) thereby, items classified as non-recurring losses (gains); provided that such losses (gains) are not reasonably likely to recur within two years or there was a similar loss (gain) within the prior two years;

all as determined on a consolidated basis for such Person and its Restricted Subsidiaries in accordance with GAAP.

“Consolidated Interest Expense” means, with respect to any Person for any period, the sum of, without duplication:

(1) the aggregate of the interest expense of such Person and its Restricted Subsidiaries for such period determined on a consolidated basis in accordance with GAAP (other than interest expense with respect to Funding Indebtedness), including (a) any amortization of debt discount; (b) the net costs under Interest Swap Obligations (whether or not related to Funding Indebtedness); (c) all capitalized interest; and (d) the interest portion of any deferred payment obligation;

(2) to the extent not already included in clause (1), the interest component of Capitalized Lease Obligations paid, accrued and/or scheduled to be paid or accrued by such Person and its Restricted Subsidiaries during such period as determined on a consolidated basis in accordance with GAAP; and

(3) the amount of all dividend payments on any series of Disqualified Capital Stock, Preferred Stock of such Person (other than Preferred Stock of Saxon Capital) and, to the extent permitted under the Indenture, its Restricted Subsidiaries (other than dividends paid in Qualified Capital Stock) paid, accrued or scheduled to be paid or accrued during such period.

“Consolidated Net Income” means, with respect to any Person, for any period, the aggregate net income (or loss) of such Person and its Restricted Subsidiaries before the payment of dividends on Preferred Stock of such Person for such period on a consolidated basis, determined in accordance with GAAP; provided that there shall be excluded therefrom:

(1) gains or losses from Asset Sales or abandonments or reserves relating thereto;

(2) items classified as extraordinary gains or losses and direct impairment charges or the reversal of such charges on Saxon Capital’s assets;

(3) the net income (but not loss) of any Restricted Subsidiary of such Person to the extent that the declaration of dividends or similar distributions by that Restricted Subsidiary of that income is restricted by a contract, operation of law or otherwise, except (x) for such restrictions permitted by clauses (b), (f), (g), (h), (i) (to the extent relating to such clause (b)) or (m) of the “Limitation on Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries” covenant, whether such permitted restrictions exist on the Measurement Date or are created thereafter, and (y) to the extent distributions are actually made during such period or after such period and prior to the relevant date of determination;

(4) the net income or loss of any other Person, other than a Consolidated Restricted Subsidiary of the referent Person, except:

(a) to the extent (in the case of net income) of cash dividends or distributions paid to the referent Person, or to a Restricted Subsidiary of the referent Person (subject, however, to clause (3) above), by such other Person; or

(b) that the referent Person’s share of any net income or loss of such other Person under the equity method of accounting for Affiliates shall not be excluded;

(5) any restoration to income of any contingency reserve of an extraordinary, nonrecurring or unusual nature, except to the extent that provision for such reserve was made out of Consolidated Net Income accrued at any time following the Measurement Date;

(6) income or loss attributable to discontinued operations (including operations disposed of during such period whether or not such operations were classified as discontinued);

(7) any unrealized non-cash gains or losses or charges in respect of Hedging Obligations (including those resulting from the application of SFAS 133);

(8) any non-cash compensation charge arising from any grant of stock, stock options or other equity-based awards; provided that the proceeds resulting from any such grant will be excluded from clause (iii)(v) of the first paragraph of the covenant described under “Limitation on Restricted Payments”; and

(9) the cumulative effect of a change in accounting principles (effected either through cumulative effect adjustment or a retroactive application, in each case, in accordance with GAAP).

“Consolidated Net Worth” of any Person means the consolidated stockholders’ equity of such Person, as of the specified date (in the case of the covenant described under “Maintenance of Total Unencumbered Assets”) or otherwise as of the end of the last completed fiscal quarter ending on or prior to the date of the transaction giving rise to the need to calculate Consolidated Net Worth for which internal financial statements are available, determined on a consolidated basis in accordance with GAAP, less (without duplication) amounts attributable to Disqualified Capital Stock of such Person and interests in such Person’s Consolidated Restricted Subsidiaries not owned, directly or indirectly, by such Person, as of such date.

“Consolidated Non-Funding Indebtedness Interest Coverage Ratio” means, with respect to any Person, the ratio of (i) Consolidated EBITDA of such Person during the four full fiscal quarters (the “Four Quarter Period”) ended most recently prior to the date of the transaction giving rise to the need to calculate the Consolidated Non-Funding Indebtedness Interest Coverage Ratio (the “Transaction Date”) for which internal financial statements are available to (ii) Consolidated Interest Expense of such Person for the Four Quarter Period. In addition to the foregoing, for purposes of this definition, “Consolidated EBITDA” and “Consolidated Interest Expense” shall be calculated after giving effect on a pro forma basis for the period of such calculation to:

(1) the incurrence or repayment of any Non-Funding Indebtedness of such Person or any of its Restricted Subsidiaries (and the application of the proceeds thereof) giving rise to the need to make such calculation and any incurrence or repayment of other Non-Funding Indebtedness (and the application of the proceeds thereof), other than (i) the incurrence or repayment of Non-Funding Indebtedness in the ordinary course of business for working capital purposes pursuant to working capital facilities, occurring during the Four Quarter Period or at any time subsequent to the last day of the Four Quarter Period and on or prior to the Transaction Date and (ii) the incurrence of Permitted Indebtedness on (but not prior to) the Transaction Date, in each case as if such incurrence or repayment, as the case may be (and the application of the proceeds thereof), occurred on the first day of the Four Quarter Period; and

(2) any Asset Sales or Asset Acquisitions (including any Asset Acquisition giving rise to the need to make such calculation as a result of such Person or one of its Restricted Subsidiaries (including any Person who becomes a Restricted Subsidiary as a result of the Asset Acquisition) incurring, assuming or otherwise being liable for Acquired Indebtedness and also including any Consolidated EBITDA (including any pro forma expense and cost reductions determined in good faith by the Board of Directors to be (x) reasonably expected to be realized within six months of the Asset Acquisition; provided that if such expense or cost reductions are not actually achieved within such six month period, only the amount actually realized shall be taken in to account after such six month period or (y) calculated on a basis consistent with Regulation S-X under the Exchange Act) attributable to the assets which are the subject of the Asset Acquisition or Asset Sale during the Four Quarter Period) occurring during the Four Quarter Period or at any time subsequent to the last day of the Four Quarter Period and on or prior to the Transaction Date, as if such Asset Sale or Asset Acquisition (including the incurrence, assumption or liability for any such Acquired Indebtedness) occurred on the first day of the Four Quarter Period.

If such Person or any of its Restricted Subsidiaries directly or indirectly guarantees Indebtedness of a third Person, the preceding sentence shall give effect to the incurrence of such guaranteed Indebtedness as if such Person or any Restricted Subsidiary of such Person had directly incurred or otherwise assumed such guaranteed Indebtedness.

Furthermore, in calculating “Consolidated Interest Expense” for purposes of determining the denominator of this “Consolidated Non-Funding Indebtedness Interest Coverage Ratio”:

(1) interest on outstanding Indebtedness determined on a fluctuating basis as of the Transaction Date and which will continue to be so determined thereafter shall be deemed to have accrued at a fixed rate per annum equal to the rate of interest on such Indebtedness in effect on the Transaction Date; and

(2) notwithstanding clause (1) above, interest on Indebtedness determined on a fluctuating basis, to the extent such interest is covered by agreements relating to Interest Swap Obligations, shall be deemed to accrue at the rate per annum resulting after giving effect to the operation of such agreements.

“Consolidated Restricted Subsidiary” means, with respect to any Person, a Restricted Subsidiary of such Person, the financial statements of which are consolidated with the financial statements of such Person in accordance with GAAP.

“Consolidated Tangible Net Worth” of any Person means the Consolidated Net Worth of such Person, excluding goodwill as of the date used to calculate Consolidated Net Worth.

“Credit Enhancement Agreements” means, collectively, any documents, instruments, guarantees or agreements entered into by Saxon Capital or any of its Restricted Subsidiaries for the purpose of providing credit support (that is reasonably customary as determined by Company senior management) with respect to any Funding Indebtedness.

“Currency Agreement” means any foreign exchange contract, currency swap agreement, future contract, options on future contracts or other similar agreement or arrangement designed to protect Saxon Capital or any Restricted Subsidiary of Saxon Capital against fluctuations in currency values.

“Default” means an event or condition the occurrence of which is, or with the lapse of time or the giving of notice or both would be, an Event of Default.

“Disqualified Capital Stock” means that portion of any Capital Stock that, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable at the option of the holder thereof), or upon the happening of any event (other than an event which would constitute a Change of Control), matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or is redeemable at the sole option of the holder thereof (except, in each case, upon the occurrence of a Change of Control) on or prior to the final maturity date of the Notes.

“Domestic Restricted Subsidiary” means a Restricted Subsidiary incorporated or otherwise organized or existing under the laws of the United States, any state thereof or any territory or possession of the United States.

“Excess Cash Flow” means, for any Excess Cash Flow Period, net income (or loss) of the Taxable REIT Subsidiaries calculated on a consolidated basis in accordance with GAAP plus, in each case to the extent subtracted in calculating such net income and without duplication, the sum of the following, in each case for such Excess Cash Flow Period (except to the extent otherwise expressly provided) and determined for the Taxable REIT Subsidiaries on a consolidated basis in accordance with GAAP:

(a) provision for mortgage loan losses;

(b) Consolidated Depreciation of Fixed Assets;

(c) any unrealized non-cash losses or charges in respect of Hedging Obligations (including those resulting from the application of SFAS 133);

(d) non-cash losses from the sale, conveyance, transfer or other disposition of loans and other mortgage related receivables (including Servicing Receivables, Mortgage Servicing Rights, Residual Interests and net interest margin securities);

(e) if deducted in calculating net income of the Taxable REIT Subsidiaries, the cumulative effect of a change in accounting principles (effected either through cumulative effect adjustment or a retroactive application);

(f) any non-cash compensation charge arising from any grant of stock, stock options or other equity-based awards;

(g) the amount of any non-cash severance or restructuring charge or reserve;

(h) all income taxes, franchise and similar taxes of the Taxable REIT Subsidiaries paid or accrued in accordance with GAAP; and

(i) amortization expense, including the amortization of Mortgage Servicing Rights and amortization of deferred financing costs, but excluding (x) amortization of loan origination and acquisition costs and (y) amortization of deferred financing costs related to Funding Indebtedness;

minus in each case to the extent not subtracted in calculating net income and without duplication, the sum of the following, in each case for such Excess Cash Flow Period (except to the extent otherwise expressly provided) and determined for the Taxable REIT Subsidiaries on a consolidated basis in accordance with GAAP:

(i) any unrealized non-cash gains in respect of Hedging Obligations (including those resulting from the application of SFAS 133);

(ii) non-cash gains from the sale, conveyance, transfer or other disposition of loans and other mortgage related receivables (including Servicing Receivables, Mortgage Servicing Rights, Residual Interests and net interest margin securities);

(iii) if an addition in calculating net income of the Taxable REIT Subsidiaries, the cumulative effect of a change in accounting principles (effected either through cumulative effect adjustment or a retroactive application, in each case, in accordance with GAAP);

(iv) (x) the value of Receivables (including Servicing Receivables, Residual Interests and net interest margin securities, but excluding Mortgage Servicing Rights), acquired during such Excess Cash Flow Period less the aggregate principal amount of Indebtedness incurred solely to finance such acquisitions and (y) the value of Receivables (including Servicing Receivables, Residual Interests and net interest margin securities, but excluding Mortgage Servicing Rights) that the Taxable REIT Subsidiaries have become contractually obligated during such Excess Cash Flow Period to acquire within 90 days after the last day of such Excess Cash Flow Period less the aggregate principal amount of Indebtedness senior management of Saxon Capital expects, in its good faith judgment, to incur solely to finance such acquisitions;

(v) (x) the value of Mortgage Servicing Rights acquired during such Excess Cash Flow Period less the aggregate principal amount of Indebtedness incurred solely to finance such acquisitions and (y) the value of Mortgage Servicing Rights that the Taxable REIT Subsidiaries have become contractually obligated during such Excess Cash Flow Period to acquire within 90 days after the last day of such Excess Cash Flow Period less the aggregate principal amount of Indebtedness senior management of Saxon Capital expects, in its good faith judgment, to incur solely to finance such acquisitions;

(vi) (x) capital expenditures made during such Excess Cash Flow Period less the proceeds received during such Excess Cash Flow Period of any Indebtedness incurred to finance such capital expenditures and (y) the amount of capital expenditures that the Taxable REIT Subsidiaries have become contractually obligated during such Excess Cash Flow Period to make within 90 days after the last day of such Excess Cash Flow Period less the aggregate principal amount of Indebtedness senior management of Saxon Capital expects, in its good faith judgment, to incur solely to finance such capital expenditures;

(vii) all income taxes, franchise and similar taxes of the Taxable REIT Subsidiaries paid in cash during such Excess Cash Flow Period;

(viii) amounts paid (including by way of funding any intercompany Indebtedness) to Saxon Capital or any of its Subsidiaries that are qualified REIT subsidiaries which, in the good faith judgment of senior management of Saxon Capital were used or will be used within 90 days after the last day of such Excess Cash Flow Period to (x) make interest payments on the Notes or (y) make the dividends or distributions referred to in clause (5) of the second paragraph of the covenant described under the heading “Limitation on restricted payments”; provided that to the extent such dividends or distributions are to be made within the 90 days after the last day of such Excess Cash Flow Period, such dividends or distributions shall have been declared during such Excess Cash Flow Period;

(ix) the amount of Investments made (A) pursuant to clause (1) of the definition of Permitted Investments in a Person that becomes a Restricted Subsidiary as a result of such Investment, or (B) clause (2) of the definition of Permitted Investments, in each case except and solely to the extent that such Investment is funded with non-cash consideration or the cash proceeds from the incurrence of Indebtedness or the issuance of Capital Stock; and

(x) the amount used to repurchase or otherwise redeem Notes pursuant to this covenant and the provisions described under “Redemption—Make-whole redemption,” “Change of control” or “Limitation on Asset Sales,” in each case solely to the extent that such repurchases or redemptions are not financed with the cash proceeds from the incurrence of Indebtedness or the issuance of Capital Stock.

“Excess Cash Flow Offer” has the meaning set forth under the heading “Certain Covenants—Excess Cash Flow Offer.”

“Excess Cash Flow Offer Date” has the meaning set forth under the heading “Certain Covenants—Excess Cash Flow Offer.”

“Excess Cash Flow Offer Amount” has the meaning set forth under the heading “Certain Covenants—Excess Cash Flow Offer.”

“Excess Cash Flow Period” has the meaning set forth under the heading “Certain Covenants—Excess Cash Flow Offer.”

“Exchange Act” means the Securities Exchange Act of 1934, as amended, or any successor statute or statutes thereto.

“Excluded Subsidiary” means Saxon Securities and Certificates, Inc., a Maryland corporation, and TRS Securities and Certificates, Inc., a Maryland corporation, and any other bankruptcy remote subsidiaries principally engaged in holding Residual Interests.

“Fair Market Value” means, with respect to any asset or property, the price which could be negotiated in an arm’s-length, free market transaction, for cash, between a willing seller and a willing and able buyer, neither of whom is under undue pressure or compulsion to complete the transaction. Other than with respect to the Intangible Valuation Report, Fair Market Value shall be determined by the senior management of Saxon Capital when the fair market value of any asset other than cash is estimated in good faith to be below $20.0 million and by the Board of Directors acting reasonably and in good faith in each other case in which case Fair Market Value shall be evidenced by a Board Resolution of the Board of Directors delivered to the Trustee.

“Funding Indebtedness” means (i) any Permitted Warehouse Indebtedness and any Permitted Securitization Indebtedness of Saxon Capital or any of its Restricted Subsidiaries, (ii) any Residual or Servicing Interests Funding Indebtedness and (iii) any Indebtedness Refinancing any of the Indebtedness under clause (i) or (ii) and advanced to Saxon Capital or any of its Restricted Subsidiaries based upon, and secured by, Receivables, REO Assets, Residual or Servicing Interests or net interest margin securities; provided, however that the excess (determined as of the most recent date for which internal financial statements are available), if any, of (x) the amount of any Indebtedness advanced in accordance with this clause (iii) for which the holder thereof has contractual recourse to Saxon Capital or its Restricted Subsidiaries to satisfy claims with respect thereto over (y) the aggregate (without duplication of amounts) Realizable Value of the assets which secure such Indebtedness shall not be Funding Indebtedness (but shall not be deemed to be a new incurrence of Non-Funding Indebtedness except with respect to, and solely to the extent of, any such excess that exists upon the initial incurrence of such Indebtedness advanced under this clause (iii)). The amount of any Funding Indebtedness shall be determined in accordance with the definition of “Indebtedness.”

“GAAP” means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as may be approved by a significant segment of the accounting profession of the United States, which are in effect from time to time.

“Guarantee” means a guarantee of the Notes by a Guarantor.

“Guarantor” means (1) each of Saxon Capital’s Domestic Restricted Subsidiaries in existence on the Measurement Date (other than Securitization Vehicles and Excluded Subsidiaries) and (2) each of Saxon Capital’s Domestic Restricted Subsidiaries (other than Securitization Vehicles and Excluded Subsidiaries) that in the future executes a supplemental indenture in which such Restricted Subsidiary agrees to be bound by the terms of the Indenture as a Guarantor in accordance with the terms of the Indenture; provided that any Person constituting a Guarantor as described above shall cease to constitute a Guarantor when its respective Guarantee is released in accordance with the terms of the Indenture.

“Hedging Obligations” means, with respect to any Person, the Obligations of such Person under any Interest Swap Obligations, Currency Agreements or similar agreements providing for the transfer or mitigation of interest rate or currency risks either generally or under specific contingencies.

“Indebtedness” means with respect to any Person, without duplication:

(1) all Obligations of such Person for borrowed money;

(2) all Obligations of such Person evidenced by bonds, debentures, notes or other similar instruments;

(3) all Capitalized Lease Obligations of such Person;

(4) all Obligations of such Person issued or assumed as the deferred purchase price of property, all conditional sale obligations and all Obligations under any title retention agreement (but excluding trade accounts payable and other accrued liabilities arising in the ordinary course of business that are not overdue by 90 days or more or are being contested in good faith by appropriate proceedings promptly instituted and diligently conducted);

(5) all Obligations for the reimbursement of any obligor on any letter of credit, banker’s acceptance or similar credit transaction (other than obligations with respect to letters of credit (other than obligations described in clauses (1), (2) and (4) above) securing obligations entered into in the ordinary course of business of such Person to the extent such letters of credit are not drawn upon or, if and to the extent drawn upon, such drawing is reimbursed no later than the tenth business day following payment on the letter of credit);

(6) guarantees and other contingent obligations in respect of Indebtedness referred to in clauses (1) through (5) above and clause (8) below;

(7) all Obligations of any other Person of the type referred to in clauses (1) through (6) above which are secured by any Lien on any property or asset of the first Person, the amount of such Obligation being deemed to be the lesser of the Fair Market Value of such property or asset and the amount of the Obligation so secured;

(8) all Obligations under Currency Agreements and Interest Swap Obligations of such Person; and

(9) all Disqualified Capital Stock issued by such Person and all Preferred Stock issued by a Subsidiary of such Person with the amount of Indebtedness represented by such Disqualified Capital Stock or Preferred Stock being equal to the greater of its voluntary or involuntary liquidation preference and its maximum fixed repurchase price, but excluding accrued dividends, if any.

For purposes hereof, the “maximum fixed repurchase price” of any Disqualified Capital Stock or Preferred Stock which does not have a fixed repurchase price shall be calculated in accordance with the terms of such Disqualified Capital Stock or Preferred Stock as if such Disqualified Capital Stock or Preferred Stock were purchased on any date on which Indebtedness shall be required to be determined pursuant to the Indenture, and if such price is based upon, or measured by, the Fair Market Value of such Disqualified Capital Stock or Preferred Stock.

Except as otherwise expressly provided in this definition or in the definition of “Capitalized Lease Obligation”, the amount of any Indebtedness outstanding as of any date shall be:

(1) with respect to contingent obligations, the maximum liability upon the occurrence of the contingency giving rise to the obligation;

(2) with respect to any Hedging Obligation, the net amount payable if such Hedging Obligation terminated at that time due to default by such Person;

(3) the accreted value thereof, in the case of any Indebtedness issued at a discount to par; or

(4) except as provided above, the principal amount or liquidation preference thereof, in the case of any other Indebtedness.

“Intangible Valuation Report” means a report by an independent investment banking, appraisal or accounting firm, in each case of national standing in Saxon Capital’s industry, providing an opinion as to the Fair Market Value of Residual Interests or Mortgage Servicing Rights, in each case that are not required to appear on Saxon Capital’s consolidated balance sheet in accordance with GAAP.

“Interest Swap Obligations” means the obligations of any Person pursuant to any arrangement with any other Person, whereby, directly or indirectly, such Person is entitled to receive from time to time periodic payments calculated by applying either a floating or a fixed rate of interest on a stated notional amount in exchange for periodic payments made by such other Person calculated by applying a fixed or a floating rate of interest on the same notional amount and shall include interest rate swaps, caps, floors, collars and similar agreements, “interest only” mortgage derivative assets or other mortgage derivative products, futures contracts and options on futures contracts on the Eurodollar, Federal Funds, Treasury bills and Treasury rates and similar financial instruments, but shall exclude forward loan sales.

“Investment” means, with respect to any Person, any direct or indirect loan or other extension of credit (including a guarantee) or capital contribution to (by means of any transfer of cash or other property to others or any payment for property or services for the account or use of others), or any purchase or acquisition by such Person of any Capital Stock, bonds, notes, debentures or other securities or evidences of Indebtedness issued by, any Person. “Investment” shall exclude extensions of trade credit by Saxon Capital and its Restricted Subsidiaries on commercially reasonable terms in accordance with normal trade practices of Saxon Capital or such Restricted Subsidiary, as the case may be.

“Investment Grade” means a rating of the Notes by both S&P and Moody’s, each such rating being one of such agency’s four highest generic rating categories that signifies investment grade (i.e. BBB- (or the equivalent) or higher by S&P and Baa3 (or the equivalent) or higher by Moody’s); provided, in each case, such ratings are publicly available; provided, further, that in the event Moody’s or S&P is no longer in existence for purposes of determining whether the Notes are rated “Investment Grade,” such organization may be replaced by a nationally recognized statistical rating organization (as defined in Rule 436 under the Securities Act) designated by Saxon Capital, notice of which shall be given to the Trustee.

“Lien” means any lien, mortgage, deed of trust, pledge, security interest, charge or encumbrance of any kind (including any conditional sale or other title retention agreement or any lease in the nature thereof).

“Measurement Date” means May 4, 2006.

“Mortgage Servicing Rights” means, with respect to any Person, the mortgage servicing rights of such Person and its Restricted Subsidiaries that are either (a) capitalized on such Person’s consolidated balance sheet or (b) not required to appear on such Person’s consolidated balances sheet, in each case as of the most recent date for which internal financial statements are available, determined in accordance with GAAP.

“MSR Advances” means advances made to Saxon Capital or any of its Restricted Subsidiaries under a Warehouse Facility to finance the purchase of, and that are secured by, Mortgage Servicing Rights.

“Net Cash Proceeds” means, with respect to any Asset Sale, the proceeds in the form of cash or Cash Equivalents including payments in respect of deferred payment obligations when received in the form of cash or Cash Equivalents (other than the portion of any such deferred payment constituting interest) received by Saxon Capital or any of its Restricted Subsidiaries from such Asset Sale net of:

(1) out-of-pocket expenses and fees relating to such Asset Sale (including legal, accounting and investment banking fees and sales commissions);

(2) taxes paid or payable after taking into account any reduction in consolidated tax liability due to available tax credits or deductions and any tax sharing arrangements;

(3) repayment of Indebtedness that is secured by the property or assets that are the subject of such Asset Sale;

(4) appropriate amounts to be provided by Saxon Capital or any Restricted Subsidiary, as the case may be, as a reserve, in accordance with GAAP, against any liabilities associated with such Asset Sale and retained by Saxon Capital or any Restricted Subsidiary, as the case may be, after such Asset Sale, including pension and other post-employment benefit liabilities, liabilities related to environmental matters and liabilities under any indemnification obligations associated with such Asset Sale; and

(5) all distributions and other payments required to be made to minority interest holders in Subsidiaries or joint ventures as a result of such Asset Sale.

“Net Interest Margin Securitizations” means any funding arrangement pursuant to which advances are made to Saxon Capital or any of its Restricted Subsidiaries in exchange for or secured by net interest margin securities or other similar direct or indirect interests in Securitization Vehicles.

“Non-Funding Credit Facilities” means, with respect to Saxon Capital or any of its Restricted Subsidiaries, one or more debt facilities with banks or other institutional lenders providing for revolving credit loans, term loans, or letters of credit or other credit facilities; provided that in no event will any such facility that constitutes a Warehouse Facility be deemed to qualify as a Non-Funding Credit Facility.

“Non-Funding Indebtedness” means all Indebtedness of Saxon Capital and its Restricted Subsidiaries (other than Funding Indebtedness). The amount of any Non-Funding Indebtedness shall be determined in accordance with the definition of “Indebtedness.”

“Obligations” means all obligations for principal, premium, interest, penalties, fees, indemnification, reimbursements, damages and other liabilities payable under the documentation governing any Indebtedness.

“Pari Passu Indebtedness” means any Indebtedness of Saxon Capital or any Guarantor that ranks equally in right of payment with the Notes or the Guarantee of such Guarantor, as applicable.

“Permitted Indebtedness” means, without duplication, each of the following:

(1) Indebtedness under the Notes issued on the Measurement Date and the related Guarantees and Notes issued in exchange for such Notes and the related Guarantees in accordance with the Registration Rights Agreement;

(2) Non-Funding Indebtedness of Saxon Capital and its Restricted Subsidiaries outstanding on the Measurement Date (other than Indebtedness described in clause (1)) reduced by the amount of any scheduled amortization payments or mandatory prepayments when actually paid or permanent reductions thereon;

(3) Hedging Obligations of Saxon Capital or any of its Restricted Subsidiaries; provided, however, that such Hedging Obligations are entered into for good faith hedging and not entered into for speculative purposes;

(4) Indebtedness of a Restricted Subsidiary of Saxon Capital to Saxon Capital or to a Restricted Subsidiary of Saxon Capital for so long as such Indebtedness is held by Saxon Capital or a Restricted Subsidiary of Saxon Capital; provided that: (a) any Indebtedness of a Restricted Subsidiary that is a Guarantor to any other Restricted Subsidiary of Saxon Capital that is not a Guarantor is unsecured and subordinated, pursuant to a written agreement, to such Guarantor’s obligations under the Indenture and the Notes; and (b) if as of any date any Person other than Saxon Capital or a Restricted Subsidiary of Saxon Capital owns or holds, directly or indirectly, any such Indebtedness, such date shall be deemed the incurrence by Saxon Capital of Indebtedness not constituting Permitted Indebtedness under this clause (4);

(5) Indebtedness of Saxon Capital to a Restricted Subsidiary of Saxon Capital for so long as such Indebtedness is held by a Restricted Subsidiary of Saxon Capital; provided that: (a) any Indebtedness of Saxon Capital to any Restricted Subsidiary of Saxon Capital that is not a Guarantor is unsecured and subordinated, pursuant to a written agreement, to Saxon Capital’s obligations under the Indenture and the Notes; and (b) if as of any date any Person other than a Restricted Subsidiary of Saxon Capital owns or holds, directly or indirectly, any such Indebtedness, such date shall be deemed the incurrence by Saxon Capital of Indebtedness not constituting Permitted Indebtedness under this clause (5);

(6) Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument inadvertently (except in the case of daylight overdrafts) drawn against insufficient funds in the ordinary course of business; provided, however, that such Indebtedness is extinguished within two business days of incurrence;

(7) Indebtedness of Saxon Capital or any of its Restricted Subsidiaries represented by letters of credit for the account of Saxon Capital or such Restricted Subsidiary, as the case may be, in order to provide security for workers’ compensation claims, payment obligations in connection with self-insurance or similar requirements in the ordinary course of business;

(8) Refinancing Indebtedness;

(9) Funding Indebtedness;

(10) to the extent otherwise constituting Indebtedness, obligations arising from agreements providing for indemnification, adjustment of purchase price or similar obligations, in each case, incurred or assumed in connection with the disposition of Receivables, Residual Interests or other receivables in the ordinary course of business;

(11) Standard Securitization Undertakings and Credit Enhancement Agreements relating to any Securitization;

(12) Guarantees by Saxon Capital and its Restricted Subsidiaries of Indebtedness that is otherwise Permitted Indebtedness; and

(13) Indebtedness of Saxon Capital and its Restricted Subsidiaries in an aggregate principal amount not to exceed $35.0 million at any one time outstanding.

For purposes of determining compliance with the “Limitation on Incurrence of Additional Non-Funding Indebtedness” covenant, in the event that an item of Indebtedness meets the criteria of more than one of the categories of Permitted Indebtedness described in clauses (1) through (13) above or is entitled to be incurred pursuant to the second paragraph of such covenant, Saxon Capital shall, in its sole discretion, classify (and from time to time reclassify) such item of Indebtedness in any manner that complies with this covenant. Saxon Capital will be entitled to divide and classify (and from time to time reclassify) an item of Indebtedness in more than one of the types of Indebtedness described in clauses (1) through (13) above and the second paragraph of the “Limitation on Incurrence of Additional Non-Funding Indebtedness” covenant. Accrual of interest, accretion or amortization of original issue discount, the payment of interest on any Indebtedness in the form of additional Indebtedness with the same terms, and the payment of dividends on Disqualified Capital Stock or other Preferred Stock in the form of additional shares of the same class of Disqualified Capital Stock or other Preferred Stock will not be deemed to be an incurrence of Indebtedness or an issuance of Disqualified Capital Stock for purposes of the “Limitation on Incurrence of Additional Non-Funding Indebtedness” covenant.

For purposes of determining compliance with any U.S. dollar-denominated restriction on the incurrence of Indebtedness, the U.S. dollar-equivalent principal amount of Indebtedness denominated in a foreign currency shall be calculated based on the relevant currency exchange rate in effect on the date such Indebtedness was incurred, in the case of term Indebtedness, or first committed, in the case of revolving credit Indebtedness; provided that if such Indebtedness is incurred to refinance other Indebtedness denominated in a foreign currency, and such refinancing would cause the applicable U.S. dollar-denominated restriction to be exceeded if calculated at the relevant currency exchange rate in effect on the date of such refinancing, such U.S. dollar-denominated restriction shall be deemed not to have been exceeded so long as the principal amount of such refinancing Indebtedness does not exceed the principal amount of such Indebtedness being refinanced. Notwithstanding any other provision of the “Limitation on Incurrence of Additional Non-Funding Indebtedness” covenant, the maximum amount of Indebtedness that Saxon Capital may incur shall not be deemed to be exceeded solely as a result of fluctuations in the exchange rate of currencies. The principal amount of any Indebtedness incurred to refinance other Indebtedness, if incurred in a different currency from the Indebtedness being refinanced, shall be calculated based on the currency exchange rate applicable to the currencies in which such Refinancing Indebtedness is denominated that is in effect on the date of such refinancing.

“Permitted Investments” means an Investment by Saxon Capital or any Restricted Subsidiary of Saxon Capital in:

(1) a Restricted Subsidiary of Saxon Capital or a Person that will, upon the making of such Investment, become a Restricted Subsidiary of Saxon Capital;

(2) another Person, if as a result of such Investment, such other Person is merged or consolidated with or into, or transfers or conveys all or substantially all its assets to, a Restricted Subsidiary of Saxon Capital;

(3) cash and Cash Equivalents;

(4) receivables owing to Saxon Capital or any Restricted Subsidiary if created or acquired in the ordinary course of business and payable or dischargeable in accordance with customary trade terms; provided, however, that such trade terms may include such concessionary trade terms as Saxon Capital or any Restricted Subsidiary deems reasonable under the circumstances;

(5) payroll, travel and similar advances to cover matters that are expected at the time of such advances ultimately to be treated as expenses for accounting purposes and that are made in the ordinary course of business;

(6) loans or advances to employees made in the ordinary course of business consistent with past practices of Saxon Capital or such Restricted Subsidiary not to exceed $2.0 million at the time of such Investment;

(7) stock, obligations or securities received in settlement of debts created in the ordinary course of business and owing to Saxon Capital or any Restricted Subsidiary of Saxon Capital or in satisfaction of judgments;

(8) any Person to the extent such Investment represents the non-cash portion of the consideration received for (A) an Asset Sale as permitted pursuant to the covenant described under “—Certain Covenants—Limitations on Asset Sales” or (B) a disposition of assets not constituting an Asset Sale;

(9) Receivables, including Servicing Advances;

(10) Residual or Servicing Interests, net interest margin securities, or otherwise in Securitization Vehicles in the ordinary course of business (including by way of transfers of Receivables to Securitization Vehicles);

(11) any Person where such Investment was acquired by Saxon Capital or any Restricted Subsidiary (A) in exchange for any other Investment or accounts receivable held by Saxon Capital or any Restricted Subsidiary in connection with or as a result of a bankruptcy, workout, reorganization or recapitalization of the issuer of such other Investment or accounts receivable or (B) as a result of a foreclosure by Saxon Capital or any Restricted Subsidiary with respect to any secured Investment or other transfer of title with respect to any secured Investment in default;

(12) any Person to the extent such Investments consist of prepaid expenses, negotiable instruments held for collection and lease, utility and workers’ compensation, performance and other similar deposits made in the ordinary course of business by Saxon Capital or any Restricted Subsidiary;

(13) any Person to the extent such Investments consist of Interest Swap Obligations and Currency Agreements or similar obligations otherwise permitted under the Indenture;

(14) any Person, which Investments were existing on the Measurement Date, and any extension, modification or renewal of any such Investments existing on the Measurement Date, but only to the extent not involving additional advances, contributions or other Investments of cash or other assets or other increases thereof (other than as a result of the accrual or accretion of interest or original issue discount or the issuance of pay-in-kind securities, in each case, pursuant to the terms of such Investment as in effect on the Measurement Date); and

(15) Persons to the extent such Investments, when taken together with all other Investments made pursuant to this clause (15) outstanding on the date such Investment is made, do not exceed $25.0 million; provided that if an Investment pursuant to this clause (15) is made in any Person that is not a Restricted Subsidiary of Saxon Capital at the date of the making of the Investment, and such Person becomes a Restricted Subsidiary of Saxon Capital after such date, such Investment shall thereafter be deemed to have been made pursuant to clause (1) above and shall cease to have been made pursuant to this clause (15).

“Permitted Liens” means, without duplication, each of the following:

(1) Liens securing Non-Funding Indebtedness (other than Permitted Indebtedness that is not referenced in clauses (2), (3) of the definition thereof) incurred pursuant to the “Limitation on Incurrence of Additional Non-Funding Indebtedness” covenant to the extent that after giving effect to the creation of any such Lien and the incurrence of such Non-Funding Indebtedness as of the last day of the most recently ended fiscal quarter for which internal financial statements are available (the “Test Date”) and the incurrence and repayment of any other

Indebtedness (but excluding any Permitted Indebtedness incurred on, but not prior to, the Test Date) incurred after the Test Date and on or prior to the date of incurrence of such Non-Funding Indebtedness, the Total Unencumbered Assets of Saxon Capital and its Consolidated Restricted Subsidiaries are at least 250% of the aggregate amount of the Unsecured Indebtedness of Saxon Capital and its Consolidated Restricted Subsidiaries outstanding on a consolidated basis;

(2) Liens for taxes, assessments or governmental charges or claims either: (a) not delinquent; or (b) contested in good faith by appropriate proceedings and as to which Saxon Capital or its Restricted Subsidiaries shall have set aside on its books such reserves as may be required pursuant to GAAP;

(3) statutory Liens of landlords and Liens of carriers, warehousemen, mechanics, suppliers, materialmen, repairmen and other Liens imposed by law incurred in the ordinary course of business for sums not yet delinquent or being contested in good faith, if such reserve or other appropriate provision, if any, as shall be required by GAAP shall have been made in respect thereof;

(4) Liens incurred or deposits made in the ordinary course of business in connection with workers’ compensation, unemployment insurance and other types of social security, including any Lien securing letters of credit issued in the ordinary course of business, or to secure the performance of tenders, statutory obligations, surety and appeal bonds, bids, leases, government contracts, performance and return-of-money bonds and other similar obligations (exclusive of obligations for the payment of borrowed money);

(5) judgment Liens not giving rise to an Event of Default so long as such Lien is adequately bonded and any appropriate legal proceedings which may have been duly initiated for the review of such judgment shall not have been finally terminated or the period within which such proceedings may be initiated shall not have expired;

(6) easements, rights-of-way, zoning restrictions and other similar charges or encumbrances in respect of real property not interfering in any material respect with the ordinary conduct of the business of Saxon Capital or any of its Restricted Subsidiaries;

(7) any interest or title of a lessor under any Capitalized Lease Obligation; provided that such Liens do not extend to any property or assets which is not leased property subject to such Capitalized Lease Obligation and the proceeds thereof;

(8) Liens securing Purchase Money Indebtedness; provided, however, that (a) such Purchase Money Indebtedness shall not exceed the purchase price or other cost of such property or equipment and shall not be secured by any property or equipment of Saxon Capital or any Restricted Subsidiary of Saxon Capital other than the equipment so acquired, constructed or improved and proceeds thereof and (b) the Lien securing such Purchase Money Indebtedness shall be created within 90 days of such acquisition or completion of installation, construction or improvement of the relevant property or equipment;

(9) Liens upon specific items of inventory or other goods and proceeds of any Person securing such Person’s obligations in respect of bankers’ acceptances issued or created for the account of such Person to facilitate the purchase, shipment or storage of such inventory or other goods;

(10) Liens securing reimbursement obligations with respect to commercial letters of credit which encumber documents and other property relating to such letters of credit and products and proceeds thereof;

(11) Liens encumbering deposits made to secure obligations arising from statutory, regulatory, contractual, or warranty requirements of Saxon Capital or any of its Restricted Subsidiaries, including rights of offset and set-off;

(12) Liens securing Acquired Indebtedness incurred in accordance with the “Limitation on Incurrence of Additional Non-Funding Indebtedness” covenant; provided that (a) such Liens secured such Acquired Indebtedness at the time of and prior to the incurrence of such Acquired Indebtedness by Saxon Capital or a

Restricted Subsidiary of Saxon Capital and were not granted in connection with, or in anticipation of, the incurrence of such Acquired Indebtedness by Saxon Capital or a Restricted Subsidiary of Saxon Capital; and (b) such Liens do not extend to or cover any property or assets of Saxon Capital or of any of its Restricted Subsidiaries other than the property or assets (including proceeds thereof) that secured the Acquired Indebtedness prior to the time such Indebtedness became Acquired Indebtedness of Saxon Capital or a Restricted Subsidiary of Saxon Capital;

(13) Liens on Receivables, Residual or Servicing Interests, net interest margin securities, the proceeds thereof and other, related documents, records and assets (including REO Assets) to secure Funding Indebtedness (including under more than one facility);

(14) Liens securing Hedging Obligations; and

(15) Liens securing Permitted Indebtedness incurred under clause (13) of the definition thereof.

“Permitted Securitization Indebtedness” means Securitization Indebtedness; provided that (i) in connection with any Securitization, any Warehouse Indebtedness used to finance the purchase, origination or pooling of any Receivables subject to such Securitization is repaid in connection with such Securitization to the extent of the net proceeds received by Saxon Capital and its Restricted Subsidiaries from the applicable Securitization Vehicle, and (ii) the excess (determined as of the most recent date for which internal financial statements are available), if any, of (x) the amount of any such Securitization Indebtedness for which the holder thereof has contractual recourse to Saxon Capital or its Restricted Subsidiaries to satisfy claims with respect to such Securitization Indebtedness (excluding Standard Securitization Undertakings) over (y) the aggregate (without duplication of amounts) Realizable Value of the assets which secure such Securitization Indebtedness shall not be Permitted Securitization Indebtedness (but shall not be deemed to be a new incurrence of Non-Funding Indebtedness except with respect to, and solely to the extent of, any such excess that exists upon the initial incurrence of such Securitization Indebtedness).

“Permitted Warehouse Indebtedness” means Warehouse Indebtedness; provided, however, that the excess (determined as of the most recent date for which internal financial statements are available), if any, of (x) the amount of any such Warehouse Indebtedness for which the holder thereof has contractual recourse to Saxon Capital or its Restricted Subsidiaries to satisfy claims with respect to such Warehouse Indebtedness over (y) the aggregate (without duplication of amounts) Realizable Value of the assets which secure such Warehouse Indebtedness shall not be Permitted Warehouse Indebtedness (but shall not be deemed to be a new incurrence of Non-Funding Indebtedness except with respect to, and solely to the extent of, any such excess that exists upon the initial incurrence of such Warehouse Indebtedness).

“Person” means an individual, partnership, limited liability company, corporation, unincorporated organization, trust or joint venture, or a governmental agency or political subdivision thereof.

“Preferred Stock” of any Person means any Capital Stock of such Person that has preferential rights to any other Capital Stock of such Person with respect to dividends or redemptions or upon liquidation.

“Purchase Money Indebtedness” means Indebtedness of Saxon Capital and its Restricted Subsidiaries incurred in the normal course of business for the purpose of financing all or any part of the purchase price, or the cost of installation, construction or improvement, of tangible property or equipment.

“Qualified Capital Stock” means any Capital Stock that is not Disqualified Capital Stock.

“Realizable Value” of an asset means (i) with respect to any REO Asset, the value realizable upon the disposition of such asset as determined by Saxon Capital in its reasonable discretion and consistent with customary industry practice and (ii) with respect to any other asset, the lesser of (x) the face value of such asset and (y) the market value of such asset as determined by Saxon Capital in accordance with the agreement governing the applicable Warehouse Indebtedness, Securitization Indebtedness or Residual or Servicing Interests

Funding Indebtedness (or, if such agreement does not contain any related provision, as determined by senior management of Saxon Capital in good faith); provided, however, that the realizable value of any asset described in clause (i) or (ii) above which an unaffiliated third party has a binding contractual commitment to purchase from Saxon Capital or any of its Restricted Subsidiaries shall be the minimum price payable to Saxon Capital or such Restricted Subsidiary for such asset pursuant to such contractual commitment.

“Receivables” means loans and other mortgage-related receivables (including Servicing Receivables and Mortgage Servicing Rights but excluding Residual Interests and net interest margin securities) purchased or originated by Saxon Capital or any Restricted Subsidiary of Saxon Capital or, with respect to Servicing Receivables and Mortgage Servicing Rights, otherwise arising in the ordinary course of business; provided, however, that for purposes of determining the amount of a Receivable at any time, such amount shall be determined in accordance with GAAP, consistently applied, as of the most recent practicable date.

“Refinance” means, in respect of any security or Indebtedness, to refinance, extend, renew, refund, repay, prepay, redeem, defease or retire, or to issue a security or Indebtedness in exchange or replacement for, such security or Indebtedness in whole or in part. “Refinanced” and “Refinancing” shall have correlative meanings.

“Refinancing Indebtedness” means any Refinancing by Saxon Capital or any Restricted Subsidiary of Saxon Capital of Indebtedness (including Permitted Indebtedness) incurred in accordance with the “Limitation on Incurrence of Additional Non-Funding Indebtedness” covenant (other than pursuant to clauses (3), (4), (5), (6), (7), (10) or (11) of the definition of Permitted Indebtedness), in each case that does not:

(1) result in an increase in the aggregate principal amount of Indebtedness of such Person as of the date of such proposed Refinancing (plus the amount of any accrued interest or premium required to be paid under the terms of the instrument governing such Indebtedness and plus the amount of reasonable expenses incurred by Saxon Capital or any Restricted Subsidiary in connection with such Refinancing); or

(2) create Indebtedness with (a) a Weighted Average Life to Maturity that is less than the Weighted Average Life to Maturity of the Indebtedness being Refinanced; or (b) a final maturity earlier than the final maturity of the Indebtedness being Refinanced; provided that (i) if such Indebtedness being Refinanced is Indebtedness of Saxon Capital, then such Refinancing Indebtedness shall be Indebtedness solely of Saxon Capital, (ii) if such Indebtedness being Refinanced is Indebtedness of Saxon Capital guaranteed by a Subsidiary, then such Refinancing Indebtedness shall be Indebtedness solely of Saxon Capital and such Subsidiary or any Guarantor, and (iii) if such Indebtedness being Refinanced is subordinate or junior to the Notes or any Guarantee, then such Refinancing Indebtedness shall be subordinate to the Notes or such Guarantee, as the case may be, at least to the same extent and in the same manner as the Indebtedness being Refinanced.

“Registration Rights Agreement” means the registration rights agreement dated as of May 4, 2006 among Saxon Capital, the Guarantors, and J.P. Morgan Securities Inc. and subsequent Registration Rights Agreements for additional notes issued hereunder.

“REIT” means any entity that qualifies as a “real estate investment trust” under Section 856(a) of the Code.

“REO Asset” of a Person means a real estate asset owned by such Person and acquired as a result of the foreclosure or other enforcement of a lien on such asset securing a Receivable or Servicing Advance.

“Related Business” means any business in which Saxon Capital or any of the Restricted Subsidiaries was engaged on the Measurement Date and any business activities that are the same, substantially similar, reasonably ancillary or complementary thereto.

“Residual Interests” means (i) any residual interests in Securitizations, Securitization Securities, net interest margin securities or any other interests in Securitization Vehicles or (ii) the residual value of any assets that are financed through Securitization Indebtedness or Warehouse Indebtedness, regardless of whether required to appear on the face of the consolidated financial statements of such Person and its Consolidated Restricted Subsidiaries in accordance with GAAP.

“Residual or Servicing Interests” means any Mortgage Servicing Rights and any Residual Interests, in each case of Saxon Capital and its Restricted Subsidiaries.

“Residual or Servicing Interests Funding Facility” means any funding arrangement (including Securitization) with lenders under which advances are made to Saxon Capital or any of its Restricted Subsidiaries based upon Residual or Servicing Interests.

“Residual or Servicing Interests Funding Indebtedness” means any Indebtedness of Saxon Capital or any of its Restricted Subsidiaries under a Residual or Servicing Interests Funding Facility or a Net Interest Margin Securitization; provided that the excess (determined as of the most recent date for which internal financial statements are available), if any of (x) the amount of any such Residual or Servicing Interests Funding Indebtedness for which the holder thereof has contractual recourse (other than any Standard Securitization Undertaking) to Saxon Capital or its Restricted Subsidiaries to satisfy claims with respect to such Residual or Servicing Interests Funding Indebtedness over (y) the aggregate (without duplication of amounts) Realizable Value of the assets that secure such Residual or Servicing Interests Funding Indebtedness shall be deemed not to be Residual or Servicing Interests Funding Indebtedness and the portion of such Indebtedness that ceases to constitute Residual or Servicing Interests Funding Indebtedness shall be deemed outstanding Non-Funding Indebtedness (but shall not be deemed to be a new incurrence except with respect to, and solely to the extent of, any such excess that exists upon the initial incurrence of such Indebtedness under a Residual or Servicing Interests Funding Facility or a Net Interest Margin Securitization) of Saxon Capital or such Restricted Subsidiary, as the case may be, at such time.

“Restricted Investment” means any Investment other than a Permitted Investment.

“Restricted Subsidiary” of any Person means any Subsidiary of such Person which at the time of determination, is not an Unrestricted Subsidiary.

“Secured Indebtedness” means any Indebtedness secured by a Lien upon the property of Saxon Capital or any of its Restricted Subsidiaries (regardless of the Realizable Value of such property).

“Securities Act” means the Securities Act of 1933, as amended, or any successor statute or statutes thereto.

“Securitization” means a public or private transfer or financing of Receivables, Residual Interests or REO Assets in the ordinary course of business by which Saxon Capital or any of its Restricted Subsidiaries directly or indirectly securitizes a pool of specified Receivables, Residual Interests or REO Assets.

“Securitization Indebtedness” means (i) Indebtedness of Saxon Capital or any of its Restricted Subsidiaries incurred pursuant to on-balance sheet Securitizations treated as financings and (ii) any Indebtedness consisting of advances made to Saxon Capital or any of its Restricted Subsidiaries based upon securities issued by a Securitization Vehicle rating issued pursuant to a Securitization and acquired or retained by Saxon Capital or any of its Restricted Subsidiaries.

“Securitization Securities” has the meaning set forth in the definition of “Securitization Vehicle.”

“Securitization Vehicle” means (i) any Person (whether or not a Restricted Subsidiary of Saxon Capital) established for the purpose of issuing asset-backed, mortgage backed or mortgage pass-through securities of any kind (including collateralized mortgage obligations and net interest margin securities) or issuing any other Indebtedness (whether or not in the form of securities) backed by Receivables or Residual Interests (“Securitization Securities”) and (ii) any special purpose, bankruptcy remote Restricted Subsidiary of Saxon Capital or any of its Restricted Subsidiaries established in connection with the issuance of Securitization Securities including Saxon Asset Securities Company and any other entity (or several entities) that serves as an intermediate entity between a Restricted Subsidiary that initially purchases or originates Receivables or Residual Interests and an entity referred to in clause (i) regardless of whether such Restricted Subsidiary is an issuer of Securitization Securities; provided that such Person is not an obligor with respect to any Indebtedness of Saxon Capital or any Restricted Subsidiary of Saxon Capital other than under Securitization Securities, Standard Securitization Undertakings, Credit Enhancement Agreements and related Hedging Obligations, as the case may be.

“Servicing Advances” means advances made by Saxon Capital or any of its Restricted Subsidiaries in its capacity as servicer of any mortgage-related receivables to fund principal, interest, escrow, foreclosure, insurance, tax or other payments or advances when the borrower on the underlying receivable is delinquent in making payments on such receivable; to enforce remedies, manage and liquidate REO Assets; or that Saxon Capital or any of its Restricted Subsidiaries otherwise advances in its capacity as servicer.

“Servicing Guarantor” means each Guarantor that is required by the terms of a Warehouse Facility to subordinate its Guarantee in right of payment to its obligations under such Warehouse Facility with respect to (and to the extent of) MSR Advances.

“Servicing Receivables” means rights to collections under mortgage-related receivables, or other rights to reimbursement of Servicing Advances that Saxon Capital or a Restricted Subsidiary of Saxon Capital has made in the ordinary course of business and on customary industry terms.

“Significant Subsidiary,” with respect to any Person at any time of determination, means any Restricted Subsidiary of such Person that satisfies at such time of determination the criteria for a “significant Subsidiary” set forth in Rule 1.02(w) of Regulation S-X under the Exchange Act; provided that “Significant Subsidiary” shall not include any Securitization Vehicle that does not have outstanding any Indebtedness other than Funding Indebtedness and related Hedging Obligations. On the Measurement Date, Saxon Capital Holdings, Inc. is a Significant Subsidiary.

“Standard Securitization Undertakings” means representations, warranties, covenants and indemnities entered into by Saxon Capital or a Restricted Subsidiary which are reasonably customary in a rated receivables securitization transaction, as determined by Company senior management, including recourse for matters such as fraud, misappropriation and misapplication.

“Subordinated Indebtedness” means all of Saxon Capital’s and its Restricted Subsidiaries’ Indebtedness that expressly provides that such Indebtedness shall be subordinated in right of payment to the Notes or the relevant Guarantees.

“Subsidiary,” with respect to any Person at any time of determination, means:

(1) any corporation of which the outstanding Capital Stock having at least a majority of the votes entitled to be cast in the election of directors under ordinary circumstances is, at such time of determination, owned, directly or indirectly, by such Person; or

(2) any other Person of which at least a majority of the voting interest under ordinary circumstances is at the time, directly or indirectly, owned by such Person.

“Taxable REIT Subsidiary” means any Restricted Subsidiary which qualifies as a “taxable REIT subsidiary” pursuant to Section 856(l) of the Code.

“Total Unencumbered Assets” as of any date means the sum (without duplication) of

(a) all assets on the consolidated balance sheet of Saxon Capital and its Consolidated Restricted Subsidiaries (but excluding intangibles (it being understood that Residual or Servicing Interests are not intangibles for this purpose and that capitalized debt issuance costs are intangibles), any deferred tax assets and accounts receivable (other than Receivables)) plus

(b) the value, as stated in an Intangibles Valuation Report dated within 90 days of such date of determination of Total Unencumbered Assets, of Residual or Servicing Interests, in each case of Saxon Capital and its Restricted Subsidiaries that are not required to appear on Saxon Capital’s consolidated balance sheet as of such date and in the case of (a) or (b), on such date either (x) not securing any portion of Secured Indebtedness determined on a consolidated basis in accordance with GAAP or (y) securing Funding Indebtedness, but in the case of clause (y) solely to the extent of the excess (determined as of the most recent date for which internal financial statements are available), if any, of (i) the aggregate (without duplication of amounts) Realizable Value of the assets which secure such Funding Indebtedness over (ii) the amount of any such Funding Indebtedness for which the holder thereof has contractual recourse to Saxon Capital or its Restricted Subsidiaries to satisfy claims with respect to such Funding Indebtedness (other than Standard Securitization Undertaking).

“Trigger Date” has the meaning set forth under the heading “Certain Covenants—Excess Cash Flow Offer.”

“Unrestricted Subsidiary” of any Person means:

(1) any Subsidiary of such Person that at the time of determination shall be or continue to be designated an Unrestricted Subsidiary by the Board of Directors of such Person in the manner provided below; and

(2) any Subsidiary of an Unrestricted Subsidiary.

The Board of Directors may designate any Restricted Subsidiary (including any newly acquired or newly formed Restricted Subsidiary) to be an Unrestricted Subsidiary unless such Restricted Subsidiary owns any Capital Stock of, or owns or holds any Lien on any property of, Saxon Capital or any other Restricted Subsidiary of Saxon Capital that is not a Restricted Subsidiary of the Restricted Subsidiary to be so designated; provided that:

(1) Saxon Capital certifies to the Trustee that such designation complies with the “Limitation on Restricted Payments” covenant; and

(2) each Restricted Subsidiary to be so designated and each of its Subsidiaries has not at the time of designation, and does not thereafter, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable with respect to any Indebtedness pursuant to which the lender has recourse to any of the assets of Saxon Capital or any of its Restricted Subsidiaries.

For purposes of making the determination of whether any such designation of a Restricted Subsidiary as an Unrestricted Subsidiary complies with the “Limitation on Restricted Payments” covenant the portion of the Fair Market Value of the net assets of such Restricted Subsidiary of Saxon Capital at the time that such Restricted Subsidiary is designated as an Unrestricted Subsidiary that is represented by the interest of Saxon Capital and its Restricted Subsidiaries in such Restricted Subsidiary, in each case as determined in good faith by the Board of Directors, shall be deemed to be an Investment. Such designation will be permitted only if such Investment would be permitted at such time under the “Limitation on Restricted Payments” covenant.

The Board of Directors may designate any Unrestricted Subsidiary to be a Restricted Subsidiary only if:

(1) immediately after giving effect to such designation, Saxon Capital is able to incur at least $1.00 of additional Indebtedness (other than Permitted Indebtedness) in compliance with the “Limitation on Incurrence of Additional Non-Funding Indebtedness” covenant; and

(2) immediately before and immediately after giving effect to such designation, no Default or Event of Default shall have occurred and be continuing. Any such designation by the Board of Directors shall be evidenced to the Trustee by promptly filing with the Trustee a copy of the Board Resolution giving effect to such designation and an officers’ certificate certifying that such designation complied with the foregoing provisions.

As of the Measuring Date, no Subsidiaries shall be deemed to be Unrestricted Subsidiaries.

“Unsecured Indebtedness” means any Indebtedness of Saxon Capital or any of its Restricted Subsidiaries that is not Secured Indebtedness.

“Warehouse Facility” means any financing arrangement of any kind, including, but not limited to, financing arrangements in the form of repurchase facilities, loan agreements, note issuance facilities and commercial paper facilities (and excluding, in all cases, Securitizations), with a financial institution or other lender or purchaser exclusively to (i) finance or refinance the purchase or origination or finance the pooling of Receivables by Saxon Capital or a Restricted Subsidiary of Saxon Capital, (ii) finance the funding of or refinance Servicing Advances; (iii) finance or refinance the carrying of REO Assets related to Receivable or (iv) finance or refinance the purchase or origination or finance the pooling of Residual Interests; provided that such purchase, origination, pooling, funding, refinancing and carrying is in the ordinary course of business.

“Warehouse Indebtedness” means Indebtedness in connection with a Warehouse Facility; the amount of any particular Warehouse Indebtedness as of any date of determination shall be calculated in accordance with GAAP.

“Weighted Average Life to Maturity” means, when applied to any Indebtedness at any date, the number of years obtained by dividing: (1) the then outstanding aggregate principal amount of such Indebtedness into (2) the sum of the total of the products obtained by multiplying (i) the amount of each then remaining installment, sinking fund, serial maturity or other required payment of principal, including payment at final maturity, in respect thereof, by (ii) the number of years (calculated to the nearest one-twelfth) which will elapse between such date and the making of such payment.

“Wholly Owned Restricted Subsidiary” of any Person means any Subsidiary of such Person of which all the outstanding voting securities (other than in the case of a foreign Subsidiary, directors’ qualifying shares or an immaterial amount of shares required to be owned by other Persons pursuant to applicable law) are owned by such Person or any Wholly Owned Restricted Subsidiary of such Person.

Book-entry, delivery and form

DTC will act as securities depository for the exchange notes. The exchange notes will be issued as fully-registered securities registered in the name of Cede & Co. (DTC’s partnership nominee) or such other name as may be requested by an authorized representative of DTC. One or more fully-registered note certificates will be issued in the aggregate principal amount of the exchange notes, and will be deposited with DTC.

DTC is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code, and a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act. DTC holds and provides asset servicing for issues of securities that DTC’s participants (“Direct Participants”) deposit with DTC. Direct Participants include both U.S. and non-U.S. securities brokers and dealers, banks, trust companies, clearing corporations, and certain other organizations. Access to the DTC system is also available to others such as both U.S. and non-U.S. securities brokers and dealers, banks, trust companies, and clearing corporations that clear through or maintain a custodial relationship with a Direct Participant, either directly or indirectly (“Indirect Participants”).

The ownership interest of each actual purchaser of exchange notes (each, a “Beneficial Owner”) is recorded on the Direct and Indirect Participants’ records. Transfers of ownership interests in the exchange notes are to be accomplished by entries made on the books of Direct and Indirect Participants acting on behalf of Beneficial Owners. Beneficial Owners will not receive certificates representing their ownership interests in exchange notes, except as described below.

The Direct and Indirect Participants will remain responsible for keeping account of their holdings on behalf of their customers. Notices and other communications from DTC to Direct Participants, by Direct Participants to Indirect Participants, and by Direct Participants and Indirect Participants to Beneficial Owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

Neither DTC nor Cede & Co. (nor any other DTC nominee) will consent with respect to exchange notes unless authorized by a Direct Participant in accordance with DTC’s procedures. Under its usual procedures, DTC mails an omnibus proxy to issuers as soon as possible after the record date. The omnibus proxy assigns Cede & Co.’s consenting or voting rights to those Direct Participants to whose accounts securities are credited on the record date (identified in a listing attached to the omnibus proxy).

Redemption proceeds, distributions, and interest payments on the exchange notes will be made to Cede & Co., or such other nominee as may be requested by an authorized representative of DTC. DTC’s practice is to credit Direct Participants’ accounts upon DTC’s receipt of funds and corresponding detailed information from an issuer, on the payment date in accordance with their respective holdings shown on DTC’s records. Payments by Participants to Beneficial Owners will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in “street name,” and will be the responsibility of such Participant and not of DTC or its nominee or agent, subject to any statutory or regulatory requirements as may be in effect from time to time. Payment of redemption proceeds, distributions, and interest payments to Cede & Co. (or such other nominee as may be requested by an authorized representative of DTC) is our responsibility, disbursement of such payments to Direct Participants will be the responsibility of DTC, and disbursement of such payments to the Beneficial Owners will be the responsibility of Direct and Indirect Participants.

DTC may discontinue providing its services as depository with respect to the exchange notes at any time by giving us notice that it is unwilling or unable to continue as depository for the exchange notes, or DTC ceases to be registered or in good standing under the Exchange Act or other applicable statute or regulation, in the event that a successor depository is not obtained within 90 days, note certificates are generally required to be printed and delivered. We may decide to discontinue use of the system of book-entry transfers through DTC (or a successor securities depository). In that event, note certificates will be printed and delivered. The information in this section concerning DTC and DTC’s book-entry system has been obtained from sources that we believe to be reliable, but we take no responsibility for the accuracy thereof.

Controls and procedures

We carried out an evaluation, as required by Exchange Act Rule 13a-5(b), under the supervision and with the participation of our management, including our chief executive officer and chief financial officer, of the effectiveness of the design and operation of our disclosure controls and procedures as of December 31, 2005, which included consideration of the restatements. On March 14, 2006, we concluded that the designation of our derivative instruments as cash flows hedges for the period October 1, 2002 to September 30, 2005 did not meet the requirements of SFAS 133 with regard to documentation and effectiveness testing. We also concluded that the designation of our derivative instruments as fair value hedges for the period July 6, 2001 to September 30, 2002 had not met the requirements of SFAS 133 regarding the hedging of similar assets. We concluded, therefore, that the above derivative instruments did not qualify for cash flow or fair value hedge accounting treatment. We have restated our consolidated balance sheets as of December 31, 2003 and 2004, and the related consolidated statements of operations, shareholders’ equity, and cash flows for the years then ended to account for the derivative instruments as undesignated derivatives. Accordingly, all changes in the fair value of the derivative instruments are now recognized in our statement of operations, along with the related tax effects. Previously, changes in the fair value of the derivative instruments were recorded in other comprehensive income, net of income taxes on our consolidated balance sheets, for cash flow hedges. Previous fair value hedging activity had been recorded as basis adjustments on mortgage loans which were amortized into earnings through interest income as a yield adjustment of the previously hedged loans. Management has concluded that the controls in place relating to hedging documentation were not properly designed to provide reasonable assurance that these derivative instruments would be properly recorded and disclosed in the financial statements, and that this is a material weakness in internal control over financial reporting. Solely as a result of this material weakness, management, including the chief executive officer and chief financial officer, concluded that our disclosure controls and procedures were not effective as of December 31, 2005.

MANAGEMENT’S REPORT ON INTERNAL CONTROL OVER FINANCIAL REPORTING

Saxon Capital, Inc.

Management of Saxon Capital, Inc. (the “Company”) is responsible for establishing and maintaining adequate internal control over financial reporting and for the assessment of the effectiveness of internal control over financial reporting. As defined by the Securities and Exchange Commission, internal control over financial reporting is a process designed by, or under the supervision of the Company’s principal executive and principal financial officers, or persons performing similar functions, and effected by the Company’s board of directors, management, and other personnel, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles.

The Company’s internal control over financial reporting is supported by written policies and procedures that:

•	Pertain to the maintenance of records that in reasonable detail accurately and fairly reflect the transactions and dispositions of the Company’s assets;

•	Provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with generally accepted accounting principles, and that the Company’s receipts and expenditures are being made only in accordance with authorizations of its management and directors; and

•	Provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use or disposition of the Company’s assets that could have a material effect on the financial statements.

In connection with the preparation of the Company’s annual financial statements, management of the Company has undertaken an assessment of the effectiveness of the Company’s internal control over financial reporting as of the end of the Company’s most recent fiscal year based on criteria established in Internal Control—Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission (the “COSO Framework”). Management’s assessment included an evaluation of the design of the Company’s internal control over financial reporting and testing of the operational effectiveness of the Company’s internal control over financial reporting. The controls that were the subject of management’s assessment included: controls over initiating, recording, processing and reconciling account balances and controls related to the prevention, identification and detection of fraud.

As of December 31, 2005, the Company did not maintain effective controls over the application of derivative accounting as defined by Statement of Financial Accounting Standards No. 133. This resulted in the restatement of the Company’s audited financial statements for the years ended December 31, 2004 and 2003. Accordingly, management has concluded that the ineffective controls over the application of such derivative accounting constitutes a material weakness as of December 31, 2005.

Based on this assessment, management has concluded that the Company’s internal control over financial reporting was not effective as of December 31, 2005 because of the effect of the material weakness described above.

Deloitte & Touche LLP, the independent registered public accounting firm that audited the Company’s financial statements included in the Company’s annual report on Form 10-K for the fiscal year ended December 31, 2005 has issued an attestation report on management’s assessment of the Company’s internal control over financial reporting, a copy of which is included in the Company’s annual report on Form 10-K for the year ended December 31, 2005.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Shareholders of

Saxon Capital, Inc.

Glen Allen, Virginia

We have audited management’s assessment, included in the accompanying Management’s Report on Internal Control over Financial Reporting, that Saxon Capital, Inc. and subsidiaries (the “Company”) did not maintain effective internal control over financial reporting as of December 31, 2005, because of the effect of the material weakness identified in management’s assessment based on criteria established in Internal Control—Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission. The Company’s management is responsible for maintaining effective internal control over financial reporting and for its assessment of the effectiveness of internal control over financial reporting. Our responsibility is to express an opinion on management’s assessment and an opinion on the effectiveness of the Company’s internal control over financial reporting based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether effective internal control over financial reporting was maintained in all material respects. Our audit included obtaining an understanding of internal control over financial reporting, evaluating management’s assessment, testing and evaluating the design and operating effectiveness of internal control, and performing such other procedures as we considered necessary in the circumstances. We believe that our audit provides a reasonable basis for our opinions.

A company’s internal control over financial reporting is a process designed by, or under the supervision of, the company’s principal executive and principal financial officers, or persons performing similar functions, and effected by the company’s board of directors, management, and other personnel to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles. A company’s internal control over financial reporting includes those policies and procedures that (1) pertain to the maintenance of records that, in reasonable detail, accurately and fairly reflect the transactions and dispositions of the assets of the company; (2) provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with generally accepted accounting principles, and that receipts and expenditures of the company are being made only in accordance with authorizations of management and directors of the company; and (3) provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use, or disposition of the company’s assets that could have a material effect on the financial statements.

Because of the inherent limitations of internal control over financial reporting, including the possibility of collusion or improper management override of controls, material misstatements due to error or fraud may not be prevented or detected on a timely basis. Also, projections of any evaluation of the effectiveness of the internal control over financial reporting to future periods are subject to the risk that the controls may become inadequate because of changes in conditions, or that the degree of compliance with the policies or procedures may deteriorate.

A material weakness is a significant deficiency, or combination of significant deficiencies, that results in more than a remote likelihood that a material misstatement of the annual or interim financial statements will not be prevented or detected. The following material weakness has been identified and included in management’s assessment:

The Company did not maintain effective controls over the application of Statement of Financial Accounting Standards No. 133, Derivative Instruments and Hedging Activities, (“SFAS 133”). The Company did not have an appropriate dedicated resource in place with the requisite skill set to ensure that hedge accounting requirements were being met. This is a material weakness in the design of internal controls. As a result of the material weakness, the Company determined that it needed to restate prior financial results to unwind all hedge accounting under SFAS 133. The Company concluded that its designation of its derivative instruments as cash flows hedges for the period October 1, 2002 to September 30, 2005 did not meet the requirements of SFAS 133 with regard to documentation and effectiveness testing; that its designation of its derivative instruments as fair value hedges for the period July 6, 2001 to September 30, 2002 did not meet the requirements of SFAS 133 with regard to hedging similar assets; and therefore, the derivative instruments did not qualify for cash flow and fair value hedge accounting treatment.

This material weakness was considered in determining the nature, timing, and extent of audit tests applied in our audit of the consolidated balance sheet of the Company as of December 31, 2005, and the related consolidated statements of operations, shareholders’ equity, and cash flows for the year ended December 31, 2005, and this report does not affect our report on such financial statements.

In our opinion, management’s assessment that the Company did not maintain effective internal control over financial reporting as of December 31, 2005, is fairly stated, in all material respects, based on the criteria established in Internal Control—Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission. Also in our opinion, because of the effect of the material weakness described above on the achievement of the objectives of the control criteria, the Company has not maintained effective internal control over financial reporting as of December 31, 2005, based on the criteria established in Internal Control—Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission.

We have also audited, in accordance with the standards of the Public Company Accounting Oversight Board (United States), the consolidated balance sheet of the Company as of December 31, 2005, and the related consolidated statements of operations, shareholders’ equity, and cash flows for the year ended December 31, 2005, and our report dated March 31, 2006 expressed an unqualified opinion on those financial statements.

/s/ DELOITTE & TOUCHE, LLP

McLean, VA

March 31, 2006

Policies with respect to certain activities

The following is a discussion of our policies with respect to distributions, investments, financing, lending and certain other activities, to the extent not limited by the indenture. Please see “Description of notes—Certain covenants” in this prospectus. Our policies with respect to these activities may be reviewed and generally may be amended or revised from time to time by Saxon Capital’s board of directors or, as applicable, the directors of Saxon Capital’s subsidiaries, without a vote of Saxon Capital’s shareholders.

Investment policies

Investments in real estate or interests in real estate. Our investment policies do not include making direct investments in real estate or interests in real estate other than as described below.

Investments in real estate mortgage loans and mortgage-related securities. We are engaged in the business of originating, purchasing, securitizing and servicing residential mortgage loans and managing a portfolio of mortgage assets. We conduct most of our mortgage loan production and our servicing operations through our taxable REIT subsidiaries. We hold and securitize our mortgage loans, securitize mortgage servicing advance receivables and conduct master servicing primarily through our qualified REIT subsidiary. Our loans are secured primarily by first mortgages. Our borrowers typically have limited credit histories, have high levels of consumer debt or have experienced credit difficulties in the past. We originate and purchase mortgage loans on the basis of our assessment of the borrower’s ability to repay the mortgage loan, the borrower’s historical pattern of debt repayment and the sufficiency of the loan collateral (including the amount of equity in the borrower’s property (as measured by the borrower’s loan-to-value ratio). With respect to the loans we originate, the interest rate we charge and maximum loan amount we extend are determined based upon our underwriting guidelines and risk-based pricing matrices. We acquire mortgage servicing rights through our taxable REIT subsidiaries.

Securities of or interests in persons primarily engaged in real estate activities and other issuers. We have not invested, and we do not expect to invest, in securities of entities engaged in real estate activities or securities of other issuers, including to exercise control over such entities, but we may make such investments for the purpose of satisfying the REIT qualification tests. If we determine to make such investments, subject to the percentage of ownership limitations and gross income tests necessary for REIT qualification, we may acquire all or substantially all of the securities or assets of other REITs or other entities where such investments would be consistent with our investment policies. No such investments will be made, however, if we believe the proposed investment would cause us to be an “investment company” under the Investment Company Act of 1940, as amended.

Financing policies

We do not have a policy limiting the amount of indebtedness that we may incur. Our charter and bylaws do not limit the amount or percentage of indebtedness that we may incur. In the future, we may seek to extend, expand, reduce or renew our financing facilities or obtain new financing facilities or lines of credit that may contain certain limitations on indebtedness.

We currently finance our mortgage loans initially under one of several different secured and committed warehouse lines of credit and repurchase facilities on a recourse basis. These loans are subsequently financed using asset-backed securities issued through securitization trusts. We access the asset-backed securitization market to provide long-term financing for our mortgage loans.

To qualify as a REIT under the Internal Revenue Code, we generally are required each year to distribute to our shareholders at least 90% of our REIT taxable income (determined without regard to the dividends paid deduction and by excluding net capital gain). We may be required to borrow funds on a short-term basis or liquidate investments to meet the distribution requirements that are necessary to qualify as a REIT, even if management believes that it is not in our best interests to do so.

We will consider a number of factors when evaluating our level of indebtedness and when making decisions regarding the incurrence of indebtedness, including overall prudence, the characteristics of the debt, the purchase price of properties to be acquired with debt financing, the estimated market value of our properties upon refinancing and our ability to generate cash flow from our operations or from particular properties to cover expected debt service.

Lending policies

We originate and purchase mortgage loans through our three loan production channels: wholesale; correspondent; and retail. Saxon Capital may also make loans to its subsidiaries, any joint ventures and other entities.

Policies with respect to other activities

Our policies with respect to the activities described below may be reviewed and generally amended or revised from time to time by Saxon Capital’s board of directors or, as applicable, the directors of its subsidiaries, without a vote of Saxon Capital’s shareholders.

We have authority to offer common stock or other equity or debt securities in exchange for property and to repurchase or otherwise reacquire our shares of common stock or any other securities and may engage in such activities in the future. Subsequent to our acquisition of our predecessor in July 2001 and our public offering as part of our conversion to a REIT in 2004, we have not issued any equity securities, except as incentive compensation under our 2001 Stock Incentive Plan, 2001 Employee Stock Purchase Plan or 2004 Employee Stock Purchase Plan, or upon the exercise of warrants issued in connection with our acquisition of all of the issued and outstanding capital stock of our predecessor from Dominion Capital on July 6, 2001. Other than the initial notes, we currently have no outstanding debt securities.

We may issue preferred stock from time to time, in one or more series, as authorized by our board of directors, without the need for shareholder approval. We have not engaged in trading, underwriting or agency distribution or sale of securities of other issuers nor do we presently intend to invest in the securities of other issuers other than our wholly-owned subsidiaries. From time to time, we will evaluate investment opportunities in other real estate related entities and may in the future invest in one or more of these entities. At all times, we intend to make investments in such a manner as to be consistent with the requirements of the Internal Revenue Code for us to qualify as a REIT unless, because of changing circumstances or changes in the Internal Revenue Code (or in Treasury regulations thereunder), the board of directors determines that it is no longer in our best interests to qualify as a REIT.

Reports to investors

We are subject to the information reporting requirements of the Exchange Act. Pursuant to these requirements, we file periodic reports, proxy statements and other information, including certified financial statements, with the Commission as described above under the heading “Available information.”

Conflict of interest policy

In connection with our adoption of a code of conduct, we have adopted policies addressed at reducing or eliminating potential conflicts of interest. However, we cannot assure you that these policies will be successful in eliminating the influence of these conflicts. We have adopted a policy that institutes the following:

•	any potential conflicts of interest among our directors, officers, employees, their immediate family members and any businesses they control must be disclosed to us;

•	without the approval of our audit committee, we will not enter into any business transaction with any of our directors, executive officers, members of their immediate families, or any businesses that they control; and

•	without first disclosing the matter to our Chief Executive Officer and President, who will present the matter to the board of directors for coordination, none of our directors or executive officers is permitted to invest in or acquire any business that competes or would potentially compete with us; however, personal investments in publicly traded securities of any financial services company that competes with us is permitted so long as the acquisition is for investment purposes only and the director or executive officer does not exceed 4.9% ownership of the other company or otherwise become a principal or controlling person of the other company.

Certain U.S. federal income tax considerations

The following is a summary of the material U.S. federal income tax consequences to beneficial holders whose initial notes are tendered and accepted in the exchange offer. It is based on provisions of the U.S. Internal Revenue Code of 1986, as amended, or the Internal Revenue Code, existing and proposed Treasury regulations promulgated thereunder, or the Treasury Regulations, and administrative and judicial interpretations thereof, all as of the date hereof and all of which are subject to change, possibly on a retroactive basis. No ruling from the Internal Revenue Service, or IRS, has been or is intended to be sought with respect to any aspect of the transactions described herein. Accordingly, no assurance can be given that the IRS will agree with the views expressed in this summary, or that a court will not sustain any challenge by the IRS in the event of litigation. The following relates only to exchanging holders who have held the initial notes as capital assets (i.e., generally, property held for investment). This summary does not address all U.S. federal income tax consequences that may be relevant to particular holders in light of their personal circumstances, or to certain types of holders that may be subject to special tax treatment (such as banks and other financial institutions, employee stock ownership plans, partnerships or other pass-through entities for U.S. federal income tax purposes, certain former citizens or residents of the United States, controlled foreign corporations, corporations that accumulate earnings to avoid U.S. federal income tax, insurance companies, tax-exempt organizations, dealers in securities, persons subject to the alternative minimum tax, brokers, or persons who hold the notes as a hedge or who hedge the interest rate on the notes). In addition, this summary does not include any description of the tax laws of any state, local or non-U.S. government that may be applicable to a particular holder and does not consider any aspects of U.S. federal tax law other than income taxation.

For purposes of this discussion, a “U.S. holder” is a beneficial owner of the notes that is, for U.S. federal income tax purposes:

•	an individual who is a citizen or resident of the United States;

•	a corporation (or other business entity treated as a corporation) created or organized in or under the laws of the United States or any state thereof or the District of Columbia;

•	an estate the income of which is subject to U.S. federal income taxation regardless of its source; or

•	a trust if (i) a court within the United States can exercise primary supervision over its administration and one or more United States persons have the authority to control all of the substantial decisions of that trust or (ii) the trust was in existence on August 20, 1996, and validly elected to continue to be treated as a U.S. trust.

A “non-U.S. holder” is a beneficial owner of the notes that is an individual, corporation, estate or trust that is not a U.S. holder. The U.S. federal income tax treatment of a partner in a partnership (or other entity classified as a partnership for U.S. federal income tax purposes) that holds the notes generally will depend on such partner’s particular circumstances and on the activities of the partnership. Partners in such partnerships should consult their own tax advisors.

THIS DISCUSSION IS FOR GENERAL INFORMATION ONLY AND IS NOT INTENDED TO BE TAX ADVICE. HOLDERS ARE URGED TO CONSULT THEIR OWN TAX ADVISORS WITH RESPECT TO THE PARTICULAR U.S. FEDERAL INCOME TAX CONSEQUENCES TO THEM OF THE ACQUISITION, OWNERSHIP AND DISPOSITION OF THE EXCHANGE NOTES AND THE TAX CONSEQUENCES UNDER STATE, LOCAL, NON-U.S. AND OTHER U.S. FEDERAL TAX LAWS AND THE POSSIBLE EFFECTS OF CHANGES IN TAX LAWS.

TO ENSURE COMPLIANCE WITH TREASURY DEPARTMENT CIRCULAR 230, EACH HOLDER OF AN EXCHANGE NOTE IS HEREBY NOTIFIED THAT (A) ANY DISCUSSION OF FEDERAL TAX ISSUES IN THIS PROSPECTUS IS NOT INTENDED OR WRITTEN TO BE RELIED UPON, AND CANNOT BE RELIED UPON, BY A HOLDER FOR THE PURPOSE OF AVOIDING

PENALTIES THAT MAY BE IMPOSED ON SUCH HOLDER UNDER THE INTERNAL REVENUE CODE; (B) SUCH DISCUSSION IS BEING USED IN CONNECTION WITH THE PROMOTION OR MARKETING (WITHIN THE MEANING OF CIRCULAR 230) BY THE ISSUER OF THE EXCHANGE NOTES; AND (C) A HOLDER OF AN EXCHANGE NOTE SHOULD SEEK ADVICE BASED ON ITS PARTICULAR CIRCUMSTANCES FROM AN INDEPENDENT TAX ADVISOR.

The Exchange Offer

The exchange of initial notes for exchange notes will not be treated as a taxable exchange for U.S. federal income tax purposes because the exchange notes will not be considered to differ materially in kind or extent from the initial notes. Rather, any exchange notes received by investors will be treated as a continuation of their investment in the initial notes. As a result, a holder will not be required to recognize any gain or loss as a result of the exchange offer. In addition, each holder will have the same adjusted issue price, adjusted basis, and holding period in the exchange notes as it had in the initial notes immediately prior to the exchange.

Taxation of U.S. holders

Interest. A U.S. holder generally will be subject to tax on any interest on the exchange notes as ordinary income at the time such interest is received or accrued, depending on the U.S. holder’s method of accounting for U.S. federal income tax purposes.

Amortizable Bond Premium. A U.S. holder that purchases a note for an amount greater than the note’s stated principal amount will be considered to have “amortizable bond premium” equal to the excess of the purchase price over the stated principal amount. Amortizable bond premium on initial notes should carry over to the exchange notes received in exchange therefor. The U.S. holder may elect to amortize this premium using a constant yield method over the term of the exchange note. A U.S. holder who elects to amortize bond premium may offset each interest payment on such exchange note by the portion of the bond premium allocable to such payment and must reduce its tax basis in such exchange note by the amount of the premium so amortized.

Market Discount. Accrued market discount on initial notes not previously treated as ordinary income by a U.S. holder should carry over to the exchange notes received in exchange therefor. A U.S. holder should be required to treat any gain on the sale, exchange, retirement or other taxable disposition (collectively, a “disposition”) of an exchange note as ordinary income to the extent of the accrued market discount on the exchange note at the time of the disposition of an exchange note unless such market discount has been previously included in income by the U.S. holder pursuant to an election by the U.S. holder to include the market discount in income as it accrues, or pursuant to a constant yield election by the U.S. holder.

Sale, exchange or other disposition of the exchange notes. In general, subject to the discussion above regarding market discount, upon the sale, exchange, retirement or other disposition of an exchange note, a U.S. holder will generally recognize gain or loss equal to the difference between the amount realized on such disposition (except to the extent attributable to accrued and unpaid interest, which will be treated as interest as described above) and the U.S. holder’s adjusted tax basis in the exchange note. A U.S. holder’s adjusted tax basis in an exchange note will generally be the U.S. holder’s initial tax basis in such exchange note calculated as described above, increased by any market discount includable in income by the U.S. holder with respect to such exchange note, and reduced by the amount of any payments previously received by the U.S. holder (other than qualified stated interest) and by any premium amortized by such U.S. holder with respect to such exchange note.

Gain or loss recognized on the sale, exchange, retirement or other disposition of an exchange note generally will be capital gain or loss. Net capital gains derived by non-corporate U.S. holders with respect to capital assets held for more than one year are eligible for reduced rates of taxation. Certain limitations apply to the deductibility of capital losses.

Information reporting and backup withholding. A U.S. holder may be subject to information reporting and backup withholding tax (currently at a rate of 28%) on payments of interest on the exchange notes and proceeds from the sale or other disposition (including a redemption) of the exchange notes. Certain holders (including, among others, corporations and certain tax-exempt organizations) generally are not subject to information reporting and backup withholding. A U.S. holder generally will be subject to information reporting and backup withholding if such holder is not otherwise exempt and such holder:

•	fails to furnish the holder’s taxpayer identification number, or TIN, which, for an individual, generally is his or her social security number;

•	furnishes an incorrect TIN;

•	is notified by the IRS that the holder is subject to backup withholding because such holder has failed to properly report payments of interest or dividends; or

•	fails to certify, under penalty of perjury, that the holder has furnished a correct TIN and that the IRS has not notified the U.S. holder that such holder is subject to backup withholding.

Backup withholding is not an additional tax. Any amounts withheld may be credited against a holder’s U.S. federal income tax liability and may entitle such holder to a refund, provided such holder timely furnishes certain information to the IRS.

Taxation of non-U.S. holders

Interest. Subject to the discussion of backup withholding below, under the “portfolio interest exemption,” a non-U.S. holder will generally not be subject to U.S. federal income tax (or withholding tax) on payments of interest on the exchange notes, provided that such interest is not effectively connected with the non-U.S. holder’s conduct of a trade or business in the United States and:

•	the non-U.S. holder does not actually or constructively own 10% or more of the total combined voting power of all classes of our stock entitled to vote;

•	the non-U.S. holder is not, and is not treated as, a bank receiving interest on an extension of credit pursuant to a loan agreement entered into in the ordinary course of its trade or business;

•	the non-U.S. holder is not a “controlled foreign corporation” that is related (directly or indirectly) to us; and

•	certain certification requirements are met.

Under current law, the certification requirement will be satisfied in any of the following circumstances:

•	If a non-U.S. holder provides to us or our paying agent a statement on IRS Form W-8BEN (or suitable successor form), together with all appropriate attachments, signed under penalties of perjury, identifying the non-U.S. holder by name and address and stating, among other things, that the non-U.S. holder is not a United States person.

•	If an exchange note is held through a securities clearing organization, bank or another financial institution that holds customers’ securities in the ordinary course of its trade or business, (i) the non-U.S. holder provides an IRS Form W-8BEN (or suitable successor form) to such organization or institution, and (ii) such organization or institution, under penalty of perjury, certifies to us that it has received such statement from the beneficial owner or another intermediary and furnishes us or our paying agent with a copy thereof.

•	If a financial institution or other intermediary that holds the exchange note on behalf of the non-U.S. holder has entered into a withholding agreement with the IRS and submits an IRS Form W-8IMY (or suitable successor form) and certain other required documentation to us or our paying agent.

If the requirements of the portfolio interest exemption described above are not satisfied, a 30% withholding tax will apply to the gross amount of interest on the exchange notes that is paid to a non-U.S. holder, unless either: (a) an applicable income tax treaty reduces or eliminates such tax, and the non-U.S. holder claims the benefit of that treaty by providing a properly completed and duly executed IRS Form W-8BEN (or suitable successor or substitute form) establishing qualification for benefits under the treaty, or (b) the interest is effectively connected with the non-U.S. holder’s conduct of a trade or business in the United States and the non-U.S. holder provides an appropriate statement to that effect on a properly completed and duly executed IRS Form W-8ECI (or suitable successor form).

If a non-U.S. holder is engaged in a trade or business in the United States and interest on an exchange note is effectively connected with the conduct of that trade or business, the non-U.S. holder will be required to pay U.S. federal income tax on that interest on a net income basis (and the 30% withholding tax described above will not apply provided the appropriate statement is provided to us). If a non-U.S. holder is eligible for the benefits of an income tax treaty between the United States and its country of residence, any interest income that is effectively connected with a U.S. trade or business will be subject to U.S. federal income tax in the manner specified by the treaty and generally will only be subject to such tax if such income is attributable to a permanent establishment (or a fixed base in the case of an individual) maintained by the non-U.S. holder in the United States, so long as the non-U.S. holder claims the benefit of the treaty by properly submitting an IRS Form W-8BEN. In addition to net income tax, a non-U.S. holder that is treated as a foreign corporation for U.S. federal income tax purposes may be subject to a branch profits tax equal to 30% (or lower applicable treaty rate) of its earnings and profits for the taxable year, subject to adjustments, that are effectively connected with its conduct of a trade or business in the United States.

Sale, exchange or other disposition of the exchange notes. Subject to the discussion of backup withholding below, a non-U.S. holder generally will not be subject to U.S. federal income tax (or any withholding thereof) on any gain realized by such holder upon a sale, exchange, redemption, retirement at maturity or other disposition of an exchange note, unless:

•	the non-U.S. holder is an individual who is present in the U.S. for 183 days or more during the taxable year and who has a “tax home” in the United States and certain other conditions are met; or

•	the gain is effectively connected with the conduct of a U.S. trade or business of the non-U.S. holder (and, if an income tax treaty applies, the gain is attributable to a U.S. permanent establishment of the non-U.S. holder (or a fixed base in the case of an individual)).

If the first exception applies, the non-U.S. holder generally will be subject to U.S. federal income tax at a rate of 30% on the amount by which its U.S.-source capital gains exceed its U.S.-source capital losses. If the second exception applies, the non-U.S. holder will generally be subject to U.S. federal income tax on the net gain derived from the sale, exchange or other disposition of the exchange notes in the same manner as a U.S. holder. In addition, corporate non-U.S. holders may be subject to a 30% branch profits tax on any such effectively connected earnings and profits. If a non-U.S. holder is eligible for the benefits of an income tax treaty between the United States and its country of residence, the U.S. federal income tax treatment of any such gain may be modified in the manner specified by the treaty.

Information reporting and backup withholding. When required, we or our paying agent will report to the IRS and to each non-U.S. holder the amount of any interest paid on the exchange notes in each calendar year, and the amount of U.S. federal income tax withheld, if any, with respect to these payments.

Non-U.S. holders who have provided certification as to their non-U.S. status or who have otherwise established an exemption will generally not be subject to additional information reporting and backup withholding tax on payments of interest if neither we nor our agent have actual knowledge or reason to know that such certification is unreliable or that the conditions of the exemption are in fact not satisfied. Payments of the proceeds from the sale of an exchange note (including a redemption) to or through a foreign office of a broker generally will not be subject to information reporting or backup withholding. However, additional information reporting, but generally not backup withholding, may apply to those payments if the broker is one of the following: (a) a U.S. person, (b) a controlled foreign corporation for U.S. federal income tax purposes, (c) a foreign person 50 percent or more of whose gross income from all sources for the three-year period ending with the close of its taxable year preceding the payment was effectively connected with a U.S. trade or business, or (d) a foreign partnership with specified connections to the United States, and the non-U.S. holder has not provided certification as to its non-U.S. status or otherwise established an exemption.

Payment of the proceeds from a sale (including a redemption) of an exchange note to or through the United States office of a broker will be subject to information reporting and backup withholding unless the non-U.S. holder certifies as to its non-U.S. status or otherwise establishes an exemption from backup withholding, provided that neither we nor our agent have actual knowledge or reason to know that such certification is unreliable or that the conditions of the exemption are in fact not satisfied.

Backup withholding is not an additional tax. The amount of any backup withholding from a payment to a non-U.S. holder will be allowed as a credit against such holder’s U.S. federal income tax liability and may entitle the holder to a refund, provided the required information is timely furnished to the IRS.

Certain ERISA considerations

The following is a summary of certain considerations associated with the purchase and holding of the notes and exchange notes by employee benefit plans that are subject to Title I of the U.S. Employee Retirement Income Security Act of 1974, as amended (“ERISA”); plans, individual retirement accounts and other arrangements that are subject to Section 4975 of the Code or provisions under any federal, state, local, non-U.S. or other laws or regulations that are similar to such provisions of the Code or ERISA (collectively, “Similar Laws”); and entities whose underlying assets are considered to include “plan assets” of such plans, accounts and arrangements (each, a “plan”).

General fiduciary matters

ERISA imposes certain duties on persons who are fiduciaries of a plan subject to Title I of ERISA, and ERISA and Section 4975 of the Code prohibit certain transactions including the assets of such plans (an “ERISA Plan”) and its fiduciaries or other interested parties. Under ERISA and the Code, any person who exercises any discretionary authority or control over the administration of such an ERISA Plan or the management or disposition of the assets of such an ERISA Plan, or who renders investment advice for a fee or other compensation to such an ERISA Plan, is generally considered to be a fiduciary of the ERISA Plan. In considering an investment in the notes and exchange notes of a portion of the assets of any Plan, a fiduciary should determine whether the investment is in accordance with the documents and instruments governing the plan and the applicable provisions of ERISA, the Code or any Similar Law relating to a fiduciary’s duties to the Plan, including, without limitation, the prudence, diversification, delegation of control and prohibited transaction provisions of ERISA, the Code and any other applicable Similar Laws.

Prohibited transaction issues

Section 406 of ERISA and Section 4975 of the Code prohibit ERISA Plans from engaging in specified transactions involving plan assets with persons or entities who are “parties in interest,” within the meaning of ERISA, or “disqualified persons,” within the meaning of Section 4975 of the Code, unless an exemption is available. A party in interest or disqualified person who engaged in a non-exempt prohibited transaction may be subject to excise taxes and other penalties and liabilities under ERISA and the Code. In addition, the fiduciary of the ERISA Plan that engaged in such a non-exempt prohibited transaction may be subject to penalties and liabilities under ERISA and the Code. The acquisition and/or holding of the notes or exchange notes by an ERISA Plan may constitute or result in a direct or indirect prohibited transaction under Section 406 of ERISA and/or Section 4975 of the Code, unless the investment is acquired and is held in accordance with an applicable statutory, class or individual prohibited transaction class exemption. In this regard, the U.S. Department of Labor has issued several prohibited transaction class exemptions, or “PTCEs,” that may apply to the acquisition and holding of the notes or exchange notes. These class exemptions include, without limitation, PTCE 84-14 respecting transactions determined by independent qualified professional assets managers, PTCE 90-1 respecting insurance company pooled separate accounts, PTCE 91-38 respecting bank collective investment funds, PTCE 95-60 respecting life insurance company general accounts, and PTCE 96-23 respecting transactions determined by in-house assets managers. However, there can be no assurance that all of the conditions of any such exemptions will be satisfied. Because of the foregoing, the notes and exchange notes should not be purchased or held by any person investing “plan assets” of any Plan, unless such purchase and holding (and the exchange of notes for exchange notes) will not constitute a non-exempt prohibited transaction under ERISA and the Code or similar violation of any applicable Similar Laws.

Representation

Accordingly, by acceptance of a note or exchange note, each purchaser and subsequent transferee of a note or exchange note will be deemed to have represented and warranted that either (i) no portion of the assets used by such purchaser or transferee to acquire and hold the notes or exchange notes constitutes assets of any Plan or

(ii) the purchase and holding of the notes (and the exchange of notes for exchange notes) by such purchaser or transferee will not constitute a non-exempt prohibited transaction under Section 406 of ERISA or section 4975 of the Code or similar violation under any applicable Similar Laws.

The foregoing discussion is general in nature and is not intended to be all-inclusive. Due to the complexity of these rules and the penalties that may be imposed upon persons involved in non-exempt prohibited transactions, it is particularly important that fiduciaries, or other persons considering purchasing the notes (and holding the notes or exchange notes) on behalf of, or with the assets of, any plan, consult with their counsel regarding the potential applicability of ERISA, Section 4975 of the Code and any Similar Laws to such investment and whether an exemption would be applicable to the purchase and holding of the notes and the exchange notes.

Plan of distribution

The staff of the Commission has taken the position that any broker-dealer that receives exchange notes for its own account in the exchange offer in exchange for initial notes that were acquired by such broker-dealer as a result of market-making or other trading activities may be deemed to be an “underwriter” within the meaning of the Securities Act and must deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of such exchange notes. Such a broker-dealer that receives exchange notes for its own account in the exchange offer must acknowledge that it acquired the initial notes for its own account as a result of market-making or other trading activities, represent that it will comply with the applicable provisions of the Securities Act and agree that it will deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of the exchange notes. A participating broker-dealer may use this prospectus, as it may be amended or supplemented from time to time, in connection with resales of exchange notes received in exchange for initial notes where such initial notes were acquired as a result of market-making activities or other trading activities. The registration rights agreement we executed in connection with the offering of the initial notes provides that we will generally not be required to amend or supplement this prospectus after the 90th day from the date on which this registration statement is declared effective and participating broker-dealers shall not be authorized by us to deliver this prospectus in connection with resales after such 90-day period has expired.

We will not receive any proceeds from any sale of exchange notes by any participating broker-dealer or any other holder of exchange notes. Exchange notes received by participating broker-dealers for their own account pursuant to the exchange offer may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the exchange notes or a combination of such methods of resale, at market prices prevailing at the time of resale, at prices related to such prevailing market prices or negotiated prices. Any resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such participating broker-dealer and/or the purchasers of the exchange notes. Any participating broker-dealer that resells exchange notes that were received by it for its own account in the exchange offer and any broker or dealer that participates in a distribution of the exchange notes may be deemed to be an “underwriter” within the meaning of the Securities Act and any profit on any such resale of exchange notes and any commissions or concessions received by those persons may be deemed to be underwriting compensation under the Securities Act. The letter of transmittal states that by acknowledging that it will deliver and by delivering a prospectus, a participating broker-dealer will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act.

We have agreed to pay all expenses incident to the exchange offer and to our performance of, or compliance with, the registration rights agreement (other than commissions or concessions of any brokers or dealers) and will indemnify the holders of the initial notes (including any broker-dealers) against certain liabilities, including liabilities under the Securities Act.

Legal matters

Certain matters with respect to the validity of the exchange notes will be passed upon for us by Gibson, Dunn & Crutcher LLP, New York, New York. Certain legal matters relating to Maryland law will be passed upon for us by Ballard, Spahr. Andrews & Ingersoll, LLP, Baltimore, Maryland. Certain legal matters relating to Virginia law will be passed upon for us by Richard D. Shepherd, our General Counsel.

Experts

The consolidated financial statements as of December 31, 2005 and 2004 and for each of the three years in the period ended December 31, 2005 and management’s report on the effectiveness of internal control over financial reporting as of December 31, 2005 included in this prospectus have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports appearing herein (which reports (1) express an unqualified opinion on the consolidated financial statements and include an explanatory paragraph relating to the restatement of the 2004 and 2003 consolidated financial statements, (2) express an unqualified opinion on management’s assessment regarding the effectiveness of internal control over financial reporting, and (3) express an adverse opinion on the effectiveness of the Company’s internal control over financial reporting because of a material weakness), and have been so included in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

Saxon Capital, Inc.

Consolidated Balance Sheets

(in thousands, except share data)

(unaudited)

	March 31, 2006	December 31, 2005
Assets:
Cash	$14,190	$6,053
Trustee receivable	133,085	135,957
Accrued interest receivable, net of allowance for past due interest losses of $13,921 and $16,086 respectively	40,139	38,182
Mortgage loan portfolio	6,554,332	6,444,872
Allowance for loan losses	(31,663)	(36,639)

Net mortgage loan portfolio	6,522,669	6,408,233
Restricted cash	5,854	147,473
Servicing related advances	204,106	185,297
Mortgage servicing rights, net	143,748	129,742
Real estate owned	37,804	38,933
Derivative assets	32,765	19,954
Deferred tax asset	52,973	53,724
Other assets, net	63,405	68,530

Total assets	$7,250,738	$7,232,078

Liabilities and shareholders’ equity:
Liabilities:
Accrued interest payable	$8,988	$8,357
Dividends payable	25,437	32,539
Warehouse financing	980,669	378,144
Securitization financing	5,599,832	6,182,389
Derivative liabilities	15,834	8,589
Other liabilities	24,710	28,925

Total liabilities	6,655,470	6,638,943

Commitments and contingencies—Note 10	—	—
Shareholders’ equity:
Common stock, $0.01 par value per share, 100,000,000 shares authorized; shares issued and outstanding: 50,054,212 and 50,001,909 as of March 31, 2006 and December 31, 2005, respectively	501	500
Additional paid-in capital	635,139	634,023
Accumulated other comprehensive loss, net of income tax of $(15) and $(16), respectively	(334)	(355)
Accumulated deficit	(40,038)	(41,033)

Total shareholders’ equity	595,268	593,135

Total liabilities and shareholders’ equity	$7,250,738	$7,232,078

The accompanying notes are an integral part of these consolidated financial statements.

Saxon Capital, Inc.

Consolidated Statements of Operations

(in thousands, except per share data)

(unaudited)

	Three Months Ended March 31,
	2006	2005 (as restated—see Note 12)
Revenues and Gains:
Interest income	$121,280	$112,422
Interest expense	(85,767)	(54,991)

Net interest income	35,513	57,431
Provision for mortgage loan losses	(577)	(2,308)

Net interest income after provision for mortgage loan losses	34,936	55,123
Servicing income, net of amortization and impairment	19,640	13,566
Derivative gains	10,639	21,234
(Loss) gain on sale of assets	(1,422)	1,701

Total net revenues and gains	63,793	91,624
Expenses:
Payroll and related expenses	17,749	21,751
General and administrative expenses	13,426	16,020
Depreciation	1,767	1,507
Other expense	1,540	1,704

Total operating expenses	34,482	40,982
Income before taxes	29,311	50,642
Income tax expense (benefit)	2,912	(3,327)

Net income	$26,399	$53,969

Earnings per common share:
Weighted average common shares—basic	50,015	49,850
Weighted average common shares—diluted	51,227	50,463
Basic earnings per common share	$0.53	$1.08
Diluted earnings per common share	$0.52	$1.07
Dividends declared per common share	$0.50	$0.55

The accompanying notes are an integral part of these consolidated financial statements.

Saxon Capital, Inc.

Consolidated Statements of Shareholders’ Equity

Three Months Ended March 31, 2006 and 2005

(in thousands, except share and per share amounts)

(unaudited)

	Common Shares Outstanding	Common Stock	Additional Paid-in Capital	Accumulated Other Comprehensive Loss	Accumulated Deficit	Total
Balance as of January 1, 2006	50,001,909	$500	$634,023	$(355)	$(41,033)	$593,135
Issuance of common stock	52,303	1	336	—	—	337
Compensation expense for restricted stock	—	—	753	—	—	753
Share based compensation tax benefit			27			27
Dividends declared ($0.50 per common share)	—	—	—	—	(25,404)	(25,404)

Comprehensive income:
Net income	—	—	—	—	26,399
Mortgage bonds:
Change in unrealized loss	—	—	—	23	—
Reclassification adjustment	—	—	—	(1)	—
Tax effect	—	—	—	(1)	—

Total comprehensive income	—	—	—	21	26,399	26,420

Balance as of March 31, 2006	50,054,212	$501	$635,139	$(334)	$(40,038)	$595,268

	Common Shares Outstanding	Common Stock	Additional Paid-in Capital	Accumulated Other Comprehensive Loss	(Accumulated Deficit) Retained Earnings	Total
Balance as of January 1, 2005 (as restated—see Note 12)	49,849,386	$498	$625,123	$(474)	$(38,074)	$587,073
Issuance of common stock	34,652	1	483	—	—	484
Compensation expense on restricted stock units	—	—	657	—	—	657
Stock option exercise tax benefit	—	—	3	—	—	3

Comprehensive income:
Net income (as restated—see Note 12)	—	—	—	—	53,969
Mortgage bonds:
Change in unrealized loss	—	—	—	(124)	—
Reclassification adjustment	—	—	—	138	—
Tax effect	—	—	—	—	—

Total comprehensive income (as restated—see Note 12)	—	—	—	14	53,969	53,983

Balance as of March 31, 2005 (as restated—see Note 12)	49,884,038	$499	$626,266	$(460)	$15,895	$642,200

The accompanying notes are an integral part of these consolidated financial statements.

Saxon Capital, Inc.

Consolidated Statements of Cash Flows

(in thousands)

(unaudited)

	Three Months Ended March 31,
	2006	2005 (as restated—see Note 12)
Operating Activities:
Net income	$26,399	$53,969
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	23,832	13,062
Deferred income tax provision (benefit)	751	(5,479)
Impairment of assets	2,865	2,996
Non cash derivative gains	(5,003)	(9,073)
Loss (gain) on sale of assets	1,422	(1,701)
Provision for mortgage loan losses	577	2,308
Provision for past due interest losses	3,198	3,554
Compensation expense for share-based compensation plans	753	657
Increase in servicing related advances	(18,809)	(4,113)
Decrease in accrued interest receivable	154	514
Increase in accrued interest payable	631	165
Decrease (increase) in trustee receivable	2,872	(4,860)
Purchases of derivative instruments	(563)	(2,519)
Decrease in income tax receivable	3,880	5,823
Net change in miscellaneous assets and liabilities	(8,179)	(1,577)

Net cash provided by operating activities	34,780	53,726

Investing Activities:
Purchase and origination of mortgage loans	(754,613)	(814,261)
Principal payments received on mortgage loan portfolio	575,907	536,681
Proceeds from the sale of mortgage loans	42,086	165,957
Proceeds from the sale of real estate owned	15,233	12,114
Decrease in restricted cash	141,619	395
Acquisition of mortgage servicing rights	(30,728)	(21,798)
Capital expenditures	(3,594)	(1,977)

Net cash used in investing activities	(14,090)	(122,889)

Financing Activities:
Proceeds from issuance of securitization financing-bonds	—	1,000,000
Proceeds from issuance of securitization financing-certificates	15,906	8,680
Debt issuance costs	(69)	(3,202)
Principal payments on securitization financing-bonds	(597,595)	(572,491)
Principal payments on securitization financing-certificates	(1,118)	—
Proceeds from (repayment of) warehouse financing, net	602,525	(331,577)
Proceeds received from issuance of stock	337	484
Payment of dividends	(32,539)	(28,909)

Net cash (used in) provided by financing activities	(12,553)	72,985

Net increase in cash	8,137	3,822
Cash at beginning of period	6,053	12,852

Cash at end of period	$14,190	$16,674

Supplemental Cash Flow Information:
Cash paid for interest	$(87,801)	$(57,059)
Cash received for income taxes	$1,746	$5,074
Non-Cash Financing Activities:
Transfer of mortgage loans to real estate owned	$23,116	$19,784

The accompanying notes are an integral part of these consolidated financial statements.

Notes to Consolidated Financial Statements

(1)	Organization and Summary of Significant Accounting Policies

(a)	The Company and Principles of Consolidation

The accompanying unaudited consolidated financial statements have been prepared in conformity with the instructions to Form 10-Q and Article 10, Rule 10-01 of Regulation S-X for interim financial statements. Accordingly, they do not include all of the information and footnotes required by accounting principles generally accepted in the United States of America, or GAAP, for complete financial statements.

In the opinion of management, the accompanying unaudited consolidated financial statements contain all adjustments, consisting of normal recurring accruals, necessary for a fair presentation. The results of operations and other data for the three months ended March 31, 2006 are not necessarily indicative of the results that may be expected for any other interim periods or the entire year ending December 31, 2006. Certain information and footnote disclosures normally included in the audited consolidated financial statements prepared in accordance with GAAP have been omitted. The unaudited consolidated financial statements presented herein should be read in conjunction with the consolidated financial statements and related notes thereto included in Saxon Capital, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2005, filed with the Securities and Exchange Commission. Use of the term “Company” throughout these Notes to Unaudited Consolidated Financial Statements shall be deemed to refer to or include the applicable subsidiaries of the Company. The unaudited consolidated financial statements of the Company include the accounts of all wholly-owned subsidiaries. All inter-company balances and transactions have been eliminated in consolidation.

Saxon Capital, Inc., a Delaware corporation (“Old Saxon”) was formed on April 23, 2001 and acquired all of the issued and outstanding capital stock of SCI Services, Inc. from Dominion Capital, Inc., a wholly-owned subsidiary of Dominion Resources, Inc., on July 6, 2001. Saxon Capital, Inc., a Maryland corporation (formerly known as Saxon REIT, Inc.) (“New Saxon,” and together with Old Saxon, referred to herein as “Saxon” or the “Company”), was formed on February 5, 2004 for the purpose of effecting Old Saxon’s conversion to a real estate investment trust, or REIT. The REIT conversion was completed on September 24, 2004.

(b)	Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America, or GAAP, requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amount of revenues and expenses during the reporting period. Actual results could differ from those estimates. The recorded balances most affected by the use of estimates are allowance for loan and past due interest losses, valuation of mortgage servicing rights, deferral of certain direct loan origination costs, amortization of yield adjustments to net interest income, and income taxes.

(c)	Stock Options

The Company adopted Statement of Financial Accounting Standard, or SFAS, No. 123(R), Share Based Payment, on April 1, 2005 to account for its two share-based compensation plans, namely its 2001 Stock Incentive Plan and its 2004 Employee Stock Purchase Plan. The Company opted to utilize the modified prospective method of transition in adopting SFAS No. 123(R), thus prior periods were not restated. Prior to adopting SFAS No. 123(R), the Company accounted for its share based payments in accordance with Accounting Principles Board, or APB, Opinion No. 25, Accounting for Stock Issued to Employees.

The following table illustrates that there would have been no effect on net income and earnings per share if the Company had applied the fair value method using the Black-Scholes option pricing model to options and restricted stock units granted to employees during the three months ended March 31, 2005. This is because all outstanding options were vested upon the Company’s conversion to REIT status in 2004, and restricted stock unit awards are accounted for similarly under either method.

Three Months Ended March 31, 2005
Net income	$53,969
Add: share-based compensation expense included in net income, net of related tax effects	694
Deduct: total share-based compensation expense determined under fair value based method for all awards, net of related tax effects	(694)

Pro forma net income	$53,969

Earnings per share:
Basic—as restated	$1.08

Basic—pro forma	$1.08

Diluted—as restated	$1.07

Diluted—pro forma	$1.07

(d)	Recently Issued Accounting Standards

In December 2004, the Financial Accounting Standards Board, or FASB, issued SFAS No. 153, Exchange of Nonmonetary Assets—An Amendment of APB Opinion No. 29. This statement addresses the measurement of exchanges of similar productive assets in paragraph 21(b) of APB Opinion No. 29, Accounting for Nonmonetary Transactions, and replaces it with an exception for exchanges that do not have commercial substance. The statement specifies that a nonmonetary exchange has commercial substance if the future cash flows of the entity are expected to change significantly as a result of the exchange. The provisions of this statement are effective for nonmonetary asset exchanges occurring in fiscal periods beginning after June 15, 2005. The adoption of SFAS No. 153 on January 1, 2006 did not have a material effect on the Company’s financial condition or results of operations.

In November 2005, the FASB issued FASB Staff Position, or FSP, FAS 115-1 and FAS 124-1, The Meaning of Other-Than-Temporary Impairment and Its Application to Certain Investments. This FSP further clarified the provisions of EITF 03-1 and reverts to other-than-temporary impairment guidance that predated the original effective date of EITF 03-1. The FSP applies to reporting periods beginning after December 15, 2005. The adoption of FSP FAS 115-1 and FAS 124-1 on January 1, 2006 did not have a material effect on the Company’s financial condition or results of operations.

In February 2006, the FASB issued SFAS No. 155, Accounting for Certain Hybrid Instruments, which allows financial instruments that have embedded derivatives to be accounted for as a whole (eliminating the need to bifurcate the derivative from its host) if the holder elects to account for the whole instrument on a fair value basis. SFAS No. 155 is effective for all financial instruments acquired or issued after the beginning of an entity’s first fiscal year that begins after September 15, 2006. The adoption of this statement is not anticipated to have a significant impact on the Company’s financial condition or results of operations.

In March 2006, the FASB issued SFAS No. 156, Accounting for Servicing of Financial Assets—An Amendment of FASB Statement No. 140. This standard amends the guidance in FASB Statement No. 140, Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities. Among other requirements, SFAS No. 156 requires an entity to recognize a servicing asset or servicing liability each time it undertakes an obligation to service a financial asset by entering into a servicing contract in any of the following situations: a transfer of the servicer’s financial assets that meets the requirements for sale accounting; a transfer of the servicer’s financial assets to a qualifying special-purpose entity in a guaranteed mortgage securitization in which the transferor retains all of the resulting securities and classifies them as either available-for-sale securities or trading securities; or an acquisition or assumption of an obligation to service a financial asset that does not relate to financial assets of the servicer or its consolidated affiliates. SFAS No. 156 is effective the beginning of the first fiscal year beginning after September 15, 2006. At this time, management has not yet completed its assessment of the impact of the implementation of this statement.

(2)	Subsequent Events

On April 27, 2006, the Company announced that it priced its private offering of $150 million of senior notes due 2014. The notes will bear interest at a fixed rate of 12% per annum. The closing of the private offering occurred on May 4, 2006. The Company intends to use the net proceeds from the proposed offering for general corporate purposes, principally the acquisition of additional third-party mortgage servicing rights and whole loans in bulk.

On May 2, 2006, the Company closed a $494.7 million asset-backed securitization.

(3)	Earnings Per Share

Basic earnings per share is based on the weighted average number of common shares outstanding, excluding any dilutive effects of options, warrants, or restricted stock units. Diluted earnings per share is based on the weighted average number of common shares, dilutive stock options, dilutive stock warrants, and dilutive restricted stock units outstanding during the year. Computations of earnings per share were as follows:

	Three Months Ended March 31,
	2006	2005
	(in thousands, except per share data)
Basic:
Net income	$26,399	$53,969
Weighted average common shares outstanding	50,015	49,850

Earnings per share	$0.53	$1.08

Diluted:
Net income	$26,399	$53,969
Weighted average common shares outstanding	50,015	49,850
Dilutive effect of stock options, warrants and restricted stock units	1,212	613

Weighted average common shares outstanding—diluted	51,227	50,463

Earnings per share	$0.52	$1.07

(4)	Net Mortgage Loan Portfolio

Mortgage loans reflected on the Company’s consolidated balance sheets as of March 31, 2006 and December 31, 2005 were comprised of the following:

	March 31, 2006	December 31, 2005
	($ in thousands)
Securitized mortgage loans—principal balance	$5,448,404	$5,894,780
Unsecuritized mortgage loans—principal balance	992,350	439,632
Premiums, net of discounts	98,970	95,634
Deferred origination costs, net	12,121	12,100
Purchase accounting fair value adjustments	2,487	2,726

Total	6,554,332	6,444,872
Less allowance for loan losses	(31,663)	(36,639)

Net mortgage loan portfolio	$6,522,669	$6,408,233

During the three months ended March 31, 2006, the Company completed the prefunding settlement of the Saxon Asset Securities Trust, or SAST, 2005-4 securitization of mortgage loans, totaling $140.4 million in principal balances and $1.6 million in unamortized basis adjustments.

The Company originates both fixed-rate and adjustable-rate fully-amortizing loans for periods up to 30 years. The Company originates balloon products—40/30 fixed and adjustable rate first mortgage balloon loans and 30/20 fixed rate balloon loans on second liens. The underwriting guidelines for the Company’s fixed-rate and adjustable-rate fully-amortizing products allow loan-to-value ratios, or LTVs, and combined LTVs, or CLTVs, of up to 100%, and debt ratios of either 50% or 55% in circumstances where disposable income meets a specified threshold. No loans originated or purchased allow for negative amortization, nor does the Company offer a minimum payment option product that would result in a borrower’s monthly payment being less than the accrued interest amount or minimum principal and interest amount. Fixed-rate and adjustable-rate interest-only mortgage loans are also available to customers with credit scores in excess of 560. The interest-only period is for five years and debt ratios for interest-only products are restricted to a maximum of 50%.

The Company’s credit committee monitors the performance of each product originated and looks at characteristics of any loans that pose a concern from a performance standpoint. Adverse trends that share any common guideline characteristic are analyzed to determine if action needs to be taken from a guideline restriction or additional risk based pricing aspect. The Company also uses mortgage insurance to reduce its loss exposure in the event of borrower credit defaults.

The following table sets forth information about the Company’s mortgage loan portfolio composition based on product type as of March 31, 2006 and December 31, 2005.

	March 31, 2006 (1)	December 31, 2005 (1)
Floating adjustable rate mortgage loans	0.27%	0.27%
Interest-only adjustable rate mortgage loans	25.71%	26.21%
Two—five year hybrids (2)	38.15%	39.62%
40/30 adjustable rate mortgage loans (3)	4.32%	2.32%

Total adjustable rate mortgage loans	68.45%	68.42%

15 and 30 year fixed rate mortgage loans	24.44%	24.49%
Interest-only fixed rate mortgage loans	1.68%	1.75%
Balloons and other (4)	4.57%	4.84%
40/30 fixed rate mortgage loans (3)	0.86%	0.50%

Total fixed rate mortgage loans	31.55%	31.58%

(1)	Excludes loans funded but not transmitted to the servicing system as of March 31, 2006 and December 31, 2005 of $144.0 million and $110.7 million, respectively.
(2)	Hybrid loans are loans that have a fixed interest rate for the initial two to five years and after that specified time period, become adjustable rate loans.
(3)	40/30 mortgage loans are loans with payments calculated according to a 40-year amortization schedule, but which require the entire unpaid principal and accrued interest to be paid in full on a specified date that is 30 years after origination.
(4)	Balloon loans are loans with payments calculated according to a 30-year amortization schedule, but which require the entire unpaid principal and accrued interest to be paid in full on a specified date that is less than 30 years after origination.

Loan Sales

From time to time, the Company’s subsidiaries may choose to sell certain mortgage loans rather than securitize them. The Company retains the servicing rights with respect to sales of conforming first lien mortgage loans, and releases the servicing on all other loan sales. The following chart summarizes the Company’s activity with respect to sold mortgage loans during the periods presented.

	Three Months Ended March 31,
	2006	2005
Performing mortgage loans sold:
Non conforming first lien mortgage loans	$—	$98,786
Conforming first lien mortgage loans (1)	25,313	19,487
Second lien mortgage loans	16,940	43,406

Total mortgage loans sold	42,253	161,679
Plus: basis adjustments	1,255	2,577
Less: cash received	42,086	165,957

(Loss) gain on sale of mortgage loans	$(1,422)	$1,701

(1)	Loans that generally meet the underwriting guidelines of one of the government-sponsored entities such as Freddie Mac or Fannie Mae.

Concentrations of Risk

Properties securing the mortgage loans in the Company’s mortgage loan portfolio are geographically dispersed throughout the Unites States. At March 31, 2006, 30%, 19%, and 17% of the unpaid principal balance of mortgage loans in the Company’s mortgage loan portfolio were secured by properties located in the Southern region, California region, and Mid-Atlantic region, respectively. At December 31, 2005, 30%, 19%, and 16% of the unpaid principal balances were secured by properties located in these same regions, respectively. The remaining properties securing mortgage loans did not exceed 15% in any other region at either period end.

In recent years, mortgage loan production was also geographically concentrated in the Southern, Mid-Atlantic, and California regions. During the first quarter of 2006, these regions accounted for 29%, 25%, and 16%, respectively, of the Company’s collateral for mortgage loan production. During the first quarter of 2005, these regions accounted for 26%, 19%, and 27%, respectively, of the Company’s collateral for mortgage loan production.

(5)	Allowance for Loan and Past Due Interest Losses

The Company is exposed to risk of loss from its mortgage loan portfolio and establishes the allowance for loan and past due interest losses taking into account a variety of criteria including the contractual delinquency status, historical loss experience, and catastrophic environmental influences or natural disasters. The allowance for loan and past due interest losses is evaluated monthly and adjusted based on this evaluation.

Activity related to the allowance for loan and past due interest losses for the mortgage loan portfolio is as follows:

	March 31, 2006	December 31, 2005
	($ in thousands)
Allowance for loan losses (1)	$31,663	$36,639
Allowance for past due interest (2)	13,921	16,086

Total allowance for loan and past due interest losses	$45,584	$52,725

	Three Months Ended March 31
	2006	2005
	($ in thousands)
Beginning balance	$52,725	$37,310
Provision for loan losses (1)	577	2,308
Provision for past due interest (3)	2,564	2,455
Charge-offs	(10,282)	(8,493)

Ending balance	$45,584	$33,580

(1)	During the three months ended March 31, 2006, $0.1 million of the Company’s allowance for loan losses was reversed relating to Hurricane Katrina, which left a remaining allowance for probable losses related to Hurricane Katrina of $4.3 million.
(2)	Provided for within accrued interest receivable on the consolidated balance sheets.
(3)	Recorded as a component within interest income on the consolidated statements of operations and represents the reversal of interest income on loans delinquent for 90 days or more.

An internally developed roll rate analysis, static pool analysis and historical losses are the primary tools used in analyzing the Company’s allowance for loan and past due interest losses. The Company’s roll rate analysis is defined as the historical progression of loans through the various delinquency categories. The Company’s static pool analysis provides data on individual pools of loans based on year of origination. These tools take into consideration historical information regarding delinquency and loss severity experience and apply that information to the portfolio and the portfolio’s basis adjustments. Loss severity, as a percentage, is defined as the total loss amount divided by the actual unpaid principal balance at the time of liquidation. Total loss amounts include all accrued interest, fees, principal balances, all costs of liquidating, and all other servicing advances for taxes, property insurance, and other servicing costs incurred and invoiced to the Company within 90 days following the liquidation date. As of March 31, 2006, the Company is experiencing an 18-month average loss severity of 40% on its owned portfolio, and this is the assumption currently used in the loan loss allowance model. The 40% loss severity includes the following loss components: 12% for principal, 14% for past due interest, and 14% for advances and other costs. This average loss severity has increased over time because loss severities typically increase as a portfolio gets older.

(6)	Mortgage Servicing Rights

As of March 31, 2006, the fair value of the mortgage servicing rights, or MSRs, in total was $173.5 million compared to $156.1 million as of December 31, 2005. The fair value is estimated by discounting estimated future cash flows from the servicing assets using discount rates that approximate current market rates. The fair value as of March 31, 2006 was determined using prepayment assumptions ranging from 22% to 56% and discount rates ranging from 11% to 18%. The fair value as of December 31, 2005 was determined using prepayment assumptions ranging from 20% to 45% and discount rates ranging from 11% to 18%. The following table summarizes activity in mortgage servicing rights for the three months ended March 31, 2006 and 2005:

	Three Months Ended March 31,
	2006	2005
	($ in thousands)
Beginning balance of MSRs, gross	$138,370	$106,619
Purchased	30,728	21,798
Amortization	(15,203)	(9,188)
Permanent impairment	—	(1,184)

Ending balance of MSRs, gross	$153,895	$118,045

Beginning balance of valuation allowance	$(8,628)	$(7,624)
Impairment	(1,519)	(1,505)
Permanent impairment	—	1,184

Ending balance of valuation allowance	(10,147)	$(7,945)

MSRs, net	$143,748	$110,100

As of March 31, 2006, the following table summarizes the remaining estimated projected amortization expense for the carrying value of the MSRs for each of the five succeeding years and thereafter:

Years Ending December 31,
($ in thousands)
April 2006 through December 2006	$47,734
2007	45,110
2008	25,501
2009	14,516
2010	8,600
Thereafter	12,434

Total	$153,895

(7)	Warehouse and Securitization Financing

A summary of the amounts outstanding under these agreements as of March 31, 2006 and December 31, 2005 is as follows:

	March 31, 2006	December 31, 2005
	($ in thousands)
Debt Outstanding
Warehouse financing—loans	$223,924	$154,339
Warehouse financing—servicing rights	36,600	—
Repurchase agreements—loans	711,974	215,158
Repurchase agreements—retained bond (1)	8,171	8,383
Repurchase agreements—mortgage bonds	—	264

Total warehouse financing	$980,669	$378,144

Securitization financing—servicing advances	$210,717	$195,929
Securitization financing—loans and real estate owned	5,389,115	5,986,460

Total securitization financing	$5,599,832	$6,182,389

Total	$6,580,501	$6,560,533

(1)	Class B-4 of the 2005-3 securitization was retained by the Company rather than being sold to third-party investors. The purchase price of the retained bond was financed using borrowing availability from the Company’s Greenwich repurchase agreement.

The following table summarizes the Company’s outstanding debt obligations as of March 31, 2006:

	Total	2006	2007	2008	2009	2010	Thereafter
	($ in thousands)
As of March 31, 2006
Warehouse financing—loans	$223,924	$223,924	$—	$—	$—	$—	$—
Warehouse financing—servicing rights	36,600	36,600
Repurchase agreements—loans, retained bond and mortgage bonds (1)	720,145	720,145	—	—	—	—	—
Securitization financing—servicing advances	210,717	125,717	—	85,000	—	—	—
Securitization financing—net interest margin, loans and real estate owned (2)	5,389,115	2,240,854	1,528,696	860,055	485,513	273,997	—

Total outstanding debt obligations	$6,580,501	$3,347,240	$1,528,696	$945,055	$485,513	$273,997	$—

(1)	Repurchase agreements are included as part of warehouse financing on the consolidated balance sheets.
(2)	Amounts shown are estimated bond payments based on anticipated receipt of principal and interest on underlying mortgage loan collateral using historical prepayment speeds.

Interest on the warehouse financing and repurchase facilities is based on a margin over the London Interbank Offered Rate, or LIBOR, with the margin above LIBOR varying by facility and depending on the type of asset that is being financed. As of March 31, 2006, these margins ranged from 0.6% to 1.9%. The weighted average interest rate on these borrowings outstanding at March 31, 2006 and December 31, 2005 was 5.49% and 5.10%, respectively. Interest on the securitization financing is either based on a fixed rate or is based on a margin above LIBOR varying by securitization deal and the type of asset that is being financed. As of March 31, 2006, these fixed rates ranged from 3.5% to 6.7% and these margins above LIBOR ranged from 0.09% to 4.0%.

A summary of interest expense and the weighted average cost of funds for the three months ended March 31, 2006, and 2005 is as follows:

	Three Months Ended March 31,
	2006	2005
	($ in thousands)
Interest Expense
Warehouse financing—loans	$893	$1,166
Warehouse financing—servicing rights	73	—
Repurchase agreements	5,704	1,749
Securitization financing	77,841	51,081
Other (1)	1,256	995

Total	$85,767	$54,991

Weighted Average Cost of Funds
Warehouse financing—loans	1.77%	2.71%
Warehouse financing—servicing rights	3.55%	—
Repurchase agreements	5.28%	3.27%
Securitization financing	5.23%	3.56%
Other	—	—

Total	5.20%	3.59%

(1)	Represents primarily facility, commitment, and non-use fees as well as lender paid private mortgage insurance.

Under its borrowing agreements, the Company is subject to certain debt covenants and is required to maintain or satisfy specified financial ratios and tests, as well as other customary covenants, representations and warranties. In the event of default, the Company may be prohibited from paying dividends and making distributions under certain of its financing facilities without the prior approval of its lenders. As of March 31, 2006, the Company was in compliance with all its covenants under the respective borrowing agreements.

(8)	Derivatives

The Company may use a variety of financial instruments to manage the exposure to changes in interest rates. The Company may enter into interest rate swap agreements, interest rate cap agreements, interest rate floor agreements, financial forwards, financial futures, and options on financial instruments (collectively referred to as “Interest Rate Agreements”) to manage the sensitivity to changes in market interest rates. The Interest Rate Agreements used have an active secondary market, and none are obtained for speculation. The Company accounts for all of its derivative financial instruments as undesignated derivative instruments. The maximum term over which the Company is currently managing its exposure for forecasted transactions is 33 months. The Company has classified cash activity associated with derivatives as an operating activity in the consolidated statements of cash flows. Derivative gains totaled $10.6 million and $21.2 million for the three months ended March 31, 2006 and 2005, respectively. The components of these derivative gains consist of the following:

	Three Months Ended March 31,
	2006	2005
	($ in thousands)
Non cash fair value gain	$5,003	$9,073
Cash settlements, net	5,747	12,335
Broker commissions	(89)	(194)
Interest on margin	(22)	20

Total	$10,639	$21,234

(9)	Share-Based Compensation Plans

Compensation cost charged against income for the Company’s share-based compensation plans was $0.8 million and $0.7 million for the three months ended March 31, 2006 and March 31, 2005, respectively.

Stock Options—The following table summarizes the transactions relating to the Company’s stock options for the three months ended March 31, 2006:

	Number of Options	Weighted Average Exercise Price
Options outstanding, January 1, 2006 (includes 6,000 exercisable options with a remaining contractual life of 5.8 years outstanding under the Stock Incentive Plan)	6,000	$10.10
Options granted	—	—
Options exercised	(3,000)	$10.10
Options cancelled	—	—

Options outstanding, March 31, 2006 (includes 3,000 exercisable options with a remaining contractual life of 5.6 years outstanding under the Stock Incentive Plan)	3,000	$10.10

Cash received from options exercised under all share-based payment arrangements for the three months ended March 31, 2006 and March 31, 2005 was $30.3 thousand and $50.5 thousand, respectively. The actual tax benefit realized for the tax deductions from option exercises under share-based payment arrangements were immaterial for the three months ended March 31, 2006 and March 31, 2005. The total intrinsic value of options exercised during the three months ended March 31, 2006 and March 31, 2005 was $0.4 thousand and $34.5 thousand, respectively. The total intrinsic value of options outstanding and exercisable as of March 31, 2006 was $1.0 thousand.

Restricted Stock Units—The Company recognizes compensation expense for outstanding restricted stock units over their vesting periods for an amount equal to the fair value of the restricted stock units at grant date. Fair value is determined by the price of the common shares underlying the restricted stock units on the grant date. As of March 31, 2006, there was $10.0 million of total unrecognized compensation cost related to nonvested restricted stock units granted under the Stock Incentive Plan. That cost is expected to be recognized over a weighted-average period of 3.8 years.

A summary of the status of the Company’s nonvested restricted stock units as of March 31, 2006, and changes during the three months ended March 31, 2006, is presented below:

	Number of Restricted Stock Units	Weighted Average Grant- Date Fair Value
Nonvested at January 1, 2006	840,000	$20.19
Granted	—	$—
Vested	(20,000)	$20.29
Forfeited	—	$—

Nonvested at March 31, 2006	820,000	$20.19

Employee Stock Purchase Plan—The Company recognizes compensation expense for its Employee Stock Purchase Plan for an amount equal to the difference between the fair value and the sales price of the shares on the date of purchase. As a result, the Company incurred $45.9 thousand of expense during the three months ended March 31, 2006. The Company issued 29.3 thousand shares of common stock at $8.87 per share for a total of $0.3 million in proceeds during the first quarter of 2006.

(10)	Commitments and Contingencies

Mortgage Loans

As of March 31, 2006 and December 31, 2005, the Company’s subsidiaries had commitments to fund mortgage loans with agreed-upon rates of $261.4 million and $262.6 million, respectively. These amounts do not necessarily represent future cash requirements, as some portion of the commitments are likely to expire without being drawn upon or may be subsequently declined for credit or other reasons.

From May 1996 to July 5, 2001, the Company securitized its mortgage loans in off balance sheet transactions, of which $354.5 million are still outstanding as of March 31, 2006. In connection with these mortgage loans as well as in connection with the sales of mortgage loans to nonaffiliated parties, the Company’s subsidiaries made representations and warranties about certain characteristics of the loans, the borrowers, and the underlying properties. In the event of a breach of these representations and warranties, those subsidiaries may be required to remove loans from a securitization and replace them with cash or substitute loans, and to indemnify parties for any losses or expenses related to such breach. As of March 31, 2006 those subsidiaries did not have any material obligation to remove any such loans, or to provide any such indemnification.

In the normal course of business, the Company is subject to indemnification obligations related to the sale of residential mortgage loans. Under these obligations, the Company is required to repurchase certain mortgage loans that fail to meet the standard representations and warranties included in the sales contracts. The Company accrues an estimate for the fair value of those obligations. The Company’s subsidiaries are also subject to premium recapture expenses in connection with the sale of residential mortgage loans. Premium recapture expenses represent repayment of a portion of certain loan sale premiums to investors on previously sold loans that are repaid within six months of the loan sale. The Company accrues an estimate of the potential refunds of premium received on loan sales based upon historical experience. As of March 31, 2006 and December 31, 2005, the liability recorded for premium recapture expense and for obligations to repurchase mortgage loans was $0.3 million and $0.4 million, respectively and the associated expense was recorded within (loss) gain on sale of assets in the consolidated statements of operations.

Mortgage Servicing Rights

The Company is committed to purchasing third party servicing rights for an additional $0.9 billion unpaid principal balance of third party mortgage loans during the second quarter of 2006, of which $0.1 billion have been purchased as of April 30, 2006 for $0.7 million.

Legal Matters

Because the Company is subject to many laws and regulations, including but not limited to federal and state consumer protection laws, we are regularly involved in numerous lawsuits filed against us, some of which seek certification as class action lawsuits on behalf of similarly situated individuals. With respect to each matter in which class action status has been asserted, in the event class action status is certified, if there is an adverse outcome or we do not otherwise prevail in each of the following matters, we could suffer material losses, although we intend to vigorously defend each of these lawsuits. The following is a summary of litigation matters that could be significant. At this time, the Company cannot predict the outcome of these matters. Accordingly, no amounts have been accrued in the accompanying consolidated financial statements.

Bauer, et al., v. Saxon Mortgage Services, Inc., et al. is a matter filed on December 1, 2004 in the Civil District Court for the Parish of Orleans, State of Louisiana, Case No. 2004-17015. On January 26, 2005, the plaintiffs filed a motion to dismiss the case without prejudice, and the court entered an order dismissing the case on January 31, 2005. On February 17, 2005, the plaintiffs re-filed the case as two separate class action lawsuits, Bauer, et al., v. Dean Morris, et al., filed as Case No. 05-2173 in the Civil District Court for the Parish of Orleans, State of Louisiana, and Patterson, et al., v. Dean Morris, et al., filed as Case No. 05-2174 in the Civil District Court for the Parish of Orleans, State of Louisiana. In the Bauer case, the Company is not a named defendant but may owe defense and indemnification to Deutsche Bank Trust Company Americas, N.A., as custodian of a mortgage loan for which one named plaintiff is mortgagor. A subsidiary, Saxon Mortgage Services, Inc., is a named defendant in the Patterson case. In both cases, the named plaintiffs allege misrepresentation, fraud, conversion and unjust enrichment on the part of the lender defendants and law firm hired by a number of defendants, including Saxon Mortgage Services, Inc., to enforce mortgage loan obligations against borrowers who had become delinquent pursuant to the terms of their mortgage loan documents. Specifically, the plaintiffs alleged that the law firm quoted inflated court costs and sheriff’s fees on reinstatement proposals to the plaintiffs. In both cases, the plaintiffs seek certification as a class action, compensatory damages, pre-judgment interest, attorneys’ fees, litigation costs, and other unspecified general, special and equitable relief. On January 24, 2006, the United States District Court for the Eastern District of Louisiana granted the Company’s motion to compel arbitration and stayed the court proceedings as to named plaintiffs Keenan and Karen Duckworth in Bauer, et al., v. Dean Morris, et al., filed as Case No. 05-2173 in the Civil District Court for the Parish of Orleans, State of Louisiana. On January 25, 2006, the United States District Court for the Eastern District of Louisiana granted the Company’s motion to compel arbitration and stayed the court proceedings as to named plaintiff Debra Herron in Patterson, et al., v. Dean Morris, et al., filed as Case No. 05-2174 in the Civil District Court for the Parish of Orleans, State of Louisiana. The court subsequently remanded the underlying court proceedings in both the Bauer and Patterson cases to the Civil District Court for the Parish of Orleans, State of Louisiana.

Cechini, et al., v. America’s MoneyLine, Inc. is a matter filed on August 10, 2005 in the United States District Court for the Northern District of Illinois, Eastern Division, as Case No. 05C 4570. The plaintiff filed the case as a class action, alleging violation of the Fair Credit Reporting Act in connection with the use of pre-approved offers of credit by the Company’s subsidiary, America’s MoneyLine, Inc. There were no significant developments in this legal proceeding in the quarter ended March 31, 2006.

Jumar Hooks and Diane Felder, et al., v. Saxon Mortgage, Inc. is a matter filed on October 12, 2005 in the Common Pleas Court for Cuyahoga County, Ohio as Case No. CV 05 574577. The plaintiffs filed this case as a class action, on behalf of themselves and similarly situated Ohio borrowers, alleging that the Company’s subsidiary engaged in unlawful practices in originating and servicing the plaintiffs’ loans. The plaintiffs seek certification as a class and a judgment in favor of the plaintiffs for money damages, costs, attorneys’ fees, and other relief deemed appropriate by the court. There were no significant developments in this legal proceeding in the quarter ended March 31, 2006.

Brian Harris, et al., v. Capital Mortgage Company, et al., is a matter filed in the Circuit Court of Cook County, County Department-Chancery Division, Illinois as Case No. 05CH 22369. The Company’s subsidiary, Saxon Mortgage Services, was served with a summons and complaint on March 1, 2006. The plaintiffs included a class action claim, alleging, on behalf of themselves and those similarly situated, that Saxon Mortgage Services and other named defendants engaged in unfair and deceptive acts and violated the Illinois Consumer Fraud Act in connection with originating and servicing the plaintiffs’ loans. The plaintiffs seek certification as a class and a judgment in favor of the plaintiffs for money damages, costs, attorneys’ fees, and other relief deemed appropriate by the court.

(11)	Segments

The operating segments reported below are the segments of the Company for which separate financial information is available and for which amounts are evaluated regularly by management in deciding how to allocate resources and in assessing performance.

The portfolio segment uses the Company’s equity capital and borrowed funds to invest in its mortgage loan portfolio, thereby producing net interest income. The portfolio segment also records servicing expense associated with the cost of servicing its mortgage loan portfolio. The mortgage loan production segment purchases and originates non-conforming residential mortgage loans through relationships with various mortgage companies, mortgage brokers, and correspondent lenders, and directly to borrowers through its eight branch offices. The mortgage loan production segment also records interest income, interest expense, servicing expense, and provision for mortgage loan losses on the mortgage loans it holds prior to selling its loans to the portfolio segment. This segment also collects revenues such as origination and underwriting fees and certain nonrefundable fees that are deferred and recognized over the life of the loan as an adjustment to interest income recorded in the portfolio segments. The production segment is also the legal entity named as master servicer for some third party loans, and as such, records fees received for these services as servicing income. The servicing segment services loans the production segment originates or purchases as well as third party loans, seeking to ensure that loans are repaid in accordance with their terms. The data presented below for “Gain (loss) on sale of mortgage assets” includes third party sales as well as intercompany gains (losses) on sales of mortgage assets such as loans and servicing advances. The intercompany gains (losses) are eliminated at the consolidated level.

	Three Months Ended March 31, 2006
	Portfolio	Mortgage Loan Production	Servicing	Eliminations	Total
	($ in thousands)
Interest income	$109,974	$14,963	—	$(3,657)	$121,280
Interest expense	(77,841)	(7,853)	(73)	—	(85,767)
Intercompany interest	(1,226)	1,288	(62)	—	—

Net interest income (expense)	30,907	8,398	(135)	(3,657)	35,513
Provision for mortgage loan losses	(153)	(424)	—	—	(577)

Net interest income (expense) after provision for mortgage loan losses	30,816	7,912	(135)	(3,657)	34,936
Servicing income, net of amortization and impairment	—	752	26,975	(8,087)	19,640
Derivative gains	8,778	1,861	—	—	10,639
Loss on sale of mortgage assets	(1,242)	(1,621)	(7,320)	8,761	(1,422)

Total net revenues and gains	38,290	8,966	19,520	(2,983)	63,793
Payroll, general and administrative, and other expenses	11,636	17,471	11,648	(8,040)	32,715
Depreciation	89	1,133	545	—	1,767

Total operating expenses	11,725	18,604	12,193	(8,040)	34,482

Income (loss) before taxes	26,565	(9,638)	7,327	5,057	29,311
Income tax expense (benefit)	1,129	(3,827)	2,839	2,771	2,912

Net income (loss)	$25,436	$(5,811)	$4,488	$2,286	$26,399

	Three Months Ended March 31, 2005
	Portfolio	Mortgage Loan Production	Servicing	Eliminations	Total
	($ in thousands)
Interest income	$103,039	$9,991	$(23)	$(585)	$112,422
Interest expense	(51,081)	(3,910)	—	—	(54,991)
Intercompany interest	(942)	863	79	—	—

Net interest income	51,016	6,944	56	(585)	57,431
Provision for mortgage loan losses	(1,375)	(933)	—	—	(2,308)

Net interest income after provision for mortgage loan losses	49,641	6,011	56	(585)	55,123
Servicing income, net of amortization and impairment	—	826	19,223	(6,483)	13,566
Derivative gains	21,234	—	—	—	21,234
Gain (loss) on sale of mortgage assets	—	17,428	(3,242)	(12,485)	1,701

Total net revenues and gains	70,875	24,265	16,037	(19,553)	91,624
Payroll, general and administrative, and other expenses	5,378	22,850	11,247	—	39,475
Depreciation	—	1,057	450	—	1,507

Total operating expenses	5,378	23,907	11,697	—	40,982

Income before taxes	65,497	358	4,340	(19,553)	50,642
Income tax expense (benefit)	1,716	142	1,726	(6,911)	(3,327)

Net income (loss)	$63,781	$216	$2,614	$(12,642)	$53,969

Management evaluates assets only for the servicing and portfolio segments. Assets not identifiable to an individual segment are corporate assets, which are comprised of cash and other assets.

	March 31, 2006	December 31, 2005
	($ in thousands)
Segment Assets:
Portfolio	$6,739,551	$6,768,778
Servicing	347,854	315,039

Total segment assets	7,087,405	7,083,817

Corporate assets	163,333	148,261

Total assets	$7,250,738	$7,232,078

(12)	Restatement

Subsequent to the issuance of the Company’s March 31, 2005 consolidated financial statements, the Company determined that it needed to restate prior financial results to correct the way it has historically accounted for derivatives.

On December 5, 2005, the staff of the SEC expressed their views regarding the appropriate application of hedge accounting. The Company subsequently re-evaluated its application of hedge accounting and determined that it was inappropriately applying hedge accounting to its derivatives. Prior to this re-evaluation, the Company had believed that its accounting was consistent with GAAP.

Previously, changes in the fair value of cash flow hedges were recorded in other comprehensive income, net of income taxes, and the change in the fair value of previous fair value hedges were recorded as basis adjustments on mortgage loans which were amortized into earnings through interest income as a yield adjustment of the previously hedged loans. The Company currently accounts for all of its derivative financial instruments as undesignated derivative instruments with all changes in the fair value of the derivatives recorded in the consolidated statements of operations.

The Company’s designation of its derivative instruments as cash flow hedges for the period October 1, 2002 to September 30, 2005 did not meet the requirements of SFAS No. 133, Accounting for Derivative Instruments and Hedging Activities, with regard to documentation and effectiveness testing. Additionally, the Company’s designation of its derivative instruments as fair value hedges for the period July 6, 2001 to September 30, 2002 did not meet the requirements of SFAS No. 133 with regard to hedging similar assets. As a result, the accompanying consolidated statements of operations and cash flows for the three months ended March 31, 2005 have been restated from the amounts previously reported to account for the derivative instruments as undesignated derivatives with all changes in the fair value of the derivative instruments recognized in the consolidated statements of operations.

In addition, the Company restated certain amounts previously recorded in interest income to provision for loan loss for the three months ended March 31, 2005.

The following tables summarize the effects of the restatement.

	2005
	As Previously Reported	As Restated
	($ in thousands, except per share data)
Statement of Operations:
Three Months Ended March 31:
Interest income	$114,063	$112,422
Interest expense	(55,172)	(54,991)
Net interest income	58,891	57,431
Provision for loan losses	(5,699)	(2,308)
Net interest income after provision for mortgage loan losses	53,192	55,123
Derivative gains	—	21,234
Total net revenues and gains	68,459	91,624
Other expense	1,411	1,704
Total operating expenses	40,689	40,982
Income before taxes	27,770	50,642
Income tax benefit	(3,965)	(3,327)
Net income	$31,735	$53,969
Earnings per share—basic	$0.64	$1.08
Earnings per share—diluted	$0.63	$1.07

Statement of Shareholders’ Equity:
Balance as of January 1, 2005:
Accumulated other comprehensive loss	$(3,842)	$(474)
Accumulated deficit	(2,850)	(38,074)
Total	$618,929	$587,073
Comprehensive income:
Net income	$31,735	$53,969
Mortgage bonds—tax effect	(6)	—
Cash flow hedging instruments—change in unrealized gain	22,119	—
Cash flow hedging instruments—reclassification adjustment	(255)	—
Cash flow hedging instruments—tax effect	212	—
Total comprehensive income	$53,819	$53,983
Balance as of March 31, 2005:
Accumulated other comprehensive income (loss)	$18,242	$(460)
Retained earnings	28,885	15,895
Total	$673,892	$642,200

Statement of Cash Flows:
Three Months Ended March 31:
Operating Activities:
Net income	$31,735	$53,969
Depreciation and amortization	18,688	13,062
Deferred income tax benefit	(6,324)	(5,479)
Impairment of assets	1,090	2,996
Non cash derivative gains	—	(9,073)
Provision for mortgage loan losses	5,699	2,308
(Recovery) provision for advanced interest losses	(536)	3,554
Compensation expense for share-based compensation plans	—	657
Purchases of derivative instruments	—	(2,519)
Decrease in income tax receivable	—	5,823
Net change in miscellaneous assets and liabilities	5,562	(1,577)
Net cash provided by operating activities	$45,919	$53,726
Investing Activities:
Principal payments received on mortgage loan portfolio	$536,250	$536,681
Net cash used in investing activities	$(123,320)	$(122,889)
Financing Activities:
Debt issuance costs	(3,441)	(3,202)
Proceeds from derivative instruments	8,477	—
Net cash provided by financing activities	$81,223	$72,985
Supplemental Cash Flow Information:
Cash paid for interest	$(55,121)	$(57,059)

(13)	Non-guarantor / Guarantor Financial Data

Saxon Capital issued $150.0 million in aggregate principal amount of its 12% senior notes due 2014 in an offering that closed May 4, 2006. The notes are fully and unconditionally guaranteed on a joint and several basis by Saxon Funding Management, Inc., Saxon Capital Holdings, Inc., SCI Services, Inc., Saxon Mortgage Services, Inc., Saxon Mortgage, Inc. and Saxon Holding, Inc., each of which is a direct or indirect wholly-owned subsidiary of Saxon Capital, Inc. (“sub-guarantors”). All of the sub-guarantors are taxable REIT subsidiaries except for Saxon Funding Management, Inc., which is a qualified REIT subsidiary. One non-guarantor is a taxable REIT subsidiary and the other non-guarantors are qualified REIT subsidiaries. The financing facilities to which Saxon Capital and certain of its subsidiaries are party prohibit distributions to Saxon Capital in the event of default thereunder. In addition, the ability of Saxon Capital and the sub-guarantors to obtain funds from their subsidiaries by dividend or loan may be limited by legal restrictions and regulatory and rating agency considerations applicable to such subsidiaries.

The following tables present the financial condition, results of operations, and cash flows for Saxon Capital, its sub-guarantors, and its non-guarantors as of March 31, 2006 and December 31, 2005 and for the three months ended March 31, 2006 and March 31, 2005.

Saxon Capital, Inc.

Consolidating Balance Sheet

As of March 31, 2006

	Saxon Capital, Inc. (Parent)	Sub-guarantors	Non-guarantors	Eliminations	Total
	($ in thousands)
Assets:
Cash	$590	$7,286	$6,314	$—	$14,190
Trustee receivable	—	6,045	8,323	118,717	133,085
Accrued interest receivable, net	—	7,823	14,902	17,414	40,139
Mortgage loan portfolio	—	1,626,860	5,145,006	(217,534)	6,554,332
Allowance for loan losses	—	(1,134)	(30,529)	—	(31,663)

Net mortgage loan portfolio	—	1,625,726	5,114,477	(217,534)	6,522,669
Restricted cash	—	3,739	2,115	—	5,854
Servicing related advances	—	13,494	211,661	(21,049)	204,106
Mortgage servicing rights, net	—	143,748	—	—	143,748
Real estate owned	—	5,349	32,455	—	37,804
Derivative assets	—	15,415	17,350	—	32,765
Deferred tax asset	—	26,988	(4,873)	30,858	52,973
Investment in subsidiaries	307,704	95,618	(2,783)	(400,539)	—
Other assets, net	10,715	49,126	3,564	—	63,405

Total assets	$319,009	$2,000,357	$5,403,505	$(472,133)	$7,250,738

Liabilities and shareholders’ equity:
Liabilities:
Accrued interest payable	$—	$3,072	$5,916	$—	$8,988
Dividends payable	25,437	—	—	—	25,437
Warehouse financing	—	972,498	8,171	—	980,669
Securitization financing	—	605,306	4,976,535	17,991	5,599,832
Derivative liabilities	—	15,834	—	—	15,834
Due (from) to affiliates	(1,787)	(7,964)	9,751	—	—
Other liabilities	—	24,309	401	—	24,710

Total liabilities	$23,650	$1,613,055	$5,000,774	$17,991	$6,655,470

Shareholders’ equity:
Common stock	$501	$353	$2	$(355)	$501
Preferred stock	—	10	—	(10)	—
Additional paid-in capital	631,709	710,674	275,958	(983,202)	635,139
Accumulated other comprehensive loss, net of tax of $(15)	—	—	(334)	—	(334)
Net accumulated (deficit) earnings	(336,851)	(323,735)	127,105	493,443	(40,038)

Total shareholders’ equity	295,359	387,302	402,731	(490,124)	595,268

Total liabilities and shareholders’ equity	$319,009	$2,000,357	$5,403,505	$(472,133)	$7,250,738

Saxon Capital, Inc.

Consolidating Statement of Operations

For the three months ended March 31, 2006

	Saxon Capital, Inc. (Parent)	Sub- guarantors	Non- guarantors	Eliminations	Total
	($ in thousands)
Revenues and Gains:
Interest income	$—	$26,909	$98,028	$(3,657)	$121,280
Interest expense	—	(15,184)	(70,583)	—	(85,767)
Intercompany interest	7	(3,178)	(5,592)	8,763	—

Net interest income	7	8,547	21,853	5,106	35,513
Provision for mortgage loan losses	—	(1,441)	864	—	(577)

Net interest income after provision for mortgage loan losses	7	7,106	22,717	5,106	34,936
Servicing income, net of amortization and impairment	—	20,310	(670)	—	19,640
Derivative gains	—	1,861	8,778	—	10,639
Loss on sale of assets	—	(1,422)	—	—	(1,422)

Total net revenues and gains	7	27,855	30,825	5,106	63,793
Expenses:
Payroll and related expenses	—	17,507	—	242	17,749
General and administrative expenses	—	13,421	5	—	13,426
Depreciation	—	1,767	—	—	1,767
Other expense	—	612	1,123	(195)	1,540

Total operating expenses	—	33,307	1,128	47	34,482
Income (loss) before taxes	7	(5,452)	29,697	5,059	29,311
Income tax (benefit) expense	—	(35)	1,212	1,735	2,912

Net income (loss)	$7	$(5,417)	$28,485	$3,324	$26,399

Saxon Capital, Inc.

Consolidating Statement of Cash Flows

For the three months ended March 31, 2006

	Saxon Capital, Inc. (Parent)	Sub- guarantors	Non- guarantors	Eliminations	Total
	($ in thousands)
Operating Activities:
Net income (loss)	$7	$(5,417)	$28,485	$3,324	$26,399
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	—	17,838	6,003	(9)	23,832
Intercompany amortization	—	(1,343)	(1,379)	2,722	—
Deferred income tax (benefit) provision	—	(1,199)	216	1,734	751
Impairment of assets	—	1,741	1,124	—	2,865
Non cash derivative gains	—	(2,699)	(2,304)	—	(5,003)
Loss from sale of assets	—	1,422	—	—	1,422
Intercompany loss from sale of loans and advances	—	8,762	—	(8,762)	—
Provision for (recovery of) mortgage loan losses	—	1,441	(864)	—	577
Provision for advanced interest losses	—	—	3,198	—	3,198
Compensation expense for share-based compensation ~ plans	—	753	—	—	753
(Increase) decrease in servicing related advances	—	(218,249)	196,031	3,409	(18,809)
(Increase) decrease in accrued interest receivable	—	(3,504)	2,661	997	154
Increase (decrease) in accrued interest payable	—	1,094	(463)	—	631
(Increase) decrease in trustee receivable	—	(4,826)	(2,120)	9,818	2,872
Purchases of derivative instruments	—	—	(563)	—	(563)
(Increase) decrease in income tax receivable	(27)	(10,797)	14,704	—	3,880
Net change in miscellaneous assets and liabilities	814	(6,773)	(52)	(2,168)	(8,179)

Net cash provided by (used in) operating activities	794	(221,756)	244,677	11,065	34,780

Investing Activities:
Purchase and origination of mortgage loans	—	(756,530)	1,115	802	(754,613)
Principal payments received on mortgage loan portfolio	—	39,048	545,248	(8,389)	575,907
Proceeds from the sale of mortgage loans	—	42,086	—	—	42,086
Proceeds received from (paid for) the intercompany sale of loans	—	208,026	(208,026)	—	—
Proceeds from the sale of real estate owned	—	952	14,281	—	15,233
Decrease (increase) in restricted cash	—	141,774	(155)	—	141,619
Acquisition of mortgage servicing rights	—	(30,728)	—	—	(30,728)
Capital expenditures	—	(3,594)	—	—	(3,594)
Capital contributions from (to) affiliates	32,000	(16,553)	(15,447)	—	—

Net cash provided by (used in) investing activities	32,000	(375,519)	337,016	(7,587)	(14,090)

Financing Activities:
Proceeds from issuance of securitization financing-certificates	—	—	15,906	—	15,906
Debt issuance costs	—	—	(69)	—	(69)
Principal payments on securitization financing-bonds	—	(22,035)	(575,560)	—	(597,595)
Principal payments on securitization financing-certificates	—	—	(1,118)	—	(1,118)
Proceeds from (repayment of) warehouse financing, net	—	603,002	(477)	—	602,525
Proceeds received from issuance of stock	337	—	—	—	337
Payment of dividends	(32,539)	—	—	—	(32,539)
Due (to) from affiliates	(224)	19,540	(19,316)	—	—

Net cash (used in) provided by financing activities	(32,426)	600,507	(580,634)	—	(12,553)

Net increase in cash	368	3,232	1,059	3,478	8,137
Cash at beginning of year	222	4,054	5,255	(3,478)	6,053

Cash at end of year	$590	$7,286	$6,314	$—	$14,190

Saxon Capital, Inc.

Consolidating Balance Sheet

As of December 31, 2005

	Saxon Capital, Inc. (Parent)	Sub-guarantors	Non-guarantors	Eliminations	Total
	($ in thousands)
Assets:
Cash	$222	$4,054	$5,255	$(3,478)	$6,053
Trustee receivable	—	1,219	6,204	128,534	135,957
Accrued interest receivable, net	—	4,636	15,134	18,412	38,182
Mortgage loan portfolio	—	952,263	5,722,105	(229,496)	6,444,872
Allowance for loan losses	—	(211)	(36,428)	—	(36,639)

Net mortgage loan portfolio	—	952,052	5,685,677	(229,496)	6,408,233
Restricted cash	—	145,513	1,960	—	147,473
Servicing related advances	—	10,591	199,667	(24,961)	185,297
Mortgage servicing rights, net	—	129,742	—	—	129,742
Real estate owned	—	6,149	32,784	—	38,933
Derivative assets	—	5,471	14,483	—	19,954
Deferred tax asset	—	25,789	2,341	25,594	53,724
Investment in subsidiaries	339,704	127,090	(4,742)	(462,052)	—
Other assets, net	10,688	38,069	19,773	—	68,530

Total assets	$350,614	$1,450,375	$5,978,536	$(547,447)	$7,232,078

Liabilities and shareholders’ equity:
Liabilities:
Accrued interest payable	$—	$1,978	$6,379	$—	$8,357
Dividends payable	32,539	—	—	—	32,539
Warehouse financing	—	369,496	8,648	—	378,144
Securitization financing	—	645,262	5,537,127	—	6,182,389
Derivative liabilities	—	8,589	—	—	8,589
Due (from) to affiliates	(1,563)	(27,504)	29,067	—	—
Other liabilities	—	29,777	2,627	(3,479)	28,925

Total liabilities	$30,976	$1,027,598	$5,583,848	$(3,479)	$6,638,943

Shareholders’ equity:
Common stock	$500	$353	$2	$(355)	$500
Preferred stock	—	10	—	(10)	—
Additional paid-in capital	630,592	740,707	296,941	(1,034,217)	634,023
Accumulated other comprehensive income (loss), net of tax of $(16)	—	24	(379)	—	(355)
Net accumulated (deficit) earnings	(311,454)	(318,317)	98,124	490,614	(41,033)

Total shareholders’ equity	319,638	422,777	394,688	(543,968)	593,135

Total liabilities and shareholders’ equity	$350,614	$1,450,375	$5,978,536	$(547,447)	$7,232,078

Saxon Capital, Inc.

Consolidating Statement of Operations

For the three months ended March 31, 2005

	Saxon Capital, Inc. (Parent)	Sub-guarantors	Non-guarantors	Eliminations	Total
	($ in thousands)
Revenues and Gains:
Interest income	$—	$10,151	$99,623	$2,648	$112,422
Interest expense	—	(3,644)	(51,347)	—	(54,991)
Intercompany interest	15	8,227	4,243	(12,485)	—

Net interest income	15	14,734	52,519	(9,837)	57,431
Provision for mortgage loan losses	—	(933)	(1,375)	—	(2,308)

Net interest income after provision for mortgage loan losses	15	13,801	51,144	(9,837)	55,123
Servicing income, net of amortization and impairment	—	19,617	(6,051)	—	13,566
Derivative (losses) gains	—	(1,983)	23,217	—	21,234
Gain on sale of assets	—	1,701	—	—	1,701

Total net revenues and gains	15	33,136	68,310	(9,837)	91,624
Expenses:
Payroll and related expenses	—	14,407	7,344	—	21,751
General and administrative expenses	8	7,998	8,014	—	16,020
Depreciation	—	1,338	169	—	1,507
Other expense (income)	—	4,811	(3,107)	—	1,704

Total operating expenses	8	28,554	12,420	—	40,982
Income before taxes	7	4,582	55,890	(9,837)	50,642
Income tax expense (benefit)	—	2,183	(552)	(4,958)	(3,327)

Net income	$7	$2,399	$56,442	$(4,879)	$53,969

Saxon Capital, Inc.

Consolidating Statement of Cash Flows

For the three months ended March 31, 2005

	Saxon Capital, Inc. (Parent)	Sub- guarantors	Non- guarantors	Eliminations	Total
	($ in thousands)
Operating Activities:
Net income	$7	$2,399	$56,442	$(4,879)	$53,969
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	—	10,233	4,084	(1,255)	13,062
Intercompany amortization	—	47	1,347	(1,394)	—
Deferred income tax (benefit) provision	—	(2,735)	1,320	(4,064)	(5,479)
Impairment of assets	—	1,888	1,108	—	2,996
Non cash derivative losses (gains)	—	1,809	(10,882)	—	(9,073)
Gain from sale of assets	—	(1,701)	—	—	(1,701)
Intercompany (gain) loss from sale of loans and advances	—	(9,273)	(3,211)	12,484	—
Provision for mortgage loan losses	—	933	1,375	—	2,308
Provision for advanced interest losses	—	—	3,554	—	3,554
Compensation expense for share-based compensation plans	—	657	—	—	657
(Increase) decrease in servicing related advances	—	(110,215)	103,541	2,561	(4,113)
Decrease (increase) in accrued interest receivable	—	2,009	(2,261)	766	514
(Decrease) increase in accrued interest payable	—	(179)	344	—	165
Increase in trustee receivable	—	(1,782)	(617)	(2,461)	(4,860)
Purchases of derivative instruments	—	—	(2,519)	—	(2,519)
(Increase) decrease in income tax receivable	(12)	8,616	(1,890)	(891)	5,823
Net change in miscellaneous assets and liabilities	667	7,255	(318)	(9,181)	(1,577)

Net cash provided by (used in) operating activities	662	(90,039)	151,417	(8,314)	53,726

Investing Activities:
Purchase and origination of mortgage loans	—	(580,093)	(242,017)	7,849	(814,261)
Principal payments received on mortgage loan portfolio	—	4,697	529,978	2,006	536,681
Proceeds from the sale of mortgage loans	—	165,957	—	—	165,957
Proceeds received from (paid for) the intercompany sale of loans	—	906,934	(906,934)	—	—
Proceeds from the sale of real estate owned	—	234	11,880	—	12,114
Decrease in restricted cash	—	—	395	—	395
Acquisition of mortgage servicing rights	—	(21,798)	—	—	(21,798)
Capital expenditures	—	(1,977)	—	—	(1,977)
Capital contributions from (to) affiliates	33,768	26,821	(59,048)	(1,541)	—

Net cash provided by (used in) investing activities	33,768	500,775	(665,746)	8,314	(122,889)

Financing Activities:
Proceeds from issuance of securitization financing-bonds	—	—	1,000,000	—	1,000,000
Proceeds from issuance of securitization financing-certificates	—	—	8,680	—	8,680
Debt issuance costs	—	—	(3,202)	—	(3,202)
Principal payments on securitization financing-bonds	—	—	(572,491)	—	(572,491)
Repayment of warehouse financing, net	—	(331,541)	(36)	—	(331,577)
Proceeds received from issuance of stock	484	—	—	—	484
Payment of dividends	(28,909)	—	—	—	(28,909)
Due (to) from affiliates	(5,102)	(83,048)	88,150	—	—

Net cash (used in) provided by financing activities	(33,527)	(414,589)	521,101	—	72,985

Net increase (decrease) in cash	903	(3,853)	6,772	—	3,822
Cash at beginning of year	743	8,998	3,111	—	12,852

Cash at end of year	$1,646	$5,145	$9,883	$—	$16,674

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Shareholders of

Saxon Capital, Inc.

Glen Allen, Virginia

We have audited the accompanying consolidated balance sheets of Saxon Capital, Inc. and subsidiaries (the “Company”) as of December 31, 2005 and 2004, and the related consolidated statements of operations, shareholders’ equity, and cash flows for each of the three years in the period ended December 31, 2005. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, such consolidated financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2005 and 2004, and the results of their operations and their cash flows for each of the three years in the period ended December 31, 2005, in conformity with accounting principles generally accepted in the United States of America.

We have also audited, in accordance with the standards of the Public Company Accounting Oversight Board (United States), the effectiveness of the Company’s internal control over financial reporting as of December 31, 2005, based on the criteria established in Internal Control—Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission and our report dated March 31, 2006 expressed an unqualified opinion on management’s assessment of the effectiveness of the Company’s internal control over financial reporting and an adverse opinion on the effectiveness of the Company’s internal control over financial reporting because of a material weakness.

As discussed in Note 25, the accompanying 2004 and 2003 consolidated financial statements have been restated.

/s/ DELOITTE & TOUCHE LLP

McLean, VA

March 31, 2006

(August 3, 2006 as to Note 26)

Saxon Capital, Inc.

Consolidated Balance Sheets

($ in thousands, except share data)

	December 31, 2005	December 31, 2004 (as restated —see Note 25)
Assets:
Cash	$6,053	$12,852
Accrued interest receivable, net of allowance of $16,086 and $12,418, respectively	38,182	37,803
Trustee receivable	135,957	112,062
Mortgage loan portfolio	6,444,872	5,997,376
Allowance for loan losses	(36,639)	(24,892)

Net mortgage loan portfolio	6,408,233	5,972,484
Restricted cash	147,473	1,495
Servicing related advances	185,297	109,848
Mortgage servicing rights, net	129,742	98,995
Real estate owned	38,933	34,051
Derivative assets	19,954	17,568
Deferred tax asset	53,724	27,506
Other assets, net	68,530	83,865

Total assets	$7,232,078	$6,508,529

Liabilities and shareholders’ equity:
Liabilities:
Accrued interest payable	$8,357	$8,045
Dividends payable	32,539	28,909
Warehouse financing	378,144	600,646
Securitization financing	6,182,389	5,258,344
Derivative liabilities	8,589	2,636
Other liabilities	28,925	22,876

Total liabilities	6,638,943	5,921,456

Commitments and contingencies—Note 20
Shareholders’ equity:
Common stock, $0.01 par value per share, 100,000,000 shares authorized; shares issued and outstanding: 50,001,909 and 49,849,386 as of December 31, 2005 and 2004, respectively	500	498
Additional paid-in capital	634,023	625,123
Accumulated other comprehensive income (loss), net of tax of $(16) and $(21)	(355)	(474)
Net accumulated deficit	(41,033)	(38,074)

Total shareholders’ equity	593,135	587,073

Total liabilities and shareholders’ equity	$7,232,078	$6,508,529

The accompanying notes are an integral part of these consolidated financial statements.

Saxon Capital, Inc.

Consolidated Statements of Operations

($ in thousands, except share data)

	For the Year Ended December 31,
	2005	2004 (as restated – see Note 25)	2003 (as restated – see Note 25)
Revenues and Gains:
Interest income	$458,658	$407,845	$350,851
Interest expense	(263,809)	(152,498)	(120,293)

Net interest income	194,849	255,347	230,558
Provision for mortgage loan losses	(42,344)	(31,627)	(19,364)

Net interest income after provision for mortgage loan losses	152,505	223,720	211,194
Servicing income, net of amortization and impairment	71,222	28,260	27,214
Derivative gains (losses)	32,436	(510)	(23,885)
Gain on sale of assets	2,359	3,500	2,533

Total net revenues and gains	258,522	254,970	217,056
Expenses:
Payroll and related expenses	77,436	74,323	58,322
General and administrative expenses	63,888	57,373	45,815
Depreciation	6,113	5,923	3,880
Other expense	6,358	6,042	1,252

Total operating expenses	153,795	143,661	109,269
Income before taxes	104,727	111,309	107,787
Income tax (benefit) expense	(5,902)	4,987	40,105

Income before cumulative effect of change in accounting principle	$110,629	$106,322	$67,682

Cumulative effect of change in accounting principle	31	—	—

Net income	$110,660	$106,322	$67,682

Earnings per common share:
Weighted average common shares—basic	49,915	34,702	28,518
Weighted average common shares—diluted	50,648	36,522	30,119
Basic earnings per common share before cumulative effect of change in accounting principle	$2.22	$3.06	$2.37
Cumulative effect of change in accounting principle	—	—	—
Basic earnings per common share	$2.22	$3.06	$2.37
Diluted earnings per common share before cumulative effect of change in accounting principle	$2.18	$2.91	$2.25
Cumulative effect of change in accounting principle	—	—	—
Diluted earnings per common share	$2.18	$2.91	$2.25
Dividends declared per common share	$2.24	$2.30	—

The accompanying notes are an integral part of these consolidated financial statements.

Saxon Capital, Inc.

Consolidated Statements of Shareholders’ Equity

For the Years Ended December 31, 2005, 2004 and 2003

($ in thousands, except per share amounts)

	Common Shares Outstanding	Common Stock	Additional Paid-in Capital	Accumulated Other Comprehensive (Loss) Income	Net Accumulated Deficit	Total
Balance as of January 1, 2003, (as previously reported)	28,235,781	$282	$259,267	$5,707	$21,090	$286,346
Prior period adjustment, (see Note 25)	—	—	—	(5,235)	(38,527)	(43,762)

Balance as of January 1, 2003, (as restated)	28,235,781	282	259,267	472	(17,437)	242,584

Issuance of common stock	425,976	5	4,496	—	—	4,501
Compensation expense for restricted stock	—	—	267	—	—	267
Comprehensive income:
Net income (as restated—see Note 25)	—	—	—	—	67,682
Mortgage bonds:
Change in unrealized loss	—	—	—	(2,033)	—
Reclassification adjustment	—	—	—	(28)	—
Tax effect	—	—	—	757	—

Total comprehensive income (loss) (as restated—see Note 25)	—	—	—	(1,304)	67,682	66,378

Balance as of December 31, 2003 (as restated—see Note 25)	28,661,757	$287	$264,030	$(832)	$50,245	$313,730

Issuance of common stock	21,187,629	211	426,686	—	—	426,897
Compensation expense for restricted stock	—	—	3,880	—	—	3,880
Share-based compensation tax benefit	—	—	15,325	—	—	15,325
REIT conversion merger consideration	—	—	(51,376)	—	(80,000)	(131,376)
Costs related to REIT conversion and stock issuance	—	—	(33,422)	—	—	(33,422)
Dividends declared ($2.30 per common share)	—	—	—	—	(114,641)	(114,641)
Comprehensive income:
Net income (as restated—see Note 25)	—	—	—	—	106,322
Mortgage bonds:
Change in unrealized loss	—	—	—	(39)	—
Reclassification adjustment	—	—	—	842	—
Tax effect	—	—	—	(445)	—

Total comprehensive income (as restated—see Note 25)	—	—	—	358	106,322	106,680

Balance as of December 31, 2004 (as restated—see Note 25)	49,849,386	$498	$625,123	$(474)	$(38,074)	$587,073

Saxon Capital, Inc.

Consolidated Statements of Shareholders’ Equity

For the Years Ended December 31, 2005, 2004, and 2003

($ in thousands, except per share amounts)

	Common Shares Outstanding	Common Stock	Additional Paid-in Capital	Accumulated Other Comprehensive (Loss) Income	Net Accumulated Deficit	Total
Balance as of December 31, 2004 (as restated—see Note 25)	49,849,386	$498	$625,123	$(474)	$(38,074)	$587,073
Issuance of common stock	152,523	2	2,222	—	—	2,224
Compensation expense for restricted stock	—	—	3,225	—	—	3,225
Share-based compensation tax benefit	—	—	3,484	—	—	3,484
Cumulative effect of change in accounting principle (SFAS 123(R))	—	—	(31)	—	—	(31)
Dividends declared ($2.24 per common share)	—	—	—	—	(113,619)	(113,619)
Comprehensive income:
Net income	—	—	—	—	110,660
Mortgage bonds:
Change in unrealized loss	—	—	—	(227)	—
Reclassification adjustment	—	—	—	351	—
Tax effect	—	—	—	(5)	—

Total comprehensive income	—	—	—	119	110,660	110,779

Balance as of December 31, 2005	50,001,909	$500	$634,023	$(355)	$(41,033)	$593,135

The accompanying notes are an integral part of these consolidated financial statements.

Saxon Capital, Inc.

Consolidated Statements of Cash Flows

($ in thousands)

	For the Year Ended December 31,
	2005	2004 (as restated—see Note 25)	2003 (as restated—see Note 25)
Operating Activities:
Net income	$110,660	$106,322	$67,682
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	75,656	26,533	5,140
Deferred income tax provision (benefit)	(26,218)	(11,373)	28,483
Impairment of assets	9,853	13,033	1,934
Non cash derivative (gains) losses	(5,540)	(1,523)	(10,740)
Gain from sale of assets	(2,359)	(3,500)	(2,533)
Provision for mortgage loan losses	42,344	31,627	19,364
Provision for advanced interest losses	13,316	14,475	14,692
Loss on extinguishment of debt	240	—	—
Compensation expense for share-based compensation plans	3,225	3,880	267
Cumulative effect of change in accounting principle	(31)	—	—
(Increase) decrease in servicing related advances	(75,449)	(13,099)	4,667
(Increase) decrease in accrued interest receivable	(3,977)	(2,051)	(15,025)
Increase (decrease) in accrued interest payable	312	(557)	1,171
Increase in trustee receivable	(23,895)	(37,448)	(30,486)
Proceeds received from (purchases of) derivative instruments	9,154	(1,053)	(7,143)
Decrease (increase) in income tax receivable	22,109	(15,615)	(31,013)
Net change in miscellaneous assets and liabilities	(127)	(11,388)	(914)

Net cash provided by operating activities	149,273	98,263	45,546

Investing Activities:
Purchase and origination of mortgage loans	(3,389,674)	(3,815,035)	(2,887,266)
Principal payments received on mortgage loan portfolio	2,542,673	2,114,307	1,478,860
Proceeds from the sale of mortgage loans	287,644	270,749	182,542
Proceeds from the sale of real estate owned	54,525	56,261	31,353
(Increase) decrease in restricted cash	(145,978)	(238)	300,178
Purchase of mortgage bonds	—	—	(3,000)
Principal payments received on mortgage bonds	—	3,584	2,313
Acquisition of mortgage servicing rights	(83,358)	(84,948)	(23,692)
Capital expenditures	(11,157)	(6,296)	(8,003)

Net cash used in investing activities	(745,325)	(1,461,616)	(926,715)

Financing Activities:
Proceeds from issuance of securitization financing-bonds	3,494,641	3,213,526	2,419,492
Proceeds from issuance of securitization financing-certificates	182,124	26,920	62,569
Debt issuance costs	(12,059)	(10,567)	(9,124)
Principal payments on securitization financing-bonds	(2,640,960)	(2,173,792)	(1,523,754)
Principal payments on securitization financing-certificates	(104,183)	(9,171)	(28,895)
Proceeds from (repayment of) warehouse financing, net	(222,502)	172,677	(46,473)
Proceeds received from issuance of stock	2,224	426,897	4,501
Payment of expenses related to REIT conversion and stock issuance	—	(33,422)	—
Payment of dividends	(110,032)	(85,732)	—
Payment of merger consideration	—	(131,376)	—
Repayment of note payable	—	(25,000)	—

Net cash provided by financing activities	589,253	1,370,960	878,316

Net increase (decrease) in cash	(6,799)	7,607	(2,853)
Cash at beginning of year	12,852	5,245	8,098

Cash at end of year	$6,053	$12,852	$5,245

Supplemental Cash Flow Information:
Cash paid for interest	$(281,209)	$(180,071)	$(151,734)
Cash received (paid) for income taxes	$5,271	$(13,836)	$(41,878)
Non-Cash Financing Activities:
Transfer of mortgage loans to real estate owned	$88,293	$94,419	$69,727

The accompanying notes are an integral part of these consolidated financial statements.

Notes to Consolidated Financial Statements

(1)	Organization and Summary of Significant Accounting Policies

(a)	The Company and Principles of Consolidation

Saxon Capital, Inc., a Delaware corporation (“Old Saxon”) was formed on April 23, 2001 and acquired all of the issued and outstanding capital stock of SCI Services, Inc. from Dominion Capital, Inc., a wholly-owned subsidiary of Dominion Resources, Inc., on July 6, 2001. Saxon Capital, Inc., a Maryland corporation (formerly known as Saxon REIT, Inc.) (“New Saxon,” and together with Old Saxon, referred to herein as “Saxon” or the “Company”), was formed on February 5, 2004 for the purpose of effecting Old Saxon’s conversion to a real estate investment trust, or REIT. The REIT conversion was completed on September 24, 2004.

The Company applies REIT rules for federal income tax and accounting purposes since the effective date of the REIT conversion. To qualify for tax treatment as a REIT, the parent company must meet certain income and asset tests and distribution requirements. Generally, the Company will not be subject to federal income tax at the corporate level to the extent it distributes 90% of its taxable income to its shareholders and complies with certain other requirements.

The Company, through its wholly-owned subsidiary Saxon Mortgage, Inc. (“Saxon Mortgage”), is licensed to originate loans or is exempt from licensing requirements, in 49 states. Its activities consist primarily of originating and purchasing single-family residential mortgage loans and home equity loans through three production channels—wholesale, correspondent, and retail. Until December 31, 2005, the Company operated its retail loan production channel through America’s MoneyLine, on which date America’s MoneyLine was merged with and into Saxon Mortgage. Effective January 1, 2006, the Company operates all of its mortgage loan production channels under the Saxon name. The Company may also, as servicer of record, purchase loans from prior securitizations pursuant to the clean-up call provisions of the trusts. Loans originated or purchased by the Company are secured by a mortgage on the borrower’s property. The Company then either sells these loans or accumulates such loans until a sufficient volume has been reached to securitize into an asset-backed security. In addition, the Company, through its wholly-owned subsidiary Saxon Mortgage Services, Inc. (“Saxon Mortgage Services”), services and sub-services single-family mortgage loans throughout the country that have been purchased or originated by the Company, in addition to loans held by third parties. The Company has three centralized lending facilities located in Glen Allen, Virginia (the Company’s headquarters), Fort Worth, Texas and Foothill Ranch, California and an additional five retail sales centers located in Arizona, Florida, Michigan, New York and Oregon at December 31, 2005. The focus of the Company is on originating loans to homebuyers who generally do not meet the underwriting guidelines of one of the government-sponsored entities such as the Federal Home Loan Mortgage Corporation, (“Freddie Mac”), the Federal National Mortgage Association, (“Fannie Mae”), and the Government National Mortgage Association, (“Ginnie Mae”). Use of the term “Company” throughout these Notes to Consolidated Financial Statements shall be deemed to refer to or include the applicable subsidiaries of the Company.

The consolidated financial statements of the Company include the accounts of all wholly-owned subsidiaries. All inter-company balances and transactions have been eliminated in consolidation.

(b)	Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America, or GAAP, requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amount of revenues and expenses during the reporting period. Actual results could differ from those estimates. The recorded balances most affected by the use of estimates are allowance for loan losses, valuation of servicing rights, deferral of certain direct loan origination costs, amortization of yield adjustments to net interest income, and income taxes.

(c)	Trustee Receivable

Loan payments are collected by each securitization trust and distributed to their related bondholders on the bond payment cut-off date, typically the 17th of each month. Therefore, principal, interest, and prepayment penalty payments received subsequent to the cut-off date are recorded as a trustee receivable on the consolidated balance sheet and reduce the mortgage loan portfolio balance. In addition, collections on securitized escrow and corporate advances received subsequent to the cut-off date are recorded as a trustee receivable on the consolidated balance sheets and reduce the servicing advance balance. These payments are retained by the trustee until the following remittance date.

(d)	Mortgage Loan Portfolio

Mortgage loans are recorded at cost, held for investment and consist of mortgage loans secured by single-family residential properties, condominiums, and one-to-four unit properties. Loan origination fees and certain direct loan origination costs, as well as any premiums or discounts from acquiring mortgage loans are deferred as an adjustment to the cost basis of the loans. These fees and costs are amortized over the life of the loan on an interest method basis assuming a constant prepayment rate of 36%.

The Company structures securitizations as financing transactions for accounting purposes, and accordingly holds the securitized mortgage loans for investment, as opposed to recognizing a sale transaction that would generate a gain or loss. These securitizations do not meet the qualifying special purpose entity criteria because after the loans are securitized, the securitization trust may acquire derivatives relating to beneficial interests retained by the Company; also, the Company, as servicer, subject to applicable contractual provisions, has sole discretion to use its best commercial judgment in determining whether to sell or work out any mortgage loans securitized through a securitization trust that becomes troubled. Accordingly, following a securitization, the mortgage loans remain on the consolidated balance sheets and the securitization indebtedness replaces the warehouse debt associated with the securitized mortgage loans. The Company records interest income on the mortgage loans and interest expense on the debt securities issued in the securitization over the life of the debt obligations, instead of recognizing a one-time gain or loss upon completion of a securitization that was structured as a sale.

(e)	Provision for Losses

The Company evaluates the propriety of its allowance for loan losses on a monthly basis. Provision for loan losses on both securitized and unsecuritized mortgage loans is recorded to maintain the allowance for loan losses at an appropriate level for currently existing probable losses of principal, interest and fees, uncollected and advanced interest, and associated unamortized basis adjustments. Provision amounts are charged as a current period expense to operations. The Company charges off uncollectible loans and interest against the allowance for loan and interest losses at the time of liquidation or at the time the loan is transferred to real estate owned. The Company defines a mortgage loan as impaired at the time the loan becomes 30 days delinquent under its payment terms. Probable losses are determined based on segmenting the portfolios by their contractual delinquency status, applying the Company’s historical loss experience, and other relevant economic data. Allowance for loan and interest loss estimates are evaluated monthly and adjustments are reported in earnings when they become known. There is uncertainty inherent in these estimates, making it reasonably possible that actual losses may differ.

(f)	Called Loans

Called loans are performing or non-performing mortgage loans acquired from outstanding off-balance sheet securitizations related to previous transactions pursuant to the clean-up call option that the Company, as servicer, holds. This option permits the servicer to purchase the remaining securitized loans when the total outstanding amount falls to a specified level, typically 10% of the original principal balance. Called loans are recorded on the consolidated balance sheets at the purchase price paid by the Company, which approximates fair value. The Company intends to either securitize or sell the mortgage loans that it acquires in these transactions. The Company did not exercise any call options during the year ended December 31, 2005. The Company called $270.0 million of mortgage loans during the year ended December 31, 2004.

(g)	Restricted Cash

Restricted cash of the Company relates to amounts pledged as collateral to certain trusts and to positive changes in the fair value of certain derivative instruments. It may also include amounts related to prefunded securitizations. Prefunded amounts are held in a trust account and made available during the prefunding period to purchase subsequent mortgage loans for the related securitization. At the end of the prefunding period, any prefunded amounts not used to purchase mortgage loans are distributed as principal prepayments to the certificate holders. Any interest earned on the restricted cash balance is returned to the Company once the prefunding is fulfilled.

(h)	Servicing Related Advances

When borrowers are delinquent in making monthly payments on mortgage loans included in a securitization, the Company as servicer of the loans is required to advance principal and interest payments (for loans serviced for others), and insurance premiums, property taxes, and property protection costs with respect to the delinquent mortgage loans to the extent that the advances are ultimately recoverable from proceeds of the related loan or mortgaged property.

The Company has securitized a portion of its servicing related advances related to the principal, interest, escrow and corporate advances the Company is obligated to make as servicer. Similar to the securitizations of our mortgage loans, this securitization is structured as a financing transaction because the Company maintains control over the assets within the securitization trusts, thereby not meeting the criteria for qualifying special purpose entities. Accordingly, the servicing related advances remain on the consolidated balance sheet to offset the securitization indebtedness.

(i)	Mortgage Servicing Rights

The Company purchases third party servicing rights and accordingly recognizes the right to service those mortgage loans as an asset on its consolidated balance sheets. Mortgage servicing rights are amortized in proportion to and over the period of the estimated net servicing income on a discounted basis, and are recorded at the lower of amortized cost or fair value by risk strata on the consolidated balance sheets. The fair value of mortgage servicing rights is determined based on the present value of estimated net future cash flows related to contractually specified servicing fees, which may include the rights to prepayment penalties. Mortgage servicing rights are assessed periodically to determine if there has been any impairment to the recorded balance, based on fair value at the date of the assessment and by stratifying the mortgage servicing rights based on underlying loan characteristics, specifically by date of the related securitization. In addition, the Company periodically evaluates its mortgage servicing rights for permanent impairment to determine if the carrying value before the application of the valuation allowance is recoverable. When the Company determines that a portion of the mortgage servicing rights are not recoverable, the related mortgage servicing rights and the previously established valuation allowance are correspondingly reduced to reflect the permanent impairment.

(j)	Real Estate Owned

When a loan is deemed to be uncollectible and the property is foreclosed, it is transferred to real estate owned at the lower of net realizable value or carrying value. Net realizable value is defined as the property’s fair value less estimated costs to sell. Individual real estate owned properties are periodically evaluated, and additional impairments are recorded as required. The majority of the costs of holding this real estate and related gains and losses on disposition are credited or charged to operations as incurred.

(k)	Derivative Financial Instruments

The Company may use a variety of financial instruments to manage the exposure to changes in interest rates. The Company may enter into interest rate swap agreements, interest rate cap agreements, interest rate floor agreements, financial forwards, financial futures and options on financial instruments (collectively referred to as

“Interest Rate Agreements”) to manage the sensitivity to changes in market interest rates. The Interest Rate Agreements used have an active secondary market, and none are obtained for speculation. These Interest Rate Agreements are intended to provide income and cash flow to offset the potential for reduced net interest income and cash flow under certain interest rate environments.

The Company currently accounts for its derivative financial instruments as undesignated derivative instruments. The fair value of the Company’s derivative instruments, along with any margin accounts associated with the contracts, are included on the consolidated balance sheets. These fair values are obtained from outside counterparties and verified with internal discounted cash flow models. Any changes in the fair value of derivative instruments are reported in derivative gains (losses) on the consolidated statements of operations.

The Company has classified cash activity associated with derivatives as an operating activity in the consolidated statements of cash flows.

(l)	Property and Equipment

Property and equipment are stated at cost. Depreciation is computed using the straight-line method over the estimated useful life of the asset, a period of three to forty years. Additions to property, equipment, leasehold improvements, and major replacements or improvements are capitalized at cost. Maintenance, repairs and minor replacements are expensed when incurred. Projects in process represent software development costs capitalized in accordance with Statement of Position 98-1, Accounting for the Costs of Computer Software Developed or Obtained for Internal Use. These projects are not yet substantially complete or ready for their intended use and therefore no depreciation has been recorded. These amounts will be reclassified to software upon their substantial completion and depreciated over their estimated useful life.

The Company reviews its long-lived assets for impairment annually or when events or circumstances indicate that the carrying amount of these assets may not be recoverable. An asset is considered impaired when the expected undiscounted cash flows over the remaining useful life are less than the net book value. When impairment is indicated for an asset, the amount of impairment loss is the excess of the net book value over its fair value. No such impairments were recognized during 2005, 2004 or 2003.

(m)	Accrued Interest Receivable and Interest Income

The Company earns interest income on mortgage loans as contractually due. Prepayment penalty income is also included within interest income when collected. The recognition of interest income is suspended for any mortgage loans on which principal or interest payments are more than three months contractually past due; however, recognition of income is not reversed for the payments that we do not receive if they are three months or less contractually past due. Recognition of income is resumed if the receivable becomes less than three months contractually past due. Accrued interest receivable is comprised of both current and delinquent interest payments due from borrowers. Potential losses on delinquent accrued interest on loans are also provided for within accrued interest receivable, with the offset against interest income.

(n)	Servicing Revenue Recognition

Mortgage loans serviced require regular monthly payments from borrowers. Income on loan servicing is generally recorded as payments are collected and is based on a percentage of the principal balance of the respective loans. Loan servicing expenses are charged to operations when incurred. The contractual servicing fee is recorded as a component of interest income on the consolidated statements of operations for loans owned by the Company, and it is recorded as servicing income on the consolidated statements of operations for loans serviced for others.

(o)	Stock Options

The Company adopted SFAS 123(R) Share Based Payment on April 1, 2005 to account for its two share-based compensation plans, namely its Stock Incentive Plan and its Employee Stock Purchase Plan. The Company opted to utilize the modified prospective method of transition in adopting SFAS 123(R). The effect of this change from applying the original provisions of APB 25 had an immaterial effect on income before income taxes, net income, and earnings per share, as described in further detail in Note 18. The effect of this change from applying the original provisions of SFAS 123 had no effect on cash flow from operating and financing activities. The Company recorded a cumulative effect of change in accounting principle in the amount of $31.0 thousand as of April 1, 2005 to reflect the change in accounting for forfeitures. Pro forma calculations for prior periods for the cumulative effect of change in accounting principle are not required as the change in accounting for forfeitures related to restricted stock units granted during the first quarter of 2005.

In prior periods, the Company had elected to follow the intrinsic value method in accounting for its stock options issued to employees and non-employee directors. Effective September 13, 2004, upon approval by Old Saxon’s shareholders of the merger agreement required in connection with the REIT conversion, all outstanding stock options and restricted stock units immediately vested and were expensed at that time. See Note 18 for further discussion.

The following table illustrates the effect on net income and earnings per share as if the Company had applied the fair value method to options and restricted stock units granted to employees prior to April 1, 2005 using the Black-Scholes option pricing model. As the Company adopted SFAS 123(R) during 2005, the information provided in this table is only for prior periods.

	For the Year Ended December 31,
	2005 (1)	2004	2003
	($ in thousands, except share data)
Net income	$110,660	$106,322	$67,682
Add: share-based compensation expense included in net income, net of related tax effects	694	199	—
Deduct: total share-based compensation expense determined under fair value based method for all awards, net of related tax effects	(694)	(4,194)	(2,536)

Pro forma net income	$110,660	$102,327	$65,146

Earnings per share:
Basic—as restated	$2.22	$3.06	$2.37

Basic—pro forma	$2.22	$2.92	$2.29

Diluted—as restated	$2.18	$2.91	$2.25

Diluted—pro forma	$2.18	$2.77	$2.17

(1)	Period from January 1, 2005 through March 31, 2005.

(p)	Federal Income Taxes

The Company has elected to be taxed as a REIT under the Internal Revenue Code and the corresponding provisions of state law. In order to qualify as a REIT, the Company must distribute at least 90% of its annual REIT taxable income (exclusive of undistributed taxable income of taxable subsidiaries) to stockholders within the time frame set forth in the tax rules and meet certain other requirements. If these requirements are met, the Company generally will not be subject to Federal or state income taxation at the corporate level with respect to the REIT taxable income it distributes to its stockholders. In 2004 and 2005, the Company retained approximately 10% of its ordinary REIT taxable income and paid corporate income taxes on this retained income while continuing to maintain its REIT status. Accordingly, the Company has recorded a provision for income taxes based upon its estimated current liability for Federal and state income tax purposes in its consolidated statements of operations.

The Company has elected to treat Saxon Capital Holdings and its subsidiaries as taxable REIT subsidiaries (each a “TRS”) as distinct from Saxon Funding Management, Inc. and its subsidiaries which we treat as qualified REIT subsidiaries, each a QRS. In general, a TRS of the Company may hold assets that the Company cannot hold directly and generally may engage in any real estate or non-real estate related business. A TRS is subject to corporate federal income tax and will be taxed as a regular C corporation. The taxable income of Saxon Capital Holdings and its subsidiaries is not included in REIT taxable income and is subject to state and Federal income taxes at the applicable statutory rates. Saxon Capital Holdings provides for any deferred income taxes to reflect estimated future tax effects. Deferred income taxes, to the extent they exist, reflect estimated future tax effects of temporary differences between the amount of assets and liabilities for financial reporting purposes and such amounts as measured by tax laws and regulations.

(q)	Recently Issued Accounting Standards

The Financial Accounting Standards Board, or FASB, issued FASB Statement No. 123 (Revised 2004), Share-Based Payment. Statement 123(R) replaces FASB Statement No. 123, Accounting for Stock-Based Compensation, and supersedes APB Opinion No. 25, Accounting for Stock Issued to Employees. Statement 123, as originally issued in 1995, established as preferable a fair-value-based method of accounting for share-based payment transactions with employees. Statement 123(R) requires that the compensation cost relating to share-based payment transactions be recognized in financial statements. That cost will be measured based on the fair value of the equity or liability instruments issued. Public entities (other than those filing as small business issuers) are required to apply Statement 123R as of the first interim or annual reporting period of fiscal years beginning after June 15, 2005. Early adoption of the statement was encouraged. Effective September 13, 2004, upon shareholder approval of the merger agreement required in connection with the REIT conversion, all outstanding stock options and restricted stock units immediately vested. In connection with the accelerated vesting of the options, the Company recorded compensation expense for all options outstanding as of September 13, 2004. (See Note 1(o) and Note 18 for more information.) As a result, the adoption of FASB 123(R) on April 1, 2005 did not have a material impact on the Company’s financial position, results of operations, or cash flows.

The FASB issued FASB Statement No. 153, Exchange of Nonmonetary Assets—An Amendment of APB Opinion No. 29. This statement addresses the measurement of exchanges of similar productive assets in paragraph 21(b) of APB Opinion No. 29, Accounting for Nonmonetary Transactions, and replaces it with an exception for exchanges that do not have commercial substance. The statement specifies that a nonmonetary exchange has commercial substance if the future cash flows of the entity are expected to change significantly as a result of the exchange. The provisions of this statement are effective for nonmonetary asset exchanges occurring in fiscal periods beginning after June 15, 2005. The Company will adopt FASB 153 on January 1, 2006. At this time, the Company does not expect to have a material impact from this statement.

The Accounting Standards Executive Committee issued a Statement of Position (SOP), “Accounting for Certain Loans or Debt Securities Acquired in a Transfer” (SOP 03-3). This SOP addresses accounting for differences between contractual cash flows and cash flows expected to be collected from an investor’s initial investment in loans or loans acquired in a transfer if those differences are attributable, at least in part, to credit quality. Among other things, the SOP requires that the excess of contractual cash flows over cash flows expected to be collected (nonaccretable difference) not be recognized as an adjustment of yield, loss accrual, or valuation allowance. In addition, the SOP requires certain footnote disclosures and prohibits investors from displaying accretable yield and nonaccretable difference on the face of the balance sheet. This SOP is effective for loans acquired in fiscal years beginning after December 15, 2004. The Company acquires loans through its correspondent channel and through the exercise of cleanup call options. Because the Company acquires newly originated loans through its correspondent channel, such loans do not show evidence of having deteriorated in terms of credit quality, and the adoption of SOP 03-3 on January 1, 2005 did not have a material effect on the Company’s financial condition, results of operations, or liquidity with respect to these loans. For loans acquired through the exercise of clean-up call options, there was no impact as a result of the adoption of SOP 03-3 as no clean-up calls were exercised during 2005.

At the March 17-18, 2004 EITF meeting, the EITF reached a consensus on Issue No. 03-1, The Meaning of Other-Than-Temporary Impairment and its Application to Certain Investments. Issue 03-1 provides guidance for determining when an investment is other-than-temporarily impaired and disclosure requirements regarding impairments that have not been recognized as other-than-temporary. An impairment exists when the carrying amount of an asset exceeds its fair value and is determined to be other-than-temporary. In September 2004, the FASB delayed the effective date of paragraphs 10-20 of this issue. These paragraphs give guidance on how to evaluate and recognize an impairment loss that is other-than-temporary. The delay did not suspend the requirements to recognize other than temporary impairments as required by existing authoritative literature. The disclosure requirements were effective for reporting periods beginning after June 15, 2004. In November 2005, the Financial Accounting Standards Board issued FASB Staff Position, or FSP, FAS 115-1 and FAS 124-1. This FSP resolved the accounting controversy generated by EITF 03-1 and reverts to other-than-temporary impairment guidance that predated the original effective date of EITF 03-1. The FSP applies to reporting periods beginning after December 15, 2005. The adoption of EITF 03-1 on January 1, 2005 did not have a material effect on the Company’s financial condition or results of operation. The Company will adopt FSP FAS 115-1 and FAS 124-1 on January 1, 2006. At this time, the Company does not expect to have a material impact from this statement.

In May 2005, the FASB issued Statement No. 154, Accounting Changes and Error Corrections, which changes the requirements for the accounting for and reporting of a change in accounting principle. This Statement replaces APB Opinion No. 20, Accounting Changes, and FASB Statement No. 3, Reporting Accounting Changes in Interim Financial Statements, and applies to all voluntary changes in accounting principle as well as changes required by an accounting pronouncement in the rare instance that a new pronouncement does not include specific transition provisions. APB Opinion No. 20 previously required that the cumulative effect of a voluntary change to a new accounting pronouncement be recognized in net income for the period of the change. FASB Statement No. 154 now requires retrospective application of a voluntary change in accounting principle to prior periods’ financial statements unless it is impracticable to determine either the period-specific effects or the cumulative effect of the change. Additionally, this Statement redefines the term “restatement” as the revising of previously issued financial statements to reflect the correction of an error. Reporting the correction of an error in previously issued financial statements and a change in accounting estimate is carried forward from the guidance provided in APB Opinion 20. FASB Statement No. 154 is effective for accounting changes and corrections of errors made in fiscal years beginning after December 15, 2005. The Company will adopt FASB 154 on January 1, 2006. At this time, the Company does not expect to have a material impact from this statement.

In February 2006, the FASB issued Statement No. 155, Accounting for Certain Hybrid Instruments, which allows financial instruments that have embedded derivatives to be accounted for as a whole (eliminating the need to bifurcate the derivative from its host) if the holder elects to account for the whole instrument on a fair value basis. Statement 155 is effective for all financial instruments acquired or issued after the beginning of an entity’s first fiscal year that begins after September 15, 2006. At this time, management has not yet assessed the impact of the implementation of this statement.

In March 2006, the FASB issued Statement No. 156, Accounting for Servicing of Financial Assets—An Amendment of FASB Statement No. 140. This standard amends the guidance in FASB Statement No. 140, Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities. Among other requirements, Statement 156 requires an entity to recognize a servicing asset or servicing liability each time it undertakes an obligation to service a financial asset by entering into a servicing contract in any of the following situations: a transfer of the servicer’s financial assets that meets the requirements for sale accounting; a transfer of the servicer’s financial assets to a qualifying special-purpose entity in a guaranteed mortgage securitization in which the transferor retains all of the resulting securities and classifies them as either available-for-sale securities or trading securities; or an acquisition or assumption of an obligation to service a financial asset that does not relate to financial assets of the servicer or its consolidated affiliates. At this time, management has not yet assessed the impact of the implementation of this statement.

(r)	Reclassifications

Certain items in the prior year consolidated balance sheets have been reclassified to conform to the current year presentation. These reclassifications had no effect on reported total assets. The Company has changed the format of its 2005 consolidated balance sheet presentation to report the component of allowance for loan losses related to past due interest with accrued interest receivable. The Company also changed the format of its 2005 consolidated balance sheet presentation to report the portion of its real estate owned valuation allowance that is related to past due interest with accrued interest receivable. The consolidated balance sheet for 2004 has been reclassified to conform to these formats. A reclassification of $12.4 million in allowance for mortgage loan losses to accrued interest receivable and a reclassification of $5.9 million in real estate owned to accrued interest receivable were made in the December 31, 2004 consolidated balance sheet to conform to the December 31, 2005 presentation.

(2)	Subsequent Events

On February 28, 2006, the Company’s $375 million warehouse facility with JP Morgan Chase Bank, N.A. was amended to extend the termination date of the facility to May 25, 2006.

On March 1, 2006, Saxon Mortgage Services was served with a summons and complaint in a matter filed in the Circuit Court of Cook County, County Department-Chancery Division, Illinois as Brian Harris, et al., v. Capital Mortgage Company, et al., Case No. 05CH 22369. The plaintiffs included a class action claim, alleging, on behalf of themselves and those similarly situated, that the Company’s subsidiary Saxon Mortgage Services, Inc. and other named defendants engaged in unfair and deceptive acts and violated the Illinois Consumer Fraud Act in connection with originating and servicing the plaintiffs’ loans. As with other pending litigation, if a class is certified and there is an adverse outcome or the Company does not otherwise prevail in the matter, the Company could suffer material losses, although the Company intends to vigorously defend this lawsuit. At the present time, the Company cannot predict the outcome of this case.

On March 16, 2006, the maximum face value of the variable funding notes related to the Series 2005-A Notes was increased from $90.0 million to $145.0 million. As a result, the total borrowing capacity of the Company’s servicing advance facility increased from $230.0 million to $285.0 million.

On March 24, 2006, the Company declared a first quarter dividend of $0.50 per share payable on April 28, 2006 to stockholders of record at the close of business on April 3, 2006.

(3)	Earnings Per Share

Basic earnings per share is based on the weighted average number of common shares outstanding, excluding any dilutive effects of options, warrants, or restricted stock units. Diluted earnings per share is based on the weighted average number of common shares, dilutive stock options, dilutive stock warrants, and dilutive restricted stock units outstanding during the year. Computations of earnings per share were as follows:

	For the Year Ended December 31,
	2005	2004	2003
	($ in thousands, except per share data)
Basic:
Net income	$110,660	$106,322	$67,682
Weighted average common shares outstanding	49,915	34,702	28,518

Earnings per share	$2.22	$3.06	$2.37

Diluted:
Net income	$110,660	$106,322	$67,682
Weighted average common shares outstanding	49,915	34,702	28,518
Dilutive effect of stock options, warrants and restricted stock units	733	1,820	1,601

Weighted average common shares outstanding—diluted	50,648	36,522	30,119

Earnings per share	$2.18	$2.91	$2.25

(4)	Net Mortgage Loan Portfolio

Mortgage loans reflected on the Company’s consolidated balance sheets as of December 31, 2005 and 2004 were comprised of the following:

	December 31, 2005	December 31, 2004
	($ in thousands)
Securitized mortgage loans—principal balance	$5,894,780	$5,123,071
Unsecuritized mortgage loans—principal balance	439,632	782,717
Premiums, net of discounts	95,634	75,562
Deferred origination costs, net	12,100	11,288
Purchase accounting fair value adjustments	2,726	4,738

Total	6,444,872	5,997,376
Less allowance for losses	(36,639)	(24,892)

Net mortgage loan portfolio	$6,408,233	$5,972,484

During the year ended December 31, 2005, the Company completed four securitizations of mortgage loans, totaling $3.4 billion in principal balances and $41.2 million in unamortized basis adjustments.

The Company originates both fixed-rate and adjustable-rate fully-amortizing loans for periods up to 30 years. The Company originates balloon products—40/30 fixed and adjustable rate first mortgage balloon loans and 30/20 fixed rate balloon loans on second liens. The underwriting guidelines for the Company’s fixed-rate and adjustable-rate fully-amortizing products allow loan-to-value ratios, or LTVs, and combined LTVs, or CLTVs, of up to 100%, and debt ratios of either 50% or 55% in circumstances where disposable income meets a specified threshold. No loans originated or purchased allow for negative amortization, nor does the Company offer a minimum payment option product that would result in a borrower’s monthly payment being less than the accrued interest amount or minimum principal and interest amount. Fixed-rate and adjustable-rate interest-only mortgage loans are also available to customers with credit scores in excess of 560. The interest-only period is for five years and debt ratios for interest-only products are restricted to a maximum of 50%.

The Company’s credit committee monitors the performance of each product originated and looks at characteristics of any loans that pose a concern from a performance standpoint. Adverse trends that share any common guideline characteristic are analyzed to determine if action needs to be taken from a guideline restriction or additional risk based pricing aspect. The Company also uses mortgage insurance to reduce its loss exposure in the event of borrower credit defaults.

The following table sets forth information about the Company’s mortgage loan portfolio based on product type as of December 31, 2005 and 2004.

	December 31, 2005 (1)	December 31, 2004 (1)
Floating adjustable rate mortgage loans	0.27%	0.44%
Interest-only adjustable rate mortgage loans	26.21%	18.23%
Two – five year hybrids (2)	39.62%	45.48%
40/30 adjustable rate mortgage loans (3)	2.32%	—

Total adjustable rate mortgage loans	68.42%	64.15%

15 and 30 year fixed rate mortgage loans	24.49%	27.00%
Interest-only fixed rate mortgage loans	1.75%	2.38%
Balloons and other (4)	4.84%	6.47%
40/30 fixed rate mortgage loans (3)	0.50%	—

Total fixed rate mortgage loans	31.58%	35.85%

(1)	Excludes loans funded but not transmitted to the servicing system as of December 31, 2005 and 2004 of $110.7 million and $238.5 million, respectively.

(2)	Hybrid loans are loans that have a fixed interest rate for the initial two to five years and after that specified time period, become adjustable rate loans.
(3)	40/30 mortgage loans are loans with payments calculated according to a 40-year amortization schedule, but which require the entire unpaid principal and accrued interest to be paid in full on a specified date that is 30 years after origination.
(4)	Balloon loans are loans with payments calculated according to a 30-year amortization schedule, but which require the entire unpaid principal and accrued interest to be paid in full on a specified date that is less than 30 years after origination.

Loan Sales

From time to time, the Company’s subsidiaries may choose to sell certain mortgage loans rather than securitize them. The Company retains the servicing rights with respect to sales of conforming first lien mortgage loans, and releases the servicing on all other loan sales. The following chart summarizes the Company’s activity with respect to sold mortgage loans during the periods presented.

	For the Year Ended December 31,
	2005	2004	2003
	($ in thousands)
Performing mortgage loans sold:
Non conforming first lien mortgage loans	$98,786	$69,274	$76,115
Conforming first lien mortgage loans (1)	68,449	9,627	521
Second lien mortgage loans	106,464	138,409	105,906
Delinquent mortgage loans (2)	8,812	47,375	—

Total mortgage loans sold	282,511	264,685	182,542
Plus: basis adjustments	2,797	2,595	4,324
Less: cash received	287,644	270,749	189,223

Gain on sale of mortgage loans (2)(3)	$2,336	$3,469	$2,357

(1)	Loans that generally meet the underwriting guidelines of one of the government-sponsored entities such as Freddie Mac, Fannie Mae, and Ginnie Mae.
(2)	Includes real estate owned, or REO, that was part of a delinquent loan sale.
(3)	Total gain on sale of mortgage assets of $2.4 million, $3.5 million and $2.5 million on the consolidated statements of operations for the years ended December 31, 2005, December 31, 2004 and December 31, 2003 includes the gain recognized on sale of other assets.

Concentrations of Risk

Market risk. The Company’s ability to continue to originate mortgage loans is dependent, in part, on its ability to securitize mortgage loans. Securitization is required in order to generate cash for repayment of the Company’s financing facilities, production of new mortgage loans, and general working capital purposes. The value of and market for the Company’s loans are dependent upon a number of factors, including general economic conditions, interest rates, and governmental regulations. If there are adverse changes in such factors, the Company bears the risk of being unable to securitize its mortgage loans for acceptable prices within reasonable periods of time. If it is not possible or economical to complete the securitization of a substantial portion of its mortgage loans, the Company may exceed its capacity under its warehouse and repurchase financing, be unable or limited in its ability to pay down its financing facilities and to originate and purchase mortgage loans, or be required to liquidate mortgage loans when the market value of the loans is low and potentially incur a loss on the sale transaction. Furthermore, if the Company cannot generate sufficient liquidity upon any such sale, the Company will be unable to continue operations and grow its mortgage loan portfolio. The occurrence of any of these events would have a material adverse effect on the Company’s business, financial condition, liquidity and results of operations.

The Company regularly reviews the interest rates on its loan products and makes adjustments to the interest rates it offers to reflect then-current market conditions. The Company uses derivative financial instruments in order to reduce some of its exposure to fluctuations in interest rates.

Geographical concentration. Properties securing the mortgage loans in the Company’s mortgage loan servicing portfolio are geographically dispersed throughout the Unites States. At December 31, 2005, 30%, 19%, and 16% of the unpaid principal balance of mortgage loans in the Company’s mortgage loan servicing portfolio were secured by properties located in the Southern, California, and Mid-Atlantic regions, respectively. At December 31, 2004, 29%, 21%, and 14% of the unpaid principal balances were secured by properties located in these same regions, respectively. The remaining properties securing mortgage loans serviced did not exceed 15% in any other region at either period end.

In recent years, mortgage loan production was also geographically concentrated in the Southern, California, and Mid-Atlantic regions. During 2005, these regions accounted for 27%, 22%, and 21%, respectively, of the Company’s collateral for mortgage loan production. During 2004, these regions accounted for 27%, 25%, and 15%, respectively, of the Company’s collateral for mortgage loan production. During 2003, these regions accounted for 26%, 27%, and 14%, respectively, of the Company’s collateral for mortgage loan production.

(5)	Allowance for Loan and Interest Losses

The Company is exposed to risk of loss from its mortgage loan portfolio and establishes the allowance for loan and interest losses taking into account a variety of criteria including the contractual delinquency status, historical loss experience, and catastrophic environmental influences or natural disasters—see Note 20. The allowance for loan and interest losses is evaluated monthly and adjusted based on this evaluation.

Activity related to the allowance for loan loss and past due interest for the mortgage loan portfolio for the years ended December 31, 2005, 2004, and 2003 is as follows:

	December 31,
	2005	2004
	($ in thousands)
Allowance for loan losses	$36,639	$24,892
Allowance for past due interest (3)	16,086	12,418

Ending balance	$52,725	$37,310

	For the Year Ended December 31,
	2005	2004	2003
		($ in thousands)
Beginning balance	$37,310	$43,369	$40,227
Provision for loan losses (1)	42,344	31,627	19,364
Provision for past due interest (2)	9,949	6,756	14,692
Charge-offs	(36,878)	(44,442)	(30,914)

Ending balance	$52,725	$37,310	$43,369

(1)	Includes $4.5 million for the year ended December 31, 2005 with respect to probable losses incurred due to Hurricane Katrina.
(2)	Recorded as a component within interest income on the consolidated statements of operations and represents the reversal of accrued interest on loans delinquent for 90 days or more.
(3)	Provided for within accrued interest receivable on the consolidated balance sheets.

An internally developed roll rate analysis, static pool analysis and historical losses are the primary tools used in analyzing the Company’s allowance for loan and interest losses. The Company’s roll rate analysis is defined as the historical progression of loans through the various delinquency categories. The Company’s static pool analysis provides data on individual pools of loans based on year of origination. These tools take into consideration historical information regarding delinquency and loss severity experience and apply that information to the portfolio and the portfolio’s basis adjustments. Loss severity, as a percentage, is defined as the total loss amount divided by the actual unpaid principal balance at the time of liquidation. Total loss amounts include all accrued interest, fees, principal balances, all costs of liquidating, and all other servicing advances for taxes, property insurance, and other servicing costs incurred and invoiced to the Company within 90 days following the liquidation date. As of December 31, 2005, the Company is experiencing an 18-month average loss severity of 40% on its owned portfolio, and this is the assumption currently used in the loan loss allowance model. The 40% loss severity includes the following loss components: 19.02% for principal, 14.29% for interest, and 6.27% for advances and other costs. This average loss severity has increased over time because loss severities typically increase as a portfolio gets older.

(6)	Mortgage Servicing Rights

As of December 31, 2005, the fair value of the mortgage servicing rights in total was $156.1 million compared to $155.1 million as of December 31, 2004. The fair value is estimated by discounting estimated future cash flows from the servicing assets using discount rates that approximate current market rates. The fair value as of December 31, 2005 was determined using prepayment assumptions ranging from 20% to 45% and discount rates ranging from 11% to 18%. The fair value as of December 31, 2004 was determined using prepayment assumptions ranging from 25% to 57% and discount rates ranging from 12% to 16%. The Company recognized a permanent impairment during 2005 due to significant prepayment experience in underlying loans and recognized a temporary impairment relating to lower valuations of MSRs in the marketplace. The Company also recognized temporary impairments during 2005 for hurricane-related factors—see Note 20. The following table summarizes activity in mortgage servicing rights for the years ended December 31, 2005, 2004, and 2003:

	For the Year Ended December 31,
	2005	2004	2003
	($ in thousands)
Beginning balance of MSRs, gross	$106,619	$41,942	$25,205
Purchased	83,358	84,948	23,692
Amortization	(48,215)	(19,516)	(6,955)
Permanent impairment	(3,392)	(755)	—

Ending balance of MSRs, gross	$138,370	$106,619	$41,942

Beginning balance of valuation allowance	$(7,624)	$(687)	$(234)
Impairment	(4,396)	(7,692)	(453)
Permanent impairment	3,392	755	—
Ending balance of valuation allowance	(8,628)	(7,624)	(687)

MSRs, net	$129,742	$98,995	$41,255

As of December 31, 2005, the following table summarizes the remaining estimated projected amortization expense for the carrying value of the mortgage servicing rights for each of the five succeeding years and thereafter:

Years Ending December 31,
($ in thousands)
2006	$57,448
2007	36,065
2008	19,020
2009	10,889
2010	6,344
Thereafter	8,604

Total	$138,370

(7)	Loan Servicing Portfolio

As of December 31, 2005 and 2004, the Company serviced a portfolio consisting of loans in all 50 states. The Company serviced 162,947 loans with a principal balance of $24.8 billion, including 119,311 loans with a principal balance of $18.4 billion serviced for third-parties and 43,636 loans with a principal balance of $6.4 billion related to the Company’s owned portfolio as of December 31, 2005. The Company serviced 134,139 loans with a principal balance of $20.2 billion, including 91,322 loans with a principal balance of $14.2 billion serviced for third-parties and 42,817 loans with a principal balance of $6.0 billion related to the Company’s owned portfolio as of December 31, 2004.

The following table summarizes information about the delinquency of the Company’s loan servicing portfolio:

	December 31,
	Owned Portfolio		Total Servicing Portfolio
Total Delinquencies and Loss Experience	2005	2004	2005	2004
	($ in thousands)
Total outstanding principal balance (at period-end)	$6,394,873	$5,950,965	$24,760,770	$20,165,942
Delinquency (at period-end):
30-59 days:
Principal balance	$363,780	$290,525	$1,442,450	$956,478
60-89 days:
Principal balance	$98,907	$83,225	$465,173	$247,863
90 days or more:
Principal balance	$74,746	$51,767	$391,147	$172,124
Bankruptcies (1):
Principal balance	$154,787	$110,846	$491,243	$279,331
Foreclosures:
Principal balance	$117,776	$121,571	$595,905	$314,253
Real Estate Owned (2):
Principal balance	$49,818	$49,699	$187,449	$107,939
Total Seriously Delinquent including real estate owned (3)	$442,805	6.61%	$1,961,302	5.26%
Total Seriously Delinquent excluding real estate owned	$392,987	5.77%	$1,773,853	4.73%
Charge-offs	$36,878	$44,442	n/a	n/a

(1)	Bankruptcies include both non-performing and performing loans in which the related borrower is in bankruptcy. Amounts included for contractually current bankruptcies for the Company’s mortgage loan portfolio for December 31, 2005 and 2004 are $43.3 million and $19.6 million, respectively. Amounts included for contractually current bankruptcies for the total servicing portfolio for December 31, 2005 and 2004 are $133.5 million and $47.5 million, respectively.
(2)	When a loan is deemed to be uncollectible and the property is foreclosed, it is transferred to REO at net realizable value and periodically evaluated for additional impairments. Net realizable value is defined as the property’s fair value less estimated costs to sell. Costs of holding this real estate and related gains and losses on disposition are credited or charged to operations as incurred; and therefore, are not included as part of the allowance for loan and interest losses.
(3)	Seriously delinquent is defined as loans that are 60 or more days delinquent, foreclosed, REO, or held by a borrower who has declared bankruptcy and is 60 or more days contractually delinquent.

(8)	Servicing Related Advances

Servicing related advances as of December 31, 2005 and 2004 were as follows:

	December 31, 2005	December 31, 2004
	($ in thousands)
Escrow advances (taxes and insurance)	$53,600	$26,616
Foreclosure and other advances	18,309	17,417
Principal and interest advances	113,388	65,815

Total servicing related advances (1)	$185,297	$109,848

(1)	Includes amounts outstanding of $174.7 million and $96.2 million of servicing related advances that were securitized as of December 31, 2005 and 2004, respectively.

(9)	Real Estate Owned

Real estate owned as of December 31, 2005 and 2004 consisted of the following:

	December 31, 2005	December 31, 2004
	($ in thousands)
Real estate owned—securitized (1)	$46,692	$42,259
Real estate owned—non-securitized (2)	3,069	3,315
Foreclosure advances	3,671	3,280

Total	53,432	48,854
Valuation allowance	(14,499)	(14,803)

Total real estate owned	$38,933	$34,051

(1)	Represents real estate owned that is still held by the securitization trust.
(2)	Represents real estate owned that is not included in a securitization and is financed through working capital.

Activity related to real estate owned for the years ended December 31, 2005, 2004, and 2003 is as follows:

	For the Year Ended December 31,
	2005	2004	2003
	($ in thousands)
Beginning balance	$34,051	$25,626	$15,705
Addition of new properties	57,911	55,542	39,650
Liquidations/redemptions of properties	(43,703)	(48,107)	(30,477)
Change in foreclosure advances	390	1,442	697
Change in valuation allowance	(9,716)	(452)	51

Ending balance	$38,933	$34,051	$25,626

(10)	Other Assets

Other assets as of December 31, 2005 and 2004 consisted of the following:

	December 31, 2005	December 31, 2004
	($ in thousands)
Income tax receivable	$13,072	$35,181
Bond issuance costs	17,178	15,253
Property and equipment, net	17,961	13,128
Prepaid expenses	3,402	4,514
Goodwill	5,455	5,455
Mortgage bond, net	1,175	1,317
Margin receivable on derivative instruments	1,785	4,758
Other assets	8,502	4,259

Total other assets	$68,530	$83,865

(11)	Property and Equipment

Property and equipment is included in other assets in the accompanying consolidated balance sheets. Depreciation expense was $6.1 million, $5.9 million, and $3.9 million for the years ended December 31, 2005, 2004, and 2003, respectively. Property and equipment as of December 31, 2005 and 2004 consisted of the following:

	Estimated Useful Life	December 31, 2005	December 31, 2004
		($ in thousands)
Computers and software	3 years	$21,594	$17,636
Projects in process	—	2,899	3,972
Leasehold improvements	Lesser of 12 years or the life of the lease	7,277	2,412
Furniture and equipment	5 years	869	1,104
Buildings	40 years	437	247

Total property and equipment		33,076	25,371
Accumulated depreciation and amortization		(15,115)	(12,243)

Total property and equipment, net		$17,961	$13,128

(12)	Investor Funds and Escrow

Investor funds totaling $1.3 billion and $0.8 billion were held in segregated bank accounts as of December 31, 2005 and 2004, respectively. These funds are applicable to mortgage loans serviced for investors. Included in investor funds are escrow funds totaling $69.6 million, and $53.8 million as of December 31, 2005 and 2004, respectively, which were also held in segregated bank accounts. These funds are applicable to mortgage loans being serviced. The funds and the related liabilities of the accounts are not included in the accompanying financial statements. The Company earns interest income on these amounts which is recorded as part of servicing income on the Company’s consolidated statement of operations and was $19.9 million, $4.0 million, and $1.4 million for the years ended December 31, 2005, 2004, and 2003, respectively.

(13)	Warehouse and Securitization Financing

A summary of the amounts outstanding under these agreements as of December 31, 2005 and 2004 is as follows:

	December 31, 2005	December 31, 2004
	($ in thousands)
Debt Outstanding
Warehouse financing—loans and servicing advances	$154,339	$282,092
Repurchase agreements—loans (1)	215,158	317,500
Repurchase agreements—retained bond (1)(2)	8,383	—
Repurchase agreements—mortgage bonds (1)(3)	264	1,054
Securitization financing—servicing advances	195,929	117,988
Securitization financing—net interest margin, loans and real estate owned	5,986,460	5,140,356

Total	$6,560,533	$5,858,990

Outstanding Collateral
Warehouse financing—loans and servicing advances	$214,528	$432,336
Repurchase agreements—loans	222,435	322,642
Repurchase agreements—retained bond	10,480	—
Repurchase agreements—mortgage bonds	1,175	1,317
Securitization financing—servicing advances (4)	217,600	133,051
Securitization financing—net interest margin, loans and real estate owned	6,021,558	5,239,426

Total	$6,687,776	$6,128,772

Total Available Committed Borrowings
Warehouse financing—loans and servicing advances	$375,000	$300,000
Repurchase agreements—loans, retained bond and mortgage bonds	1,300,000	1,325,000
Securitization financing—servicing advances	230,000	160,000

Total	$1,905,000	$1,785,000

Remaining Capacity to Borrow
Warehouse financing—loans and servicing advances	$220,661	$17,908
Repurchase agreements—loans, retained bond and mortgage bonds	1,076,195	1,006,446
Securitization financing—servicing advances	34,071	42,012

Total	$1,330,927	$1,066,366

(1)	Repurchase agreements are included as part of warehouse financing on the consolidated balance sheets.
(2)	Class B-4 of the 2005-3 securitization was retained by the Company rather than being sold to third-party investors. The purchase price of the retained bond was financed using borrowing availability from the Company’s Greenwich 2-year repurchase agreement. The collateral for this debt is contained within the securitized financing collateral of $6.0 million shown in the above table.
(3)	Amount outstanding in 2004 was borrowed against an uncommitted facility.
(4)	Includes $2.5 million of principal and $24.9 million of interest on our mortgage loan portfolio as of December 31, 2005 and $2.1 million of principal and $23.6 million of interest on our mortgage loan portfolio as of December 31, 2004, which is included within the mortgage loan portfolio and accrued interest balances on our consolidated balance sheets, respectively.

The following table summarizes our outstanding debt obligations as of December 31, 2005:

	Total	2006	2007	2008	2009	2010	Thereafter
	($ in thousands)
As of December 31, 2005
Warehouse financing—loans and servicing advances	$154,339	$154,339	$—	$—	$—	$—	$—
Repurchase agreements—loans, retained bond and mortgage bonds (1)	223,805	223,805	—	—	—	—	—
Securitization financing— servicing advances	195,929	110,929	—	85,000	—	—	—
Securitization financing—net interest margin, loans and real estate owned (2)	5,986,460	2,400,597	1,637,955	1,011,225	649,060	287,623	—

Total outstanding debt obligations	$6,560,533	$2,889,670	$1,637,955	$1,096,225	$649,060	$287,623	$—

(1)	Repurchase agreements are included as part of warehouse financing on the consolidated balance sheets.
(2)	Amounts shown are estimated bond payments based on anticipated receipt of principal and interest on underlying mortgage loan collateral using historical prepayment speeds.

Interest on the warehouse financing and repurchase facilities is based on a margin over the London Interbank Offered Rate, or LIBOR, with the margin above LIBOR varying by facility and depending on the type of asset that is being financed. As of December 31, 2005, these margins ranged from 0.6% to 2.5%. The weighted average interest rate on these borrowings outstanding at December 31, 2005 and 2004 was 5.10% and 3.18%, respectively. Interest on the securitization financing is either based on a fixed rate or is based on a margin above LIBOR varying by securitization deal and the type of asset that is being financed. As of December 31, 2005, these fixed rates ranged from 3.5% to 6.7% and these margins above LIBOR ranged from 0.09% to 4.0%.

A summary of interest expense and the weighted average cost of funds for the years ended December 31, 2005, 2004 and 2003 is as follows:

	For the Year Ended December 31,
	2005	2004	2003
	($ in thousands)
Interest Expense
Warehouse financing	$3,335	$2,868	$1,004
Repurchase agreements	9,694	7,251	4,976
Securitization financing	246,357	136,926	108,405
Notes payable	—	1,443	2,000
Other	4,423	4,010	3,908

Total	$263,809	$152,498	$120,293

Weighted Average Cost of Funds
Warehouse financing	1.73%	1.86%	1.31%
Repurchase agreements	4.00%	2.14%	1.86%
Securitization financing	4.25%	2.81%	2.75%
Notes payable	—	8.00%	8.00%

Total	4.24%	2.83%	2.80%

Under its borrowing agreements, the Company is subject to certain debt covenants and is required to maintain or satisfy specified financial ratios and tests, as well as other customary covenants, representations and warranties. In the event of default, the Company may be prohibited from paying dividends and making distributions under certain of its financing facilities without the prior approval of its lenders. As of December 31, 2005, the Company was in compliance with all its covenants under the respective borrowing agreements.

Loans and mortgage bonds financed under the Company’s warehouse financing and repurchase facilities are subject to changes in market valuation and margin calls. The market value of the Company’s loans and mortgage bonds depends on a variety of economic conditions, including interest rates and demand for its asset-backed securities. To the extent the value of the loans or mortgage bonds declines significantly, the Company would be required to repay portions of the amounts borrowed.

(14)	Employee Savings Plan

The Company’s employees are eligible to participate in the Saxon 401(k) Plan provided they are 18 years of age and scheduled to work at least 1,000 hours annually. Under the current plan, a maximum of 50% of the employees’ eligible earnings can be contributed to the plan on a pre-tax basis. After-tax contributions to the plan were frozen effective August 1, 2005. The Company also makes matching contributions in proportion to employees’ pre-tax contributions. Effective January 1, 2004, the Company increased the company match to 4% of the employees’ eligible earnings. Throughout 2003, the Company contributed 3% of the employee’s eligible earnings.

From April 2002 until December 31, 2003, the Company allowed senior management employees the option of deferring a portion of eligible income into a non-qualified deferred compensation plan. Eligible employees could defer up to 15% of their base salary and up to 100% of their annual bonus payment into this plan on a pre-tax basis. The Company could also make discretionary matching contributions in proportion to employees’ deferred earnings. Throughout 2003, the Company contributed 50% of the employees’ first 2% of total deferred earnings. This plan was closed to any additional deferrals as of December 31, 2003 and was terminated on January 26, 2004. All plan assets were distributed to plan participants in 2004.

The total expense related to the Company’s matching contributions for all plans for the years ended December 31, 2005, 2004 and 2003 was $1.6 million, $1.3 million, and $0.6 million, respectively.

(15)	Income Taxes

The components of the provision for income taxes for the years ended December 31, 2005, 2004, and 2003 consist of the following:

	For the Year Ended December 31,
	2005	2004 (as restated —see Note 25)	2003 (as restated —see Note 25)
	($ in thousands)
Federal
Current	$17,569	$3,422	$30,573
Deferred	(23,962)	3,776	6,909
State
Current	3,092	293	1,455
Deferred	(2,601)	(2,504)	1,168

Total income tax (benefit) expense	$(5,902)	$4,987	$40,105

The amounts provided for income taxes differ from the amount provided at the statutory federal rate as follows:

	For the Year Ended December 31,
	2005	2004 (as restated —see Note 25)	2003 (as restated —see Note 25)
	($ in thousands)
Federal income tax expense at statutory rate	$36,665	$38,959	$37,726
Nontaxable REIT income	(42,846)	(40,124)	—
Write-off of deferred tax assets (liabilities), net	8,494	11,687	—
State income tax expense (benefit), net	2,804	(349)	2,624
Federal tax (benefit) expense of state tax deduction	(981)	122	(918)
Tax effect of intercompany transactions	(9,700)	—	—
Change in valuation allowance	102	—	—
Other (benefit) expense, net	(440)	(5,308)	673

Total income tax (benefit) expense	$(5,902)	$4,987	$40,105

The income tax effects of temporary differences that give rise to the net deferred tax asset (liability) as of December 31, 2005 and 2004 are as follows:

	December 31, 2005	December 31, 2004 (as restated —see Note 25)
	( $ in thousands)
Deferred tax asset:
Amortization of intangibles	$26,713	$11,776
Mark to market adjustment	—	1,841
Intercompany transactions	29,164	6,605
Securitized loan adjustments	3,830	605
Capital loss carryover	102	—
Other	4,029	4,977
Accumulated other comprehensive income	15	1,702

Total	$63,853	$27,506
Valuation allowance	(101)	—

Total deferred tax asset	$63,752	$27,506

Deferred tax liability:
Mark to market adjustments	$(849)	$—
Hedging (1)	(9,179)	—

Total deferred tax liability	$(10,028)	$—

Net deferred tax asset	$53,724	$27,506

(1)	Although the Company has eliminated the use of hedge accounting under SFAS 133 for financial purposes, it continues to account for certain of its derivative instruments as hedges for tax purposes.

The Company may retain up to 10% of its REIT taxable income and pay corporate income taxes on this retained income while continuing to maintain its REIT status. At this time, the Company intends to retain up to 10% of its ordinary REIT taxable income and, accordingly, the Company has recorded a provision for income taxes based upon its estimated liability for Federal and state income tax purposes in the consolidated statements of operations. The difference between the federal tax and book basis of the Company’s assets and liabilities is a net tax-deductible temporary difference of $53.7 million as of December 31, 2005 (consisting of tax-deductible temporary differences of $63.7 million and taxable temporary differences of $10.0 million).

Under the Internal Revenue Code, a dividend declared by a REIT in October, November, or December of a calendar year and payable to shareholders of record as of a specified date in such year will be deemed to have been paid by the REIT and received by the shareholders on the last day of that calendar year, provided the dividend is actually paid before February 1st of the following calendar year, and provided that the REIT has any remaining undistributed REIT taxable income on the record date. Therefore, the regular dividends declared in the fourth quarter of 2005, which were paid in January 2006, are considered taxable income to shareholders in 2005 (the year declared).

As a result of the conversion to REIT status, federal income taxes on the portion of the income distributed by the Company’s qualified REIT subsidiary are payable directly by its shareholders pursuant to the Internal Revenue Code. Accordingly, with respect to such taxable income, no provision for federal or state income tax has been included in the Company’s financial statements.

The Company recognizes all of its deferred tax assets if it believes that it is more likely than not, given all available evidence, that all of the benefits of the carryforward losses and other deferred tax assets will be realized. During 2005, the Company recorded $0.1 million as a valuation allowance associated with capital losses that management believes, based on the available evidence, is more likely than not that the Company will not realize the benefit of. Management believes that, based on the available evidence, it is more likely than not that the Company will realize the benefit from its remaining deferred tax assets.

(16)	Derivatives (as restated—as discussed in Note 25)

As a result of the Company’s restatement to eliminate the use of hedge accounting treatment under SFAS 133, as described in Note 25, the Company currently accounts for its derivative financial instruments as undesignated derivative instruments. As of December 31, 2005 and 2004, the net fair value of the Company’s derivatives totaled $11.4 million and $14.9 million, respectively. The maximum term over which the Company is currently managing its exposure for forecasted transactions is 30 months. Derivative gains (losses) totaled $32.4 million, $(0.1) million, and $(23.9) million for the years ended December 31, 2005, 2004, and 2003, respectively. The components of derivative gains (losses) for the years ended December 31, 2005, 2004, and 2003 consist of the following:

	For the Year Ended December 31,
	2005	2004	2003
	($ in thousands)
Fair value gain (loss)	$17,024	$(2,947)	$(21,730)
Cash settlements, net	15,962	2,858	(1,235)
Broker commissions	(590)	(441)	(927)
Interest earned on margin	40	20	7

Total	$32,436	$(510)	$(23,885)

(17)	Shareholders’ Equity

During 2005, our Board of Directors declared quarterly ordinary dividends of $0.55, $0.55, $0.50, and $0.50 per share payable to stockholders of record at the close of business on April 29; July 29; October 28; and December 30, respectively. Our Board of Directors also declared a special ordinary dividend of $0.14 payable to stockholders of record at the close of business on December 30, 2005.

(18)	Share-Based Compensation Plans

Compensation cost charged against income for the Company’s shared-based compensation plans was $4.0 million, $4.9 million, and $0.3 million for the years ended December 31, 2005, 2004, and 2003, respectively.

Stock Incentive Plan—Pursuant to the merger agreement in connection with the REIT conversion, the Company assumed the Saxon Capital, Inc. 2001 Stock Incentive Plan (the “Stock Incentive Plan”), which provides for the issuance of restricted common stock, stock appreciation rights, dividend equivalent rights, stock options, or unit awards based on the value of the Company’s common stock to eligible employees and other eligible participants. The maximum number of shares or other awards authorized for issuance under the Stock Incentive Plan is reset as of January 1 of each year at the greater of (i) 2,998,556; (ii) 10.69% of the total number of then outstanding shares of common stock of the Company as of January 1 of each year; or (iii) the maximum number that has been previously awarded or granted under the Stock Incentive Plan, provided that the total number of shares authorized to be issued under the Stock Incentive Plan may not exceed 6,000,000 shares. The Compensation Committee of the Board of Directors administers the Stock Incentive Plan, and has full authority to select the recipients of awards, to decide when awards are to be made, to determine the type and number of awards, and to establish the vesting requirements as well as other features and conditions of each award.

All options outstanding under the Company’s Stock Incentive Plan vested in connection with the Company’s conversion to a REIT in the third quarter of 2004, and the Company has not granted any additional options in 2005. Accordingly, no additional expense was recorded for these options as a result of the adoption of SFAS 123(R).

The weighted average fair value of options granted in 2003 was $8.18 per share. No options were granted during 2004 or 2005. The Black-Scholes option pricing model was used with the following weighted average assumptions:

Year Ended December 31, 2003
Risk-free interest rate	3.96%
Dividend yield	—
Volatility factor	50.00%
Weighted average expected life	10 years

The following table summarizes the transactions relating to the Company’s stock options for the period ended December 31, 2005:

	Number of Options	Weighted Average Exercise Price
Options outstanding, January 1, 2003 (includes 2,701,000 options outstanding under the Stock Incentive Plan)	3,170,750	$10.08
Options granted	60,000	$12.54
Options exercised	(367,750)	$10.01
Options cancelled	(93,000)	$10.05

Options outstanding, December 31, 2003 (includes 2,295,000 options outstanding under to the Stock Incentive Plan and 475,000 outstanding to the Company’s non-employee board members)	2,770,000	$10.14

Options granted	—	—
Options exercised	(2,726,500)	$10.14
Options cancelled	(32,500)	$10.05

Options outstanding, December 31, 2004 (includes 11,000 options with a remaining contractual life of 6.8 years outstanding under the Stock Incentive Plan)	11,000	$10.10
Options granted	—	—
Options exercised	(5,000)	$10.10
Options cancelled	—	—

Options outstanding, December 31, 2005 (includes 6,000 exercisable options with a remaining contractual life of 5.8 years outstanding under the Stock Incentive Plan)	6,000	$10.10

Cash received from options exercised under all share-based payment arrangements for the years ended December 31, 2005, 2004, and 2003 was $0.1 million, $39.6 million and $3.7 million, respectively. The actual tax benefit realized for the tax deductions from option exercises under share-based payment arrangements totaled $1.3 thousand, $19.7 million, and $0.6 million for the years ended December 31, 2005, 2004, and 2003, respectively. The total intrinsic value of options exercised during the years ended December 31, 2005, 2004, and 2003 was $34.7 thousand, $69.9 million, and $1.8 million, respectively. The total intrinsic value of options outstanding and exercisable as of December 31, 2005 was $7.4 thousand.

Restricted Stock Units—On September 4, 2003, the Company granted 180,000 restricted stock units under the Company’s Stock Incentive Plan to the Company’s Chief Executive Officer, Chief Operating Officer and Chief Financial Officer, and the Company granted 60,000 restricted stock units to its non-employee directors. All 240,000 outstanding restricted stock units that were not previously vested were vested and the related shares were delivered following approval of the merger agreement required for the REIT conversion. Compensation expense related to the restricted stock units for the period ended December 31, 2004 was $3.9 million.

During 2005, the Company granted an aggregate of 867,000 restricted stock units to certain of the Company’s employees, including each executive officer. The restricted stock units will vest on the fifth anniversary of the date of grant. In addition, the Company granted an aggregate of 80,000 restricted stock units to its four non-employee directors during the first quarter of 2005 and 20,000 restricted stock units to its newly appointed non-employee director during the fourth quarter of 2005. The restricted stock units related to the non-employee directors vest in four equal annual installments on each of the four anniversaries of the date of grant. All grantees of these restricted stock units are entitled to receive all dividends and distributions (also known as “dividend equivalent rights”) paid with respect to the common shares of the Company underlying such restricted stock units at the time such dividends or distributions are paid to holders of common shares.

The Company recognizes compensation expense for outstanding restricted stock units over their vesting periods for an amount equal to the fair value of the restricted stock units at grant date. Fair value is determined by the price of the common shares underlying the restricted stock units on the grant date. As of December 31, 2005, there was $12.0 million of total unrecognized compensation cost related to nonvested restricted stock units granted under the Stock Incentive Plan. That cost is expected to be recognized over a weighted-average period of 4 years.

The Company recorded $0.7 million in reduction of expense during the year ended December 31, 2005 related to a change in accounting for forfeitures of restricted stock units following the Company’s adoption of SFAS 123(R).

A summary of the status of the Company’s nonvested restricted stock units as of December 31, 2005, and changes during the year ended December 31, 2005, is presented below:

	Number of Restricted Stock Units	Weighted Average Grant- Date Fair Value
Nonvested at January 1, 2005	—	$—
Granted	967,000	$20.31
Vested	(50,000)	$21.50
Forfeited	(77,000)	$20.77

Nonvested at December 31, 2005	840,000	$20.19

Warrants—In connection with the Company’s private offering in 2001, the Company granted warrants to Friedman, Billings, Ramsey & Co., Inc. (“FBR”) to purchase an aggregate of 1,200,000 shares of common stock, of which 1,192,000 have been exercised as of December 31, 2004. The 8,000 remaining warrants have an exercise price of $10.00 per share and are exercisable until they expire on July 6, 2006.

Employee Stock Purchase Plan—The Company’s Employee Stock Purchase Plan authorizes the issuance of up to a total of 1,000,000 shares of common stock to participating employees. The 1,000,000 share aggregate limitation is adjusted proportionately for any increase or decrease in the number of outstanding shares of the stock. Under the terms of the Stock Purchase Plan, eligible employees may have up to 15% of eligible compensation deducted from their pay during each offering period to purchase common stock. Purchases are made on the last trading day of the offering period. The per share purchase price is 85% of the last transaction price per share of the Company’s common stock on the last trading day of the offering period.

Subsequent to the adoption of SFAS 123(R), the Company recognizes compensation expense for its Employee Stock Purchase Plan for an amount equal to the difference between the fair value and the sales price of the shares on the date of purchase. As a result, the Company incurred $133.4 thousand of expense during the year ended December 31, 2005. Activity related to the Company’s Employee Stock Purchase Plan for the periods presented is as follows:

	Shares Issued	Issuance Price	Proceeds
	(amounts in thousands, except issuance price)
For the Year Ended December 31, 2005:
March 31, 2005	29.7	$14.62	$434
June 30, 2005	18.5	$14.51	$268
September 30, 2005	27.6	$10.07	$278
December 30, 2005	21.9	$9.63	$211

Total	97.7	$12.19	$1,191

For the Year Ended December 31, 2004:
March 31, 2004	11.3	$24.14	$273
June 30, 2004	15.2	$19.41	$295
September 20, 2004	9.9	$23.15	$229
December 31, 2004	5.5	$20.39	$112

Total	41.9	$16.92	$909

For the Year Ended December 31, 2003:
March 31, 2003	20.3	$11.31	$230
June 30, 2003	12.5	$14.69	$184
September 30, 2003	14.6	$14.57	$213
December 31, 2003	10.8	$17.81	$192

Total	58.2	$14.07	$819

(19)	Disclosure about Financial Instruments

Fair value of financial instruments is defined as the amount at which the instrument could be exchanged in a current transaction between willing parties other than in a forced or liquidation sale. In cases where market prices are not available, fair values are based on estimates using present value or other valuation techniques. Those techniques are significantly affected by the assumptions used, including the discount rate and estimates of future cash flows. In that regard, the derived fair value estimates cannot be substantiated by comparison to independent markets and, in many cases, could not be realized in immediate settlement of the instrument. Certain financial instruments due to their nature and all non-financial instruments are excluded from this disclosure.

The following methods and assumptions were used to estimate the fair value of the Company’s financial instruments:

Mortgage loan portfolio—The mortgage loan portfolio’s fair value is determined by the projected carrying cost or a market price based upon estimated securitization prices. The fair value of the principal balance of the mortgage loan portfolio at December 31, 2005 and 2004 is $6.4 billion and $6.0 billion, respectively. At December 31, 2005 and 2004, the carrying values of the net mortgage loan portfolio on the consolidated balance sheet are $6.4 billion and $6.0 billion, respectively, net of allowance for loan losses.

Mortgage bonds—Mortgage bonds are held in other assets on the consolidated balance sheets at a fair value of $1.2 million and $1.3 million at December 31, 2005 and 2004, respectively. The mortgage bonds’ fair value is based on the remaining principal and interest cash flows at December 31, 2005 and 2004, discounted at 15% which is based on the Company’s required yield versus the perception of risk on the bond.

Derivative instruments—Derivative instruments are recorded at fair value on the consolidated balance sheets at December 31, 2005 and 2004 using broker and/or counterparty valuations.

Mortgage servicing rights—Mortgage servicing rights are initially recorded at cost and subsequently amortized in proportion to and over the period of the anticipated net cash flows from servicing the loans to arrive at the carrying value. Fair value of the mortgage servicing rights is based on independent appraisals. The fair value of the mortgage servicing rights at December 31, 2005 and 2004 is $156.1 million and $155.1 million, respectively. At December 31, 2005 and 2004, the carrying value of the mortgage servicing rights is $129.7 million and $99.0 million, respectively.

Securitization financing—Securitization financing is the debt associated with the asset-backed securitizations and is floating with interest rates that adjust to market rates. The carrying values for securitization financing at December 31, 2005 and 2004 approximate fair value.

Warehouse financing—Warehouse financing is secured by unsecuritized mortgage loans and is floating with interest rates that adjust to market rates, and accordingly the carrying value is considered a reasonable estimate of fair value.

(20)	Commitments and Contingencies

Leases

The Company’s subsidiaries are obligated under non-cancelable operating leases for real property and equipment, and certain real property lease commitments contain renewal options. Minimum annual rental payments as of December 31, 2005 are as follows:

Years Ending December 31,	Real Property	Equipment	Total
	($ in thousands)
2006	$6,607	$4,408	$11,015
2007	5,994	2,691	8,685
2008	5,782	1,707	7,489
2009	5,800	1,449	7,249
2010	5,650	1,273	6,923
Thereafter	23,936	2,227	26,163

Total	$53,769	$13,755	$67,524

For the years ended December 31, 2005, 2004, and 2003, rental and lease expense amounted to $13.0 million, $9.6 million, and $8.7 million, respectively.

Mortgage Loans

As of December 31, 2005 and 2004, the Company’s subsidiaries had commitments to fund mortgage loans with agreed-upon rates of $262.6 million and $240.3 million, respectively. These amounts do not necessarily represent future cash requirements, as some portion of the commitments are likely to expire without being drawn upon or may be subsequently declined for credit or other reasons.

From May 1996 to July 5, 2001, the Company securitized its mortgage loans in off balance sheet transactions, of which $391.9 million are still outstanding as of December 31, 2005. In connection with these mortgage loans as well as in connection with the sales of mortgage loans to nonaffiliated parties, the Company’s subsidiaries made representations and warranties about certain characteristics of the loans, the borrowers, and the underlying properties. In the event of a breach of these representations and warranties, those subsidiaries may be required to remove loans from a securitization and replace them with cash or substitute loans, and to indemnify parties for any losses related to such breach. As of December 31, 2005 those subsidiaries did not have any material obligation to remove any such loans, or to provide any such indemnification.

In the normal course of business, the Company is subject to indemnification obligations related to the sale of residential mortgage loans. Under these obligations, the Company is required to repurchase certain mortgage loans that fail to meet the standard representations and warranties included in the sales contracts. The Company accrues an estimate for the fair value of those obligations. The Company’s subsidiaries are also subject to premium recapture expenses in connection with the sale of residential mortgage loans. Premium recapture expenses represent repayment of a portion of certain loan sale premiums to investors on previously sold loans that are repaid within six months of the loan sale. The Company accrues an estimate of the potential refunds of premium received on loan sales based upon historical experience. As of December 31, 2005 and 2004, the liability recorded for premium recapture expense and for obligations to repurchase mortgage loans was $0.4 million and $0.1 million, respectively and was included within gain on sale of assets in the consolidated statements of operations.

Mortgage Servicing Rights

The Company is committed to purchasing third party servicing rights for an additional $3.9 billion unpaid principal balance of third party mortgage loans during the first quarter of 2006, of which $3.0 billion had been purchased as of February 2006 for $23.5 million.

Impact of Hurricane Katrina

In August 2005, Hurricane Katrina made landfall in the U.S. Gulf Coast region. The Company is still in the process of evaluating its mortgage loan portfolio in the affected areas for collectibility and evaluating its MSRs and real estate owned for impairment. The percentage of the Company’s mortgage loan portfolio and the loans underlying the MSRs in the federally declared disaster areas was 2% and 1%, respectively, as of December 31, 2005. While we have received a substantial amount of property inspection reports from the impacted area, assessing the extent to which insurance coverage exists continues to be challenging. Also, many insurance policies exclude coverage for flood damage. Therefore, claims for insurance recoveries may be disputed if insured parties and their insurers disagree in their assessments of how much of the damage was due to wind versus flooding. Estimates of the full extent of real estate losses may take some time to calculate due to these insurance challenges. The collectibility of the Company’s mortgage loan portfolio and valuation of the Company’s MSRs and real estate owned may be impacted by this exposure due to higher delinquency and foreclosure rates, increased servicer advances due to non-payment of mortgage loans, increased loss severities, and added servicing costs needed to effectively and efficiently service these loans as these loans will require increased contact with the borrower to ensure that timely payments are rendered. Foreclosure timelines are likely to lengthen as a result of increased conflict between insurers and homeowners relating to coverage under applicable flood or homeowners insurance policies.

The total recorded investment in impaired loans within the mortgage loan portfolio related to Hurricane Katrina is $102.4 million at December 31, 2005. The Company recorded an allowance as of December 31, 2005 of $4.5 million in connection with probable estimated losses in its mortgage loan portfolio due to Hurricane Katrina. This amount was determined based on an analysis of the specific pool of mortgage loans within the federally declared disaster areas segmented into categories based on an estimation of the extent of flooding in each such area. The pool was further segmented to exclude loans for properties covered by flood insurance and loans for which the Company had received correspondence from the borrower and/or actual property inspection reports indicating damage was less severe than expected. The remaining pool of loans’ unpaid principal balances and their associated basis adjustments, advances and accrued interest were accumulated and a range of estimated percentage of loss severity was applied using different insurance coverage scenarios.

The Company also recorded an additional MSR impairment related to the foregoing matter of $0.2 million as of December 31, 2005. This amount was determined based on an analysis of the specific pool of serviced mortgage loans within the federally declared disaster areas segmented into categories based on an estimation of the extent of flooding in each such area. The unpaid principal balances of the pool of serviced mortgage loans were accumulated, and a percentage of loss was then applied to each segment to determine the amount of loan principal at risk. The resulting amount of loan principal at risk was then applied to the total MSR balance to determine the impact of impairment.

Legal Matters

Because the business of the Company’s subsidiaries involves the collection of numerous accounts as well as the validity of liens and compliance with various state and federal lending laws, the Company and its subsidiaries are subject to various legal proceedings in the normal course of business. In management’s opinion, the resolution of these lawsuits will not have a material adverse effect on the financial position or the results of operations of the Company.

Bauer, et al., v. Saxon Mortgage Services, Inc., et al. is a matter filed on December 1, 2004 in the Civil District Court for the Parish of Orleans, State of Louisiana, Case No. 2004-17015. On January 26, 2005, the plaintiffs filed a motion to dismiss the case without prejudice, and the court entered an order dismissing the case on January 31, 2005. On February 17, 2005, the plaintiffs re-filed the case as two separate class action lawsuits, Bauer, et al., v. Dean Morris, et al., filed as Case No. 05-2173 in the Civil District Court for the Parish of Orleans, State of Louisiana, and Patterson, et al., v. Dean Morris, et al., filed as Case No. 05-2174 in the Civil District Court for the Parish of Orleans, State of Louisiana. In the Bauer case, the Company is not a named defendant but may owe defense and indemnification to Deutsche Bank Trust Company Americas, N.A., as custodian of a mortgage loan for which one named plaintiff is mortgagor. A subsidiary, Saxon Mortgage Services, Inc., is a named defendant in the Patterson case. In both cases, the named plaintiffs allege misrepresentation, fraud, conversion and unjust enrichment on the part of the lender defendants and law firm hired by a number of defendants, including Saxon Mortgage Services, Inc., to enforce mortgage loan obligations against borrowers who had become delinquent pursuant to the terms of their mortgage loan documents. Specifically, the plaintiffs alleged that the law firm quoted inflated court costs and sheriff’s fees on reinstatement proposals to the plaintiffs. In both cases, the plaintiffs seek certification as a class action, compensatory damages, pre-judgment interest, attorneys’ fees, litigation costs, and other unspecified general, special and equitable relief. At the present time, the Company cannot predict the outcome of the case and cannot reasonably estimate a range of possible loss given the current status of the litigation. As such, no amounts have been accrued in the accompanying consolidated financial statements. There were no significant developments in this legal proceeding in the quarter ended December 31, 2005. On January 24, 2006, the United States District Court for the Eastern District of Louisiana granted the Company’s motion to compel arbitration and stayed the court proceedings as to named plaintiffs Keenan and Karen Duckworth in Bauer, et al., v. Dean Morris, et al., filed as Case No. 05-2173 in the Civil District Court for the Parish of Orleans, State of Louisiana. On January 25, 2006, the United States District Court for the Eastern District of Louisiana granted the Company’s motion to compel arbitration and stayed the court proceedings as to named plaintiff Debra Herron in Patterson, et al., v. Dean Morris, et al., filed as Case No. 05-2174 in the Civil District Court for the Parish of Orleans, State of Louisiana. The court subsequently remanded the underlying court proceedings in both the Bauer and Patterson cases to the Civil District Court for the Parish of Orleans, State of Louisiana.

Cechini, et al., v. America’s MoneyLine, Inc. is a matter filed on August 10, 2005 in the United States District Court for the Northern District of Illinois, Eastern Division, as Case No. 05C 4570. The plaintiff filed the case as a class action, alleging violation of the Fair Credit Reporting Act in connection with the use of pre-approved offers of credit by the Company’s subsidiary, America’s MoneyLine, Inc. At this time, the Company cannot predict the outcome of this matter and cannot reasonably estimate a range of possible loss given the current status of the litigation; accordingly, no amounts have been accrued in the accompanying consolidated financial statements. There were no significant developments in this legal proceeding in the quarter ended December 31, 2005.

Jumar Hooks and Diane Felder, et al., v. Saxon Mortgage, Inc. is a matter filed on October 12, 2005 in the Common Pleas Court for Cuyahoga County, Ohio as Case No. CV 05 574577. The plaintiffs filed this case as a class action, alleging, on behalf of themselves and similarly situated Ohio borrowers, that the Company’s subsidiary engaged in unlawful practices in originating and servicing the plaintiffs’ loans. The plaintiffs seek certification as a class and a judgment in favor of the plaintiffs for money damages, costs, attorneys’ fees, and other relief deemed appropriate by the court. As with other pending litigation, if a class is certified and there is an adverse outcome or the Company does not otherwise prevail in the matter, it could suffer material losses, although the Company intends to vigorously defend this lawsuit. At the present time, the Company cannot predict the outcome of this case.

Insurance Policies

As of December 31, 2005, the Company carried a primary directors and officers liability insurance policy for $10.0 million, excess directors’ and officers’ liability insurance policies totaling $40.0 million and a key man life insurance policy in the amount of $4.8 million. In addition, the Company carried a banker’s professional liability/lenders liability policy, a fiduciary liability insurance policy and an employment practices liability policy for $10.0 million each; a mortgage protection insurance policy with a mortgagee interest limit of $20.0 million and a mortgagee liability limit of $10.0 million; a financial institutions bond and computer crime policy with an aggregate limit of $32.0 million and a per loss limit ranging from $0.2 million to $16.0 million; a commercial umbrella policy of $15.0 million; a commercial general liability policy with a $5.0 million aggregate limit and a per occurrence limit ranging from $0.1 to $1.0 million; a property insurance policy with a blanket limit of $11.4 million and per loss limits ranging from $0.1 million to $2.0 million; a workers compensation insurance policy and a business automobile insurance policy, each with a $1.0 million per occurrence limit; and an employed lawyers liability insurance policy with a $1.0 million aggregate limit and a $1.0 million per occurrence limit. For the years ended December 31, 2005, 2004, and 2003, insurance expense amounted to $3.1 million, $3.7 million, and $2.8 million, respectively.

Other

The Company is committed to purchasing PeopleSoft software in 2006 for $0.8 million.

(21)	Related Party Transactions

At December 31, 2005 and 2004, the Company had $6.0 million and $9.0 million, respectively, of unpaid principal balances within its mortgage loan portfolio related to mortgage loans originated for officers and employees of the Company. These mortgage loans were underwritten to the Company’s underwriting guidelines. When making loans to officers and employees, the Company waives loan origination fees that otherwise would be paid to the Company by the borrower and reduces the interest rate by 25 basis points from the market rate. As of December 1, 2002, the Company ceased to renew or make new loans to its executive officers or directors. As of October 3, 2005, the Company no longer renews or makes any new loans to any of its employees. The Company has not made loans to any of its outside directors.

On June 16, 2005, the Company purchased the home of W. Michael Head, its Vice President and Director of Human Capital, and his wife for $0.5 million, in connection with Mr. Head’s hiring by the Company and relocation to Richmond, Virginia. The Company determined the purchase price based on the lower of the price at which the property was listed for sale, and the market value as determined by a licensed appraiser. At December 31, 2005, the home was for sale at a listing price of $0.4 million, and was recorded at its net realizable value of $0.4 million on the consolidated balance sheets.

(22)	Retail Branches

In an effort to improve productivity levels and increase efficiency in its retail operations, the Company has implemented strategic initiatives that have resulted in the closing and/or divestiture of many of its retail branches in various locations.

During the year ended December 31, 2005, the Company closed retail branches located in: Indiana; Nebraska; New York; California; Colorado; Pennsylvania; Louisiana; Nevada; Florida; Georgia; and Illinois. During the year ended December 31, 2005, the Company recognized $0.5 million, $0.2 million, and $0.2 million for termination benefits, contract termination costs, and other associated costs, respectively. These costs are included in the condensed consolidated statements of operations under payroll and related expenses for termination benefits, and under general and administrative expenses for contract termination and other associated costs, and allocated to the Company’s mortgage loan production segment. The Company expects to incur $0.3 million in additional expenses related to these branch closings during 2006, and has recorded a liability for this amount as of December 31, 2005.

Also, during the second quarter of 2005, the Company’s subsidiary entered into an agreement to divest a portion of its retail branches to Bravo Credit Corporation, a wholly owned subsidiary of ECC Capital, Inc. Under this agreement, Bravo Credit Corporation acquired five branches from America’s MoneyLine, located in Connecticut, Maryland, North Carolina, New Jersey, and Texas, and offered employment to all America’s MoneyLine employees at those five retail branches as well as the Florida branch. Because Bravo Credit Corporation assumed all lease and associated costs of the five divested branches, the Company did not incur any material contract termination or other associated costs with respect to its divestiture of these branches. Because of the offer of employment to all employees at the five divested America’s MoneyLine branches as well as the Florida branch, the Company also did not incur any material severance costs with respect to these six branches. The Company recorded a gain relating to the sale of these branches of $23.3 thousand during the year ended December 31, 2005.

(23)	Segments

The operating segments reported below are the segments of the Company for which separate financial information is available and for which amounts are evaluated regularly by management in deciding how to allocate resources and in assessing performance. The Company’s segment information for the years ended December 31, 2004 and 2003 has been restated to reflect a change in the composition of its reportable segments.

The portfolio segment uses the Company’s equity capital and borrowed funds to invest in its mortgage loan portfolio, thereby producing net interest income. The portfolio segment also records servicing expense associated with the cost of servicing its mortgage loan portfolio. The mortgage loan production segment purchases and originates non-conforming residential mortgage loans through relationships with various mortgage companies, mortgage brokers, and correspondent lenders, and directly to borrowers through its eight branch offices. The mortgage loan production segment also records interest income, interest expense, servicing expense, and provision for mortgage loan losses on the mortgage loans it holds prior to selling its loans to the portfolio segment. This segment also collects revenues such as origination and underwriting fees and certain nonrefundable fees that are deferred and recognized over the life of the loan as an adjustment to interest income recorded in the portfolio segments. The production segment is also the legal entity named as master servicer for some third party loans, and as such, records fees received for these services as servicing income. The servicing segment services loans the production segment originates or purchases as well as third party loans, seeking to ensure that loans are repaid in accordance with their terms.

	For the Year Ended December 31, 2005
	Portfolio	Mortgage Loan Production	Servicing	Eliminations	Total
	($ in thousands)
Interest income	$414,983	$40,192	$(37)	$3,520	$458,658
Interest expense	(255,276)	(13,055)	—	4,522	(263,809)
Intercompany interest	(4,096)	4,714	(618)	—	—

Net interest income	155,611	31,851	(655)	8,042	194,849
Provision for mortgage loan losses	(41,103)	(1,241)	—	—	(42,344)

Net interest income after provision for mortgage loan losses	114,508	30,610	(655)	8,042	152,505
Servicing income, net of amortization and impairment	—	3,013	96,690	(28,481)	71,222
Derivative gains (losses)	32,436	—	—	—	32,436
Gain/(loss) on sale of mortgage assets	(5,128)	79,199	(19,500)	(52,212)	2,359

Total net revenues and gains	141,816	112,822	76,535	(72,651)	258,522
Payroll, general and administrative, and other expenses	73,033	79,207	19,938	(24,496)	147,682
Depreciation	170	3,641	2,302	—	6,113

Total operating expenses	73,203	82,848	22,240	(24,496)	153,795

Income (loss) before taxes	68,613	29,974	54,295	(48,155)	104,727
Income tax expense (benefit)	2,511	11,861	21,485	(41,759)	(5,902)

Income (loss) before cumulative effect of change in accounting principle	$66,102	$18,113	$32,810	$(6,396)	$110,629

Cumulative effect of change in accounting principle	31	—	—	—	31

Net income (loss)	$66,133	$18,113	$32,810	$(6,396)	$110,660

	For the Year Ended December 31, 2004
	Portfolio	Mortgage Loan Production	Servicing	Eliminations	Total
	($ in thousands)
Interest income	$352,784	$44,706	$11	$10,344	$407,845
Interest expense	(141,932)	(9,957)	(1,889)	1,280	(152,498)
Intercompany interest	(2,017)	(1,722)	3,739	—	—

Net interest income	208,835	33,027	1,861	11,624	255,347
Provision for mortgage loan losses	(27,970)	(3,657)	—	—	(31,627)

Net interest income after provision for mortgage loan losses	180,865	29,370	1,861	11,624	223,720
Servicing income, net of amortization and impairment	—	2,967	45,837	(20,544)	28,260
Derivative gains (losses)	(510)	—	—	—	(510)
Gain on sale of mortgage assets	—	3,469	31	—	3,500

Total net revenues and gains	180,355	35,806	47,729	(8,920)	254,970
Payroll, general and administrative, and other expenses	47,986	74,161	33,725	(18,134)	137,738
Depreciation	1,171	2,615	2,137	—	5,923

Total operating expenses	49,157	76,776	35,862	(18,134)	143,661

Income (loss) before taxes	131,198	(40,970)	11,867	9,214	111,309
Income tax expense (benefit)	5,510	(16,294)	4,720	11,051	4,987

Net income (loss)	$125,688	$(24,676)	$7,147	$(1,837)	$106,322

	For the Year Ended December 31, 2003
	Portfolio	Mortgage Loan Production	Servicing	Eliminations	Total
	($ in thousands)
Interest income	$317,263	$33,574	$14	$—	$350,851
Interest expense	(105,897)	(12,432)	(2,840)	876	(120,293)
Intercompany interest	(1,991)	(868)	2,859	—	—

Net interest income	209,375	20,274	33	876	230,558
Provision for mortgage loan losses	(19,347)	(17)	—	—	(19,364)

Net interest income after provision for mortgage loan losses	190,028	20,257	33	876	211,194
Servicing income, net of amortization and impairment	—	2,598	39,913	(15,297)	27,214
Derivative gains (losses)	(23,885)	—	—	—	(23,885)
Gain on sale of mortgage assets	—	34,945	175	(32,587)	2,533

Total net revenues and gains	166,143	57,800	40,121	(47,008)	217,056
Payroll, general and administrative, and other expenses	21,077	75,154	24,433	(15,275)	105,389
Depreciation	2,010	295	1,575	—	3,880

Total operating expenses	23,087	75,449	26,008	(15,275)	109,269

Income (loss) before taxes	143,056	(17,649)	14,113	(31,733)	107,787
Income tax expense (benefit)	51,375	(7,512)	8,048	(11,806)	40,105

Net income (loss)	$91,681	$(10,137)	$6,065	$(19,927)	$67,682

Management evaluates assets only for the servicing and portfolio segments. Assets not identifiable to an individual segment are corporate assets, which are comprised of cash and other assets.

	December 31, 2005	December 31, 2004	December 31, 2003
	($ in thousands)
Segment Assets:
Portfolio	$6,768,778	$6,157,895	$4,789,566
Servicing	315,039	208,843	138,004

Total segment assets	7,083,817	6,366,738	4,927,570

Corporate assets	148,261	141,791	103,932

Total assets	$7,232,078	$6,508,529	$5,031,502

(24)	Regulatory Requirements

The Company and its wholly-owned subsidiaries are subject to a number of minimum net worth requirements resulting from contractual agreements with secondary market investors and state-imposed regulatory mandates. The most stringent net worth requirement imposed upon the Company is imposed by Ginnie Mae in connection with the Company being an approved seller/servicer on behalf of Ginnie Mae. The table below summarizes the Ginnie Mae net worth requirements as of December 31, 2005 and 2004, respectively.

	2005	2004
	($ in thousands)
Ginnie Mae Net Worth Requirement	$275	$275
Adjusted Net Worth, as defined under contractual agreements with Ginnie Mae	$578,765	$611,224
Excess Net Worth	$578,490	$610,949

In the event the Company becomes in default of these minimum net worth requirements, Ginnie Mae maintains the contractual right to suspend or terminate the Company’s status as a servicer.

(25)	Restatement

Subsequent to the issuance of the Company’s December 31, 2004 consolidated financial statements, the Company determined that it needed to restate prior financial results to correct the way it has historically accounted for derivatives.

On December 5, 2005, the staff of the SEC expressed their views regarding the appropriate application of hedge accounting. The Company subsequently re-evaluated its application of hedge accounting and determined that it was inappropriately applying hedge accounting to its derivatives. Prior to this re-evaluation, the Company had believed that its accounting was consistent with GAAP.

Previously, changes in the fair value of cash flow hedges were recorded in other comprehensive income, net of income taxes, and the change in the fair value of previous fair value hedges were recorded as basis adjustments on mortgage loans which were amortized into earnings through interest income as a yield adjustment of the previously hedged loans.

The Company’s designation of its derivative instruments as cash flow hedges for the period October 1, 2002 to September 30, 2005 did not meet the requirements of SFAS 133 with regard to documentation and effectiveness testing. Additionally, the Company’s designation of its derivative instruments as fair value hedges for the period July 6, 2001 to September 30, 2002 did not meet the requirements of SFAS 133 with regard to hedging similar assets. As a result, the accompanying consolidated financial statements for the years ended December 31, 2004 and 2003 have been restated from the amounts previously reported to account for the derivative instruments as undesignated derivatives with all changes in the fair value of the derivative instruments recognized in the consolidated statements of operations.

In addition, the Company restated certain amounts previously recorded in interest income to provision for loan loss and servicing income for the years ended December 31, 2004 and 2003.

The following tables summarize the effects of the restatement.

	2004		2003
	As Previously Reported	As Restated	As Previously Reported	As Restated
	($ in thousands, except per share data)
Statement of Operations Information For the Year Ended December 31,:
Interest income	$395,347	$407,845	$333,064	$350,851
Interest expense	155,805	152,498	123,303	120,293
Provision for loan loss	(41,647)	(31,627)	(33,027)	(19,364)
Servicing income, net of amortization and impairment	33,636	28,260	32,134	27,214
Derivative gains (losses)	—	(510)	—	(23,885)
Other expense	4,827	6,042	1,739	1,252
Income tax expense (benefit)	(12,980)	4,987	36,509	40,105
Net income	105,565	106,322	65,136	67,682
Earnings per share—basic	3.04	3.06	2.28	2.37
Earnings per share—diluted	2.89	2.91	2.16	2.25

Balance Sheet Information As of December 31,:
Mortgage loan portfolio	6,027,620	5,997,376
Derivative assets	16,573	17,568
Other assets	84,898	83,865
Derivative liabilities	1,809	2,636
Deferred tax asset (liability)	27,825	27,506
Other comprehensive loss	(3,842)	(474)

Statement of Cash Flows Information
Operating Activities For the year ended December 31,:
Net cash provided by operating activities	$99,918	$97,445	$83,725	$45,546
Net cash provided by financing activities	$1,363,268	$1,370,960	$846,515	$878,316

(26)	Non-guarantor / Guarantor Financial Data

Saxon Capital issued $150.0 million in aggregate principal amount of its 12% senior notes due 2014 in an offering that closed May 4, 2006. The notes are fully and unconditionally guaranteed on a joint and several basis by Saxon Funding Management, Inc., Saxon Capital Holdings, Inc., SCI Services, Inc., Saxon Mortgage Services, Inc., Saxon Mortgage, Inc. and Saxon Holding, Inc., each of which is a direct or indirect wholly-owned subsidiary of Saxon Capital, Inc. (“sub-guarantors”). All of the sub-guarantors are taxable REIT subsidiaries except for Saxon Funding Management, Inc., which is a qualified REIT subsidiary. One non-guarantor is a taxable REIT subsidiary and the other non-guarantors are qualified REIT subsidiaries. The financing facilities to which Saxon Capital and certain of its subsidiaries are party prohibit distributions to Saxon Capital in the event of default thereunder. In addition, the ability of Saxon Capital and the sub-guarantors to obtain funds from their subsidiaries by dividend or loan may be limited by legal restrictions and regulatory and rating agency considerations applicable to such subsidiaries.

The following tables present the financial condition, results of operations, and cash flows for Saxon Capital, its sub-guarantors, and its non-guarantors as of December 31, 2005 and 2004 and for the years ended December 31, 2005, 2004, and 2003.

Saxon Capital, Inc.

Consolidating Balance Sheet

As of December 31, 2005

	Saxon Capital, Inc. (Parent)	Sub-guarantors	Non-guarantors	Eliminations	Total
	($ in thousands)
Assets:
Cash	$222	$4,054	$5,255	$(3,478)	$6,053
Accrued interest receivable, net	—	4,636	15,134	18,412	38,182
Trustee receivable	—	1,219	6,204	128,534	135,957
Mortgage loan portfolio	—	952,263	5,722,105	(229,496)	6,444,872
Allowance for loan losses	—	(211)	(36,428)	—	(36,639)

Net mortgage loan portfolio	—	952,052	5,685,677	(229,496)	6,408,233
Restricted cash	—	145,513	1,960	—	147,473
Servicing related advances	—	10,591	199,667	(24,961)	185,297
Mortgage servicing rights, net	—	129,742	—	—	129,742
Real estate owned	—	6,149	32,784	—	38,933
Derivative assets	—	5,471	14,483	—	19,954
Deferred tax asset	—	25,789	2,341	25,594	53,724
Investment in subsidiaries	339,704	127,090	(4,742)	(462,052)	—
Other assets, net	10,688	38,069	19,773	—	68,530

Total assets	$350,614	$1,450,375	$5,978,536	$(547,447)	$7,232,078

Liabilities and shareholders’ equity:
Liabilities:
Accrued interest payable	$—	$1,978	$6,379	$—	$8,357
Dividends payable	32,539	—	—	—	32,539
Warehouse financing	—	369,496	8,648	—	378,144
Securitization financing	—	645,262	5,537,127	—	6,182,389
Derivative liabilities	—	8,589	—	—	8,589
Due (from) to affiliates	(1,563)	(27,504)	29,067	—	—
Other liabilities	—	29,777	2,627	(3,479)	28,925
Total liabilities	$30,976	$1,027,598	$5,583,848	$(3,479)	$6,638,943

Shareholders’ equity:
Common stock	$500	$353	$2	$(355)	$500
Preferred stock	—	10	—	(10)	—
Additional paid-in capital	630,592	740,707	296,941	(1,034,217)	634,023
Accumulated other comprehensive income (loss), net of tax of $(16)	—	24	(379)	—	(355)
Net accumulated (deficit) earnings	(311,454)	(318,317)	98,124	490,614	(41,033)

Total shareholders’ equity	319,638	422,777	394,688	(543,968)	593,135

Total liabilities and shareholders’ equity	$350,614	$1,450,375	$5,978,536	$(547,447)	$7,232,078

Saxon Capital, Inc.

Consolidating Statement of Operations

For the year ended December 31, 2005

	Saxon Capital, Inc. (Parent)	Sub-guarantors	Non-guarantors	Eliminations	Total
	($ in thousands)
Revenues and Gains:
Interest income	$—	$42,010	$410,346	$6,302	$458,658
Interest expense	—	(16,727)	(247,082)	—	(263,809)
Intercompany interest	72	36,351	(2,202)	(34,221)	—

Net interest income	72	61,634	161,062	(27,919)	194,849
Provision for mortgage loan losses	—	(1,228)	(41,116)	—	(42,344)

Net interest income after provision for mortgage loan losses	72	60,406	119,946	(27,919)	152,505
Servicing income, net of amortization and impairment	—	81,452	(10,230)	—	71,222
Derivative (losses) gains	—	(2,051)	34,487	—	32,436
Gain on sale of assets	—	2,336	23	—	2,359

Total net revenues and gains	72	142,143	144,226	(27,919)	258,522
Expenses:
Payroll and related expenses	—	55,850	25,178	(3,592)	77,436
General and administrative expenses	23	38,502	25,617	(254)	63,888
Depreciation	—	5,507	606	—	6,113
Other expense (income)	—	13,764	(10,715)	3,309	6,358

Total operating expenses	23	113,623	40,686	(537)	153,795
Income (loss) before taxes	49	28,520	103,540	(27,382)	104,727
Income tax expense (benefit)	2	16,849	(3,764)	(18,989)	(5,902)

Income before cumulative effect of change in accounting principle	47	11,671	107,304	(8,393)	110,629
Cumulative effect of change in accounting principle	—	31	—	—	31

Net income	$47	$11,702	$107,304	$(8,393)	$110,660

Saxon Capital, Inc.

Consolidating Statement of Cash Flows

For the year ended December 31, 2005

	Saxon Capital, Inc. (Parent)	Sub- guarantors	Non- guarantors	Eliminations	Total
	($ in thousands)
Operating Activities:
Net income	$47	$11,702	$107,304	$(8,393)	$110,660
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	—	52,873	21,454	1,329	75,656
Intercompany amortization	—	451	7,181	(7,632)	—
Deferred income tax provision (benefit)	—	92	(716)	(25,594)	(26,218)
Impairment of assets	—	4,952	4,901	—	9,853
Non cash derivative losses (gains)	—	1,413	(6,953)	—	(5,540)
Gain from sale of assets	—	(2,336)	(23)	—	(2,359)
Intercompany (gain) loss from sale of loans and advances	—	(22,144)	(30,068)	52,212	—
Provision for mortgage loan losses	—	1,228	41,116	—	42,344
Provision for advanced interest losses	—	—	13,316	—	13,316
Loss on extinguishment of debt	—	—	240	—	240
Compensation expense for share-based compensation plans	—	3,225	—	—	3,225
Cumulative effect of change in accounting principle	—	(31)	—	—	(31)
(Increase) decrease in servicing related advances	—	(653,688)	563,424	14,815	(75,449)
Increase in accrued interest receivable	—	(1,224)	(2,338)	(415)	(3,977)
Increase (decrease) in accrued interest payable	—	1,136	(824)	—	312
Increase in trustee receivable	—	(3,001)	(1,311)	(19,583)	(23,895)
Proceeds received from derivative instruments	—	—	9,154	—	9,154
Decrease (increase) in income tax receivable	9,326	15,781	(2,998)	—	22,109
Net change in miscellaneous assets and liabilities	3,310	74,943	(13,440)	(64,940)	(127)

Net cash provided by (used in) operating activities	12,683	(514,628)	709,419	(58,201)	149,273

Investing Activities:
Purchase and origination of mortgage loans	—	(2,623,716)	(799,115)	33,157	(3,389,674)
Principal payments received on mortgage loan portfolio	—	28,242	2,497,928	16,503	2,542,673
Proceeds from the sale of mortgage loans	—	287,644	—	—	287,644
Proceeds received from (paid for) intercompany sale of loans	—	2,773,773	(2,773,773)	—	—
Proceeds from the sale of real estate owned	—	2,286	52,239	—	54,525
Increase in restricted cash	—	(145,513)	(465)	—	(145,978)
Acquisition of mortgage servicing rights	—	(83,358)	—	—	(83,358)
Capital expenditures	—	(11,157)	—	—	(11,157)
Capital contributions from (to) affiliates	100,145	(35,355)	(69,853)	5,063	—

Net cash provided by (used in) investing activities	100,145	192,846	(1,093,039)	54,723	(745,325)

Financing Activities:
Proceeds from issuance of securitization financing-bonds	—	645,261	2,849,380	—	3,494,641
Proceeds from issuance of securitization financing-certificates	—	—	182,124	—	182,124
Debt issuance costs	—	(1,889)	(10,170)	—	(12,059)
Principal payments on securitization financing-bonds	—	—	(2,640,960)	—	(2,640,960)
Principal payments on securitization financing-certificates	—	—	(104,183)	—	(104,183)
(Repayment of) proceeds from warehouse financing, net	—	(230,095)	7,593	—	(222,502)
Proceeds received from issuance of stock	2,224	—	—	—	2,224
Payment of dividends	(110,032)	—	—	—	(110,032)
Due (to) from affiliates	(5,541)	(96,439)	101,980	—	—

Net cash (used in) provided by financing activities	(113,349)	316,838	385,764	—	589,253

Net (decrease) increase in cash	(521)	(4,944)	2,144	(3,478)	(6,799)
Cash at beginning of year	743	8,998	3,111	—	12,852

Cash at end of year	$222	$4,054	$5,255	$(3,478)	$6,053

Saxon Capital, Inc.

Consolidating Balance Sheet Financial Data

As of December 31, 2004

	Saxon Capital, Inc. (Parent)	Sub- guarantors	Non- guarantors	Eliminations	Total
	($ in thousands)
Assets:
Cash	$743	$8,998	$3,111	$—	$12,852
Accrued interest receivable, net	—	3,448	16,358	17,997	37,803
Trustee receivable	—	(1,782)	4,893	108,951	112,062
Mortgage loan portfolio	—	808,066	5,365,201	(175,891)	5,997,376
Allowance for loan losses	—	(460)	(24,432)	—	(24,892)

Net mortgage loan portfolio	—	807,606	5,340,769	(175,891)	5,972,484
Restricted cash	—	—	1,495	—	1,495
Servicing related advances	—	13,606	125,887	(29,645)	109,848
Mortgage servicing rights, net	—	98,995	—	—	98,995
Real estate owned	—	5,580	28,471	—	34,051
Derivative assets	—	931	16,637	—	17,568
Deferred tax asset	—	25,881	1,625	—	27,506
Investment in subsidiaries	439,850	233,593	210	(673,653)	—
Other assets, net	20,034	45,197	18,634	—	83,865

Total assets	$460,627	$1,242,053	$5,558,090	$(752,241)	$6,508,529

Liabilities and shareholders’ equity:
Liabilities:
Accrued interest payable	$—	$842	$7,203	$—	$8,045
Dividends payable	28,909	—	—	—	28,909
Warehouse financing	—	599,592	1,054	—	600,646
Securitization financing	—	—	5,258,344	—	5,258,344
Derivative liabilities	—	2,636	—	—	2,636
Due to (from) affiliates	3,978	68,935	(72,913)	—	—
Other liabilities	—	20,545	2,331	—	22,876

Total liabilities	$32,887	$692,550	$5,196,019	$—	$5,921,456

Shareholders’ equity:
Common stock	$498	$353	$2	$(355)	$498
Preferred stock	—	10	—	(10)	—
Additional paid-in capital	625,123	861,137	166,501	(1,027,638)	625,123
Accumulated other comprehensive income (loss), net of tax of $(21)	—	24	(498)	—	(474)
Net accumulated (deficit) earnings	(197,881)	(312,021)	196,066	275,762	(38,074)

Total shareholders’ equity	427,740	549,503	362,071	(752,241)	587,073

Total liabilities and shareholders’ equity	$460,627	$1,242,053	$5,558,090	$(752,241)	$6,508,529

Saxon Capital, Inc.

Consolidating Statement of Operations

For the year ended December 31, 2004

	Saxon Capital, Inc. (Parent)	Sub- guarantors	Non- guarantors	Eliminations	Total
	($ in thousands)
Revenues and Gains:
Interest income	$—	$44,187	$349,826	$13,832	$407,845
Interest expense	—	(13,783)	(138,715)	—	(152,498)
Intercompany interest	(32)	(15,813)	27,076	(11,231)	—

Net interest income	(32)	14,591	238,187	2,601	255,347
Provision for mortgage loan losses	—	(3,674)	(27,953)	—	(31,627)

Net interest income after provision for mortgage loan losses	(32)	10,917	210,234	2,601	223,720
Servicing income, net of amortization and impairment	—	49,837	(21,577)	—	28,260
Derivative (losses) gains	—	(4,148)	3,638	—	(510)
Gain on sale of assets	—	3,500	—	—	3,500

Total net revenues and gains	(32)	60,106	192,295	2,601	254,970
Expenses:
Payroll and related expenses	—	44,891	29,432	—	74,323
General and administrative expenses	10	26,734	30,629	—	57,373
Depreciation	—	5,472	451	—	5,923
Other expense (income)	—	22,197	(16,224)	69	6,042

Total operating expenses	10	99,294	44,288	69	143,661
(Loss) income before taxes	(42)	(39,188)	148,007	2,532	111,309
Income tax (benefit) expense	(1,166)	9,461	(3,308)	—	4,987

Net income (loss)	$1,124	$(48,649)	$151,315	$2,532	$106,322

Saxon Capital, Inc.

Consolidating Statement of Cash Flows

For the year ended December 31, 2004

	Saxon Capital, Inc. (Parent)	Sub- guarantors	Non- guarantors	Eliminations	Total
	($ in thousands)
Operating Activities:
Net income (loss)	$1,124	$(48,649)	$151,315	$2,532	$106,322
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	—	25,977	1,940	(1,384)	26,533
Intercompany amortization	—	—	12,447	(12,447)	—
Deferred income tax benefit	—	(8,787)	(2,586)	—	(11,373)
Impairment of assets	—	9,433	3,600	—	13,033
Non cash derivative gains	—	(394)	(1,129)	—	(1,523)
Gain from sale of assets	—	(3,500)	—	—	(3,500)
Intercompany loss (gain) from sale of loans and advances	—	16,640	(27,870)	11,230	—
Provision for mortgage loan losses	—	3,674	27,953	—	31,627
Provision for advanced interest losses	—	—	14,475	—	14,475
Compensation expense for share-based compensation plans	—	3,880	—	—	3,880
(Increase) decrease in servicing related advances	—	(367,662)	314,797	39,766	(13,099)
Decrease (increase) in accrued interest receivable	—	21,465	(5,520)	(17,996)	(2,051)
(Decrease) increase in accrued interest payable	(5)	310	(862)	—	(557)
Decrease (increase) in trustee receivable	—	76,396	(4,892)	(108,952)	(37,448)
Proceeds received from (purchases of) derivative instruments	—	1,518	(2,571)	—	(1,053)
Decrease (increase) in income tax receivable	15,169	(49,762)	18,978	—	(15,615)
Net change in miscellaneous assets and liabilities	19,140	24,229	(46,285)	(8,472)	(11,388)

Net cash provided by (used in) operating activities	35,428	(295,232)	453,790	(95,723)	98,263

Investing Activities:
Purchase and origination of mortgage loans	—	(2,819,764)	(1,028,721)	33,450	(3,815,035)
Principal payments (paid) received on mortgage loan portfolio	—	(22,593)	2,043,180	93,720	2,114,307
Proceeds from the sale of mortgage loans	—	270,749	—	—	270,749
Proceeds received from (paid for) intercompany sale of loans	—	2,536,699	(2,536,699)	—	—
Proceeds from the sale of real estate owned	—	3,537	52,724	—	56,261
Decrease (increase) in restricted cash	—	252	(490)	—	(238)
Principal payments received on mortgage bonds	—	—	3,584	—	3,584
Acquisition of mortgage servicing rights	—	(84,948)	—	—	(84,948)
Capital expenditures	—	(6,263)	(33)	—	(6,296)
Capital contributions (to) from affiliates	(281,477)	163,054	149,870	(31,447)	—

Net cash (used in) provided by investing activities	(281,477)	40,723	(1,316,585)	95,723	(1,461,616)

Financing Activities:
Proceeds from issuance of securitization financing-bonds	—	—	3,213,526	—	3,213,526
Proceeds from issuance of securitization financing-certificates	—	—	26,920	—	26,920
Debt issuance costs	—	—	(10,567)	—	(10,567)
Principal payments on securitization financing-bonds	—	—	(2,173,792)	—	(2,173,792)
Principal payments on securitization financing-certificates	—	—	(9,171)	—	(9,171)
Proceeds from warehouse financing, net	—	171,623	1,054	—	172,677
Proceeds received from issuance of stock	426,897	—	—	—	426,897
Payment of expenses related to REIT conversion and stock issuance	(33,422)	—	—	—	(33,422)
Payment of dividends	(85,732)	—	—	—	(85,732)
Payment of merger consideration	—	(131,376)	—	—	(131,376)
Repayment of note payable	(25,000)	—	—	—	(25,000)
Due (to) from affiliates	(35,951)	219,272	(183,321)	—	—

Net cash provided by financing activities	246,792	259,519	864,649	—	1,370,960

Net increase in cash	743	5,010	1,854	—	7,607
Cash at beginning of year	—	3,988	1,257	—	5,245

Cash at end of year	$743	$8,998	$3,111	$—	$12,852

Saxon Capital, Inc.

Consolidating Statement of Operations

For the year ended December 31, 2003

	Saxon Capital, Inc. (Parent)	Sub- guarantors	Non- guarantors	Eliminations	Total
	($ in thousands)
Revenues and Gains:
Interest income	$—	$33,575	$302,204	$15,072	$350,851
Interest expense	(2,000)	(8,916)	(109,377)	—	(120,293)
Intercompany interest	(839)	(3,287)	32,729	(28,603)	—

Net interest income	(2,839)	21,372	225,556	(13,531)	230,558
Provision for mortgage loan losses	—	(17)	(19,347)	—	(19,364)

Net interest income after provision for mortgage loan losses	(2,839)	21,355	206,209	(13,531)	211,194
Servicing income, net of amortization and impairment	—	44,378	(17,164)	—	27,214
Derivative losses	—	(18,905)	(4,980)	—	(23,885)
Gain on sale of assets	—	2,533	—	—	2,533

Total net revenues and gains	(2,839)	49,361	184,065	(13,531)	217,056
Expenses:
Payroll and related expenses	1,400	32,449	24,473	—	58,322
General and administrative expenses	—	19,895	25,920	—	45,815
Depreciation	—	3,585	295	—	3,880
Other (income) expense	(200)	13,474	(11,170)	(852)	1,252

Total operating expenses	1,200	69,403	39,518	(852)	109,269
(Loss) income before taxes	(4,039)	(20,042)	144,547	(12,679)	107,787
Income tax (benefit) expense	(1,558)	48,843	(7,180)	—	40,105

Net (loss) income	$(2,481)	$(68,885)	$151,727	$(12,679)	$67,682

Saxon Capital, Inc.

Consolidating Statement of Cash Flows

For the year ended December 31, 2003

	Saxon Capital, Inc. (Parent)	Sub- guarantors	Non- guarantors	Eliminations	Total
	($ in thousands)
Operating Activities:
Net (loss) income	$(2,481)	$(68,885)	$151,727	$(12,679)	$67,682
Adjustments to reconcile net (loss) income to net cash provided by operating activities:
Depreciation and amortization	—	10,501	(5,361)	—	5,140
Intercompany amortization	—	—	15,072	(15,072)	—
Deferred income tax provision	—	14,948	13,535	—	28,483
Impairment of assets	—	839	1,095	—	1,934
Non cash derivative gains	—	(10,740)	—	—	(10,740)
Gain from sale of assets	—	(2,533)	—	—	(2,533)
Intercompany loss (gain) from sale of loans and advances	—	3,985	(31,734)	27,749	—
Provision for mortgage loan losses	—	17	19,347	—	19,364
Provision for advanced interest losses	—	—	14,692	—	14,692
Compensation expense for share-based compensation plans	—	267	—	—	267
(Increase) decrease in servicing related advances	—	(217,692)	219,090	3,269	4,667
Increase in accrued interest receivable	—	(9,870)	(5,155)	—	(15,025)
Increase in accrued interest payable	—	121	1,050	—	1,171
Increase in trustee receivable	—	(30,486)	—	—	(30,486)
Proceeds received from (purchases of) derivative instruments	—	4,487	(11,630)	—	(7,143)
(Increase) decrease in income tax receivable	(33,436)	23,225	(20,802)	—	(31,013)
Net change in miscellaneous assets and liabilities	312	(129,154)	131,195	(3,267)	(914)

Net cash (used in) provided by operating activities	(35,605)	(410,970)	492,121	—	45,546

Investing Activities:
Purchase and origination of mortgage loans	—	(2,084,502)	(802,764)	—	(2,887,266)
Principal payments received on mortgage loan portfolio	—	57,689	1,421,171	—	1,478,860
Proceeds from the sale of mortgage loans	—	182,542	—	—	182,542
Proceeds received from (paid for) intercompany sale of loans	—	2,112,076	(2,112,076)	—	—
Proceeds from the sale of real estate owned	—	1,510	29,843	—	31,353
(Increase) decrease in restricted cash	—	(252)	300,430	—	300,178
Purchase of mortgage bonds	—	(3,000)	—	—	(3,000)
Principal payments received on mortgage bonds	—	2,313	—	—	2,313
Acquisition of mortgage servicing rights	—	(23,692)	—	—	(23,692)
Capital expenditures	—	(7,391)	(612)	—	(8,003)
Capital contributions (to) from affiliates	(4,768)	40,738	(35,970)	—	—

Net cash (used in) provided by investing activities	(4,768)	278,031	(1,199,978)	—	(926,715)

Financing Activities:
Proceeds from issuance of securitization financing-bonds	—	—	2,419,492	—	2,419,492
Proceeds from issuance of securitization financing-certificates	—	—	62,569	—	62,569
Debt issuance costs	—	—	(9,124)	—	(9,124)
Principal payments on securitization financing-bonds	—	—	(1,523,754)	—	(1,523,754)
Principal payments on securitization financing-certificates	—	—	(28,895)	—	(28,895)
Proceeds from (repayment of) warehouse financing, net	—	123,493	(169,966)	—	(46,473)
Proceeds received from issuance of stock	4,501	—	—	—	4,501
Due from (to) affiliates	35,872	7,324	(43,196)	—	—

Net cash provided by financing activities	40,373	130,817	707,126	—	878,316

Net decrease in cash	—	(2,122)	(731)	—	(2,853)
Cash at beginning of year	—	6,110	1,988	—	8,098

Cash at end of year	$—	$3,988	$1,257	$—	$5,245

*    *    *    *    *    *

Supplementary Data

Summary of Selected Quarterly Results (unaudited)

	Saxon Capital, Inc.
	2005				2004
	For the Quarter Ended
	Dec. 31	Sept. 30 (2)	June 30	March 31	Dec. 31	Sept. 30	June 30	March 31
	($ in thousands, except per share amounts)
Net interest income, as previously reported	$40,534	$46,610	$50,070	$58,891	$56,980	$61,724	$63,006	$57,832
Net interest income, as restated (1)	$40,534	47,294	49,590	57,431	59,120	61,366	68,767	66,094

Provision for loan losses, as previously reported	(11,516)	(19,369)	(13,483)	(5,699)	(12,879)	(14,730)	(10,160)	(3,878)

Provision for loan losses, as restated (1)	(11,516)	(19,092)	(9,428)	(2,308)	(9,623)	(10,775)	(6,810)	(4,419)

Net interest income after provision for loan losses, as previously reported	29,018	27,241	36,587	53,192	44,101	46,994	52,846	53,954

Net interest income after provision for loan losses, as restated (1)	29,018	28,202	40,162	55,123	49,497	50,591	61,957	61,675
Derivatives gains (losses), as previously reported	—	—	—	—	—	—	—	—
Derivatives gains (losses), as restated (1)	6,396	19,890	(15,084)	21,234	4,517	(15,790)	23,220	(12,457)
Net income, as previously reported	$17,754	$11,610	$19,398	$31,735	$30,140	$38,285	$17,448	$19,692

Net income, as restated (1)	$17,754	$31,909	$7,028	$53,969	$37,907	$13,788	$35,697	$18,930
Basic earnings per common share, as previously reported	$0.36	$0.23	$0.39	$0.64	$0.60	$1.21	$0.61	$0.69
Basic earnings per common share, as restated (1)	$0.36	$0.64	$0.14	$1.08	$0.76	$0.44	$1.24	$0.66
Diluted earnings per common share, as previously reported	$0.35	$0.23	$0.38	$0.63	$0.60	$1.14	$0.56	$0.63
Diluted earnings per common share, as restated (1)	$0.35	$0.63	$0.14	$1.07	$0.76	$0.41	$1.14	$0.60

(1)	See Note 25 to the consolidated financial statements.
(2)	During the third quarter of 2005, the Company recorded a cumulative adjustment to increase income tax benefit and increase deferred tax asset of approximately $3.7 million to correct the amortization of the net prepaid liability created by the tax on intercompany gains and losses related to the sales of mortgage loans and servicing advance receivables from the taxable REIT subsidiary to the qualified REIT subsidiary. The Company does not believe that the impact of the correction for the adjustment is material to the financial statements as of and for the quarters ended September 30, 2004; December 31, 2004; March 31, 2005; and June 30, 2005; as of and for the year ended December 31, 2004; nor is the cumulative adjustment recorded in the third quarter of 2005 material, in the aggregate, to the financial statements as of and for the year ending December 31, 2005. The adjustment had no impact on cash flows, taxable income or the amount of dividends declared for any of these periods.

PROSPECTUS

$150,000,000

Saxon Capital, Inc.

Guaranteed by

Saxon Funding Management, Inc.

Saxon Capital Holdings, Inc.

SCI Services, Inc.

Saxon Mortgage Services, Inc.

Saxon Mortgage, Inc.

Saxon Holding, Inc.

Exchange Offer for All Outstanding

12% Senior Notes due 2014

(CUSIP Nos. 80556PAA2, U8038TAA0 and 80556PAB0)

for new

12% Senior Notes due 2014

in an offering registered under the Securities Act of 1933

                    , 2006

PART II

Item 20. Indemnification of Directors and Officers

The following summaries are subject to the complete text of the statutes and organizational documents of the registrants described below and are qualified in their entirety by reference thereto. Saxon Capital, Inc. (“Saxon Capital”), the issuer of the notes, is a Maryland corporation. Saxon Funding Management, Inc. (“SFMI”), Saxon Capital Holdings, Inc. (“SCHI”) and Saxon Holding, Inc. (“SHI”), each guarantors of the notes, are Delaware corporations. SCI Services, Inc. (“SCISI”) and Saxon Mortgage, Inc. (“SMI”), each guarantors of the notes, are Virginia corporations. Saxon Mortgage Services, Inc. (“SMSI”), a guarantor of the notes, is a Texas corporation.

Saxon Capital, Inc., a Maryland corporation

The Maryland General Corporation Law permits a corporation to indemnify and advance expenses to its directors, officers, employees and agents, and permits a corporation to indemnify its present and former directors and officers, among others, against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to which they may be made a party because of their service in those or other capacities unless it is established that (a) the act or omission of the director or officer was material to the matter giving rise to the proceeding and (i) was committed in bad faith or (ii) was the result of active and deliberate dishonesty, (b) the director or officer actually received an improper personal benefit in money, property or services or (c) in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful. Under the Maryland General Corporation Law, however, a corporation may not indemnify a director or officer in a suit by or in the right of the corporation if such director or officer has been adjudged to be liable to the corporation.

Saxon Capital’s charter obligates Saxon Capital, to the maximum extent permitted by Maryland law, to indemnify and to pay or reimburse reasonable expenses in advance of final disposition of a proceeding to (i) any present or former director or officer or (ii) any individual who, while a director of Saxon Capital and at Saxon Capital’s request, serves or has served another corporation, real estate investment trust, partnership, joint venture, trust, employee benefit plan or any other enterprise from and against any claim or liability to which such person may become subject or which such person may incur because of his or her status as a present or former director or officer of Saxon Capital. Saxon Capital’s charter obligates Saxon Capital, to the maximum extent permitted by Maryland law, to indemnify and to pay or reimburse reasonable expenses in advance of final disposition of a proceeding to (a) any present or former director or officer who is made party to the proceeding because of his service in that capacity or (b) any individual who, while a director or officer of Saxon Capital and at Saxon Capital’s request, serves or has served another corporation, real estate investment trust, partnership, joint venture, trust, employee benefit plan or any other enterprise as a director, trustee, officer or partner of such corporation, real estate investment trust, partnership, joint venture, trust, employee benefit plan or other enterprise and who is made a party to the proceeding because of his service in that capacity, against any claim or liability to which he may become subject because of such status. Saxon Capital’s charter also permits Saxon Capital to indemnify and advance expenses to any person who served a predecessor of Saxon Capital in any of the capacities described above and to any employee or agent of Saxon Capital or a predecessor of Saxon Capital. Saxon Capital’s charter requires Saxon Capital to indemnify a director or officer who has been successful, on the merits or otherwise, in the defense of any proceeding to which he is made a party because of his service in that capacity. In accordance with Maryland corporate law, Saxon Capital’s charter requires Saxon Capital, as a condition to advancing expenses, to obtain (1) a written affirmation by the director or officer of his good faith belief that he has met the standard of conduct necessary for indemnification by Saxon Capital as authorized by Saxon Capital’s charter and (2) a written statement by or on his behalf to repay the amount paid or reimbursed by Saxon Capital if it shall ultimately be determined that the standard of conduct was not met.

Saxon Capital has entered into indemnification agreements with each of Saxon Capital’s directors. The indemnification agreements require, among other things, that Saxon Capital indemnify Saxon Capital’s directors to the fullest extent permitted by law and advance to Saxon Capital’s directors all related expenses, subject to reimbursement if it is subsequently determined that indemnification is not permitted.

Saxon Funding Management, Inc., Saxon Capital Holdings, Inc., and Saxon Holding, Inc., Delaware corporations

Section 145 of the Delaware General Corporation Law (the “DGCL”) sets forth the circumstances in which a Delaware corporation is permitted and/or required to indemnify its directors and officers. The DGCL permits a corporation to indemnify its directors and officers in certain proceedings if the director or officer has complied with the standard of conduct set out in the DGCL. The standard of conduct requires that the director or officer must have acted in good faith, in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to matters in a criminal proceeding, the director or officer must have had no reason to believe that his or her conduct was unlawful. With respect to suits by or in the right of the corporation, the DGCL permits indemnification of directors and officers if the person meets the standard of conduct, except that it precludes indemnification of directors and officers who are adjudged liable to the corporation, unless the Court of Chancery or the court in which the corporation’s action or suit was brought determines that the director or officer is fairly and reasonably entitled to indemnity for expenses. To the extent that a present or former director or officer of the corporation is successful on the merits or otherwise in his or her defense of a proceeding, the corporation is required to indemnify the director or officer against reasonable expenses incurred in defending himself or herself. The rights provided in Section 145 of the DGCL are not exclusive, and the corporation may also provide for indemnification under bylaw, agreement, vote of stockholders or disinterested directors or otherwise.

The Certificates of Incorporation of SFMI, SCHI and SHI provide for indemnification of directors and officers against any liability incurred in connection with any proceeding in which such person may be involved as a party or otherwise, by reason of the fact that such person is or was a director, officer, employee or agent of the respective corporations. Such indemnification is subject to the standard of conduct provided by Section 145 of the DGCL, discussed above, except that the indemnification of directors and officers who are adjudged liable to the corporation is not permitted, unless a court determines otherwise. The Certificates of Incorporation of SFMI, SCHI and SHI require the indemnification of directors and officers who are successful, on the merits or otherwise, in their defense of a proceeding.

Section 102(b)(7) of the DGCL provides that a corporation may relieve its directors from personal liability to such corporation or its stockholders for monetary damages for any breach of their fiduciary duty as directors except (i) for a breach of the duty of loyalty, (ii) for failure to act in good faith, (iii) for intentional misconduct or knowing violation of law, (iv) for willful or negligent violations of certain provisions in the DGCL imposing certain requirements with respect to stock repurchases, redemptions and dividends, or (v) for any transactions from which the director derived an improper personal benefit. As permitted by the DGCL, the Certificates of Incorporation of SFMI, SCHI and SHI eliminate a director’s personal liability for monetary damages to the respective corporations and their stockholders except for liability for any breach of the director’s duty of loyalty, for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, arising under Section 174 of the DGCL, or for any transaction from which the director derived an improper personal benefit.

SCI Services, Inc. and Saxon Mortgage, Inc., Virginia corporations

The Virginia Stock Corporation Act (the “VSCA”) permits, and the Articles of Incorporation of SCISI and SMI require, indemnification of SCISI’s and SMI’s directors and officers in a variety of circumstances, which may include indemnification for liabilities under the Securities Act of 1933, as amended (the “Securities Act”). Under Sections 13.1-697 and 13.1-702 of the VSCA, a Virginia corporation generally is authorized to indemnify its directors and officers in civil or criminal actions if they acted in good faith and believed their conduct to be in the best interests of the corporation and, in the case of criminal actions, had no reasonable cause to believe that the conduct was unlawful. The Articles of Incorporation of SCISI and SMI require indemnification of directors and officers with respect to certain liabilities, expenses and other amounts imposed upon them by reason of having been a director or officer, except in the case of willful misconduct or a knowing violation of criminal law. Sections 13.1-698 and 13.1-702 of the VSCA provide that, unless limited by its articles of incorporation, a Virginia corporation shall indemnify a director or officer who entirely prevails in the defense of any proceeding to which he was a party because he is or was a director of the corporation against reasonable expenses incurred by him in connection with the proceeding. The Articles of Incorporation of SCISI and SMI do not limit this legally mandated indemnification. Under Sections 13.1-699 and 13.1-702 of the VSCA, a Virginia corporation may pay for or reimburse the reasonable expenses incurred by a director or officer who is a party to a proceeding in advance of the final disposition of the proceeding if (i) the director or officer furnishes the corporation a written statement of his good faith belief that he has met the standard of conduct described in Section 13.1-697 and (ii) the director or officer furnishes to the corporation a written undertaking to repay any funds advanced if it is later determined that he is not entitled to indemnification. Such payment must be authorized by the board of directors or the shareholders. The Articles of Incorporation of SCISI require the advance or reimbursement of expenses incurred by directors or officers upon receipt of an undertaking to repay such expenses if it is ultimately determined that the applicant is not entitled to indemnification. The payment must be authorized in accordance with the VSCA. The Articles of Incorporation of SMI require the advance or reimbursement of reasonable expenses upon submission of (i) a statement of the applicant’s good faith belief that he has met the standard of conduct described in Section 13.1-697 and (ii) a written undertaking to repay any funds advanced if it is later determined that the applicant is not entitled to indemnification. The payment must be authorized by the board of directors, the shareholders, or by special legal counsel selected by the board of directors. Section 13.1-692.1 of the Virginia Stock Corporation Act presently permits the elimination of liability of directors and officers in any proceeding brought by or in the right of the registrant or brought by or on behalf of shareholders of the registrant, except for liability resulting from such person’s having engaged in willful misconduct or a knowing violation of the criminal law or any federal or state securities law, including, without limitation, any unlawful insider trading or manipulation of the market for any security. The Articles of Incorporation of SCISI provide that, to the full extent permitted by the VSCA, as it now exists or is hereafter amended, the liability to SCISI or its shareholders of an officer or director for monetary damages arising out of a single transaction, occurrence or course of conduct shall be limited to one dollar. As permitted by the VSCA, the Articles of Incorporation of SMI eliminate the liability of directors or officers to SMI or its shareholders, except when liability results from willful misconduct or a knowing violation of the criminal law or any federal or state securities law. Sections 13.1-692.1 and 13.1-696 to -704 of the VSCA are hereby incorporated by reference herein.

Saxon Mortgage Services, Inc., a Texas corporation

Article 2.02-1 of the Texas Business Corporation Act (the “TBCA”) permits, and in some cases requires, corporations to indemnify any director or officer who was, is or is threatened to be made, a named defendant or respondent in a proceeding because he is or was a director or officer. Article 2.02-1 provides that a corporation may indemnify a director or officer if he (i) conducted himself in good faith, (ii) reasonably believed (a) in the case of conduct in his official capacity, that his conduct was in the corporation’s best interests or (b) in all other cases, that his conduct was at least not opposed to the corporation’s best interests and (iii) in the case of any criminal proceeding, had no reasonable cause to believe his conduct was unlawful. Subject to certain exceptions, a director or officer may not be indemnified if the person is found liable to the corporation or if the person is found liable on the basis that he improperly received a personal benefit. Under Article 2.02-1, reasonable expenses incurred by a director or officer may be paid or reimbursed by the corporation in advance of a final disposition of the proceeding after the corporation receives a written affirmation by the director or officer of his good faith belief that he has met the standard of conduct necessary for indemnification and a written undertaking by or on behalf of the director or officer to repay the amount if it is ultimately determined that the director or officer is not entitled to indemnification by the corporation. The TBCA requires a corporation to indemnify an officer or director against reasonable expenses incurred in connection with a proceeding in which he is named a defendant or respondent because he is or was a director or officer if he is wholly successful in defense of the proceeding. Neither the Articles of Incorporation nor the Amended and Restated Bylaws of SMSI restrict or expand the indemnification provisions set forth in the TBCA.

We have obtained a policy of insurance under which our directors and officers will be insured, subject to the limits of the policy, against certain losses arising from claims made against such directors and officers because of any acts or omissions covered under such policy in their respective capacities as directors or officers, including certain liabilities under the Securities Act. We have been advised that, in the opinion of the Securities and Exchange Commission, indemnifying our directors, officers, and controlling persons for liabilities arising under the Securities Act pursuant to our charter and bylaws, or otherwise, is against public policy as expressed in the Act and is, therefore, unenforceable.

For the undertaking with respect to indemnification, see Item 22 in this Registration Statement.

Item 21. Exhibits and Financial Statement Schedules

(a) Exhibits

See the Exhibit Index attached to this registration statement and incorporated herein by reference.

(b) Financial Statement Schedules

None.

Item 22. Undertakings

The undersigned registrant hereby undertakes:

(1) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of the securities at that time shall be deemed to be the initial bona fide offering thereof.

(2) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities and Exchange Act and will be governed by the final adjudication of such issue.

(3) To respond to requests for information that is incorporated by reference into the prospectus pursuant to Item 4, 10(b), 11 or 13 of this Form, within one business day of the receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

(4) To supply by means of post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Richmond, Commonwealth of Virginia, on August 3, 2006.

SAXON CAPITAL, INC.

/s/ MICHAEL L. SAWYER
Name:	Michael L. Sawyer
Title:	Chief Executive Officer

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints each and either of Michael L. Sawyer and Robert B. Eastep as his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for such person and in his or her name, place and stead, in any and all capacities, to sign any or all further amendments (including post-effective amendments) to this registration statement (and any additional registration statement related hereto permitted by Rule 462(b) promulgated under the Securities Act of 1933 (and all further amendments, including post-effective amendments, thereto)), and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in- fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated below.

Signature	Title	Date

/s/ RICHARD A. KRAEMER Richard A. Kraemer	Chairman of the Board of Directors	August 3, 2006

/s/ MICHAEL L. SAWYER Michael L. Sawyer	Chief Executive Officer and Director (principal executive officer)	August 3, 2006

/s/ LOUIS C. FORNETTI Louis C. Fornetti	Director	August 3, 2006

/s/ ANASTASIA D. KELLY Anastasia D. Kelly	Director	August 3, 2006

/s/ THOMAS J. WAGEMAN Thomas J. Wageman	Director	August 3, 2006

/s/ DAVID D. WESSELINK David D. Wesselink	Director	August 3, 2006

/s/ ROBERT B. EASTEP Robert B. Eastep	Chief Financial Officer (principal financial and accounting officer)	August 3, 2006

SIGNATURES

Pursuant to the requirements of the Securities Act, each of the undersigned registrants has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Richmond, Commonwealth of Virginia, on August 3, 2006.

SAXON FUNDING MANAGEMENT, INC. SAXON CAPITAL HOLDINGS, INC. SCI SERVICES, INC. SAXON MORTGAGE SERVICES, INC. SAXON MORTGAGE, INC. SAXON HOLDING, INC.

/s/ MICHAEL L. SAWYER
By:	Michael L. Sawyer
Title:	Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date

/s/ MICHAEL L. SAWYER Michael L. Sawyer	Director and Chief Executive Officer (Principal executive officer)	August 3, 2006

/s/ ROBERT B. EASTEP Robert B. Eastep	Director and Chief Financial Officer (Principal financial and accounting officer)	August 3, 2006

EXHIBIT INDEX

Exhibit No.		Description

3.1	(a)	Amended and Restated Certificate of Incorporation of Saxon Capital, Inc. (incorporated by reference to Exhibit 3.1 to our Annual Report on Form 10-K (SEC File No. 001-32447) filed with the Securities and Exchange Commission on March 16, 2005).

3.1	(b)	Amended and Restated Bylaws of Saxon Capital, Inc. (incorporated by reference to Exhibit 3.1 to our Current Report on Form 8-K (SEC File No. 001-32447) filed with the Securities and Exchange Commission on March 4, 2005).

3.2	(a)	Certificate of Incorporation of Saxon Capital Holdings, Inc.*

3.2	(b)	Bylaws of Saxon Capital Holdings, Inc.*

3.3	(a)	Certificate of Incorporation of Saxon Funding Management, Inc.*

3.3	(b)	Bylaws of Saxon Funding Management, Inc.*

3.4	(a)	Certificate of Incorporation of Saxon Holding, Inc.*

3.4	(b)	Bylaws of Saxon Holding, Inc.*

3.5	(a)	Amended Articles of Incorporation of Saxon Mortgage Services, Inc.*

3.5	(b)	Amended and Restated Bylaws of Saxon Mortgage Services, Inc.*

3.6	(a)	Amended Articles of Incorporation of SCI Services, Inc.*

3.6	(b)	Amended and Restated Bylaws of SCI Services, Inc.*

3.7	(a)	Amended Articles of Incorporation of Saxon Mortgage, Inc.*

3.7	(b)	Amended and Restated Bylaws of Saxon Mortgage, Inc.*

4.1		Form of Common Stock Certificate of Saxon Capital, Inc. (incorporated by reference to Exhibit 4.1 to Amendment No. 3 to our Registration Statement on Form S-4 (SEC File No. 333-112834) filed with the Securities and Exchange Commission on June 18, 2004).

4.2		Certain instruments defining the rights of the holders of long-term debt of the Company and certain of its subsidiaries, none of which authorize a total amount of indebtedness in excess of 10% of the total assets of the Company and its subsidiaries on a consolidated basis, have not been filed as Exhibits. The Company hereby agrees to furnish a copy of any of these agreements to the Securities and Exchange Commission upon request.

4.3		Indenture, dated as of May 4, 2006, among Saxon Capital, Inc., as issuer, Saxon Capital Holdings, Inc., SCI Services, Inc., Saxon Mortgage, Inc., Saxon Mortgage Services, Inc., Saxon Holding, Inc., and Saxon Funding Management, Inc., as guarantors, and Deutsche Bank Trust Company Americas, as trustee (incorporated by reference to Exhibit 4.1 to Saxon Capital’s report on Form 8-K (SEC File No. 001-32447) filed with the Securities and Exchange Commission May 5, 2006).

4.4		Registration Rights Agreement, dated as of May 4, 2006, among Saxon Capital, Inc., Saxon Capital Holdings, Inc., SCI Services, Inc., Saxon Mortgage, Inc., Saxon Mortgage Services, Inc., Saxon Holding, Inc., and Saxon Funding Management, Inc., and J.P. Morgan Securities, Inc. (incorporated by reference to Exhibit 4.2 to Saxon Capital’s report on Form 8-K (SEC File No. 001-32447) filed with the Securities and Exchange Commission May 5, 2006).

5.1		Opinion of Gibson, Dunn & Crutcher LLP.*

5.2		Opinion of Richard D. Shepherd, General Counsel of Saxon Capital, Inc.*

5.3		Opinion of Ballard, Spahr, Andrews & Ingersoll, LLP.*

Exhibit No.	Description
10.1	Form of Saxon Capital, Inc. 2001 Stock Incentive Plan (incorporated by reference to Exhibit 10.1 to Old Saxon’s Registration Statement on Form S-1 (SEC File No. 333-71052), as amended, declared effective by the Securities and Exchange Commission on January 15, 2002. Old Saxon is Saxon Capital, Inc., a Delaware corporation that is our predecessor).

10.2	Form of Amended and Restated Employment Agreement of Michael L. Sawyer, dated September 13, 2004 (incorporated by reference to Exhibit 10.1 to our Current Report on Form 8-K (SEC File No. 000-50945) filed with the Securities and Exchange Commission on September 30, 2004).

10.3	Residual Assignment and Services Agreement, by and among Saxon Acquisition Corp., SCI Services, Inc., Saxon Mortgage, Inc., Meritech Mortgage Services, Inc., and Dominion Capital, Inc. dated June 7, 2001 (incorporated by reference to Exhibit 10.9 to Old Saxon’s Registration Statement on Form S-1 (SEC File No. 333-71052), as amended, declared effective by the Securities and Exchange Commission on January 15, 2002).

10.4	Registration Rights Agreement by and between Saxon Capital Acquisition Corp. and Friedman, Billings, Ramsey & Co., Inc. dated July 6, 2001 (incorporated by reference to Exhibit 10.10 to Old Saxon’s Registration Statement on Form S-1 (SEC File No. 333-71052), as amended, declared effective by the Securities and Exchange Commission on January 15, 2002).

10.5	FBR Warrant Agreement by and between Saxon Capital Acquisition Corp. and Friedman, Billings, Ramsey & Co., Inc. dated July 6, 2001 (incorporated by reference to Exhibit 10.11 to Old Saxon’s Registration Statement on Form S-1 (SEC File No. 333-71052), as amended, declared effective by the Securities and Exchange Commission on January 15, 2002).

10.6	Deed of Lease between Innslake, L.P. and Resource Mortgage Capital, Inc., dated September 15, 1994, as amended (incorporated by reference to Exhibit 10.19 to Old Saxon’s Registration Statement on Form S-1 (SEC File No. 333-71052), as amended, declared effective by the Securities and Exchange Commission on January 15, 2002).

10.7	Lease Agreement by and between Reliance Insurance Company and Meritech Mortgage Services, Inc. dated August 15, 1996, as amended (incorporated by reference to Exhibit 10.20 to Old Saxon’s Registration Statement on Form S-1 (SEC File No. 333-71052), as amended, declared effective by the Securities and Exchange Commission on January 15, 2002).

10.8	Form of Saxon Capital, Inc. 2004 Employee Stock Purchase Plan, approved September 13, 2004 (incorporated herein by reference to Annex C to Amendment No. 3 to our registration statement on Form S-4 (SEC File No. 333-112834) filed with the Securities and Exchange Commission on June 18, 2004).

10.9	Pooling and Servicing Agreement, dated as of September 1, 2001, among Saxon Asset Securities Company, as depositor, Saxon Mortgage, Inc., as master servicer, Meritech Mortgage Services, Inc., as servicer, and Bankers Trust Company, as trustee (incorporated by reference to Exhibit 4.1 to Amendment Number 1 to Saxon Asset Securities Company’s Registration Statement on Form S-3 (SEC File No. 333-67170) dated September 26, 2001).

10.10	Pooling and Servicing Agreement, dated as of March 1, 2002, among Saxon Asset Services Company, as depositor, Saxon Mortgage, Inc., as master servicer, Meritech Mortgage Services, Inc., as servicer, and Bankers Trust Company, as trustee (incorporated by reference to Exhibit 4.1 to Saxon Asset Securities Company’s (Saxon Asset Securities Trust 2002-1) Current Report on Form 8-K (SEC File No. 333-67170-02) filed March 29, 2002).

10.11	Form of Amended and Restated Employment Agreement of Bradley D. Adams, dated September 13, 2004 (incorporated by reference to Exhibit 10.3 to our Current Report on Form 8-K (SEC File No. 000-50945) filed with the Securities and Exchange Commission on September 30, 2004).

Exhibit No.	Description
10.12	Pooling and Servicing Agreement, dated as of July 1, 2002, among Saxon Asset Services Company, as depositor, Saxon Mortgage, Inc., as master servicer, Saxon Mortgage Services, Inc., as servicer, and Deutsche Bank Trust Company Americas, as trustee (incorporated by reference to Exhibit 4.1 to Saxon Asset Securities Company’s Current Report on Form 8-K/A (SEC File No. 333-67170) dated July 10, 2002).

10.13	Pooling and Servicing Agreement, dated as of November 1, 2002, among Saxon Asset Securities Company, as depositor, Saxon Mortgage, Inc., as master servicer, Saxon Mortgage Services, Inc., as servicer, and Deutsche Bank Trust Company Americas, as trustee (incorporated by reference to Exhibit 4.1 to Saxon Asset Securities Company’s Current Report on Form 8-K (SEC File No. 333-67170) dated November 8, 2002).

10.14	Form of Amended and Restated Employment Agreement of Robert B. Eastep, dated September 13, 2004 (incorporated by reference to Exhibit 10.2 to our Current Report on Form 8-K (SEC File No. 000-50945) filed with the Securities and Exchange Commission on September 30, 2004).

10.15	Pooling and Servicing Agreement, dated as of March 1, 2003, among Saxon Asset Securities Company, as depositor, Saxon Mortgage, Inc., as master servicer, Saxon Mortgage Services, Inc., as servicer, and Deutsche Bank Trust Company Americas, as trustee (incorporated by reference to Exhibit 4.1 to Saxon Asset Securities Company’s Current Report on Form 8-K (SEC File No. 333-67170) dated March 6, 2003).

10.16	Pooling and Servicing Agreement, dated as of May 1, 2003, among Saxon Asset Securities Company, as depositor, Saxon Mortgage, Inc., as master servicer, Saxon Mortgage Services, Inc., as servicer, and Deutsche Bank Trust Company Americas, as trustee (incorporated by reference to Exhibit 4.1 to Saxon Asset Securities Company’s Current Report on Form 8-K (SEC File No. 333-103240) dated May 29, 2003).

10.17	Pooling and Servicing Agreement, dated as of September 1, 2003, among Saxon Asset Securities Company, as depositor, Saxon Mortgage, Inc., as master servicer, Saxon Mortgage Services, Inc., as servicer, and Deutsche Bank Trust Company Americas, as trustee (incorporated by reference to Exhibit 4.1 to Saxon Asset Securities Company’s (Saxon Asset Securities Trust 2003-3) Current Report on Form 8-K (SEC File No. 333-103240-02) filed September 30, 2003).

10.18	Sale and Servicing Agreement, dated as of February 1, 2004, among Saxon Asset Securities Trust 2004-1, as issuer, Saxon Asset Securities Company, as depositor, Saxon Mortgage, Inc., as master servicer, Saxon Mortgage Services, Inc., as servicer and Deutsche Bank Trust Company Americas, as trustee (incorporated by reference to Exhibit 4.4 to Saxon Asset Securities Company’s Current Report on Form 8-K (SEC File No. 333-111832) dated February 19, 2004).

10.19	Sale and Servicing Agreement, dated as of July 1, 2004, among Saxon Asset Securities Trust 2004-2, as issuer, Saxon Asset Securities Company, as depositor, Saxon Mortgage, Inc., as master servicer, Saxon Mortgage Services, Inc., as servicer and Deutsche Bank Trust Company Americas, as trustee (incorporated by reference to Exhibit 4.3 to Saxon Asset Securities Company’s Current Report on Form 8-K (SEC File No. 333-111832) dated July 27, 2004).

10.20	Sale and Servicing Agreement, dated as of October 1, 2004, among Saxon Asset Securities Trust 2004-3, as issuer, Saxon Asset Securities Company, as depositor, Saxon Funding Management, Inc., as master servicer, Saxon Mortgage Services, Inc., as servicer and Deutsche Bank Trust Company Americas, as trustee (incorporated by reference to Exhibit 4.4 to Saxon Asset Securities Company’s Current Report on Form 8-K (SEC File No. 333-111832) dated October 27, 2004).

10.21	Sale and Servicing Agreement, dated as of January 1, 2005, among Saxon Asset Securities Trust 2005-1, as issuer, Saxon Asset Securities Company, as depositor, Saxon Funding Management, Inc., as master servicer, Saxon Mortgage Services, Inc., as servicer and Deutsche Bank Trust Company Americas, as trustee (incorporated by reference to Exhibit 4.4 to Saxon Asset Securities Company’s Current Report on Form 8-K (SEC File No. 333-111832) dated January 25, 2005).

Exhibit No.	Description
10.22	Form of Notice of Restricted Stock Unit Grant for Employees and Restricted Stock Unit Agreement under 2001 Stock Incentive Plan (incorporated by reference to Exhibit 9.1 to our Current Report on Form 8-K (SEC File No. 000-50945) filed with the Securities and Exchange Commission on January 31, 2005).

10.23	Restricted Stock Unit Agreement of James V. Smith dated January 27, 2005 (incorporated by reference to Exhibit 9.2 to our Current Report on Form 8-K (SEC File No. 000-50945) filed with the Securities and Exchange Commission on January 31, 2005).

10.24	Restricted Stock Unit Agreement of Jeffrey A. Haar dated January 27, 2005 (incorporated by reference to Exhibit 9.3 to our Current Report on Form 8-K (SEC File No. 000-50945) filed with the Securities and Exchange Commission on January 31, 2005).

10.25	Form of Notice of Restricted Stock Unit Grant for Employees with Employment Agreement and Restricted Stock Unit Agreement under 2001 Stock Incentive Plan. (incorporated by reference to Exhibit 9.4 to our Current Report on Form 8-K (SEC File No. 000-50945) filed with the Securities and Exchange Commission on January 31, 2005).

10.26	Restricted Stock Unit Agreement of Michael L. Sawyer dated January 27, 2005 (incorporated by reference to Exhibit 9.5 to our Current Report on Form 8-K (SEC File No. 000-50945) filed with the Securities and Exchange Commission on January 31, 2005).

10.27	Restricted Stock Unit Agreement of Robert B. Eastep dated January 27, 2005 (incorporated by reference to Exhibit 9.6 to our Current Report on Form 8-K (SEC File No. 000-50945) filed with the Securities and Exchange Commission on January 31, 2005).

10.28	Restricted Stock Unit Agreement of Bradley D. Adams dated January 27, 2005 (incorporated by reference to Exhibit 9.7 to our Current Report on Form 8-K (SEC File No. 000-50945) filed with the Securities and Exchange Commission on January 31, 2005).

10.29	Form of Notice of Restricted Stock Unit Grant for Non-Employee Directors and Restricted Stock Unit Agreement under 2001 Stock Incentive Plan (incorporated by reference to Exhibit 9.8 to our Current Report on Form 8-K (SEC File No. 000-50945) filed with the Securities and Exchange Commission on January 31, 2005).

10.30	Restricted Stock Unit Agreement of Richard A. Kraemer dated January 27, 2005 (incorporated by reference to Exhibit 9.9 to our Current Report on Form 8-K (SEC File No. 000-50945) filed with the Securities and Exchange Commission on January 31, 2005).

10.31	Restricted Stock Unit Agreement of David D. Wesselink dated January 27, 2005 (incorporated by reference to Exhibit 9.10 to our Current Report on Form 8-K (SEC File No. 000-50945) filed with the Securities and Exchange Commission on January 31, 2005).

10.32	Restricted Stock Unit Agreement of Thomas J. Wageman dated January 27, 2005 (incorporated by reference to Exhibit 9.11 to our Current Report on Form 8-K (SEC File No. 000-50945) filed with the Securities and Exchange Commission on January 31, 2005).

10.33	Form of Employment Agreement of David L. Dill, dated March 2, 2005 (incorporated by reference to Exhibit 10.34 to our Annual Report on Form 10-K (SEC File No. 001-32447) filed with the Securities and Exchange Commission on March 16, 2005).

10.34	Form of Employment Agreement of James V. Smith, dated March 2, 2005 (incorporated by reference to Exhibit 10.35 to our Annual Report on Form 10-K (SEC File No. 001-32447) filed with the Securities and Exchange Commission on March 16, 2005).

10.35	Lease Agreement by and between Highwoods Realty Limited Partnership and SCI Services, Inc. dated May 10, 2004, as amended (incorporated by reference to Exhibit 10.36 to our Annual Report on Form 10-K (SEC File No. 001-32447) filed with the Securities and Exchange Commission on March 16, 2005).

Exhibit No.	Description
10.36	Sale and Servicing Agreement, dated as of May 1, 2005, among Saxon Asset Securities Trust 2005-2, as issuer, Saxon Asset Securities Company, as depositor, Saxon Funding Management, Inc., as master servicer, Saxon Mortgage Services, Inc., as servicer, and Deutsche Bank Trust Company Americas, as trustee (incorporated by reference to Exhibit 99.1 to Saxon Asset Securities Company’s (Saxon Asset Securities Trust 2005-3) Current Report on Form 8-K (SEC File No. 333-111832-05) filed June 21, 2005).

10.37	Sale and Servicing Agreement, dated as of September 1, 2005, among Saxon Asset Securities Trust 2005-3, as issuer, Saxon Asset Securities Company, as depositor, Saxon Funding Management, Inc., as master servicer, Saxon Mortgage Services, Inc., as servicer, and Deutsche Bank Trust Company Americas, as trustee (incorporated by reference to Exhibit 99.1 to Saxon Asset Securities Company’s (Saxon Asset Securities Trust 2005-3) Current Report on Form 8-K (SEC File No. 333-111832-06) filed October 13, 2005).

10.38	Pooling and Servicing Agreement, dated as of December 1, 2005, among Saxon Asset Securities Company, as depositor, Saxon Mortgage, Inc., as master servicer, Saxon Mortgage Services, Inc., as servicer, and Deutsche Bank Trust Company Americas, as trustee (incorporated by reference to Exhibit 99.1 to Saxon Asset Securities Company’s Current Report on Form 8-K (SEC File No. 333-111832-08) dated December 21, 2005).

10.39	Sale and Servicing Agreement, dated as of April 1, 2006, among Saxon Asset Securities Trust 2006-1, as issuer, Deutsche Bank Trust Company Americas, as indenture trustee, Saxon Asset Securities Company, as depositor, Saxon Funding Management, Inc., as master servicer and Saxon Mortgage Services, Inc., as servicer (incorporated by reference to Exhibit 99.1 to our Current Report on Form 8-K (SEC File No. 001-32447) filed with the Securities and Exchange Commission on May 8, 2006).

12.1	Statement of Computation of Ratio of Earnings to Fixed Charges.*

23.1	Consent of Independent Registered Public Accounting Firm.*

23.2	Consent of Gibson, Dunn & Crutcher LLP (included in Exhibit 5.1).

23.3	Consent of Richard D. Shepherd (included in Exhibit 5.2).

23.4	Consent of Ballard, Spahr, Andrews & Ingersoll, LLP (included in Exhibit 5.3).

24.1	Power of Attorney (included on signature page).

25.1	Statement of Eligibility of Trustee, Deutsche Bank Trust Company Americas, on Form T-1.*

99.1	Form of Letter of Transmittal.*

99.2	Substitute Form W-9 and Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9.*

99.3	Form of Notice of Guaranteed Delivery.*

99.4	Form of Letter to Registered Holders and DTC Participants.*

99.5	Form of Letter to Clients for Use by Registered Holders and DTC Participants.*

*	Filed herewith.